PROSPECTUS SUPPLEMENT                                                   [LOGO OF
(TO PROSPECTUS DATED JANUARY 22, 1998)                                   NORWEST
                                                                         APPEARS
                           $470,214,000 (APPROXIMATE)                     HERE]

                      NORWEST ASSET SECURITIES CORPORATION
                                   ("NASCOR")
                                     SELLER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-4
      PRINCIPAL AND INTEREST PAYABLE MONTHLY, COMMENCING IN FEBRUARY 1998

                                 -------------

  The Series 1998-4 Mortgage Pass-Through Certificates (the "Series 1998-4 Cer-tificates") will consist of two groups of certificates (the "Group 1 Certifi-cates" and the "Group 2 Certificates," respectively, and each, a "Group"). The Group 1 Certificates will consist of one class of senior certificates (the "Class 1-A Certificates") and two classes of subordinated certificates (the "Class 1-M Certificates" and the "Class 1-B Certificates," respectively, and together, the "Group 1 Subordinated Certificates"). The Group 2 Certificates will consist of one class of senior certificates (the "Class 2-A Certificates") and two classes of subordinated certificates (the "Class 2-M Certificates"
                                                        (Continued on next page)

                                 -------------

   THESE SECURITIES DO NOT REPRESENT  INTERESTS IN OR OBLIGATIONS OF NORWEST
       ASSET SECURITIES  CORPORATION OR  ANY AFFILIATE  THEREOF. NEITHER
          THESE SECURITIES NOR THE  UNDERLYING MORTGAGE LOANS WILL BE
              INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR
                 INSTRUMENTALITY.

                                 -------------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE  SECURITIES COMMISSION NOR HAS THE SECU-
    RITIES  AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION
      PASSED UPON THE ACCURACY OR  ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
        OR THE  PROSPECTUS.  ANY REPRESENTATION  TO THE  CONTRARY  IS A
         CRIMINAL OFFENSE.

                                 -------------

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--------------------------------------------------------------------------------

  Subclass or    Initial Subclass or
     Class         Class Principal   Pass-Through
  Designation        Balance(1)          Rate
-------------------------------------------------
Class 1-A-1.....     $25,000,000        6.600%
Class 1-A-2.....     $38,756,000        6.350%
Class 1-A-3.....     $ 4,524,000        6.500%
Class 1-A-4.....             (2)        7.000%
Class 1-A-5.....     $48,075,000        7.000%
Class 1-A-6.....     $23,834,000        6.750%
Class 1-A-7.....     $ 4,343,000        9.000%
Class 1-A-8.....     $13,645,000        6.800%
Class 1-A-9.....     $ 7,512,000        7.000%
Class 1-A-10....     $ 3,876,000        7.000%
Class 1-A-11....     $   332,000        7.000%
Class 1-A-12....     $22,000,000        7.000%
Class 1-A-R.....     $       100        7.000%

  Subclass or    Initial Subclass or
     Class         Class Principal   Pass-Through
  Designation        Balance(1)          Rate
Class 1-A-LR....    $        100        7.000%
Class 1-M.......    $  2,501,000        7.000%
Class 1-B-1.....    $  2,700,000        7.000%
Class 1-B-2.....    $  1,100,800        7.000%
Class 2-A-1.....    $101,161,000        6.520%
Class 2-A-2.....    $ 18,613,000        8.000%
Class 2-A-3.....    $ 75,000,000        6.750%
Class 2-A-4.....    $ 24,377,000        6.750%
Class 2-A-5.....    $ 14,300,000        6.750%
Class 2-A-6.....    $ 29,919,000        6.750%
Class 2-M.......    $  3,431,000        6.750%
Class 2-B-1.....    $  3,842,000        6.750%
Class 2-B-2.....    $  1,372,000        6.750%

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Approximate. The initial Subclass or Class Principal Balances are subject to adjustment as described herein.
(2) The Class 1-A-4 Certificates are interest-only certificates, have no principal balance and will bear interest on the Class 1-A-4 Notional Amount (initially approximately $5,350,485) as described herein under "Description of the Certificates--Interest."

                                 -------------

  PROSPECTIVE INVESTORS IN THE OFFERED CERTIFICATES SHOULD CONSIDER THE FACTORS DISCUSSED UNDER "RISK FACTORS" IN THIS PROSPECTUS SUPPLEMENT BEGINNING ON PAGE S-34 AND IN THE PROSPECTUS BEGINNING ON PAGE 12.

                                 -------------

  The Offered Class A Certificates will be purchased from the Seller by Lehman Brothers Inc. ("Lehman"). The Class M and Offered Class B Certificates will be purchased from the Seller by Salomon Brothers Inc ("Salomon," and together with Lehman, the "Underwriters"). The Offered Certificates purchased by each Under-writer will be offered by such Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Seller are expected to be approximately 99.78% and 99.51% of the aggregate initial principal balance of the Offered Class A Certificates which are Group 1 Certificates and Group 2 Certificates, respec-tively, approximately 101.73% and 99.99% of the aggregate initial principal balance of the Class 1-M Certificates and Class 2-M Certificates, respectively, approximately 100.99% and 99.26% of the aggregate initial principal balance of the Class 1-B-1 Certificates and Class 2-B-1 Certificates, respectively, and approximately 99.18% and 97.47% of the aggregate initial principal balance of the Class 1-B-2 Certificates and Class 2-B-2 Certificates, respectively, plus, in each case, accrued interest thereon, from January 1, 1998 to (but not in-cluding) January 28, 1998, before deducting expenses payable by the Seller es-timated to be $545,000. The price to be paid to the Seller by Lehman for the Offered Class A Certificates of each Group has not been allocated among such Subclasses. See "Underwriting" herein.

  The Offered Certificates purchased by each Underwriter are offered by such Underwriter, subject to prior sale, when, as and if delivered to and accepted by such Underwriter and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer without notice and to reject any order in whole or in part. It is expected that the Offered Cer-tificates will be available for delivery through the facilities of The Deposi-tory Trust Company or, in the case of the Class 1-A-4, Class 1-A-R and Class 1-A-LR Certificates, at the offices of Lehman Brothers Inc., New York, New York, and in the case of the Class M and Offered Class B Certificates, at the offices of Salomon Brothers Inc, New York, New York, in each case, on or about January 28, 1998.

                                 -------------

          LEHMAN BROTHERS                   SALOMON SMITH BARNEY
JANUARY 23, 1998

(Continued from previous page)
and the "Class 2-B Certificates," respectively, and together, the "Group 2 Sub-ordinated Certificates"). The Class A Certificates of each Group are entitled to a certain priority, relative to the Class M and Class B Certificates of such Group, in right of distributions on the Mortgage Loans in the applicable Pool. As between the Class M Certificates and the Class B Certificates of each Group, the Class M Certificates are entitled to a certain priority in right of distri-butions on the Mortgage Loans in the applicable Pool. The Class 1-A Certifi-cates will consist of fifteen subclasses designated as the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-PO, Class 1-A-R and Class 1-A-LR Certificates. The Class 1-M Certificates will not be divided into subclasses. The Class 1-B Certificates will consist of five subclasses designated as the Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4 and Class 1-B-5 Certificates. The Class 2-A Certificates will consist of seven subclasses designated as the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6 and Class 2-A-PO Certificates. The Class 2-M Cer-tificates will not be divided into subclasses. The Class 2-B Certificates will consist of five subclasses designated as the Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4 and Class 2-B-5 Certificates. The Class 1-A Certificates and the Class 2-A Certificates are sometimes referred to herein as the "Class A Certificates," the Class 1-M Certificates and the Class 2-M Certificates are sometimes referred to herein as the "Class M Certificates" and the Class 1-B Certificates and the Class 2-B Certificates are sometimes referred to herein as the "Class B Certificates." The Class 1-A-PO and Class 2-A-PO Certificates are sometimes referred to herein as the "Class A-PO Certificates," the Class 1-B-1 and the Class 2-B-1 Certificates are sometimes referred to herein as the "Class B-1 Certificates," the Class 1-B-2 and Class 2-B-2 Certificates are sometimes referred to herein as the "Class B-2 Certificates," the Class 1-B-3 and Class 2-B-3 Certificates are sometimes referred to herein as the "Class B-3 Certifi-cates," the Class 1-B-4 and Class 2-B-4 Certificates are sometimes referred to herein as the "Class B-4 Certificates" and the Class 1-B-5 and Class 2-B-5 Cer-tificates are sometimes referred to herein as the "Class B-5 Certificates." Each subclass of Class A and Class B Certificates is referred to herein as a "Subclass." The Class A Certificates, other than the Class A-PO Certificates, the Class M Certificates and the Class B-1 and Class B-2 Certificates are the only Series 1998-4 Certificates being offered hereby and are referred to herein collectively as the "Offered Certificates." The Class A Certificates (other than the Class A-PO Certificates) are referred to herein collectively as the "Offered Class A Certificates." The Class B-1 and Class B-2 Certificates are referred to herein collectively as the "Offered Class B Certificates."

  The Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates are planned amorti-zation certificates and are referred to collectively herein as the "PAC Certificates."The Class 1-A-5, Class 1-A-6 and Class 1-A-8 Certificates are scheduled certificates and are referred to collectively herein as the "Sched-uled Certificates." The Class 1-A-10 and Class 1-A-11 Certificates are referred to herein collectively as the "Companion Certificates." For purposes of the distribution of principal, the Class 1-A-7 Certificates are deemed to consist of two components and for purposes of the distribution of principal and inter-est, the Class 1-A-9 and Class 1-A-10 Certificates are each deemed to consist of three components. The components (the "Components") are described herein un-der "Summary Information -- Description of Certificates."

  The credit enhancement for the Series 1998-4 Certificates is provided through the use of a "shifting interest" type subordination, which has the effect of allocating all or a disproportionate amount of principal prepayments and other unscheduled receipts of principal on the Mortgage Loans in a Pool to the Class A Certificates of the related Group (other than the Class 1-A-PO or Class 2-A-PO Certificates, as the case may be) in the aggregate for at least nine years beginning on the first Distribution Date. See "Summary Information -- Distribu-tions of Principal and Interest --Principal Distributions," "-- Credit Enhance-ment" and "-- Effects of Prepayments on Investment Expectations," "Description of the Certificates" and "Prepayment and Yield Considerations" herein.

  The Series 1998-4 Certificates will evidence in the aggregate the entire ben-eficial ownership interest in a trust fund (the "Trust Estate") established by Norwest Asset Securities Corporation (the "Seller" or "NASCOR") and consisting of two pools (each a "Pool") of fixed interest rate, conventional, monthly pay, fully amortizing, one- to four-family, residential first mortgage loans having original terms to stated maturity of approximately 20 years to approximately 30 years (the "Pool 1 Mortgage Loans" and the "Pool 2 Mortgage Loans," respective-ly), other than the Fixed Retained Yield described herein, together with cer-tain related property. The Pool 1 Mortgage Loans and the Pool 2 Mortgage Loans are sometimes referred to herein as the "Mortgage Loans." Certain of the Mort-gage Loans may be secured primarily by shares issued by cooperative housing corporations. The servicing of the Mortgage Loans will be performed by various servicers identified herein (each, a "Servicer"), including Norwest Mortgage, Inc. ("Norwest Mortgage"), an affiliate of both the Seller and Norwest Bank Minnesota, National Association ("Norwest Bank") and will be supervised by Norwest Bank (in such capacity, the "Master Servicer"). The Mortgage Loans will be acquired by the Seller on the date of issuance of the Series 1998-4 Certifi-cates from Norwest Mortgage, and will have been originated by Norwest Mortgage or acquired by Norwest Mortgage from various other entities (each such other entity, a "Norwest Mortgage Correspondent"). The Mortgage Loans not originated by Norwest Mortgage were originated by the Norwest Mortgage Correspondents or acquired by the Norwest Mortgage Correspondents pursuant to mortgage loan pur-chase programs operated by such Norwest Mortgage Correspondents. See "Descrip-tion of the Mortgage Loans" herein.

(Continued from previous page)

  The Class 1-A Certificates will initially evidence in the aggregate an ap-proximate 96.00% undivided interest in the principal balance of the Pool 1 Mortgage Loans. The Class 1-M Certificates will initially evidence in the ag-gregate an approximate 1.25% undivided interest in the principal balance of the Pool 1 Mortgage Loans. The Class 1-B-1 Certificates will initially evidence in the aggregate an approximate 1.35% undivided interest in the principal balance of the Pool 1 Mortgage Loans. The Class 1-B-2 Certificates will initially evi-dence in the aggregate an approximate 0.55% undivided interest in the principal balance of the Pool 1 Mortgage Loans. The remaining approximate 0.85% undivided interest in the principal balance of the Pool 1 Mortgage Loans will be evi-denced by the Class 1-B-3, Class 1-B-4 and Class 1-B-5 Certificates. The Class 2-A Certificates will initially evidence in the aggregate an approximate 96.00% undivided interest in the principal balance of the Pool 2 Mortgage Loans. The Class 2-M Certificates will initially evidence in the aggregate an approximate 1.25% undivided interest in the principal balance of the Pool 2 Mortgage Loans. The Class 2-B-1 Certificates will initially evidence in the aggregate an ap-proximate 1.40% undivided interest in the principal balance of the Pool 2 Mort-gage Loans. The Class 2-B-2 Certificates will initially evidence in the aggre-gate an approximate 0.50% undivided interest in the principal balance of the Pool 2 Mortgage Loans. The remaining approximate 0.85% undivided interest in the principal balance of the Pool 2 Mortgage Loans will be evidenced by the Class 2-B-3, Class 2-B-4 and Class 2-B-5 Certificates.

  Distributions in respect of interest and principal will be made on the 25th day of each month or, if such day is not a business day, on the succeeding business day (each a "Distribution Date"), commencing in February 1998, to the holders of Offered Certificates, as described herein. Each Class 1-A-9 and Class 1-A-10 Component and the Class 1-A-11 Certificates will accrue interest as described herein. Interest will not be currently payable on such Components or the Class 1-A-11 Certificates until the applicable Accretion Termination Date. Instead, on each Distribution Date prior to the applicable Accretion Ter-mination Date, an amount equal to the accrued but unpaid interest on such Com-ponents and the Class 1-A-11 Certificates will be added to the principal bal-ance of such Component or Subclass and will be distributed as described herein under "Description of the Certificates -- Principal (Including Prepayments)--
 Allocation of Amount to be Distributed." The amount of interest accrued on any Subclass or Class of Offered Certificates will be reduced by certain prepayment interest shortfalls and certain other shortfalls in the collection of interest from mortgagors, as well as certain losses, for the related Pool as described herein under "Description of the Certificates -- Interest." The Class 1-A-PO and Class 2-A-PO Certificates are principal-only certificates and will not be entitled to distributions of interest. On any Distribution Date, the holders of the Class M Certificates of each Group will receive distributions of interest only if the holders of the Class A Certificates of such Group have received all amounts due them (other than the applicable Class A-PO Deferred Amount) on such date. Distributions of principal to holders of the Class M Certificates of each Group will be made only after the holders of the Class A Certificates of such Group have received all amounts to which they are entitled (including, in the case of the Class A-PO Certificates of such Group, the applicable Class A-PO Deferred Amount) and the holders of the Class M Certificates of such Group have received the amount of interest due them with respect to such Distribution Date. On any Distribution Date, the holders of a Subclass of Class B Certifi-cates of each Group will receive distributions of interest only if the holders of the Class A Certificates of such Group and the Class M Certificates of such Group and each Subclass of Class B Certificates of such Group with a lower nu-merical designation have received all amounts (other than the applicable Class A-PO Deferred Amount) to which they are entitled on such date. Distributions of principal to holders of a Subclass of Class B Certificates of each Group will be made only after the holders of the Class A Certificates of such Group, the Class M Certificates of such Group and each Subclass of Class B Certificates of such Group with a lower numerical designation have received all amounts to which they are entitled (including in the case of the Class A-PO Certificates of such Group, the applicable Class A-PO Deferred Amount) and such Subclass of Class B Certificates of such Group has received the amount of interest due with respect to such Distribution Date. Distributions in reduction of the principal balance of the Class A Certificates of a Group on any Distribution Date will be allocated among the Subclasses of the Class A Certificates of such Group in the manner described herein under "Description of the Certificates -- Principal (Including Prepayments)." Distributions to each Subclass or undivided Class of Offered Certificates will be made pro rata among Certificateholders of such Subclass or Class.

  Interest and principal will be distributable on the Group 1 Certificates solely out of the Pool 1 Distribution Amount, and on the Group 2 Certificates solely out of the Pool 2 Distribution Amount. Therefore, the Offered Certifi-cates of a Group may experience shortfalls or losses on a Distribution Date even though distributions are made on such date to Certificates of the other Group.

  The Offered Certificates may not be an appropriate investment for individual investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable Subclass or Class of Offered Cer-tificates. This may be the case because:
  . The yield to maturity of Offered Certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the Mortgage Loans of the related Pool;
  . The rate of principal distributions on, and the weighted average life of, the Offered Certificates will be sensitive to the uncertain rate and timing of principal prepayments on the Mortgage Loans of the related
    Pool, and as

(Continued from previous page)
   such the Offered Certificates may be inappropriate investments for an investor requiring a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;
  . There can be no assurance that an investor will be able to reinvest amounts distributed in respect of principal on an Offered Certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the Pass-Through Rate applicable thereto;
  . As discussed below, there can be no assurance that a secondary market for the Offered Certificates will develop or provide Certificateholders with liquidity of investment; and
  . The Offered Certificates are subject to the further risks and other special considerations discussed herein and in the Prospectus under the heading "Risk Factors."

  THE YIELD TO MATURITY OF THE OFFERED CERTIFICATES WILL BE SENSITIVE IN VARY-ING DEGREES TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAY-MENTS, WHICH MAY BE MADE AT ANY TIME WITHOUT PENALTY) ON THE MORTGAGE LOANS IN THE RELATED POOL. INVESTORS IN THE OFFERED CERTIFICATES SHOULD CONSIDER THE AS-SOCIATED RISKS, INCLUDING, IN THE CASE OF OFFERED CERTIFICATES PURCHASED AT A DISCOUNT, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS IN THE RELATED POOL COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED AND, IN THE CASE OF OFFERED CERTIFICATES PURCHASED AT A PREMIUM, OR IN THE CASE OF THE CLASS 1-A-4 CERTIFICATES, WHICH HAVE NO PRINCIPAL BALANCE, THAT A FASTER THAN ANTICI-PATED RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS IN THE RELATED POOL COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED. INVESTORS PURCHASING OFFERED CERTIFICATES AT A PREMIUM, OR INVESTORS IN THE CLASS 1-A-4 CERTIFICATES, SHOULD ALSO CONSIDER THE RISK THAT A RAPID RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS IN THE RELATED POOL COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOVER THEIR INITIAL INVESTMENTS.

  THE YIELD TO MATURITY OF THE CLASS M CERTIFICATES OF EACH GROUP WILL BE MORE SENSITIVE THAN THAT OF THE CLASS A CERTIFICATES OF SUCH GROUP TO THE AMOUNT AND TIMING OF LOSSES DUE TO LIQUIDATIONS OF THE MORTGAGE LOANS IN THE EVENT THAT THE CLASS B PRINCIPAL BALANCE OF THE CLASS B CERTIFICATES OF SUCH GROUP HAS BEEN REDUCED TO ZERO. THE YIELD TO MATURITY OF EACH SUBCLASS OF OFFERED CLASS B CERTIFICATES OF EACH GROUP WILL BE MORE SENSITIVE THAN THAT OF THE CLASS A CER-TIFICATES OF SUCH GROUP, THE CLASS M CERTIFICATES OF SUCH GROUP AND, IN THE CASE OF THE CLASS B-2 CERTIFICATES OF SUCH GROUP, THE CLASS B-1 CERTIFICATES OF SUCH GROUP TO THE AMOUNT AND TIMING OF LOSSES DUE TO LIQUIDATIONS OF THE MORT-GAGE LOANS IN THE RELATED POOL IN THE EVENT THAT THE PRINCIPAL BALANCES OF THE SUBCLASSES OF CLASS B CERTIFICATES OF SUCH GROUP WITH HIGHER NUMERICAL DESIGNA-TIONS HAVE BEEN REDUCED TO ZERO. SEE "DESCRIPTION OF THE CERTIFICATES -- INTER-EST," "-- PRINCIPAL (INCLUDING PREPAYMENTS)" AND "-- SUBORDINATION OF CLASS M AND CLASS B CERTIFICATES" HEREIN AND "PREPAYMENT AND YIELD CONSIDERATIONS" HEREIN AND IN THE PROSPECTUS.

  THE WEIGHTED AVERAGE LIVES OF THE CLASS 1-A-9, CLASS 1-A-10 AND CLASS 1-A-11 CERTIFICATES WILL BE PARTICULARLY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE POOL 1 MORTGAGE LOANS. THE WEIGHTED AVERAGE LIVES OF THE SCHEDULED CERTIFICATES AND THE CLASS 1-A-7 CERTIFICATES WITH RE-SPECT TO THEIR COMPONENTS WILL BE LESS SENSITIVE THAN THE WEIGHTED AVERAGE LIVES OF THE CLASS 1-A-9, CLASS 1-A-10 AND CLASS 1-A-11 CERTIFICATES, BUT MORE SENSITIVE THAN THE WEIGHTED AVERAGE LIVES OF THE OTHER SUBCLASSES AND CLASSES OF GROUP 1 CERTIFICATES OFFERED HEREBY, TO THE RATE OF PAYMENTS (INCLUDING PRE-PAYMENTS) ON THE POOL 1 MORTGAGE LOANS. AT RATES ABOVE CERTAIN PREPAYMENT LEV-ELS, PAYMENTS OF PRINCIPAL ALLOCATED TO THE CLASS 1-A CERTIFICATES (OTHER THAN THE CLASS 1-A-PO CERTIFICATES) IN EXCESS OF THE AMOUNTS RESULTING FROM SUCH PREPAYMENT LEVELS WILL BE PAID TO THE HOLDERS OF THE COMPANION CERTIFICATES AND THE SCHEDULED CERTIFICATES AND COMPONENTS PRIOR TO BEING PAID TO THE HOLDERS OF THE PAC CERTIFICATES, RESULTING IN A REDUCTION IN THE WEIGHTED AVERAGE LIVES OF THE COMPANION CERTIFICATES, THE SCHEDULED CERTIFICATES AND THE CLASS 1-A-7 AND CLASS 1-A-9 CERTIFICATES. AT OR BELOW CERTAIN PREPAYMENT LEVELS, THE COMPANION CERTIFICATES AND THE SCHEDULED CERTIFICATES AND COMPONENTS MAY RECEIVE NO PRIN-CIPAL PAYMENTS (OTHER THAN CERTAIN ACCRUAL DISTRIBUTION AMOUNTS) FOR EXTENDED PERIODS OF TIME RESULTING IN AN EXTENSION OF THE WEIGHTED AVERAGE LIVES OF THE COMPANION CERTIFICATES AND THE SCHEDULED CERTIFICATES AND COMPONENTS. SEE "PRE-PAYMENT AND YIELD CONSIDERATIONS" HEREIN.

  The Offered Certificates, other than the Class 1-A-4, Class 1-A-R, Class 1-A-LR, Class M and Offered Class B Certificates, will be issued only in book-entry form (the "Book-Entry Certificates"), and purchasers thereof will not be enti-tled to receive definitive certificates except in the limited circumstances set forth herein. The Book-Entry Certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, which will be the "holder" or "Certificateholder" of such Certificates, as such terms are used herein. See "Description of the Certificates" herein.

(Continued from previous page)

  Each Subclass and Class of Offered Certificates is offered in the minimum de-nominations described herein under "Summary Information -- Forms of Certifi-cates; Denominations." It is intended that the Offered Certificates not be di-rectly or indirectly held or beneficially owned in amounts lower than such min-imum denominations.

  There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market will develop or, if such a market does develop, that it will provide Certificateholders with liquidity of invest-ment at any particular time or for the life of the Offered Certificates. Each Underwriter intends to act as a market maker in the Offered Certificates pur-chased by such Underwriter, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obli-gation to do so and any such market making may be discontinued at any time. There can be no assurance that any investor will be able to sell an Offered Certificate at a price equal to or greater than the price at which such Certif-icate was purchased. THE CLASS M AND OFFERED CLASS B CERTIFICATES MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE HAS DELIVERED (I) A REPRESENTATION LETTER TO THE TRUST ADMINISTRATOR AND THE SELLER STATING EITHER (A) THAT THE TRANSFEREE IS NOT A PLAN AND IS NOT ACTING ON BEHALF OF A PLAN OR USING THE ASSETS OF A PLAN TO EFFECT SUCH PURCHASE OR (B) SUBJECT TO CERTAIN CONDITIONS DESCRIBED HEREIN, THAT THE SOURCE OF FUNDS USED TO PURCHASE THE CLASS M OR OFFERED CLASS B CERTIFICATES IS AN "INSURANCE COMPANY GENERAL ACCOUNT" OR (II) AN OPINION OF COUNSEL AND SUCH OTHER DOCUMENTATION AS PROVIDED IN THIS PROSPECTUS SUPPLEMENT. IN ADDITION, THE CLASS 1-A-R AND CLASS 1-A-LR CERTIFICATES MAY NOT BE PURCHASED BY OR TRANSFERRED TO (I) A "DISQUALIFIED ORGANIZATION," (II) EXCEPT UNDER CER-TAIN LIMITED CIRCUMSTANCES, A PERSON WHO IS NOT A "U.S. PERSON," (III) A PLAN OR A PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (IV) ANY PERSON OR ENTITY WHO THE TRANSFEROR KNOWS OR HAS REASON TO KNOW WILL BE UNWILL-ING OR UNABLE TO PAY WHEN DUE FEDERAL, STATE OR LOCAL TAXES WITH RESPECT THERE-TO. See "ERISA Considerations" and "Description of the Certificates -- Restric-tions on Transfer of the Class 1-A-R, Class 1-A-LR, Class M and Offered Class B Certificates" herein and "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates" in the Prospectus.

  FOR FEDERAL INCOME TAX PURPOSES, THE TRUST ESTATE WILL CONSIST OF TWO REAL ESTATE MORTGAGE INVESTMENT CONDUITS (EACH, A "REMIC" OR, IN THE ALTERNATIVE, THE "UPPER-TIER REMIC" AND THE "LOWER-TIER REMIC," RESPECTIVELY). EACH SUBCLASS OF CLASS A (OTHER THAN THE CLASS 1-A-R AND CLASS 1-A-LR) AND CLASS B CERTIFI-CATES AND THE CLASS 1-M AND CLASS 2-M CERTIFICATES WILL CONSTITUTE "REGULAR IN-TERESTS" IN THE UPPER-TIER REMIC AND THE CLASS 1-A-R AND CLASS 1-A-LR CERTIFI-CATES WILL CONSTITUTE THE "RESIDUAL INTEREST" IN THE UPPER-TIER REMIC AND LOW-ER-TIER REMIC, RESPECTIVELY. PROSPECTIVE INVESTORS ARE CAUTIONED THAT THE CLASS 1-A-R AND CLASS 1-A-LR CERTIFICATEHOLDERS' REMIC TAXABLE INCOME AND THE TAX LI-ABILITY THEREON MAY EXCEED, AND MAY SUBSTANTIALLY EXCEED, CASH DISTRIBUTIONS TO SUCH HOLDERS DURING CERTAIN PERIODS, IN WHICH EVENT SUCH HOLDERS MUST HAVE SUF-FICIENT ALTERNATIVE SOURCES OF FUNDS TO PAY SUCH TAX LIABILITY. See "Summary Information -- Federal Income Tax Status" and "Federal Income Tax Considera-tions" herein and "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" in the Prospectus.

  The Offered Class A Certificates, the Class M Certificates and the Offered Class B Certificates, are all part of a separate Series of Certificates being offered by the Seller pursuant to the Prospectus dated January 22, 1998 accom-panying this Prospectus Supplement. Any prospective investor should not pur-chase any Offered Certificates described herein unless it shall have received the Prospectus and this Prospectus Supplement. The Prospectus shall not be con-sidered complete without this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read, in full, the Prospectus and this Prospectus Supplement.

                                ---------------

  UNTIL APRIL 28, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CER-TIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                ---------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                           PAGE
                                                                           ----
SUMMARY INFORMATION......................................................   S-7
RISK FACTORS.............................................................  S-34
 General.................................................................  S-34
 Subordination...........................................................  S-34
 Book-Entry System for Certain Subclasses of Class A Certificates........  S-34
DESCRIPTION OF THE CERTIFICATES..........................................  S-35
 Denominations...........................................................  S-35
 Definitive Form.........................................................  S-35
 Book-Entry Form.........................................................  S-35
 Distributions...........................................................  S-35
 Interest................................................................  S-39
 Principal (Including Prepayments).......................................  S-47
  Calculation of Amount to be Distributed to the Class A Certificates
   (other than the Class A-PO Certificates)..............................  S-47
  Calculation of Amount to be Distributed to the Class A-PO Certificates.  S-50
  Calculation of Amount to be Distributed to the Class M and Class B
   Certificates..........................................................  S-51
  Allocation of Amount to be Distributed.................................  S-55
  Principal Payment Characteristics of the PAC Certificates, the
   Scheduled Certificates and Components and the Companion Certificates..  S-72
  Additional Principal Payment Characteristics of the Scheduled
   Certificates and Components...........................................  S-73
 Additional Rights of the Class 1-A-R and Class 1-A-LR
   Certificateholders....................................................  S-74
 Periodic Advances.......................................................  S-74
 Restrictions on Transfer of the Class 1-A-R, Class 1-A-LR, Class M and
   Offered Class B Certificates..........................................  S-75
 Reports.................................................................  S-76
 Subordination of Class M and Class B Certificates.......................  S-76
  Allocation of Losses...................................................  S-77
DESCRIPTION OF THE MORTGAGE LOANS........................................  S-82
 General.................................................................  S-82
 Pool 1 Mortgage Loans...................................................  S-82
 Pool 2 Mortgage Loans...................................................  S-83
 Geographic Concentration................................................  S-84
 Mortgage Loan Underwriting..............................................  S-84
 Pool 1 Mortgage Loan Data...............................................  S-86
 Pool 2 Mortgage Loan Data...............................................  S-90
 Mandatory Repurchase or Substitution of Mortgage Loans..................  S-93
 Optional Repurchase of Defaulted Mortgage Loans.........................  S-93
DELINQUENCY AND FORECLOSURE EXPERIENCE...................................  S-94
PREPAYMENT AND YIELD CONSIDERATIONS......................................  S-98
 Sensitivity of the Class 1-A-4 Certificates............................. S-107
 Historic Loss Experience of Securitized Mortgage Loans.................. S-108
 Yield Considerations with Respect to the Class 1-B-1, Class 1-B-2,
  Class 2-B-1 and Class 2-B-2 Certificates............................... S-109
POOLING AND SERVICING AGREEMENT.......................................... S-112
 General................................................................. S-112
 Distributions........................................................... S-112
 Voting.................................................................. S-112
 Trustee................................................................. S-113
 Trust Administrator..................................................... S-113
 Master Servicer......................................................... S-113
 Special Servicing Agreements............................................ S-113
 Optional Termination.................................................... S-114
SERVICING OF THE MORTGAGE LOANS.......................................... S-114
 The Servicers........................................................... S-114
 Servicer Custodial Accounts............................................. S-115
 Unscheduled Principal Receipts.......................................... S-116
 Anticipated Changes in Servicing........................................ S-116
 Fixed Retained Yield; Servicing Compensation and Payment of Expenses.... S-117
 Servicer Defaults....................................................... S-117
FEDERAL INCOME TAX CONSIDERATIONS........................................ S-118
 Regular Certificates.................................................... S-118
 Residual Certificates................................................... S-119
ERISA CONSIDERATIONS..................................................... S-120
LEGAL INVESTMENT......................................................... S-121
SECONDARY MARKET......................................................... S-122
UNDERWRITING............................................................. S-122
LEGAL MATTERS............................................................ S-122
USE OF PROCEEDS.......................................................... S-123
RATINGS.................................................................. S-123
INDEX OF SIGNIFICANT PROSPECTUS SUPPLEMENT DEFINITIONS................... S-124

                              SUMMARY INFORMATION

  The following is qualified in its entirety by reference to the detailed in-formation appearing elsewhere in this Prospectus Supplement and in the accompa-nying prospectus (the "Prospectus"). Capitalized terms used in this Prospectus Supplement and not otherwise defined herein have the meanings assigned in the Prospectus. See "Index of Significant Prospectus Supplement Definitions" herein and "Index of Significant Definitions" in the Prospectus.

Title of Securities...  Mortgage Pass-Through Certificates, Series 1998-4 (the
                        "Series 1998-4 Certificates" or the "Certificates").

Seller................  Norwest Asset Securities Corporation (the "Seller").
                        The Mortgage Loans will have been acquired by the Seller from Norwest Mortgage, Inc. ("Norwest Mort-gage"), an affiliate of the Seller and the Master Servicer. The Mortgage Loans that the Seller acquires from Norwest Mortgage will either have been originated by Norwest Mortgage or acquired by Norwest Mortgage, or an affiliate of Norwest Mortgage, from various other entities (each such other entity, a "Norwest Mortgage Correspondent"), which either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by the Norwest Mortgage Correspondents. None of the Norwest Mortgage Correspondents is an affiliate of Norwest Mortgage. See "Description of the Mortgage Loans" in this Prospectus Supplement.

Servicing/Servicer....  Norwest Mortgage and one or more other Servicers
                        (which will be Norwest Mortgage Correspondents) ap-proved by the Master Servicer will provide customary servicing functions with respect to the Mortgage Loans pursuant to servicing agreements (each, an "Underlying Servicing Agreement") assigned to the Trust Estate. Among other things, the Servicers are obligated under certain circumstances to advance delinquent payments of principal and interest with respect to the Mortgage Loans. Each of the Servicers will be entitled to (i) a monthly Servicing Fee with respect to each Mortgage Loan it services payable on each Distribution Date that is expressed as one-twelfth of 0.25% multiplied by the scheduled principal balance of such Mortgage Loan on the first day of the preceding month and (ii) other additional servicing compensation described herein. See "Servicing of the Mortgage Loans" herein and in the Prospectus.

Master Servicer.......  Norwest Bank Minnesota, National Association ("Norwest
                        Bank" and, in its capacity as master servicer, the "Master Servicer"). Norwest Bank is a direct, wholly owned subsidiary of Norwest Corporation and is an af-filiate of the Seller and Norwest Mortgage. The Master Servicer will (a) monitor certain aspects of the ser-vicing of the Mortgage Loans, (b) cause the Mortgage Loans to be serviced in the event that a Servicer is terminated and a successor Servicer is not appointed,
                        (c) provide administrative services with respect to the Certificates, including the computation of the amount of distributions to be made on the Certificates and any losses to be allocated to the Certificates,
                        (d) provide certain reports to the Trustee regarding the Mortgage Loans and the Certificates, (e) make ad-vances to the extent described herein with respect to the Mortgage Loans if a Servicer (other than Norwest Mortgage) fails to make a required advance and (f) make payments to cover certain prepayment interest shortfalls. The Master Servicer will be entitled to
                        (i) a monthly Master Servicing Fee with respect to each Mortgage Loan, payable on each Distribution Date, in an amount equal to one-twelfth of 0.016% multiplied by the scheduled principal balance of such Mortgage Loan on the first day of the preceding month and (ii) any interest earned on funds in the Certificate Accounts. See "Description of the Certificates -- Interest" and "The Pooling and Servic-ing Agreement -- Master Servicer" herein and "Norwest Bank," "Servicing of the Mortgage Loans -- The Master Servicer" and "Certain Matters Regarding the Master Servicer" in the Prospectus.

Trustee...............  United States Trust Company of New York, a New York
                        state chartered bank and trust company (the "Trust-ee"). See "Pooling and Servicing Agreement -- Trustee" in this Prospectus Supplement.

Trust Administrator...  First Union National Bank (the "Trust Administrator").
                        The Trust Administrator will perform certain adminis-trative functions on behalf of the Trustee and will act as the initial paying agent, certificate registrar and custodian. The Trust Administrator will be re-quired to make advances, to the extent described here-in, with respect to the Mortgage Loans if Norwest Mortgage, as Servicer, fails to make a required ad-vance. See "Pooling and Servicing Agreement -- Trust Administrator" in this Prospectus Supplement.
Rating of
 Certificates.........  It is a condition to the issuance of the Offered Class
                        A Certificates that they shall have been rated "AAA" by Duff & Phelps Credit Rating Co. ("DCR") and "Aaa" by Moody's Investors Service, Inc. ("Moody's"). It is a condition to the issuance of the Class M Certifi-cates that they shall have been rated at least "AA" by DCR and "Aa2" by Moody's. It is a condition to the is-suance of the Class B-1 and Class B-2 Certificates that they shall have been rated at least "A" and "BBB," respectively, by DCR. The ratings of DCR and Moody's on mortgage pass-through certificates address the likelihood of the receipt by the certificateholders of all distributions of principal and interest to which such certificateholders are en-titled. The ratings of DCR and Moody's are not recom-mendations to buy, sell or hold such Certificates and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings do not ad-dress the possibility that, as a result of principal prepayments, holders of such Certificates may receive a lower than anticipated yield. The ratings also do not address the possibility that, as a result of prin-cipal prepayments, the holders of the Class 1-A-4 Cer-tificates may not recover their initial investment. See "-- Effects of Prepayments on Investment Expecta-tions" below and "Ratings" in this Prospectus Supple-ment.
Description of
 Certificates.........  The Series 1998-4 Certificates will consist of two groups of certificates (the "Group 1 Certificates" and the "Group 2 Certificates," respectively, and each, a "Group"). The Group 1 Certificates will consist of the Class 1-A Certificates, the Class 1-M Certificates and the Class 1-B Certificates and the Group 2 Certifi-cates will consist of the Class 2-A Certificates, the Class 2-M Certificates and the Class 2-B Certificates. The Class A Certificates of each Group represent a type of interest referred to in the Prospectus as "Se-nior Certificates" and the Class M and Class B Certif-icates of each Group represent a type of interest re-ferred to in the Prospectus as "Subordinated Certifi-cates." As these designations suggest, the Class A Certificates of each Group are entitled to a certain priority, relative to the Class M and Class B Certifi-cates of such Group, in right of distributions on the Mortgage Loans in the applicable Pool. As between the Class M Certificates and the Class B Certificates of each Group, the Class M Cer-tificates of such Group are entitled to a certain pri-ority in right of distributions on the Mortgage Loans in the applicable Pool and, as among the Subclasses of Class B Certificates of each Group, the Subclasses with lower numerical designations are entitled to a certain priority in right of distributions on the Mortgage Loans in the applicable Pool relative to those Subclasses with higher numerical designations. See "-- Distributions of Principal and Interest" be-low.

                        The Class 1-A Certificates will consists of fifteen Subclasses designated as the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-PO, Class 1-A-R and Class 1-A-LR Certificates. The Class 1-M Certifi-cates will not be divided into subclasses. The Class 1-B Certificates will consist of five Subclasses des-ignated as the Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4 and Class 1-B-5 Certificates. The Class 2-A Certificates will consist of seven Subclasses desig-nated as the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6 and Class 2-A-PO Certificates. The Class 2-M Certificates will not be divided into subclasses. The Class 2-B Certificates will consist of five Subclasses, designated as the Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4 and Class 2-B-5 Certificates. The Class 1-A and Class 2-A Certificates (other than the Class 1-A-PO and Class 2-A-PO Certificates), the Class 1-M and Class 2-M Cer-tificates, the Class 1-B-1 and Class 2-B-1 Certifi-cates and the Class 1-B-2 and Class 2-B-2 Certificates are referred to in this Prospectus Supplement collec-tively as the "Offered Certificates." The Class A Cer-tificates (other than the Class A-PO Certificates) are referred to herein collectively as the "Offered Class A Certificates." The Class B-1 and Class B-2 Certifi-cates are referred to in this Prospectus Supplement collectively as the "Offered Class B Certificates." The Class A-PO, Class B-3, Class B-4 and Class B-5 Certificates are not offered hereby and may be re-tained or sold by the Seller.

                        The Offered Certificates have the approximate aggre-gate initial principal balances set forth on the cover of this Prospectus Supplement. Any difference between the aggregate principal balance of the Group 1 or Group 2 Certificates as of the date of issuance of the Series 1998-4 Certificates and the approximate aggre-gate initial principal balance of such Group 1 or Group 2 Certificates as of the date of this Prospectus Supplement will not, with respect to the Class A Cer-tificates of such Group, exceed 5% of the aggregate initial principal balance of the Offered Class A Cer-tificates of such Group stated on the cover of this Prospectus Supplement plus the expected initial prin-cipal balance of the Class A-PO Certificates of such Group and, with respect to the Class M Certificates and Offered Class B Certificates of a Group, will de-pend on the final subordination levels for the Series 1998-4 Certificates. Any difference allocated to the Class A Certificates of a Group will be allocated to one or more of the Subclasses of such Class A Certifi-cates, other than the Class 1-A-4, Class 1-A-R and Class 1-A-LR Certificates.

                        The following tables set forth for each Class and Subclass indicated the approximate undivided interest in the principal balance of the Mortgage Loans of the applicable Pool that is expected to be evidenced in the aggregate by such Class or Subclass as of the Closing Date (as defined herein).

                        -------------------------------------------------------

                                                      APPROXIMATE INITIAL
                                                       UNDIVIDED INTEREST
                               POOL 1                    IN THE POOL 1
                          CLASS OR SUBCLASS              MORTGAGE LOANS
                 -----------------------------------  ---------------------
                 Class 1-A (other than Class 1-A-PO)      95.93%
                 Class 1-A-PO*                             0.07%
                                                      ---------
                   Class 1-A (all Subclasses)                         96.00%
                 Class 1-M                                             1.25%
                 Class 1-B-1                                           1.35%
                 Class 1-B-2                                           0.55%
                 Classes 1-B-3, 1-B-4 and 1-B-5                        0.85%
                                                                 ----------
                   Total                                             100.00%
                                                                 ==========

                        -------
                        * The Class 1-A-PO Certificates in the aggregate rep-
                          resent an approximate 1.60% initial interest in the principal balances of the Pool 1 Mortgage Loans
                          (such interest in the aggregate, the "Pool 1 Balance (PO Portion)") that have Net Mortgage Interest
                          Rates, as defined on page S-42, of less than 7.000% (the "Pool 1 Discount Mortgage Loans").
                        -------------------------------------------------------

                        ----------------------------------------------------
                                                      APPROXIMATE INITIAL
                                                       UNDIVIDED INTEREST
                               POOL 2                    IN THE POOL 2
                          CLASS OR SUBCLASS              MORTGAGE LOANS
                 -----------------------------------  ---------------------
                 Class 2-A (other than Class 2-A-PO)      95.97%
                 Class 2-A-PO*                             0.03%
                                                      ---------
                   Class 2-A (all Subclasses)                         96.00%
                 Class 2-M                                             1.25%
                 Class 2-B-1                                           1.40%
                 Class 2-B-2                                           0.50%
                 Classes 2-B-3, 2-B-4 and 2-B-5                        0.85%
                                                                 ----------
                   Total                                             100.00%
                                                                 ==========

                        -------
                        * The Class 2-A-PO Certificates in the aggregate rep-
                          resent an approximate 1.63% initial interest in the principal balances of the Pool 2 Mortgage Loans
                          (such interest in the aggregate, the "Pool 2 Balance (PO Portion)") that have Net Mortgage Interest Rates of less than 6.750% (the "Pool 2 Discount Mortgage Loans"). The Pool 1 Balance (PO Portion) and the
                          Pool 2 Balance (PO Portion) are each sometimes re-ferred to herein as a "Pool Balance (PO Portion)"
                          and the Pool 1 Discount Mortgage Loans and the Pool
                          2 Discount Mortgage Loans are each sometimes re-ferred to herein as the "Discount Mortgage Loans."
                        -------------------------------------------------------

                        By virtue of the subordination of the Class M and Class B Certificates of a Group, it is possible that the Class A-PO Certificates of such Group may receive support from certain payments made with respect to the Mortgage Loans in the applicable Pool other than Dis-count Mortgage Loans in such Pool. The Class A Certif-icates of a Group (other than the Class A-PO Certifi-cates of such Group) and the Class M and Class B Cer-tificates of such Group will evidence the entire in-terest in the principal balance of the Mortgage Loans in the applicable Pool other than the applicable Pool Balance (PO Portion) (such remaining interest, the "Pool 1 Balance (Non-PO Portion)" and the "Pool 2 Bal-ance (Non-PO Portion)," respectively, and each, a "Pool Balance (Non-PO Portion)").

                        The following tables set forth for each Class of a Group indicated the approximate undivided interest in the applicable Pool Balance (Non-PO Portion) that is expected to be evidenced in the aggregate by such Class as of the Closing Date.

                        -------------------------------------------------------

                                                        APPROXIMATE INITIAL
                                                        UNDIVIDED INTEREST
                                                         IN POOL 1 BALANCE
                                                         (NON-PO PORTION)
                                                      -----------------------
                            POOL 1 CLASS              PERCENTAGE  IN DOLLARS
                 -----------------------------------  ---------- ------------
                 Class 1-A (other than Class 1-A-PO)     96.00%  $191,897,200
                 Class 1-M                                1.25      2,501,000
                 Class 1-B                                2.75      5,501,274
                                                        ------   ------------
                   Totals                               100.00%  $199,899,474
                                                        ======   ============
                        -----------------------------------------------------

                        -------------------------------------------------------

                                                        APPROXIMATE INITIAL
                                                        UNDIVIDED INTEREST
                                                         IN POOL 2 BALANCE
                                                         (NON-PO PORTION)
                                                      -----------------------
                            POOL 2 CLASS              PERCENTAGE  IN DOLLARS
                 -----------------------------------  ---------- ------------
                 Class 2-A (other than Class 2-A-PO)     96.00%  $263,370,000
                 Class 2-M                                1.25      3,431,000
                 Class 2-B                                2.75      7,547,299
                                                        ------   ------------
                   Totals                               100.00%  $274,348,299
                                                        ======   ============
                        -----------------------------------------------------

                        The relative interests in the applicable initial Pool Balance (Non-PO Portion) represented by the Class A Certificates of a Group (other than the Class A-PO Certificates of such Group) and the Class M and Class B Certificates of such Group are subject to change over time because of the disproportionate allocation of certain unscheduled principal payments on the Mort-gage Loans of the related Pool to the Class A Certifi-cates of such Group (other than the Class A-PO Certif-icates of such Group) for a specified period and the allocation of certain losses and certain shortfalls on the Mortgage Loans of the related Pool first to the Subclasses of Class B Certificates of such Group in reverse numerical order, and then to the Class M Cer-tificates of such Group, prior to the allocation of such losses and shortfalls to the Class A Certificates of such Group, as discussed in "-- Distributions of Principal and Interest" and "-- Credit Enhancement" below.

                        The Class 1-A-7 Certificates will be deemed for pur-poses of the distribution of principal to consist of two components (each, a "Class 1-A-7 Component") con-sisting of the following:

                        -------------------------------------------------------
                           INITIAL CLASS 1-A-7 COMPONENT PRINCIPAL BALANCES

                                             APPROXIMATE INITIAL
                       COMPONENT         COMPONENT PRINCIPAL BALANCE
                 ----------------------  ---------------------------
                 Class 1-A-7A Component          $1,364,000
                 Class 1-A-7B Component          $2,979,000
                        --------------------------------------------

                        The Class 1-A-9 and Class 1-A-10 Certificates will be deemed for purposes of the distribution of interest and principal to each consist of three components (each a "Class 1-A-9 Component" or "Class 1-A-10 Component," respectively) consisting of the following:

                        -------------------------------------------------------
                            INITIAL CLASS 1-A-9 AND CLASS 1-A-10 COMPONENT
                                PRINCIPAL BALANCES AND COMPONENT RATES

                                              APPROXIMATE INITIAL     COMPONENT
                        COMPONENT         COMPONENT PRINCIPAL BALANCE   RATE
                        ---------         --------------------------- ---------
                 Class 1-A-9A Component           $3,792,000           7.000%
                 Class 1-A-9B Component           $2,920,000           7.000%
                 Class 1-A-9C Component           $  800,000           7.000%
                 Class 1-A-10A Component          $2,958,000           7.000%
                 Class 1-A-10B Component          $  354,000           7.000%
                 Class 1-A-10C Component          $  564,000           7.000%
                        -------------------------------------------------------

                        The beneficial owner of a Class 1-A-7, Class 1-A-9 or Class 1-A-10 Certificate will not have a severable in-terest in any component, but will have an undivided interest in the entire Subclass. Each Class 1-A-7 Com-ponent, Class 1-A-9 Component and Class 1-A-10 Compo-nent is referred to herein as a "Component."

                        Each Class 1-A-9 Component and Class 1-A-10 Component is an accrual component and the Class 1-A-11 Certifi-cates are accrual certificates because prior to the applicable Accretion Termination Date (as defined be-ginning on page S-44) for such Component or Subclass, interest due to the holders of the Class 1-A-9 or Class 1-A-10 Certificates with respect to any Compo-nent or to the holders of the Class 1-A-11 Certifi-cates will not be paid currently as interest on any Distribution Date, but, instead, such amounts will be added to the principal balance of such Component or Subclass. On each Distribution Date prior to the ap-plicable Accretion Termination Date, an amount equal to the accrued and unpaid interest on the Class 1-A-9 and Class 1-A-10 Components and the Class 1-A-11 Cer-tificates will be distributed as described herein un-der "Description of the Certificates -- Principal (In-cluding Prepayments) -- Allocation of Amount to be Distributed."

                        The Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certifi-cates are planned amortization certificates and are referred to collectively herein as the "PAC Certifi-cates." The Class 1-A-5, Class 1-A-6 and Class 1-A-8 Certificates are scheduled certificates and are re-ferred to collectively herein as the "Scheduled Cer-tificates." The Class 1-A-7A, Class 1-A-7B, Class 1-A-9A, Class 1-A-9B and Class 1-A-9C Components are scheduled components and are referred to collectively herein as the "Scheduled Components." The Scheduled Certificates and the Scheduled Components are referred to collectively herein as the "Scheduled Certificates and Components."

                        The PAC Certificates are planned amortization certifi-cates because, based on certain assumptions described in the first full paragraph on page S-95, if prepay-ments on the Pool 1 Mortgage Loans occur at any con-stant rate between approximately 100% SPA (as defined herein under "Prepayment and Yield Considerations") and approximately 400% SPA, it is expected that their principal balances would be reduced to the percentage of their initial principal balances for each Distribution Date indicated in the tables beginning on page S-59. The Scheduled Certificates and Components are scheduled certificates and components because, based on certain assumptions described in the second paragraph on page S-102, if prepayments on the Pool 1 Mortgage Loans oc-cur (i) at a constant rate of approximately 100% SPA in the case of the Class 1-A-5 Certificates or approx-imately 125% SPA in the case of the Class 1-A-6 and Class 1-A-8 Certificates and the Class 1-A-7 Compo-nents, their principal balances and Component Princi-pal Balances may be reduced to a scheduled percentage of their initial principal balances and Component Principal Balances for each Distribution Date indi-cated in the Schedule I tables beginning on page S-61,
                        (ii) at a constant rate of approximately 250% SPA in the case of the Class 1-A-5 and Class 1-A-8 Certifi-cates and the Class 1-A-7A Component or approximately 275% SPA in the case of the Class 1-A-6 Certificates and the Class 1-A-7B Component, their principal bal-ances and Component Principal Balances may be reduced to a scheduled percentage of their initial principal balances and Component Principal Balances for each Distribution Date indicated in the Schedule II tables beginning on page S-62 and (iii) at a constant rate of approximately 250% SPA in the case of the Class 1-A-9A and Class 1-A-9C Component or approximately 275% SPA in the case of the Class 1-A-9B Component, their Com-ponent Principal Balances may be reduced to a sched-uled percentage of their initial Component Principal Balances for each Distribution Date indicated in the tables beginning on page S-71. However, it is highly unlikely that principal prepayments on the Pool 1 Mortgage Loans will occur at any constant rate or that the Pool 1 Mortgage Loans will prepay at the same rate. The Class 1-A-10 and Class 1-A-11 Certificates are companion certificates because payments of princi-pal allocated to the Class 1-A Certificates (other than the Class 1-A-PO Certificates) in excess of amounts resulting from certain prepayment levels will be paid to the holders of the Companion Certificates for so long as the principal balances of such Subclasses remain outstanding, prior to being paid to the holders of the PAC Certificates. In addition, the Components of the Class 1-A-10 Certificates act as companion components to the Scheduled Certificates and
                        Components. See "Description of the Certificates --
                         Principal (Including Prepayments) --Allocation of
                        Amount to be Distributed" and "-- Principal Payment
                        Characteristics of the PAC Certificates, the Scheduled Certificates and Components and the Companion Certifi-cates" in this Prospectus Supplement.

Forms of
 Certificates;
 Denominations........  The Offered Certificates will be issued either in book-entry form or in fully registered, certificated form ("Definitive Certificates"). The following table sets forth the original certificate form, the minimum denomination and the incremental denomination of the Offered Certificates. The Offered Certificates are not intended to be directly or indirectly held or benefi-cially owned in amounts lower than such minimum denom-inations. See "Descriptions of the Certificates -- De-nominations" in this Prospectus Supplement.

--------------------------------------------------------------------------------

                 FORM AND DENOMINATIONS OF OFFERED CERTIFICATES

                            ORIGINAL CERTIFICATE   MINIMUM        INCREMENTAL
    CLASS OR SUBCLASS               FORM         DENOMINATION     DENOMINATION
    -----------------       -------------------- ------------     ------------
Classes 1-A-1, 1-A-2, 1-A-
 3, 1-A-5, 1-A-6, 1-A-7,
 1-A-8, 1-A-9, 1-A-10,
 1-A-11, 1-A-12, 2-A-1,
 2-A-2, 2-A- 3, 2-A-4,
 2-A-5 and 2-A-6...              Book-Entry       $  100,000         $1,000
Class 1-A-4(/1/)..........       Definitive       $1,337,000(/2/)    $1,000(/2/)
Classes 1-A-R and 1-A-LR..       Definitive       $      100            N/A
Classes 1-M and 2-M.......       Definitive       $  100,000         $1,000
Classes 1-B-1, 1-B-2(/1/),
 2-B-1 and 2-B-2..........       Definitive       $  100,000         $1,000

-------------------
(1) In order to aggregate the initial notional amount or initial principal bal-ance of such Subclass, one Certificate of such Subclass will be issued in an incremental denomination of less than that shown.
(2) Initial Notional Amount.
--------------------------------------------------------------------------------

                        Book-Entry Form. The Offered Certificates, other than the Class 1-A-4, Class 1-A-R, Class 1-A-LR, Class 1-M, Class 2-M, Class 1-B-1, Class 1-B-2, Class 2-B-1 and Class 2-B-2 Certificates, will be issued in book-entry form, through the facilities of The Depository Trust Company ("DTC"). These Certificates are referred to collectively in this Prospectus Supplement as the "Book-Entry Certificates." An investor in a Subclass of Book-Entry Certificates will not receive a physical certificate representing its ownership interest in such Book-Entry Certificates, except under extraordi-nary circumstances which are discussed in "Description of the Certificates -- Book-Entry Form" in the Pro-spectus. Instead, DTC will effect payments and trans-fers by means of its electronic recordkeeping servic-es, acting through certain participating organiza-tions. This may result in certain delays in receipt of distributions by an investor and may restrict an in-vestor's ability to pledge its securities. The rights of investors in the Book-Entry Certificates may gener-ally only be exercised through DTC and its participat-ing organizations. See "Description of the Certifi-cates --Book-Entry Form" in this Prospectus Supple-ment.

                        Definitive Form. The Class 1-A-4, Class 1-A-R, Class 1-A-LR, Class 1-M, Class 2-M, Class 1-B-1, Class 1-B-2, Class 2-B-1 and Class 2-B-2 will each be issued as Definitive Certificates. See "Description of the Cer-tificates -- Denominations" and "-- Definitive Form" in this Prospectus Supplement.

Mortgage Loans........  General. The Pool 1 Mortgage Loans, which are the source of distributions to holders of the Group 1 Cer-tificates and the Pool 2 Mortgage Loans, which are the source of distributions to holders of the Group 2 Cer-tificates, will consist of conventional, fixed inter-est rate, monthly pay, fully amortizing, one- to four-family, residential first mortgage loans, which have original terms to stated maturity of approximately 20 to approximately 30 years, and which may include loans secured by cooperative housing corporations.

                        The Mortgage Loans are expected to have the further specifications set forth in the following tables and under the heading "Description of the Mortgage Loans" in this Prospectus Supplement.

--------------------------------------------------------------------------------
POOL 1 MORTGAGE LOANS

SELECTED MORTGAGE LOAN DATA(/1/)
(AS OF THE CUT-OFF DATE)

Cut-Off Date:                                        January 1, 1998
Number of Mortgage Loans:                            679
Aggregate Unpaid Principal Balance(/2/):             $200,043,288
Range of Unpaid Principal Balances(/2/):             $29,917 to $1,324,824
Average Unpaid Principal Balance(/2/):               $294,615
Range of Mortgage Interest Rates:                    5.875% to 8.750%
Weighted Average Mortgage Interest Rate(/2/):        7.751%
Range of Remaining Terms to Stated Maturity:         238 months to 360 months
Weighted Average Remaining Term to Stated
 Maturity(/2/):                                      357 months
Range of Original Loan-to-Value Ratios(/2/):         25.38% to 95.00%
Weighted Average Original Loan-to-Value Ratio(/2/):  75.22%
Geographic Concentration of Mortgaged Properties
 Securing Mortgage Loans in Excess of 5% of the
 Aggregate Unpaid Principal Balance(/2/):            California         33.28%
                                                     New York            6.58%
                                                     New Jersey          6.37%
Maximum Five-Digit Zip Code Concentration(/2/):      1.12%

-----------------
(1) Information concerning the Pool 1 Discount Mortgage Loans and Pool 1 Pre-mium Mortgage Loans is set forth under "Description of the Mortgage
    Loans -- General."
(2) Approximate.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
POOL 2 MORTGAGE LOANS

SELECTED MORTGAGE LOAN DATA(/1/)
(AS OF THE CUT-OFF DATE)

Cut-Off Date:                                        January 1, 1998
Number of Mortgage Loans:                            903
Aggregate Unpaid Principal Balance(/2/):             $274,442,315
Range of Unpaid Principal Balances(/2/):             $55,000 to $950,000
Average Unpaid Principal Balance(/2/):               $303,923
Range of Mortgage Interest Rates:                    6.625% to 8.625%
Weighted Average Mortgage Interest Rate(/2/):        7.683%
Range of Remaining Terms to Stated Maturity:         238 months to 360 months
Weighted Average Remaining Term to Stated
 Maturity(/2/):                                      358 months
Range of Original Loan-to-Value Ratios(/2/):         23.81% to 95.46%
Weighted Average Original Loan-to-Value Ratio(/2/):  75.09%
Geographic Concentration of Mortgaged Properties
 Securing Mortgage Loans in Excess of 5% of the
 Aggregate Unpaid Principal Balance(/2/):            California         30.68%
                                                     Florida             5.55%
                                                     Colorado            5.32%
                                                     New Jersey          5.10%
Maximum Five-Digit Zip Code Concentration(/2/):      1.09%

-----------------
(1) Information concerning the Pool 2 Discount Mortgage Loans and Pool 2 Pre-mium Mortgage Loans is set forth under "Description of the Mortgage
    Loans -- General."
(2) Approximate.
--------------------------------------------------------------------------------

                        Changes to Pools. Mortgage Loans may be removed from a Pool, or a substitution may be made for certain Mort-gage Loans, in advance of the issuance of the Series 1998-4 Certificates (which is expected to occur on or about January 28, 1998 (the "Closing Date")). Any of such Mortgage Loans may be excluded from the Trust Es-tate and the related Pool (i) as a result of principal prepayment thereof in full or (ii) if, as a result of delinquencies or otherwise, the Seller otherwise deems such exclusion necessary or desirable. In either event, other Mortgage Loans may be included in the re-lated Pool. This may result in changes in certain of the related Pool characteristics set forth in the ta-bles above and elsewhere in this Prospectus Supple-ment. In the event that any of the characteristics as of the Cut-Off Date of the Mortgage Loans that consti-tute a Pool on the date of initial issuance of the Se-ries 1998-4 Certificates vary materially from those described herein, revised information regarding the Mortgage Loans in such Pool will be made available to purchasers of the Offered Certificates of the related Group on or before such issuance date, and a Current Report on Form 8-K containing such information will be filed with the Securities and Exchange Commission within 15 days following such issuance date. See "De-scription of the Mortgage Loans" in this Prospectus Supplement.

                        Subsequent to the issuance of the Series 1998-4 Cer-tificates, certain Mortgage Loans may be removed from a Pool through repurchase or, under certain circum-stances, through substitution by the Seller, if the Mortgage Loans are discovered to have defective docu-mentation or if they otherwise do not conform to the standards established by the Seller's representations and warranties concerning the Mortgage Loans. See "De-scription of the Mortgage Loans -- Mandatory Repur-chase or Substitution of Mortgage Loans" in this Pro-spectus Supplement.
Optional
 Termination..........  The Seller is entitled, subject to certain conditions relating to the then-remaining size of the Trust Es-tate, to purchase all outstanding Mortgage Loans in the Trust Estate and thereby effect early retirement of the Series 1998-4 Certificates. See "Pooling and Servicing Agreement -- Optional Termination" in this Prospectus Supplement.
Underwriting
 Standards............  Approximately 96.34% (by Cut-Off Date Aggregate Prin-
                        cipal Balance) of the Pool 1 Mortgage Loans and ap-proximately 87.65% (by Cut-Off Date Aggregate Princi-pal Balance) of the Pool 2 Mortgage Loans were gener-ally originated in conformity with the underwriting standards described in the Prospectus under the head-ing "The Mortgage Loan Programs --Mortgage Loan Under-writing -- Norwest Mortgage Underwriting" (the "Under-writing Standards"). In certain instances, exceptions to the Underwriting Standards may have been granted by
                        Norwest Mortgage. See "The Mortgage Loan Programs --
                         Mortgage Loan Underwriting" in the Prospectus. The
                        remaining approximately 3.66% (by Cut-Off Date Aggre-
                        gate Principal Balance) of the Pool 1 Mortgage Loans and approximately 12.35% (by Cut-Off Date Aggregate Principal Balance) of the Pool 2 Mortgage Loans were purchased by Norwest Mortgage in bulk purchase trans-actions and were underwritten using underwriting stan-dards which may vary from the Underwriting Standards (the "Bulk Purchase Underwritten Loans"). However, Norwest Mortgage has in each case reviewed the under-writing standards applied for such Bulk Purchase Un-derwritten

                        Loans and determined that such variances did not de-part materially from the Underwriting Standards. See "Description of the Mortgage Loans" in this Prospectus Supplement and "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the Prospectus.
Distributions of
 Principal and
 Interest.............  Distributions in General. Distributions on the Series
                        1998-4 Certificates will be made on the 25th day of each month, or, if such day is not a business day, on the succeeding business day (each such date is re-ferred to in this Prospectus Supplement as a "Distri-bution Date"), commencing in February 1998, to holders of record at the close of business on the last busi-ness day of the preceding month. In the case of the Book-Entry Certificates, the holder of record will be Cede & Co., as nominee of DTC.

                        The amount available for distribution on any Distribu-tion Date to each Group of Certificates is primarily a function of (i) the amount remitted by mortgagors of the Mortgage Loans in the applicable Pool in payment of their scheduled installments of principal and in-terest, (ii) the amount of any prepayments made by the mortgagors of the Mortgage Loans in the applicable Pool, (iii) the amount of any proceeds from liquida-tions of defaulted Mortgage Loans in the applicable Pool and (iv) the amount of any Periodic Advances made with respect to such Distribution Date.

                        Distributions in respect of the Group 1 Certificates will be made solely from payments and other collec-tions received in respect of the Pool 1 Mortgage Loans and distributions in respect of the Group 2 Certifi-cates will be made solely from payments and other col-lections received in respect of the Pool 2 Mortgage Loans (except as described herein with respect to the Class 1-A-R and Class 1-A-LR Certificates under "De-scription of the Certificates--Additional Rights of the Class 1-A-R and Class 1-A-LR Certificateholders").

                        On any Distribution Date, holders of the Class A Cer-tificates of each applicable Group will be entitled to receive all amounts due them (other than the applica-ble Class A-PO Deferred Amount, as defined on page S-
                        51) before any distributions are made to holders of the Class M or Class B Certificates of such Group on that Distribution Date. The Class 1-A-PO and Class 2-A-PO Certificates will be entitled to receive the ap-plicable Class A-PO Deferred Amount as described be-low. The amount that is available to be distributed to a Group on any Distribution Date will be allocated first to pay interest due to the holders of the Class A Certificates of such Group (including the amounts added to the Component Principal Balances of the Class 1-A-9 Components and Class 1-A-10 Components and the principal balance of the Class 1-A-11 Certificates) and then, if the amount available for distribution ex-ceeds the amount of interest due to the holders of such Certificates, to pay the principal due to the holders of the Class A Certificates of such Group. As described under "-- Interest Distributions" below, prior to the applicable Accretion Termination Date an amount equal to the amount accrued in respect of in-terest on each Class 1-A-9 and Class 1-A-10 Component and the Class 1-A-11 Certificates will be distributed as described herein under "Description of the Certifi-cates -- Principal (Including Prepayments) -- Alloca-tion of Amount to be Distributed," rather than as in-terest to the holders of the Class 1-A-9, Class 1-A-10 or Class 1-A-11 Certificates, as applicable. The like-lihood that a holder of a particular Subclass of Class A Certifi-cates of a Group (other than the Class A-PO Certifi-cates of such Group) will receive principal distribu-tions on any Distribution Date will depend on the pri-ority in which such Subclass is entitled to principal distributions, as set forth under the headings "De-scription of the Certificates -- Principal (Including Prepayments) -- Allocation of Amount to be Distribut-ed" and "-- Calculation of Amount to be Distributed to the Class A Certificates (other than the Class A-PO Certificates)" in this Prospectus Supplement.

                        After all amounts due on the Class A Certificates of a Group (other than the applicable Class A-PO Deferred Amount) have been paid, the amount remaining will be distributed, in the following order, to pay (i) any applicable Class A-PO Deferred Amount first from amounts otherwise distributable as principal on the Subclasses of Class B Certificates of such Group in reverse numerical order (i.e., first from amounts oth-erwise distributable as principal on the Class 1-B-5 Certificates, then from amounts otherwise distributa-ble as principal on the Class 1-B-4 Certificates, and so on, with respect to the Group 1 Certificates and first from amounts otherwise distributable as princi-pal on the Class 2-B-5 Certificates, then from amounts otherwise distributable as principal on the Class 2-B-4 Certificates, and so on, with respect to the Group 2 Certificates), and then from amounts otherwise dis-tributable as principal on the Class M Certificates of such Group, (ii) interest due to the holders of the Class M Certificates of such Group, (iii) principal due to the holders of the Class M Certificates of such Group less any amounts used to pay the applicable Class A-PO Deferred Amount and (iv) with respect to each Subclass of Class B Certificates of such Group sequentially in numerical order, interest due and then principal due to the holders of each such Subclass of Class B Certificates of such Group before any Subclasses of Class B Certificates of such Group with higher numerical designations receive any payments in respect of interest or principal, provided that the principal due to the holders of any Subclass of Class B Certificates of such Group will be reduced by any amount used to pay the applicable Class A-PO Deferred Amount. See "Description of the Certificates --
                         Distributions" in this Prospectus Supplement.

                        If any mortgagor is delinquent in the payment of prin-cipal or interest on a Mortgage Loan in any month, the respective Servicer is required to advance such pay-ment unless such Servicer determines that the delin-quent amount will not be recoverable by such Servicer from insurance proceeds, liquidation proceeds or other recoveries on the related Mortgage Loan. The Master Servicer or Trust Administrator may, in certain cir-cumstances, be required to make such advances upon a Servicer's default on its obligation to advance. See "Description of the Certificates -- Periodic Advances" in this Prospectus Supplement.

                        Interest Distributions. The amount of interest to which holders of each Subclass or Class of Offered Certificates (other than the Class 1-A-4, Class 1-A-9 and Class 1-A-10 Certificates) will be entitled each month (and, prior to the applicable Accretion Termina-tion Date, the amount of interest to be added to the principal balance of the Class 1-A-11 Certificates) is calculated based on the outstanding principal balance of such Subclass or Class as of the related Distribu-tion Date. Interest will accrue each month on each such Subclass or Class according to the following formula: 1/12th of the Pass-Through Rate for such Subclass or Class multiplied by the outstanding prin-cipal balance of such Subclass or Class as of the re-lated Distribution Date.

                        The amount of interest to which the holders of the Class 1-A-4 Certificates are entitled during each month is calculated based on a "notional amount." A notional amount is an amount other than the actual outstanding principal balance of a Subclass and is solely used for the purpose of computing the amount of interest accrued on such Subclass. A notional amount does not entitle holders to receive distributions of principal on the basis of such notional amount. The notional amount of the Class 1-A-4 Certificates as of any date will equal the sum of approximately 5.7142857143% of the outstanding principal balance of the Class 1-A-1 Certificates, approximately 9.2857142857% of the outstanding principal balance of the Class 1-A-2 Certificates and approximately 7.1428571429% of the outstanding principal balance of the Class 1-A-3 Certificates. Interest will accrue on the Class 1-A-4 Certificates during each month accord-ing to the following formula: 1/12th of the Pass-Through Rate for such Subclass multiplied by the notional amount of such Subclass as of the related Distribution Date.

                        Interest will accrue on the Class 1-A-9 and Class 1-A-10 Certificates during each month in an amount equal to the sum of the interest accrued on the Class 1-A-9 and Class 1-A-10 Components, respectively. Prior to the applicable Accretion Termination Date, the amount of such interest accrued will be added to the Compo-nent Principal Balances of the Class 1-A-9 and Class 1-A-10 Components. Interest will accrue on each Class 1-A-9 and Class 1-A-10 Component at the rate of 1/12th of the Component Rate for such Component on the Compo-nent Principal Balance of such Component.

                        The "Pass-Through Rate" for each Subclass or Class of Offered Certificates is the percentage set forth on the cover of this Prospectus Supplement.

                        Holders of each Subclass or Class of Certificates, other than the Class 1-A-9, Class 1-A-10, Class 1-A-11 and Class A-PO Certificates, will be entitled to re-ceive distributions of interest on each Distribution Date. Holders of the Class 1-A-9 and Class 1-A-10 Cer-tificates with respect to each Component and the Class 1-A-11 Certificates will not be entitled to receive distributions of interest until the applicable Accre-tion Termination Date. See "Description of the Certif-icates -- Interest" in this Prospectus Supplement. Un-til the applicable Accretion Termination Date, the amount of interest to which the holders of the Class 1-A-9 and Class 1-A-10 Certificates with respect to each Component and the Class 1-A-11 Certificates are entitled will not be distributed as interest to such holders but instead will be added to the Component Principal Balances of the Class 1-A-9 and Class 1-A-10 Components and the principal balance of the Class 1-A-11 Certificates, respectively. An amount equal to the amount of interest that has accrued but is not cur-rently distributable on the Class 1-A-9 and Class 1-A-10 Components and the Class 1-A-11 Certificates will instead be distributed as described under the heading "Description of the Certificates -- Principal (Includ-ing Prepayments) -- Allocation of Amount to be Dis-tributed" in this Prospectus Supplement.

                        When mortgagors prepay principal or when principal is recovered through foreclosures or other liquidations of defaulted Mortgage Loans, a full month's interest for the month of payment or recovery may not be paid or recovered, resulting in interest shortfalls. These interest shortfalls are variously handled, depending on the nature of the event resulting in the interest shortfall.

                        In the case of principal prepayments in full by mort-gagors, with respect to each Pool, the Master Servicer will be obligated to cover resulting interest shortfalls with respect to a Distribution Date in an amount (such amount, "Compensating Interest") up to the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the aggregate scheduled principal balance of the Mortgage Loans in such Pool with respect to such Distribution Date and (b) the Available Master Servic-ing Compensation for such Pool for such Distribution Date.

                        Shortfalls in collection of interest with respect to a Pool resulting from principal prepayments in full by mortgagors, to the extent they exceed the amount of Compensating Interest for such Pool with respect to a Distribution Date ("Non-Supported Interest Shortfalls"), will be allocated pro rata among the Class A Certificates of the related Group (other than the Class A-PO Certificates of such Group), the Class M Certificates of such Group and the Class B Certifi-cates of such Group, based on their then-outstanding principal balances. The amount allocated to the Class A Certificates of such Group will be allocated pro rata among the Subclasses of Class A Certificates of such Group based on interest accrued. The amount allo-cated to the Class B Certificates of such Group will be allocated pro rata among the Subclasses of Class B Certificates of such Group based on interest accrued. See "Description of the Certificates -- Interest" in this Prospectus Supplement.

                        Interest shortfalls with respect to a Pool resulting from partial principal prepayments and other unscheduled principal receipts (other than principal prepayments in full by mortgagors) will not be covered by the Master Servicer, but instead will be borne first by the Class B Certificates of the related Group in reverse numerical order, second by the Class M Cer-tificates of such Group and, finally, pro rata by the Class A Certificates of such Group based on interest accrued. See "Description of the Certificates -- Sub-ordination of Class M and Class B Certificates" in this Prospectus Supplement.

                        In addition, the amount of interest required to be distributed to holders of the Group 1 Certificates or the Group 2 Certificates will be reduced by a portion of certain Special Hazard Losses, Fraud Losses and Bankruptcy Losses on the Mortgage Loans in the related Pool attributable to interest. See "-- Credit Enhance-ment -- Extent of Loss Coverage" below and "Descrip-tion of the Certificates -- Interest" in this Prospec-tus Supplement.

                        To the extent that the amount available for distribu-tion to a Group on any Distribution Date is insuffi-cient to permit the distribution of the applicable amount of accrued interest on the Class A Certificates of such Group (net of any Non-Supported Interest Shortfall, other shortfalls and losses allocable to the Class A Certificates of such Group as described above), the amount of interest to be distributed will be allocated among the outstanding Subclasses of Class A Certifi-cates of such Group pro rata in accordance with their respective entitlements to interest. The amount of any deficiency will be added to the amount of interest such Class A Certificates are entitled to receive on subsequent Distribution Dates. No interest will accrue on such deficiencies.

                        To the extent that the amount available for distribu-tion to a Group on any Distribution Date, after the payment of all amounts due the Class A Certificates of such Group (other than any applicable Class A-PO De-ferred Amount) have been made, is insufficient to per-mit distribution in full of accrued interest on the Class M Certificates of such Group (net of any Non-Supported Interest Shortfall, other shortfalls and losses allocable to the Class M Certificates of such Group as described above), the amount of any defi-ciency will be added to the amount of interest that the Class M Certificates of such Group are entitled to receive on subsequent Distribution Dates. No interest will accrue on such deficiencies.

                        To the extent that the amount available for distribu-tion to a Group on any Distribution Date, after the payment of all amounts due the Class A Certificates of such Group (other than the applicable Class A-PO De-ferred Amount), the Class M Certificates of such Group and each Subclass of Class B Certificates of such Group with a lower numerical designation has been made, is insufficient to permit distribution in full of accrued interest on a Subclass of Class B Certifi-cates of such Group (net of any Non-Supported Interest Shortfall, other shortfalls and losses allocable to such Subclass of Class B Certificates of such Group as described above), the amount of any deficiency will be added to the amount of interest that such Subclass of Class B Certificates is entitled to receive on subse-quent Distribution Dates. No interest will accrue on such deficiencies.

                        Interest on the Class A Certificates, the Class M Cer-tificates and the Class B Certificates will be calcu-lated on the basis of a 360-day year consisting of twelve 30-day months.

                        See "Description of the Certificates -- Interest" in this Prospectus Supplement.

                        Principal Distributions. The aggregate amount of prin-cipal to which the holders of the Class A Certificates of a Group (other than the holders of the Class A-PO Certificates of such Group) are entitled each month will equal the sum for each Mortgage Loan in the re-lated Pool of the product of (a) the Non-PO Fraction applicable to such Mortgage Loan and (b) the sum of
                        (i) a percentage (with respect to each Group, the ap-plicable "Class A Percentage") of scheduled payments of principal on each Mortgage Loan in the related Pool and (ii) a percentage (with respect to each Group, the applicable "Class A Prepayment Percentage") of certain unscheduled payments of principal on each such Mort-gage Loan. The "Non-PO Fraction" with respect to any Mortgage Loan will equal the lesser of (a) the Net Mortgage Interest Rate for such Mortgage Loan divided by 7.000% with respect to a Pool 1 Mortgage Loan and 6.750% with respect to a Pool 2 Mortgage Loan and (b)
                        1.0. The Class A Percentage for a Group will be equal, on each Distribution Date, to the percentage corre-sponding to the fraction that represents the ratio of the then-outstanding principal balance of the Class A Certificates of such Group (other than the Class A-PO Certificates of such Group) to the ap-plicable Pool Balance (Non-PO Portion). The Class A Prepayment Percentage for a Group will be equal to the percentage described in the preceding sentence plus an additional amount equal to a percentage of the princi-pal otherwise distributable to the holders of the Sub-ordinated Certificates of such Group. As a result, the percentage of certain unscheduled principal payments otherwise distributable to the holders of the Subordi-nated Certificates of a Group that is instead distrib-utable to the holders of the Class A Certificates of such Group (other than the Class A-PO Certificates of such Group) will be equal to 100% during the first five years beginning on the first Distribution Date and, subject to meeting certain conditions, will likely decline during the subsequent four years, as described under the heading "Description of the Cer-tificates -- Principal (Including Prepayments) -- Cal-culation of Amount to be Distributed to the Class A Certificates (other than the Class A-PO Certificates)" in this Prospectus Supplement, until the ninth anni-versary of the first Distribution Date and thereafter will likely be equal to zero. On each Distribution Date, the Subordinated Certificates of a Group will collectively be entitled to receive the percentages of the scheduled and certain unscheduled payments of principal on the portion of each Mortgage Loan in the related Pool representing the applicable Non-PO Frac-tion of such Mortgage Loan equal, in each case, to 100% less the applicable percentage for the Class A Certificates of such Group (other than the Class A-PO Certificates for such Group) described above.

                        As a result of the method of calculating the Priority Amounts (as defined herein) for the Class 1-A-12 and Class 2-A-6 Certificates and the priorities for the allocation of the Class A Non-PO Principal Distribu-tion Amount for the Offered Class A Certificates of the related Group, unless as a result of principal prepayments the principal balances of the other Of-fered Class A Certificates of such Group have been re-duced to zero, no principal payments will be allocated to the Class 1-A-12 or Class 2-A-6 Certificates as the case may be, during the first five years following the issuance of the Series 1998-4 Certificates. Thereaf-ter, the Class 1-A-12 and Class 2-A-6 Certificates will receive their proportionate share of scheduled principal payments allocated to the Offered Class A Certificates of the related Group, but, unless the principal balances of the other Offered Class A Cer-tificates of such Group have been reduced to zero, the percentage of principal prepayments allocated to the Class 1-A-12 and Class 2-A-6 Certificates during the following four years will gradually increase, but un-til the tenth year following the issuance of the Se-ries 1998-4 Certificates, will be disproportionately lower than the percentage of principal prepayments al-located to the other Subclasses of Offered Class A Certificates of the related Group then entitled to distributions of principal. See "Description of the
                        Certificates -- Principal (Including Prepayments) --
                         Allocation of Amount to be Distributed" and "Prepay-
                        ment and Yield Considerations" in this Prospectus Sup-
                        plement.

                        The aggregate amount of principal to which holders of the Class A-PO Certificates of each Group are entitled each month will equal the sum for each Discount Mort-gage Loan in the related Pool of the product of (a) the PO Fraction for such Mortgage Loan and (b) the sum of (i) scheduled principal payments on such Mortgage Loan and (ii) certain unscheduled payments of principal on such Mortgage Loan. See "De-scription of the Certificates -- Principal (Including Prepayments) -- Calculation of Amount to be Distrib-uted to the Class A-PO Certificates" in this Prospec-tus Supplement. In addition, the Class A-PO Certifi-cates of each Group will be entitled to receive any previously unpaid amounts of principal to which such Certificates were entitled on prior Distribution Dates as part of the applicable Class A-PO Deferred Amount. The "PO Fraction" with respect to any Discount Mort-gage Loan will equal the difference between 1.0 and the Non-PO Fraction for such Discount Mortgage Loan. The PO Fraction with respect to each Mortgage Loan that is not a Discount Mortgage Loan will be equal to zero. See "Description of the Certificates -- Princi-pal (Including Prepayments)" in this Prospectus Sup-plement.

                        The holders of the Class A-PO Certificates of each Group will also be entitled each month to an amount equal to the applicable Class A-PO Deferred Amount. The applicable Class A-PO Deferred Amount will be paid to holders of the Class A-PO Certificates of such Group only from amounts otherwise distributable as principal to the Subclasses of Class B Certificates of such Group in reverse numerical order and then from amounts otherwise distributable as principal to the Class M Certificates of such Group. No interest will accrue on any Class A-PO Deferred Amount.

                        Except as described below under "-- Effect of Subordi-nation Level on Principal Distributions," on each Dis-tribution Date, the Class M, Class B-1 and Class B-2 Certificates of each Group will be entitled to a por-tion of scheduled payments and certain unscheduled payments of principal on the Mortgage Loans in the re-lated Pool allocable to the Subordinated Certificates of such Group that represents the ratio of the then-outstanding principal balance of the Class M, Class B-1 or Class B-2 Certificates of such Group, as the case may be, to the then-outstanding principal balance of the Subordinated Certificates of such Group.

                        The amount that is available for distribution to the holders of the Class A Certificates of a Group on any Distribution Date as a distribution of principal (other than any applicable Class A-PO Deferred Amount) is equal to the sum of (i) the amount remaining after deducting the amount of interest distributable on the Class A Certificates of such Group (including in the case of the Group 1 Certificates the amounts added to the Component Principal Balances of the Class 1-A-9 and Class 1-A-10 Components and the principal balance of the Class 1-A-11 Certificates) from the total amount collected that is available to be distributed to Certificates of such Group on such Distribution Date and (ii) with respect to the Group 1 Certifi-cates, the amount of interest, if any, added to the Component Principal Balances of the Class 1-A-9 and Class 1-A-10 Components and the principal balance of the Class 1-A-11 Certificates with respect to such Distribution Date. Accordingly, even though the Class 1-A Certificates may not receive all accrued interest to which they are entitled on a given Distribution Date, certain of the Class 1-A Certificates may re-ceive distributions of principal as a result of the application of clause (ii) above. Principal will be distributed to the holders of the Class A Certificates of each Group in accordance with the payment priori-ties described under the heading "Description of the Certificates -- Principal (Including Prepay-ments) -- Allocation of Amount to be Distributed" in this Prospectus Supplement.

                        The amount that is available for distribution to the holders of the Class M Certificates of a Group on any Distribution Date as a distribution of principal is the amount remaining after all interest and principal distributions due on the Class A Certificates of such Group (including any applicable Class A-PO Deferred Amount) and interest due on the Class M Certificates of such Group have been deducted from the total amount collected that is available to be distributed to the Certificates of such Group.

                        The amount that is available for distribution to the holders of a Subclass of Class B Certificates of a Group on any Distribution Date as a distribution of principal is the amount remaining after all interest and principal distributions due on the Class A Certif-icates of such Group (including any applicable Class A-PO Deferred Amount), all interest and principal dis-tributions on the Class M Certificates of such Group and the Subclasses of Class B Certificates of such Group with lower numerical designations and interest due on such Subclass of Class B Certificates have been deducted from the total amount collected that is available to be distributed to holders of the Certifi-cates of such Group.

                        Effect of Subordination Level on Principal
                        Distributions. In order to preserve the availability of the original subordination level as protection against losses on the Class M Certificates of a Group, or a Subclass of Class B Certificates of a Group (other than the Class 1-B-5 and Class 2-B-5 Certifi-cates), some or all of the Subclasses of Class B Cer-tificates of such Group, as described below, may not be entitled to distributions of principal on certain Distribution Dates and the principal balances of such Subclasses will not be considered for purposes of al-location of principal among the Subordinated Certifi-cates of such Group.

                        In the case of the Class M Certificates of a Group, if on any Distribution Date the percentage obtained by dividing the outstanding principal balance of the Class B Certificates of such Group by the sum of the outstanding principal balances of the Class A Certifi-cates of such Group (other than the Class A-PO Certif-icates of such Group), the Class M Certificates of such Group and the Class B Certificates of such Group is less than such percentage was upon the initial is-suance of the Series 1998-4 Certificates, then the Class B Certificates of such Group will not be enti-tled to distributions of principal on such Distribu-tion Date and the Class M Certificates of such Group will be entitled to all distributions of principal al-locable to the Subordinated Certificates of such Group for such Distribution Date.

                        In the case of a Subclass of Class B Certificates of a Group (other than the Class 1-B-5 and Class 2-B-5 Cer-tificates), if on any Distribution Date the percentage obtained by dividing the sum of the then-outstanding principal balances of the Subclasses of Class B Cer-tificates of such Group with higher numerical designa-tions by the sum of the then-outstanding principal balances of the Class A Certificates of such Group (other than the Class A-PO Certificates of such Group), the Class M Certificates of such Group and the Class B Certificates of such Group is less than such percentage at the time of the initial issuance of the Series 1998-4 Certificates, then such Subclasses of Class B Certificates of such Group with higher numerical designations will not be entitled to distri-butions of principal and the principal balances of such Subclasses will not be taken into account for purposes of calculating the portions of scheduled and unscheduled principal payments allocable to the Class M Certificates of such Group and to the Subclasses of Class B Certificates of such Group with lower numeri-cal designations.

                        In either of the cases described above, the Class M Certificates of a Group and those Subclasses of Class B Certificates of such Group with lower numerical des-ignations will receive a greater portion of scheduled and unscheduled payments of principal on the Mortgage Loans in the related Pool allocable to the Subordi-nated Certificates of such Group than the Class M Cer-tificates of such Group and those Subclasses of Class B Certificates of such Group with lower numerical des-ignations would have received had all Subclasses of Class B Certificates of such Group been entitled to their portion of such principal payments. See "De-scription of the Certificates -- Principal (Including Prepayments) -- Calculation of Amount to be Distrib-uted to the Class M and Class B Certificates" in this Prospectus Supplement.

Credit Enhancement....  Description of "Shifting-Interest" Subordination. The
                        rights of the holders of the Class M Certificates of a Group to receive distributions will be subordinated to the rights of the holders of the Class A Certificates of such Group to receive distributions, to the extent described herein. The rights of the holders of a Subclass of Class B Certificates of a Group to receive distributions will be subordinated to the rights of the holders of the Class A Certificates of such Group, the Class M Certificates of such Group and the Subclasses of Class B Certificates of such Group with lower numerical designations to receive distributions, to the extent described herein. This subordination provides a certain amount of protection to the holders of the Class A Certificates of such Group (to the ex-tent of the subordination of the Class M and Class B Certificates of such Group), the Class M Certificates of a Group (to the extent of the subordination of the Class B Certificates of such Group) and the Subclasses of Class B Certificates of a Group (other than the Class 1-B-5 and Class 2-B-5 Certificates) (to the ex-tent of the subordination of the Subclasses of Class B Certificates of such Group with higher numerical des-ignations) against delays in the receipt of scheduled payments of interest and principal and against losses associated with the liquidation of defaulted Mortgage Loans in the related Pool and certain losses resulting from the bankruptcy of a mortgagor.

                        In general, the protection afforded the holders of the Class A Certificates of a Group by means of this sub-ordination will be effected in two ways: (i) by the preferential right of the holders of such Class A Cer-tificates to receive, prior to any distribution being made on any Distribution Date in respect of the Class M and Class B Certificates of such Group, the amounts of interest and principal due the holders of such Class A Certificates (other than the applicable Class A-PO Deferred Amount) and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans in the related Pool that would other-wise have been allocated to the holders of the Class M and Class B Certificates of such Group and (ii) by the allocation to the Class M and Class B Certificates of such Group, until their respective principal balances have been reduced to zero, of certain losses resulting from the liquidation of defaulted Mortgage Loans in the related Pool or the bankruptcy of mortgagors of the Mortgage Loans in the related Pool prior to the allocation of such losses to such Class A Certificates. See "Description of the Certificates -- Distributions" in this Prospectus Sup-plement.

                        In general, the protection afforded the holders of the Class M Certificates of a Group by means of this sub-ordination will also be effected in two ways: (i) by the preferential right of the holders of such Class M Certificates to receive, prior to any distribution be-ing made on any Distribution Date in respect of the Class B Certificates of such Group, the amounts of in-terest and principal due the holders of such Class M Certificates on such date and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans in the related Pool that would otherwise have been allocated to the holders of the Class B Certificates of such Group and (ii) by the al-location to the Class B Certificates of such Group, until their principal balance has been reduced to ze-ro, of certain losses resulting from the liquidation of defaulted Mortgage Loans in the related Pool or the bankruptcy of mortgagors of the Mortgage Loans in the related Pool prior to the allocation of such losses to such Class M Certificates. See "Description of the Certificates -- Distributions" in this Prospectus Supplement.

                        In general, the protection afforded the holders of a Subclass of Class B Certificates of a Group (other than the Class 1-B-5 and Class 2-B-5 Certificates) by means of this subordination will also be effected in two ways: (i) by the preferential right of the holders of such Subclass to receive, prior to any distribution being made on any Distribution Date in respect of the Subclasses of Class B Certificates of such Group with higher numerical designations, the amounts of interest and principal due the holders of such Subclass on such date and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans in the related Pool that would otherwise have been al-located to the holders of the Subclasses of Class B Certificates of such Group with higher numerical des-ignations and (ii) by the allocation to the Subclasses of Class B Certificates of such Group with higher nu-merical designations, until their principal balances have been reduced to zero, of certain losses resulting from the liquidation of defaulted Mortgage Loans in the related Pool or the bankruptcy of mortgagors of the Mortgage Loans in the related Pool prior to the allocation of such losses to such Subclass. See "De-scription of the Certificates -- Distributions" in this Prospectus Supplement.

                        In addition, in order to increase the period during which the principal balances of the Class M and Class B Certificates of a Group remain available as credit enhancement to the Class A Certificates of such Group, a disproportionate amount of prepayments and certain unscheduled recoveries with respect to the Mortgage Loans in the related Pool will be allocated to the Class A Certificates of such Group (other than the Class A-PO Certificates of such Group). This alloca-tion has the effect of accelerating the amortization of the Class A Certificates of such Group (other than the Class A-PO Certificates of such Group) while, in the absence of losses in respect of the liquidation of defaulted Mortgage Loans in the related Pool or losses resulting from the bankruptcy of mortgagors of the Mortgage

                        Loans in the related Pool, increasing the respective percentage interests in the principal balance of the Mortgage Loans in the related Pool evidenced by the Class M and Class B Certificates of such Group. See "-- Distributions of Principal and Interest -- Princi-pal Distributions" and "Prepayment and Yield Consider-ations" in this Prospectus Supplement.

                        Extent of Loss Coverage. Realized losses on Mortgage Loans in a Pool, other than losses that are (i) at-tributable to "special hazards" not insured against under a standard hazard insurance policy, (ii) in-curred on defaulted Mortgage Loans in such Pool as to which there was fraud in the origination of such Mort-gage Loans or (iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan in such Pool, including a reduc-tion by a bankruptcy court of the principal balance of or the interest rate on a Mortgage Loan in such Pool or an extension of its maturity, will not be allocated to the Class A Certificates in the related Group until the date on which the aggregate principal balance of the Class M and Class B Certificates in such Group (which aggregate balance is expected initially to be approximately $8,002,274 with respect to the Class 1-A Certificates and approximately $10,978,299 with re-spect to the Class 2-A Certificates) has been reduced to zero; will not be allocated to the Class M Certifi-cates in such Group until the date on which the aggre-gate principal balance of the Class B Certificates in such Group (which aggregate balance is expected ini-tially to be approximately $5,501,274 with respect to the Class 1-M Certificates and approximately $7,547,299 with respect to the Class 2-M Certificates) has been reduced to zero; and will not be allocated to the Class 1-B-1 or Class 1-B-2 Certificates or to the Class 2-B-1 or Class 2-B-2 Certificates until the date on which the aggregate principal balance of the Subclasses of Class B Certificates in the related Group with higher numerical designations has been re-duced to zero (which aggregate balance is expected initially to be approximately $2,801,274 with respect to the Class 1-B-1 Certificates, approximately $1,700,474 with respect to the Class 1-B-2 Certifi-cates, approximately $3,705,299 with respect to the Class 2-B-1 Certificates and approximately $2,333,299 with respect to the Class 2-B-2 Certificates). Such losses will be allocated first among the Subclasses of Class B Certificates, in reverse numerical order (that is, to the Class 1-B-5, Class 1-B-4, Class 1-B-3, Class 1-B-2 and Class 1-B-1 Certificates, respective-ly, in the case of the Group 1 Certificates and to the Class 2-B-5, Class 2-B-4, Class 2-B-3, Class 2-B-2 and Class 2-B-1 Certificates, respectively, in the case of the Group 2 Certificates).

                        With respect to any Distribution Date subsequent to the first Distribution Date, the availability of the credit enhancement provided by the Class M Certifi-cates of a Group and the Subclasses of Class B Certif-icates of such Group will be affected by the prior re-duction of the principal balance of such Class M Cer-tificates and such Subclasses of Class B Certificates. Reduction of the principal balance of such Class M Certificates and any such Subclass of Class B Certifi-cates will result from (i) the prior allocation of losses due to the liquidation of defaulted Mortgage Loans in the related Pool, including losses due to special hazards and fraud losses up to the respective limits referred to below, (ii) the prior allocation of bankruptcy losses on the Mortgage Loans in the related Pool up to the limit referred to below and (iii) the prior receipt of prin-cipal distributions by the holders of such Certifi-cates.

                        As of the date of issuance of the Series 1998-4 Cer-tificates, the amount of losses attributable to spe-cial hazards, fraud and bankruptcy that will be ab-sorbed solely by the holders of the Subclasses of Class B Certificates of a Group in reverse numerical order and then solely by the holders of the Class M Certificates of such Group will be approximately 1.32% with respect to the Group 1 Certificates and 1.09% with respect to the Group 2 Certificates (in the case of special hazards), 2.00% in the case of the Group 1 Certificates and the Group 2 Certificates (in the case of fraud) and 0.05% in the case of the Group 1 Certif-icates and 0.04% in the case of the Group 2 Certifi-cates (in the case of bankruptcy), respectively, of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans in the related Pool (approximately $2,649,646, $4,000,866 and $100,000, respectively, with respect to the Pool 1 Mortgage Loans and $3,001,509, $5,488,846 and $100,000, respectively, with respect to the Pool 2 Mortgage Loans). If losses due to special hazards, fraud or bankruptcy on the Mortgage Loans in a Pool exceed any of such amounts prior to the principal balances of the Class M and Class B Certificates of the related Group being re-duced to zero, (a) the principal portion of any such excess losses with respect to the Mortgage Loans in the related Pool will generally be shared pro rata by
                        (i) the Class A Certificates of such Group (other than the Class A-PO Certificates of such Group), the Class M Certificates of such Group and the Class B Certifi-cates of such Group and (ii) to the extent such losses arise with respect to Discount Mortgage Loans in the related Pool, the Class A-PO Certificates of such Group, in each case according to their respective in-terests in such Mortgage Loans and (b) the interest portion of any such losses with respect to the Mort-gage Loans in the related Pool will generally be shared pro rata by the Class A, Class M and Class B Certificates of such Group based on their respective interest accrual amounts. Under certain circumstances, the limits set forth above may be reduced as described under "Description of the Certificates --Subordination of Class M and Class B Certificates -- Allocation of Losses" in this Prospectus Supplement.

                        After the principal balances of the Class M and Class B Certificates of a Group have been reduced to zero, the principal portion of all losses (other than the portion attributable to the Class A-PO Certificates of such Group, if any) will be allocated to the Class A Certificates of such Group (other than the Class A-PO Certificates of such Group). To the extent such losses arise with respect to Discount Mortgage Loans in the related Pool, principal losses will be shared among the Class A Certificates of such Group, according to their respective interests in such Mortgage Loans. The principal portion of any losses borne by the Class 1-A Certificates (other than losses borne by the Class 1-A-PO Certificates) will be shared pro rata by the Subclasses of Class 1-A Certificates (other than the Class 1-A-7, Class 1-A-9, Class 1-A-10 and Class 1-A-PO Certificates), the Class 1-A-7 Components, the Class 1-A-9 Components and the Class 1-A-10 Components based on their then-outstanding principal balances or Component Principal Balances (or, in the case of the Class 1-A-9 and Class 1-A-10 Components and the Class 1-A-11 Certificates, their initial Component Principal Balances or initial principal balance, if lower) and the interest portion of such losses will be shared pro rata by such Subclasses based on interest accrued. The principal portion of any losses borne by the Class 2-A Certifi-cates (other than losses borne by the Class 2-A-PO Certificates) will be shared pro rata by the Subclasses of Class 2-A Certificates (other than the Class 2-A-PO Certificates) based on their then out-standing principal balances and the interest portion of such losses will be shared pro rata by such Subclasses based on interest accrued. See "Description of the Certificates -- Interest" and "-- Subordination of Class M and Class B Certificates -- Allocation of Losses" in this Prospectus Supplement.

                        THE YIELD TO MATURITY ON THE CLASS M CERTIFICATES OF A GROUP WILL BE MORE SENSITIVE TO LOSSES DUE TO LIQUIDA-TIONS OF THE MORTGAGE LOANS IN THE RELATED POOL (AND THE TIMING THEREOF) THAN THAT ON THE CLASS A CERTIFI-CATES OF SUCH GROUP, IN THE EVENT THAT THE AGGREGATE PRINCIPAL BALANCE OF THE CLASS B CERTIFICATES OF SUCH GROUP HAS BEEN REDUCED TO ZERO.

                        THE YIELD TO MATURITY ON EACH SUBCLASS OF OFFERED CLASS B CERTIFICATES OF A GROUP WILL BE MORE SENSITIVE TO LOSSES DUE TO LIQUIDATIONS OF THE MORTGAGE LOANS IN THE RELATED POOL (AND THE TIMING THEREOF) THAN THAT ON THE CLASS A CERTIFICATES OF SUCH GROUP AND THE CLASS M CERTIFICATES OF SUCH GROUP AND, IN THE CASE OF THE CLASS 1-B-2 CERTIFICATES AND THE CLASS 2-B-2 CERTIFI-CATES, THE CLASS 1-B-1 CERTIFICATES AND THE CLASS 2-B-1 CERTIFICATES, RESPECTIVELY, IN THE EVENT THAT THE PRINCIPAL BALANCES OF THE SUBCLASSES OF CLASS B CER-TIFICATES OF SUCH GROUP WITH HIGHER NUMERICAL DESIGNA-TIONS HAVE BEEN REDUCED TO ZERO.

                        See "Description of the Certificates -- Subordination of Class M and Class B Certificates" in this Prospec-tus Supplement.
Effects of
 Prepayments on
 Investment
 Expectations.........  The actual rate of prepayment of principal on the
                        Mortgage Loans in either Pool cannot be predicted. The investment performance of the Offered Certificates of each Group may vary materially and adversely from the investment expectations of investors due to prepay-ments on the Mortgage Loans in the related Pool being higher or lower than anticipated by investors. In ad-dition, the Class A Certificates in a Group (other than the Class A-PO Certificates in such Group) in the aggregate will be more sensitive to prepayments on the Mortgage Loans in the related Pool than the Subordi-nated Certificates of such Group due to the dispropor-tionate allocation of such prepayments to investors in such Class A Certificates then entitled to principal distributions during the nine years beginning on the first Distribution Date. See "-- Distributions of Principal and Interest -- Principal Distributions" and "Prepayment and Yield Considerations" in this Prospec-tus Supplement. The actual yield to the holder of an Offered Certificate may not be equal to the yield an-ticipated at the time of purchase of the Certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the Certificate may not be realized. These effects are summarized below. IN DE-CIDING WHETHER TO PURCHASE ANY OFFERED CERTIFICATES, AN INVESTOR SHOULD MAKE AN INDEPENDENT DECISION AS TO THE APPROPRIATE PREPAYMENT ASSUMPTIONS TO BE USED.

                        Yield. If an investor purchases an Offered Certificate at an amount equal to its unpaid principal balance (that is, at "par"), the effective yield to that investor (assuming that there are no interest shortfalls and assuming the full return of the invest-or's invested principal) will approximate the Pass-Through Rate on that Certificate. If an investor pays less or more than the unpaid principal balance of an Offered Certificate (that is, buys the Certificate at a "discount" or "premium," respectively), then, based on the assumptions set forth in the preceding sen-tence, the effective yield to the investor will be higher or lower, respectively, than the stated inter-est rate on the Certificate, because such discount or premium will be amortized over the life of the Certif-icate. Any deviation in the actual rate of prepayments on the Mortgage Loans in the related Pool from the rate assumed by the investor will affect the period of time over which, or the rate at which, the discount or premium will be amortized and, consequently, will change the investor's actual yield from that antici-pated. The timing of receipt of prepayments may also affect the investor's actual yield. AN INVESTOR THAT PURCHASES ANY OFFERED CERTIFICATES AT A DISCOUNT SHOULD CONSIDER THE RISK THAT A SLOWER THAN ANTICI-PATED RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS IN THE RELATED POOL WILL RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN SUCH INVESTOR'S EXPECTED YIELD. AN INVESTOR THAT PURCHASES ANY OFFERED CERTIFICATES AT A PREMIUM, OR THAT PURCHASES THE CLASS 1-A-4 CERTIFI-CATES, WHICH HAVE NO PRINCIPAL BALANCE, SHOULD CON-SIDER THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS IN THE RE-LATED POOL WILL RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN SUCH INVESTOR'S EXPECTED YIELD AND SHOULD CONSIDER THE RISK THAT A RAPID RATE OF PRINCIPAL PAY-MENTS ON THE MORTGAGE LOANS IN THE RELATED POOL
                        COULD RESULT IN THE FAILURE OF SUCH INVESTOR TO FULLY RECOVER ITS INITIAL INVESTMENT.

                        The yield to investors in the Class 1-A-4 Certifi-cates, which have no principal balance, will be sensi-tive to both the timing of receipt of prepayments and the overall rate of prepayment on the Pool 1 Mortgage Loans. The particular sensitivity of the Class 1-A-4 Certificates is separately displayed in the table ap-pearing under the heading "Prepayment and Yield Con-siderations" in this Prospectus Supplement. INVESTORS IN THE CLASS 1-A-4 CERTIFICATES SHOULD CONSIDER THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS ON THE POOL 1 MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOVER THEIR INITIAL INVEST-MENTS.

                        Reinvestment Risk. As stated above, if an Offered Cer-tificate is purchased at par, fluctuations in the rate of distributions of principal will generally not af-fect the yield to maturity of that Certificate. Howev-er, the total return on any investor's investment, in-cluding an investor who purchases at par, will be re-duced to the extent that principal distributions re-ceived on its Certificate cannot be reinvested at a rate as high as the stated interest rate of the Cer-tificate. Investors in the Offered Certificates should consider the risk that rapid rates of prepayments on the Mortgage Loans in the related Pool may coincide with periods of low prevailing market interest rates. During periods of low prevailing market interest rates, mortgagors may be expected to prepay or refi-nance Mortgage Loans that carry interest rates signif-icantly higher than then-current interest rates for mortgage loans. Consequently, the amount of principal distributions available to an investor for reinvest-ment at such low prevailing interest rates may be rel-atively large. Conversely, slow rates of prepayments on the Mortgage Loans may coincide with periods of high prevailing market interest rates. During such periods, it is less likely that mortgagors will elect to prepay or refinance Mortgage Loans and, therefore, the amount of principal distributions available to an investor for reinvest-ment at such high prevailing interest rates may be relatively small.

                        Weighted Average Life Volatility. One indication of the impact of varying prepayment speeds on a security is the change in its weighted average life. The "weighted average life" of an Offered Certificate (other than a Class 1-A-4 Certificate) is the average amount of time that will elapse between the date of issuance of the Certificate and the date on which each dollar in reduction of the principal balance of the Certificate is distributed to the investor. The weighted average life of a Class 1-A-4 Certificate is the average amount of time that will elapse between the date of issuance of the Series 1998-4 Certificates and the date on which each dollar in reduction of the aggregate principal balance of the PAC Certificates (the sum of a portion of each of the principal bal-ances of which corresponds to the notional amount of the Class 1-A-4 Certificates) is distributed to the investors in the PAC Certificates. Low rates of pre-payment may result in the extension of the weighted average life of a Certificate; high rates, in the shortening of such weighted average life.

                        In general, if the weighted average life of a Certifi-cate purchased at par is extended beyond that ini-tially anticipated, such Certificate's market value may be adversely affected even though the yield to ma-turity on the Certificate is unaffected.

                        THE WEIGHTED AVERAGE LIVES OF THE CLASS 1-A-9, CLASS 1-A-10 AND CLASS 1-A-11 CERTIFICATES WILL BE PARTICU-LARLY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (IN-CLUDING PREPAYMENTS) ON THE POOL 1 MORTGAGE LOANS. THE WEIGHTED AVERAGE LIVES OF THE SCHEDULED CERTIFICATES AND THE CLASS 1-A-7 CERTIFICATES WITH RESPECT TO THEIR COMPONENTS WILL BE LESS SENSITIVE THAN THE WEIGHTED AVERAGE LIVES OF THE CLASS 1-A-9, CLASS 1-A-10 AND CLASS 1-A-11 CERTIFICATES, BUT MORE SENSITIVE THAN THE WEIGHTED AVERAGE LIVES OF THE OTHER SUBCLASSES AND CLASSES OF GROUP 1 CERTIFICATES OFFERED HEREBY, TO THE RATE OF PAYMENTS (INCLUDING PREPAYMENTS) ON THE POOL 1 MORTGAGE LOANS. AT RATES ABOVE CERTAIN PREPAYMENT LEV-ELS, PAYMENTS OF PRINCIPAL ALLOCATED TO THE CLASS 1-A CERTIFICATES (OTHER THAN THE CLASS 1-A-PO CERTIFI-CATES) IN EXCESS OF SUCH PREPAYMENT LEVELS WILL BE PAID TO HOLDERS OF SUCH COMPANION CERTIFICATES AND THE SCHEDULED CERTIFICATES AND COMPONENTS WHILE SUCH CER-TIFICATES AND COMPONENTS REMAIN OUTSTANDING PRIOR TO BEING PAID TO THE HOLDERS OF THE PAC CERTIFICATES. FURTHER, AT OR BELOW CERTAIN PREPAYMENT LEVELS, THE COMPANION CERTIFICATES AND THE SCHEDULED CERTIFICATES AND COMPONENTS MAY RECEIVE NO PRINCIPAL PAYMENTS (OTHER THAN CERTAIN ACCRUAL DISTRIBUTION AMOUNTS) FOR EXTENDED PERIODS OF TIME, RESULTING IN AN EXTENSION OF THE WEIGHTED AVERAGE LIVES OF THE COMPANION CERTIFI-CATES, THE SCHEDULED CERTIFICATES AND THE CLASS 1-A-7 AND CLASS 1-A-9 CERTIFICATES.

                        See "Prepayment and Yield Considerations" and "De-scription of the Certificates -- Principal (Including Prepayments) -- Principal Payment Characteristics of the PAC Certificates, the Scheduled Certificates and Components and the Companion Certificates" in this Prospectus Supplement.

                        The weighted average lives of the Offered Certifi-cates, under various prepayment scenarios, are dis-played in the tables appearing under the heading "Pre-payment and Yield Considerations" in this Prospectus Supplement.
Federal Income Tax
 Status...............  For federal income tax purposes, the Trust Estate will consist of two real estate mortgage investment con-duits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively). Each Subclass of Class A (other than the Class 1-A-R and Class 1-A-LR) and Class B Certificates and the Class 1-M and Class 2-M Certifi-cates will constitute "regular interests" in the Upper Tier REMIC and the Class 1-A-R and Class 1-A-LR Cer-tificates will constitute the "residual interest" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively.

                        The Regular Certificates (as defined herein) generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Regular Certificates will be required to report income thereon in accordance with the accrual method of accounting. The Class 1-A-9, Class 1-A-10 and Class 1-A-11 Certificates will be issued with original issue discount in an amount equal to the excess of the sum of all distributions of principal and interest (whether current or accrued) expected to be received thereon over their respective issue prices (including accrued interest). It is anticipated that the Class 1-A-4 Certificates will be treated as issued with origi-nal issue discount in an amount equal to the excess of the sum of all distributions of interest expected to be received thereon over their issue price (including accrued interest). It is also anticipated that the Class 1-A-1, Class 1-A-2, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-12, Class 1-M, Class 1-B-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-6 and Class 2-M Certificates will be issued at a premium and that the Class 1-A-3, Class 1-A-8, Class 1-B-2, Class 2-A-5, Class 2-B-1 and Class 2-B-2 Certificates will be issued with de minimis original issue discount for federal income tax purposes. Final-ly, it is anticipated that the Class A-PO, Class B-3, Class B-4 and Class B-5 Certificates, which are not offered hereby, will be issued with original issue discount for federal income tax purposes.

                        Holders of the Class 1-A-R and Class 1-A-LR Certifi-cates will be required to include the taxable income or loss of the Upper-Tier REMIC and Lower-Tier REMIC, respectively, in determining their federal taxable in-come. It is anticipated that all or a substantial por-tion of the taxable income of the Upper-Tier REMIC and Lower-Tier REMIC includible by the Class 1-A-R and Class 1-A-LR Certificateholders will be treated as "excess inclusion" income subject to special limita-tions for federal income tax purposes. AS A RESULT, THE EFFECTIVE AFTER-TAX RETURN OF THE CLASS 1-A-R AND CLASS 1-A-LR CERTIFICATES MAY BE SIGNIFICANTLY LOWER THAN WOULD BE THE CASE IF THE CLASS 1-A-R AND CLASS 1-A-LR CERTIFICATES WERE TAXED AS DEBT INSTRUMENTS, OR MAY BE NEGATIVE. FURTHER, SIGNIFICANT RESTRICTIONS AP-PLY TO THE TRANSFER OF THE CLASS 1-A-R AND CLASS 1-A-LR CERTIFICATES. THE CLASS 1-A-R AND CLASS 1-A-LR CER-TIFICATES WILL BE CONSIDERED "NONECONOMIC RESIDUAL IN-TERESTS," CERTAIN TRANSFERS OF WHICH MAY BE DISRE-GARDED FOR FEDERAL INCOME TAX PURPOSES.

                        See "Description of the Certificates -- Restrictions on Transfer of the Class 1-A-R, Class 1-A-LR, Class M and Offered Class B Certificates"
                        and "Federal Income Tax Considerations" in this Pro-spectus Supplement and "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" in the Prospectus.
ERISA
 Considerations.......  A fiduciary of an employee benefit plan or other re-
                        tirement plan or arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, simi-lar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law. BECAUSE THE CLASS M AND OF-FERED CLASS B CERTIFICATES OF A GROUP ARE SUBORDINATED WITH RESPECT TO CERTAIN LOSSES TO THE CLASS A CERTIFI-CATES OF SUCH GROUP, THE CLASS M AND OFFERED CLASS B CERTIFICATES MAY NOT BE TRANSFERRED UNLESS THE TRANS-FEREE HAS DELIVERED (I) A REPRESENTATION LETTER TO THE TRUST ADMINISTRATOR AND SELLER STATING EITHER (A) THAT THE TRANSFEREE IS NOT A PLAN AND IS NOT ACTING ON BE-HALF OF A PLAN OR USING THE ASSETS OF A PLAN TO EFFECT SUCH PURCHASE OR (B) SUBJECT TO CERTAIN CONDITIONS DE-SCRIBED HEREIN, THAT THE SOURCE OF FUNDS USED TO PUR-CHASE THE CLASS M OR OFFERED CLASS B CERTIFICATES IS AN "INSURANCE COMPANY GENERAL ACCOUNT" OR (II) AN OPINION OF COUNSEL AND SUCH OTHER DOCUMENTATION AS DE-SCRIBED UNDER "ERISA CONSIDERATIONS" IN THIS PROSPEC-TUS SUPPLEMENT RELATING TO THE OFFERING OF SUCH CER-TIFICATES. NEITHER THE CLASS 1-A-R NOR CLASS 1-A-LR CERTIFICATE MAY BE PURCHASED BY OR TRANSFERRED TO A PLAN OR A PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN. See "ERISA Considerations" in this Prospectus Supplement and in the Prospectus.

Legal Investment......  The Offered Class A Certificates and the Class M Cer-
                        tificates will constitute "mortgage related securi-ties" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized sta-tistical rating organization. As such, the Offered Class A Certificates and the Class M Certificates are legal investments for certain entities to the extent provided in SMMEA. However, there are regulatory re-quirements and considerations applicable to regulated financial institutions and restrictions on the ability of such institutions to invest in certain types of mortgage related securities. The Offered Class B Cer-tificates will not constitute "mortgage related secu-rities" under SMMEA. The appropriate characterization of the Offered Class B Certificates under various le-gal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Class B Certificates, may be subject to significant interpretive uncertainties. Prospective purchasers of the Offered Certificates should consult their own legal, tax and accounting advisors in deter-mining the suitability of and consequences to them of the purchase, ownership and disposition of the Offered Certificates. See "Legal Investment" in this Prospec-tus Supplement.

                                  RISK FACTORS

GENERAL
  The rate of distributions in reduction of the principal balance of any Subclass or Class of Offered Certificates, the aggregate amount of distribu-tions of principal and interest on any Subclass or Class of Offered Certifi-cates and the yield to maturity of any Subclass or Class of Offered Certifi-cates will be directly related to the rate of payments of principal on the Mortgage Loans in the related Pool and the amount and timing of mortgagor de-faults resulting in Realized Losses. The rate of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortiza-tion schedules of the Mortgage Loans, the rate of principal prepayments (in-cluding partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans by the Seller as a result of defective documentation or breaches of rep-resentations and warranties, optional purchase by the Seller of defaulted Mort-gage Loans and optional purchase by the Seller of all of the Mortgage Loans in connection with the termination of the Trust Estate. See "Prepayment and Yield Considerations" and "Pooling and Servicing Agreement --Optional Termination" herein and "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans to the Trustee," "-- Optional Purchases" and "-- Termination; Purchase of Mort-gage Loans" in the Prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty.

  The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

  Interest and principal will be distributable on the Group 1 Certificates solely out of amounts received on the Pool 1 Mortgage Loans, and on the Group 2 Certificates solely out of amounts received on the Pool 2 Mortgage Loans. Therefore, the Offered Certificates of a Group may experience shortfalls or losses on a Distribution Date even though distributions are made on such date to Certificates of the other Group.

  An investor that purchases any Offered Certificates at a discount should con-sider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Pool will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Offered Certificates at a premium, or that purchases the Class 1-A-4 Certificates, which have no principal balance, should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans in the related Pool will result in an actual yield that is lower than such investor's expected yield. See "Prepayment and Yield Considerations" herein.

  The particular sensitivity of the Class 1-A-4 Certificates is separately dis-played in the table appearing under the heading "Prepayment and Yield Consider-ations" in this Prospectus Supplement. INVESTORS IN THE CLASS 1-A-4 CERTIFI-CATES SHOULD CONSIDER THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS ON THE POOL 1 MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOVER THEIR INITIAL INVESTMENTS. See "Prepayment and Yield Considerations" herein.

SUBORDINATION
  The rights of the holders of the Class M Certificates of a Group to receive distributions with respect to the Mortgage Loans in the related Pool will be subordinated to such rights of the holders of the Class A Certificates of such Group, and the rights of the holders of a Subclass of Class B Certificates of a Group to receive distributions with respect to the Mortgage Loans in the re-lated Pool will be subordinated to such rights of the holders of the Class A Certificates of such Group, the Class M Certificates of such Group and the Subclasses of Class B Certificates of such Group with lower numerical designa-tions, all to the extent described herein under "Description of the Certifi-cates -- Subordination of Class M and Class B Certificates."

BOOK-ENTRY SYSTEM FOR CERTAIN SUBCLASSES OF CLASS A CERTIFICATES
  Transactions in the Book-Entry Certificates generally can be effected only through DTC, DTC Participants and Indirect DTC Participants. The ability of a Beneficial Owner to pledge Book-Entry Certificates and the liquidity of the Book-Entry Certificates in general may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, Beneficial Owners may experience delays in their receipt of payments.

See "Risk Factors -- Book-Entry System for Certain Classes and Subclasses of Certificates" and "Description of the Certificates -- Book-Entry Form" in the Prospectus.

  See "Risk Factors" in the Prospectus for a description of certain other risks and special considerations applicable to the Offered Certificates.

                        DESCRIPTION OF THE CERTIFICATES

DENOMINATIONS
  The Offered Certificates, other than the Class 1-A-4, Class 1-A-R and Class 1-A-LR Certificates, will be issued in minimum denominations of $100,000 ini-tial principal balance and integral multiples of $1,000 initial principal bal-ance in excess thereof, except that one Class 1-B-2 Certificate may be issued in any denomination in excess of $100,000 initial principal balance. The Class 1-A-4 Certificates will be issued in minimum denominations of $1,337,000 ini-tial notional amount and integral multiples of $1,000 initial notional amount in excess thereof, except that one Class 1-A-4 Certificate may be issued in any denomination in excess of $1,337,000 initial notional amount. The Class 1-A-R Certificate and the Class 1-A-LR Certificate will each be issued as a single Certificate with a denomination of $100 initial principal balance.

DEFINITIVE FORM
  Offered Certificates issued in fully registered, certificated form are re-ferred to herein as "Definitive Certificates." The Class 1-A-4, Class 1-A-R, Class 1-A-LR, Class M and Offered Class B Certificates will be issued as Defin-itive Certificates. Distributions of principal of, and interest on, the Defini-tive Certificates will be made by the Trust Administrator or other paying agent directly to holders of Definitive Certificates in accordance with the proce-dures set forth in the Pooling and Servicing Agreement. The Definitive Certifi-cates will be transferable and exchangeable at the offices of the Trust Admin-istrator or other certificate registrar. No service charge will be imposed for any registration of transfer or exchange, but the Trust Administrator may re-quire payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

BOOK-ENTRY FORM
  Offered Certificates, other than those initially issued as Definitive Certif-icates, will be issued in book-entry form and are referred to herein as "Book-Entry Certificates." Each Subclass of the Book-Entry Certificates initially will be represented by one physical certificate registered in the name of Cede & Co. ("Cede"), as nominee of DTC, which will be the "holder" or "Certificateholder" of such Certificates, as such terms are used herein. No person acquiring an interest in the Book-Entry Certificates (a "Beneficial Own-er") will be entitled to receive a Definitive Certificate representing such person's interest in the Book-Entry Certificates, except as set forth under "Description of the Certificates -- Book-Entry Form" in the Prospectus. Unless and until Definitive Certificates are issued under the limited circumstances described therein, all references to actions taken by Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its DTC Participants (as defined under "De-scription of the Certificates -- Book-Entry Form" in the Prospectus), and all references herein to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-Entry Certifi-cates, refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures. See "Description of the Certificates -- Book-Entry Form" in the Prospectus.

DISTRIBUTIONS
  Distributions of interest and in reduction of principal balance to holders of each Subclass of Class A and Class B Certificates and the Class M Certificates will be made monthly, to the extent of each Subclass's or Class's entitlement thereto, on the 25th day of each month or, if such day is not a business day, on the succeeding business day (each, a "Distribution Date"), beginning in Feb-ruary 1998. The "Determination Date" with respect to each Distribution Date will be the 17th day of each month or, if such day is not a business day, the preceding business day. Distributions will be made on each Distribution Date to holders of record (which, in the case of the Book-Entry Certificates, will be Cede, as nominee for DTC) at the close of business on the last business day of the preceding month (each, a "Record Date"), except that the final distribution in respect of any Certificate will only be made upon presentation and surrender of such Certificate at the office or agency appointed by the Trust Administra-tor and specified in the notice of final distribution in respect of such Cer-tificate.

  The aggregate amount available for distribution to holders of the Group 1 Certificates on each Distribution Date will be the Pool 1 Distribution Amount. The aggregate amount available for distribution to holders of the Group 2 Cer-tificates will be the Pool 2 Distribution Amount. The Pool 1 Distribution Amount will be determined by reference to amounts received and expenses in-curred in connection with the Pool 1 Mortgage Loans and the Pool 2 Distribution Amount will be determined by reference to amounts received and expenses in-curred in connection with the Pool 2 Mortgage Loans. The "Pool 1 Distribution Amount" and the "Pool 2 Distribution Amount" (each, a "Pool Distribution Amount") for a Distribution Date will be the sum of all previously undistrib-uted payments or other receipts on account of principal (including principal prepayments and Liquidation Proceeds in respect of principal, if any), and in-terest on or in respect of the Pool 1 Mortgage Loans or Pool 2 Mortgage Loans, as applicable, received by the Master Servicer, including without limitation any related insurance proceeds and the proceeds of any purchase of a related Pool 1 Mortgage Loan or Pool 2 Mortgage Loan, as applicable, for breach of a representation or warranty or the sale of a Mortgaged Property by a Servicer in connection with the liquidation of the related Pool 1 Mortgage Loan or Pool 2 Mortgage Loan, as applicable, on or prior to the Remittance Date in the month in which such Distribution Date occurs, plus (i) all Periodic Advances made with respect to a Pool 1 Mortgage Loan or Pool 2 Mortgage Loan, as applicable, and (ii) all other amounts with respect to a Pool 1 Mortgage Loan or Pool 2 Mortgage Loan, as applicable, (including any insurance proceeds and Compensat-ing Interest) placed in the applicable Certificate Account by any Servicer on or before the Remittance Date or by the Master Servicer on or before the Dis-tribution Date pursuant to the Pooling and Servicing Agreement, but excluding the following:

    (a) amounts received with respect to Pool 1 Mortgage Loans or Pool 2 Mortgage Loans, as applicable, as late payments of principal or interest respecting which one or more unreimbursed Periodic Advances has been made;

    (b) to the extent permitted by the Pooling and Servicing Agreement, that portion of Liquidation Proceeds with respect to a Pool 1 Mortgage Loan or a Pool 2 Mortgage Loan, as applicable, that represents any unreimbursed Peri-odic Advances of such Servicer;

    (c) those portions of each payment of interest on a particular Pool 1 Mortgage Loan or Pool 2 Mortgage Loan, as applicable, which represent (i) the applicable Servicing Fee, (ii) the Master Servicing Fee and (iii) the Fixed Retained Yield, if any;

    (d) all amounts with respect to Pool 1 Mortgage Loans or Pool 2 Mortgage Loans, as applicable, representing scheduled payments of principal and in-terest due after the Due Date occurring in the month in which such Distri-bution Date occurs;

    (e) all principal prepayments in full, all partial principal prepayments, all proceeds of any Pool 1 Mortgage Loans or Pool 2 Mortgage Loans, as ap-plicable, or property acquired in respect thereof, or liquidated pursuant to the Pooling and Servicing Agreement, including net Partial Liquidation Proceeds but excluding any Net Foreclosure Profits (as defined under "--
   Additional Rights of the Class 1-A-R and Class 1-A-LR Certificateholders" below), and other unscheduled receipts in respect of principal of the Pool 1 Mortgage Loans or Pool 2 Mortgage Loans, as applicable, other than pro-ceeds of a repurchase of a Pool 1 Mortgage Loan or Pool 2 Mortgage Loan, as applicable, by the Seller or amounts deposited by the Seller in the appli-cable Certificate Account in connection with the substitution of a Pool 1 Mortgage Loan or Pool 2 Mortgage Loan, as applicable, (collectively, "Unscheduled Principal Receipts") that were received by each Servicer after the Unscheduled Principal Receipt Period (as described under "Servicing of the Mortgage Loans --Unscheduled Principal Receipts" below) relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

    (f) all repurchase proceeds with respect to Pool 1 Mortgage Loans or Pool 2 Mortgage Loans, as applicable, repurchased by the Seller on or following the Due Date in the month in which such Distribution Date occurs and the excess of the unpaid principal balance of any defective Pool 1 Mortgage Loan or Pool 2 Mortgage Loan, as applicable, for which a Mortgage Loan was substituted over the unpaid principal balance of such substituted Mortgage Loan on or following the Due Date in the month in which such Distribution Date occurs;

    (g) to the extent permitted by the Pooling and Servicing Agreement, that portion of Liquidation Proceeds or insurance proceeds with respect to a Pool 1 Mortgage Loan or Pool 2 Mortgage Loan, as applicable, or proceeds of any related Mortgaged Property that becomes owned by the Trust Estate which represents any unpaid Servicing Fee or Master Servicing Fee to which such Servicer or the Master Servicer, respectively, is entitled, or which repre-sents unpaid Fixed Retained Yield, and the portion of net Liquidation Pro-ceeds used to reimburse any unreimbursed Periodic Advances;

    (h) all amounts representing certain expenses in respect of the Pool 1 Mortgage Loans or Pool 2 Mortgage Loans, as applicable, reimbursable to the Master Servicer and other amounts permitted to be retained by the Master Servicer or withdrawn by the Master Servicer from the Certificate Account pursuant to the Pooling and Servicing Agreement;

    (i) reinvestment earnings on payments received in respect of the Pool 1 Mortgage Loans or Pool 2 Mortgage Loans, as applicable, or on other amounts on deposit in the Certificate Account;

    (j) Net Foreclosure Profits in respect of the Pool 1 Mortgage Loans or Pool 2 Mortgage Loans, as applicable;

    (k) Month End Interest in respect of the Pool 1 Mortgage Loans or Pool 2 Mortgage Loans, as applicable; and

    (l) generally, the amount of any recoveries in respect of principal which had previously been allocated as a loss to one or more Subclasses of the Class A or Class B Certificates or the Class M Certificates of the related Group.

  The "Remittance Date" with respect to any Distribution Date and any Mortgage Loan serviced by an Other Servicer will be the 18th day of each month or, if any such day is not a business day, the preceding business day. The "Remittance Date" with respect to any Distribution Date and any Mortgage Loan serviced by Norwest Mortgage will, except as described below under "Servicing of the Mort-gage Loans -- Anticipated Changes in Servicing," be the 24th day of each month or, if any such day is not a business day, the preceding business day.

  "Partial Liquidation Proceeds" are Liquidation Proceeds received by a Servicer on a Mortgage Loan prior to such Mortgage Loan becoming a Liquidated Loan and "net Partial Liquidation Proceeds" are Partial Liquidation Proceeds less expenses incurred with respect to such liquidation.

  Each Servicer is required to deposit in the Certificate Account for the re-lated Pool by the Remittance Date certain amounts in respect of the Mortgage Loans in the related Pool as set forth herein under "Servicing of the Mortgage Loans -- Custodial Accounts." The Master Servicer is required to remit to the Trust Administrator on or before the Distribution Date any payments constitut-ing part of the Pool 1 Distribution Amount or Pool 2 Distribution Amount that are received by the Master Servicer or are required to be made with the Master Servicer's own funds. Except as described below under "Description of the Cer-tificates -- Periodic Advances," neither the Master Servicer nor the Trust Ad-ministrator is obligated to remit any amounts which a Servicer was required but failed to deposit in the related Certificate Account.

  On each Distribution Date, the Pool 1 Distribution Amount will be allocated among the Classes or Subclasses of Group 1 Certificates and the Pool 2 Distri-bution Amount will be allocated among the Classes or Subclasses of Group 2 Cer-tificates and, in each case, distributed to the holders thereof of record as of the related Record Date as follows with respect to each Group (the "Pool Dis-tribution Amount Allocation"):

  first, to the Subclasses of Class A Certificates in a Group, pro rata based on their respective Class A Subclass Interest Accrual Amounts, in an aggregate amount up to the sum of their Class A Subclass Interest Accrual Amounts with respect to such Distribution Date; provided that prior to the applicable Accre-tion Termination Date for the Class 1-A-9 Components, the Class 1-A-10 Compo-nents and the Class 1-A-11 Certificates, an amount equal to the amount that would otherwise be distributable in respect of interest to each Class 1-A-9 Component, each Class 1-A-10 Component and the Class 1-A-11 Certificates pursu-ant to this provision will be distributed in reduction of the Class A Subclass Principal Balances and Component Principal Balances of certain Components and Class 1-A Certificates as set forth below under "-- Principal (Including Pre-payments) -- Allocation of Amount to be Distributed";

  second, to the Subclasses of Class A Certificates in such Group, pro rata based on their respective unpaid Class A Subclass Interest Shortfall Amounts, in an aggregate amount up to the sum of their Class A Subclass Interest Shortfall Amounts; provided that prior to the applicable Accretion Termination Date for the Class 1-A-9 Components, the Class 1-A-10 Components and the Class 1-A-11 Certificates, an amount equal to the amount that would otherwise be dis-tributable in respect of interest shortfalls to each Class 1-A-9 Component, each Class 1-A-10 Component and the Class 1-A-11 Certificates pursuant to this provision will be distributed in reduction of the Class A Subclass Principal Balances and Component Principal Balances of certain Components and Class 1-A Certificates as set forth below under "-- Principal (Including Prepayments) --
 Allocation of Amount to be Distributed";

  third, concurrently, pro rata to the Class A Certificates of such Group (other than the Class A-PO Certificates of such Group), based on the Class A Non-PO Optimal Principal Amount for such Group, and the Class A-PO Certificates of such Group, based on the Class A-PO Optimal Principal Amount for such Group,
(A) to the Subclasses of Class A Certificates of such Group (other than the Class A-PO Certificates of such Group) in an aggregate amount up to the Class A Non-PO Optimal Principal Amount for such Group, such distribution to be allo-cated among such Subclasses in accordance with the priorities set forth below under "-- Principal (Including Prepayments) -- Allocation of Amount to be Dis-tributed" and (B) to the Class A-PO Certificates of such Group in an amount up to the Class A-PO Optimal Principal Amount for such Group;

  fourth, to the Class A-PO Certificates of such Group in an amount up to the applicable Class A-PO Deferred Amount, but only from amounts otherwise distrib-utable (without regard to this priority) to: first the Subclasses of Class B Certificates of such Group pursuant to priorities fourteenth clause (C), thir-teenth and tenth of this Pool Distribution Amount Allocation; and then the Class M Certificates of such Group pursuant to priority seventh of this Pool Distribution Amount Allocation;

  fifth, to the Class M Certificates of such Group in an amount up to their Class M Interest Accrual Amount with respect to such Distribution Date;

  sixth, to the Class M Certificates of such Group in an amount up to the sum of their previously unpaid Class M Interest Shortfall Amounts;

  seventh, to the Class M Certificates of such Group in an amount up to the Class M Optimal Principal Amount of such Group; provided, however, that the amount distributable pursuant to this priority seventh to the Class M Certifi-cates of such Group will be reduced by the amount, if any, otherwise distribut-able as principal hereunder used to pay the applicable Class A-PO Deferred Amount in accordance with priority fourth;

  eighth, to the Class 1-B-1 or Class 2-B-1 Certificates, as applicable, in an amount up to the Class B Subclass Interest Accrual Amount for such Subclass with respect to such Distribution Date;

  ninth, to the Class 1-B-1 or Class 2-B-1 Certificates, as applicable, in an amount up to the sum of the previously unpaid Class B Subclass Interest Shortfall Amounts for such Subclass;

  tenth, to the Class 1-B-1 or Class 2-B-1 Certificates, as applicable, in an amount up to the Subclass B Optimal Principal Amount for such Subclass; provid-ed, however, that the amount distributable pursuant to this priority tenth will be reduced by the amount, if any, otherwise distributable as principal hereun-der used to pay the applicable Class A-PO Deferred Amount in accordance with priority fourth;

  eleventh, to the Class 1-B-2 or Class 2-B-2 Certificates, as applicable, in an amount up to the Class B Subclass Interest Accrual Amount for such Subclass with respect to such Distribution Date;

  twelfth, to the Class 1-B-2 or Class 2-B-2 Certificates, as applicable, in an amount up to the sum of the previously unpaid Class B Subclass Interest Shortfall Amounts for such Subclass;

  thirteenth, to the Class 1-B-2 or Class 2-B-2 Certificates, as applicable, in an amount up to the Subclass B Optimal Principal Amount for such Subclass; pro-vided, however, that the amount distributable pursuant to this priority thir-teenth will be reduced by the amount, if any, otherwise distributable as prin-cipal hereunder used to pay the applicable Class A-PO Deferred Amount in accor-dance with priority fourth; and

  fourteenth, sequentially, to the Class 1-B-3, Class 1-B-4 and Class 1-B-5 Certificates or Class 2-B-3, Class 2-B-4 and Class 2-B-5 Certificates, as ap-plicable, so that each such Subclass shall receive (A) first, an amount up to its Class B Subclass Interest Accrual Amount with respect to such Distri-bution Date, (B) then, an amount up to its previously unpaid Class B Subclass Interest Shortfall Amounts and (C) finally, an amount up to its Subclass B Op-timal Principal Amount before any Subclasses of Class B Certificates with higher numerical designations receive any payments in respect of interest or principal; provided, however, that the amount distributable pursuant to this priority fourteenth clause (C) to any Subclasses of Class B Certificates of a Group will be reduced by the amount, if any, otherwise distributable as princi-pal hereunder used to pay the applicable Class A-PO Deferred Amount in accor-dance with priority fourth.

  The "Class A Non-PO Distribution Amount" for each Group and for any Distribu-tion Date will be equal to the sum of the amounts distributed in accordance with priorities first, second and third clause (A) of the Pool Distribution Amount Allocation for such Group set forth above.

  The "Class M Distribution Amount" for each Group and for any Distribution Date will be equal to the sum of the amounts distributed in accordance with priorities fifth through seventh of the Pool Distribution Amount Allocation for such Group set forth above.

  The "Class B Subclass Distribution Amount" for any Distribution Date and the Class 1-B-1, Class 1-B-2, Class 2-B-1 or Class 2-B-2 Certificates will be equal to the sum of the amounts distributed in accordance with priorities eighth through tenth of the Pool Distribution Amount Allocation set forth above with respect to the Class 1-B-1 or Class 2-B-1 Certificates and priorities eleventh through thirteenth of the Pool Distribution Amount Allocation set forth above with respect to the Class 1-B-2 or Class 2-B-2 Certificates.

  The undivided percentage interest (the "Percentage Interest") represented by any Offered Certificate of a Subclass or Class in distributions to such Subclass or Class will be equal to the percentage obtained by dividing the ini-tial principal balance (or notional amount in the case of the Class 1-A-4 Cer-tificates) of such Certificate by the aggregate initial principal balance (or notional amount) of all Certificates of such Subclass or Class, as the case may be.

INTEREST
  The amount of interest that will accrue on each Subclass of Class A Certifi-cates of a Group, other than the Class A-PO Certificates of such Group, during each month, after taking into account any Non-Supported Interest Shortfalls and the interest portion of certain losses allocated to such Subclass, is referred to herein as the "Class A Subclass Interest Accrual Amount" for such Subclass. The Class A Subclass Interest Accrual Amount for each Subclass of Class A Cer-tificates of a Group, other than the Class 1-A-9, Class 1-A-10 and Class A-PO Certificates, will equal the difference between (a) the product of (i) 1/12th of the Pass-Through Rate for such Subclass and (ii) the outstanding Class A Subclass Principal Balance of such Subclass or, in the case of the Class 1-A-4 Certificates, the outstanding Class 1-A-4 Notional Amount, and (b) the sum of
(i) any Non-Supported Interest Shortfall allocable to such Subclass, (ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such Subclass and (iii) the interest por-tion of any Realized Losses, other than the interest portion of any Excess Spe-cial Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses, allocable to such Subclass on or after the applicable Cross-Over Date.

  The Class 1-A-4 Certificates are interest-only certificates and have no prin-cipal balance. The "Class 1-A-4 Notional Amount" with respect to each Distribu-tion Date will be equal to the sum of approximately 5.7142857143% of the Class A Subclass Principal Balance of the Class 1-A-1 Certificates, approximately 9.2857142857% of the Class A Subclass Principal Balance of the Class 1-A-2 Cer-tificates and approximately 7.1428571429% of the Class A Subclass Principal Balance of the Class 1-A-3 Certificates. Accordingly, any distributions in re-spect of principal made to, or losses in respect of principal allocated in re-duction of, the Class A Subclass Principal Balance of any Subclass of PAC Cer-tificates will result in a proportional reduction in the Class 1-A-4 Notional Amount. See "-- Principal (Including Prepayments)" and "-- Subordination of Class M and Class B Certificates -- Allocation of Losses" herein. The Class 1-A-4 Notional Amount with respect to the first Distribution Date will be approx-imately $5,350,485.

  No interest will accrue on the Class A-PO Certificates.

  The Class A Subclass Interest Accrual Amount for the Class 1-A-9 and Class 1-A-10 Certificates will equal the sum of the Component Interest Accrual Amounts for the Class 1-A-9 and Class 1-A-10 Components, respectively. The amount of interest that will accrue on each such Component during each month, after tak-ing into account any Non-Supported Interest Shortfalls and the interest portion of certain losses allocated to such Component, is referred to herein as the "Com-ponent Interest Accrual Amount" for such Component. The component rate for each of the Class 1-A-9 and Class 1-A-10 Components (the "Component Rate") is 7.000% per annum.

  The Component Interest Accrual Amount for each Class 1-A-9 and Class 1-A-10 Component during each month will equal the difference between (a) the product of (i) 1/12th of the Component Rate for such Component and (ii) the outstanding Component Principal Balance of such Component and (b) the sum of such Compo-nent's pro rata share based on interest accrued of (i) any Non-Supported Inter-est Shortfall allocable to the Class 1-A-9 or Class 1-A-10 Certificates, as the case may be, (ii) the interest portion of any Excess Special Hazard Losses, Ex-cess Fraud Losses and Excess Bankruptcy Losses allocable to the Class 1-A-9 or Class 1-A-10 Certificates, as the case may be, and (iii) the interest portion of any Realized Losses, other than the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses, allocable to the Class 1-A-9 or Class 1-A-10 Certificates, as the case may be, on or after the applicable Cross-Over Date.

  The amount of interest that will accrue on the Class 1-M or Class 2-M Certif-icates, respectively, during each month, after taking into account any Non-Sup-ported Interest Shortfalls and the interest portion of certain losses allocated to such Class, is referred to herein as the "Class M Interest Accrual Amount" for the related Group. The Class M Interest Accrual Amount will equal the dif-ference between (a) the product of (i) 1/12th of the Pass-Through Rate for such Class and (ii) the outstanding Class M Principal Balance of such Class and (b) the sum of (i) any Non-Supported Interest Shortfall allocable to such Class and
(ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such Class.

  The amount of interest that will accrue on each Subclass of Class B Certifi-cates of a Group during each month, after taking into account any Non-Supported Interest Shortfalls and the interest portion of certain losses allocated to such Subclass, is referred to herein as the "Class B Subclass Interest Accrual Amount." The Class B Subclass Interest Accrual Amount will equal the difference between (a) the product of (i) 1/12th of the Pass-Through Rate for such Subclass and (ii) the outstanding Class B Subclass Principal Balance of such Subclass and (b) the sum of (i) any Non-Supported Interest Shortfall allocable to such Subclass and (ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such Subclass.

  The pass-through rate for each Subclass of Class A Certificates, (other than the Class A-PO Certificates), the Class 1-M and Class 2-M Certificates and each Subclass of Offered Class B Certificates (the "Pass-Through Rate"), is the per-centage set forth on the cover of this Prospectus Supplement. The "Pass-Through Rate" for the Class 1-B-3, Class 1-B-4 and Class 1-B-5 Certificates is 7.000% per annum and for the Class 2-B-3, Class 2-B-4 and Class 2-B-5 Certificates is 6.750% per annum.

  The "Class A Subclass Principal Balance" of a Subclass of Class A Certifi-cates of a Group (other than the Class 1-A-4, Class 1-A-7, Class 1-A-9 and Class 1-A-10 Certificates and the Class A-PO Certificates of such Group) as of any Determination Date will be the principal balance of such Subclass on the date of initial issuance of such Class A Certificates plus, in the case of the Class 1-A-11 Certificates, the applicable Accrual Distribution Amounts, as de-scribed under "-- Principal (Including Prepayments)" below, previously added to the Class A Subclass Principal Balance of the Class 1-A-11 Certificates, less
(i) all amounts previously distributed to holders of Certificates of such Subclass in reduction of the principal balance of such Subclass and (ii) such Subclass's pro rata share of the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated through such Determination Date to the holders of Class A Certificates of such Group (other than the Class A-PO Certificates of such Group) in the manner described herein under "-- Subordination of Class M and Class B Certificates -- Allocation of Losses." After the applicable Cross-Over Date, the Class A Subclass Principal Balance of a Subclass of Class A Certificates of a Group (other than the Class A-PO Certificates of such Group) may be subject to further reduction in an amount equal to such Subclass's pro rata share of the difference, if any, be-tween (a) the Class A Non-PO Principal Balance for such Group as of such Deter-mination Date without regard to this provision and (b) the difference between
(i) the Adjusted Pool Amount for the related Pool for the preceding Distribu-tion Date and (ii) the Adjusted Pool Amount (PO Portion) for the related Pool for the preceding Distribution Date. Any pro rata allocation described in this paragraph will be made among the Subclasses of Class 1-A Certificates (other than the Class 1-A-7, Class 1-A-9, Class 1-A-10 and Class

1-A-PO Certificates), the Class 1-A-7 Components, the Class 1-A-9 Components and the Class 1-A-10 Components on the basis of their then-outstanding Class A Subclass Principal Balances or Component Principal Balances, or in the case of the Class 1-A-9 and Class 1-A-10 Components and the Class 1-A-11 Certificates, their initial Component Principal Balances or Class A Subclass Principal Bal-ance, if lower. Any pro rata allocation described in this paragraph will be made among the Subclasses of Class 2-A Certificates (other than the Class 2-A-PO Certificates) on the basis of their then outstanding Class A Subclass Prin-cipal Balances.

  The "Class A Subclass Principal Balance" of the Class A-PO Certificates of a Group as of any Determination Date will be the principal balance of such Subclass on the date of initial issuance of the Class A Certificates less
(i) all amounts previously distributed to the holders of such Class A-PO Cer-tificates pursuant to priorities third clause (B) and fourth of the Pool Dis-tribution Amount Allocation and (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated through such Determination Date to the Class A-PO Certificates of such Group in the manner described herein under "-- Subordination of Class M and Class B Cer-tificates -- Allocation of Losses." After the applicable Cross-Over Date, the Class A Subclass Principal Balance of the Class A-PO Certificates of a Group will be subject to further reduction in an amount equal to the excess, if any, of (a) the Class A Subclass Principal Balance of such Class A-PO Certificates as of such Determination Date without regard to this provision over (b) the Ad-justed Pool Amount (PO Portion) for the related Pool for the preceding Distri-bution Date.

  The Class 1-A-4 Certificates are interest-only certificates and do not have a principal balance.

  The Class A Subclass Principal Balance of the Class 1-A-7, Class 1-A-9 and Class 1-A-10 Certificates as of any Determination Date will be equal to the sum of the Component Principal Balances of the Class 1-A-7 Components, Class 1-A-9 Components and Class 1-A-10 Components, respectively.

  The "Component Principal Balance" of each Component as of any Determination Date will be the principal balance of such Component on the date of initial is-suance of the Series 1998-4 Certificates plus, in the case of each of the Class 1-A-9 and Class 1-A-10 Components the applicable Accrual Distribution Amount, as described under "-- Principal (Including Prepayments)" below, previously added to the Component Principal Balance of such Component, less (i) all amounts previously distributed to holders of the Class 1-A-7, Class 1-A-9 or Class 1-A-10 Certificates, as the case may be, in reduction of the principal balance of such Component and (ii) such Component's pro rata share of the prin-cipal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated through such Determination Date to the Class 1-A Certificates (other than the Class 1-A-PO Certificates) in the manner described herein under "-- Subordination of Class M and Class B Certificates -- Alloca-tion of Losses." After the Cross-Over Date for the Group 1 Certificates, the Component Principal Balance of each Component may be subject to further reduc-tion in an amount equal to such Component's pro rata share of the difference, if any, between (a) the Class A Non-PO Principal Balance of the Group 1 Certif-icates as of such Determination Date without regard to this provision and (b) the difference between (i) the Adjusted Pool Amount for the Pool 1 Mortgage Loans and for the preceding Distribution Date and (ii) the Adjusted Pool Amount (PO Portion) for the Pool 1 Mortgage Loans for the preceding Distribution Date. Any pro rata allocation described in this paragraph will be made among the Subclasses of Class 1-A Certificates (other than the Class 1-A-7, Class 1-A-9, Class 1-A-10 and Class 1-A-PO Certificates), the Class 1-A-7 Components, the Class 1-A-9 Components and the Class 1-A-10 Components on the basis of their then-outstanding Class A Subclass Principal Balances or Component Principal Balances, or in the case of the Class 1-A-9 and Class 1-A-10 Components and the Class 1-A-11 Certificates, their initial Component Principal Balances or Class A Subclass Principal Balance, if lower.

  The "Class A Principal Balance" for a Group as of any Determination Date will be equal to the sum of the Class A Subclass Principal Balances of the Subclasses of Class A Certificates of such Group as of such date.

  The "Class A Non-PO Principal Balance" for a Group as of any Determination Date will be equal to the sum of the Class A Subclass Principal Balances of the Subclasses of Class A Certificates of such Group (other than the Class A-PO Certificates of such Group).

  The "Class M Principal Balance" of the Class M Certificates of a Group as of any Determination Date will be the lesser of (a) the principal balance of such Class M Certificates on the date of initial issuance of the Class M Certifi-cates less (i) all amounts previously distributed to holders of such Class M Certificates in reduction of the principal balance thereof and (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated through such Determination Date to the holders of such Class M Certificates in the manner described herein under "-- Subordination of Class M and Class B Cer-tificates -- Allocation of Losses" and (b) the Adjusted Pool Amount for the re-lated Pool as of the preceding Distribution Date less the Class A Principal Balance for such Group as of such Determination Date.

  The "Class B Subclass Principal Balance" of a Subclass of Class B Certifi-cates of a Group as of any Determination Date will be the lesser of (a) the principal balance of such Subclass on the date of initial issuance of the Class B Certificates less (i) all amounts previously distributed to holders of such Subclass in reduction of the principal balance thereof and (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bank-ruptcy Losses allocated through such Determination Date to the holders of such Subclass in the manner described under "-- Subordination of Class M and Class B Certificates -- Allocation of Losses" and (b) the Adjusted Pool Amount for the related Pool as of the preceding Distribution Date less the sum of (i) the Class A Principal Balance for such Group, (ii) the Class M Principal Balance for such Group and (iii) the Class B Subclass Principal Balances of the Subclasses of Class B Certificates of such Group with lower numerical designa-tions, each as of such Determination Date.

  The "Class B Principal Balance" for a Group as of any date will be equal to the sum of the Class B Subclass Principal Balances of the Subclasses of Class B Certificates of such Group as of such date.

  With respect to any Distribution Date and any Pool, the "Adjusted Pool Amount" will equal the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans in such Pool minus the sum of (i) all amounts in respect of principal re-ceived in respect of the Mortgage Loans in such Pool (including amounts re-ceived as Periodic Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed to holders of the related Group of Cer-tificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reduc-tions) incurred on the Mortgage Loans in such Pool from the Cut-Off Date through the end of the month preceding such Distribution Date.

  With respect to any Distribution Date and any Pool, the "Adjusted Pool Amount (PO Portion)" will equal the sum as to each Mortgage Loan in such Pool out-standing at the Cut-Off Date of the product of (A) the PO Fraction for such Mortgage Loan and (B) the principal balance of such Mortgage Loan as of the Cut-Off Date less the sum of (i) all amounts in respect of principal received in respect of such Mortgage Loan (including amounts received as Periodic Ad-vances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed to holders of the related Group of Certificates on such Distri-bution Date and all prior Distribution Dates and (ii) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mort-gage Loan from the Cut-Off Date through the end of the month preceding the month in which such Distribution Date occurs.

  The "Net Mortgage Interest Rate" on each Mortgage Loan will be equal to the Mortgage Interest Rate on such Mortgage Loan as stated in the related mortgage note minus the sum of (i) the Servicing Fee Rate of 0.25% per annum, (ii) the Master Servicing Fee Rate and (iii) the Fixed Retained Yield rate, if any, for such Mortgage Loan. See "Servicing of the Mortgage Loans -- Fixed Retained Yield; Servicing Compensation and Payment of Expenses" herein.

  When mortgagors prepay principal, or when principal is recovered through foreclosure sales or other liquidations of defaulted Mortgage Loans, or when other Unscheduled Principal Receipts occur, a full month's interest for the month of payment or recovery may not be paid or recovered, resulting in inter-est shortfalls to the extent that such payment or recovery is not included in the distribution to Certificateholders made in the month in which it is re-ceived. Interest shortfalls resulting from principal prepayments in full made by mortgagors ("Prepayments in Full") are referred to herein as "Prepayment In-terest Shortfalls." The Master Servicer will be obligated, on or before each Distribution Date, to pay to the Trust Administrator for the benefit of Certificateholders, from the Master Servicer's own funds (including amounts otherwise payable to the Master Servicer in respect of such Distribution Date as Master Servicing Fees) an amount with respect to each Pool (such amount with respect to each Pool, "Compensating Interest") equal to the lesser of (i) the aggregate Prepayment Interest Shortfall on the Mortgage Loans in the related Pool with respect to such Distribution Date and (ii) the lesser of (X) the product of (A) 1/12th of 0.20% and (B) the aggregate Scheduled Principal Bal-ance of the Mortgage Loans in the related Pool for such Distribution Date and (Y) the Available Master Servicing Compensation with respect to such Pool for such Dis-tribution Date.

  The "Available Master Servicing Compensation" for each Pool and for any Dis-tribution Date will be equal to the sum of (a) the Master Servicing Fee with respect to the Mortgage Loans in the related Pool for such Distribution Date,
(b) interest earned through the business day preceding the applicable Distribu-tion Date on any Prepayments in Full of the Mortgage Loans in the related Pool remitted to the Master Servicer and deposited in the Certificate Account for such Pool (which amount of interest with respect to Prepayments in Full on the Mortgage Loans serviced by Norwest Mortgage is expected to be zero unless the Remittance Date for such Mortgage Loans changes as described below under "Ser-vicing of the Mortgage Loans -- Anticipated Changes in Servicing") and (c) the aggregate amount of Month End Interest with respect to the Mortgage Loans in the related Pool remitted by the Servicers to the Master Servicer pursuant to the related Underlying Servicing Agreements. With respect to the Mortgage Loans serviced by Norwest Mortgage, "Month End Interest" for each Pool and for each Distribution Date will be equal to the lesser of (i) the aggregate Prepayment Interest Shortfalls with respect to the Mortgage Loans in the related Pool serviced by Norwest Mortgage and (ii) the product of 1/12th of 0.20% and the aggregate scheduled principal balance (as determined in the applicable Under-lying Servicing Agreement) of the Mortgage Loans in the related Pool serviced by Norwest Mortgage. With respect to the Mortgage Loans serviced by each Other Servicer, "Month End Interest" for each Pool and for each Distribution Date will be equal to either (A) the lesser of (i) the sum of the aggregate Prepay-ment Interest Shortfalls and aggregate Curtailment Interest Shortfalls with re-spect to the Mortgage Loans in the related Pool serviced by such Other Servicer and (ii) the sum of (X) the product of 1/12th of 0.25% and the aggregate sched-uled principal balance (as determined in the applicable Underlying Servicing Agreement) of the Mortgage Loans in the related Pool serviced by such Other Servicer and (Y) reinvestment earnings on payments received in respect of the Mortgage Loans in the related Pool or on other amounts on deposit in the re-lated Servicer Custodial Account pursuant to the related Underlying Servicing Agreement on such Distribution Date or (B) the aggregate Curtailment Interest Shortfalls with respect to the Mortgage Loans in the related Pool serviced by such Other Servicer. As described below under "Servicing of the Mortgage
Loans -- Anticipated Changes in Servicing," any or all of the Servicers may be required to begin to remit to the Master Servicer Unscheduled Principal Re-ceipts in full for deposit into the applicable Certificate Account daily on a specified business day following receipt thereof (to the extent such Servicer is not currently remitting such amount on a daily basis) which will generally result in a deposit earlier than on the following Remittance Date and, in con-junction therewith, may be relieved of its obligation to remit Month End Inter-est. Any such change may have an impact on the amount of Compensating Interest by increasing the amount described in clause (b) of the definition of Available Master Servicing Compensation and decreasing the amount described in clause (c) of the definition thereof. No assurance can be given as to the timing of any such changes or that any such changes will occur.

  As to any Distribution Date, Prepayment Interest Shortfalls in respect of a Pool to the extent that they exceed Compensating Interest with respect to such Pool are referred to herein as "Non-Supported Interest Shortfalls" and will be allocated to the related Group of Certificates as follows: (i) to the Class A Certificates of such Group according to the percentage obtained by dividing the then-outstanding Class A Non-PO Principal Balance for such Group by the sum of the then-outstanding Class A Non-PO Principal Balance, Class M Principal Bal-ance and Class B Principal Balance for such Group, (ii) to the Class M Certifi-cates of such Group according to the percentage obtained by dividing the then-outstanding Class M Principal Balance for such Group by the sum of the then-outstanding Class A Non-PO Principal Balance, Class M Principal Balance and Class B Principal Balance for such Group and (iii) to the Class B Certificates of such Group according to the percentage obtained by dividing the then-out-standing Class B Principal Balance for such Group by the sum of the then-out-standing Class A Non-PO Principal Balance, Class M Principal Balance and Class B Principal Balance for such Group. Such allocation of the Non-Supported Inter-est Shortfall will reduce the amount of interest due to be distributed to hold-ers of the Class A Certificates of the related Group then entitled to distribu-tions in respect of interest. Such allocation of the Non-Supported Interest Shortfall will also reduce the amount of interest due to be distributed to the holders of the Class M Certificates and the Class B Certificates of the related Group. Any such reduction in respect of interest allocated to the Class A Cer-tificates of a Group will be allocated among the Subclasses of Class A Certifi-cates of such Group, pro rata, on the basis of their respective Class A Subclass Interest Accrual Amounts, without regard to any reduction pursuant to this paragraph, for such Distribution Date. Any such reduction in respect of interest allocated to the Class B Certificates of a Group will be allocated among such Subclasses of Class B Certificates, pro rata, on the basis of their re-spective Class B Subclass Interest Accrual Amounts, without regard to any re-duction pursuant to this paragraph, for such Distribution Date. Any Non-Sup-ported Interest Shortfall allocated to the Class 1-A-9 or Class 1-A-10 Certifi-cates will be allocated among the Class 1-A-9 and Class 1-A-10 Components, re-spectively, pro rata on the basis of their respective Component Interest Ac-crual Amounts, without regard to any reduction pursuant to this paragraph, for such Distribution Date.

  Any interest shortfalls with respect to Mortgage Loans in a Pool arising from Unscheduled Principal Receipts in full that are not Prepayments in Full and any interest shortfalls resulting from the timing of the receipt of partial princi-pal prepayments by mortgagors ("Curtailment Interest Shortfalls") or of other partial Unscheduled Principal Receipts with respect to such Mortgage Loans will not be offset by Compensating Interest, but instead will be borne first by the Subclasses of Class B Certificates in the related Group in reverse numerical order, second by the Class M Certificates in such Group, and then pro rata by the Class A Certificates of such Group based on interest accrued. See "Descrip-tion of the Certificates -- Subordination of Class M and Class B Certificates" herein. After the applicable Cross-Over Date for a Group all interest shortfalls with respect to the Mortgage Loans in the related Pool arising from Unscheduled Principal Receipts, other than Prepayment Interest Shortfalls cov-ered by Compensating Interest, will be treated as Non-Supported Interest Shortfalls and allocated in reduction of interest accrued on the Class A Cer-tificates of such Group.

  The interest portion of any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses with respect to the Mortgage Loans in a Pool will be allocated among the Class A, Class M and Class B Certificates of the related Group pro rata based on the interest accrued on each such Class and among the Subclasses of Class A Certificates or Class B Certificates of such Group, as the case may be, pro rata on the basis of their respective Class A Subclass In-terest Accrual Amounts or Class B Subclass Interest Accrual Amounts, without regard to any reduction pursuant to this paragraph, for such Distribution Date. Any amount allocated to the Class 1-A-9 or Class 1-A-10 Certificates will be allocated among the Class 1-A-9 and Class 1-A-10 Components, respectively, pro rata on the basis of their respective Component Interest Accrual Amounts, with-out regard to any reduction pursuant to this paragraph, for such Distribution Date.

  Allocations of the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses) with respect to the Mortgage Loans in a Pool first to the Subclasses of Class B Cer-tificates of the related Group in reverse numerical order and then to the Class M Certificates of such Group will result from the priority of distributions first to the holders of the Class A Certificates of such Group, second to the holders of the Class M Certificates of such Group and finally to the holders of the Subclasses of Class B Certificates of such Group in numerical order of the applicable Pool Distribution Amount as described above under "Description of the Certificates -- Distributions."

  On each Distribution Date on which the applicable Pool Distribution Amount equals or exceeds the sum of the Class A Subclass Interest Accrual Amounts of the Subclasses of Class A Certificates of the related Group, distributions in respect of interest to each such Subclass of Class A Certificates will equal such Subclass's Class A Subclass Interest Accrual Amount. On each Distribution Date, interest in an amount equal to the Component Interest Accrual Amount on each Class 1-A-9 and Class 1-A-10 Component and the Class A Subclass Interest Accrual Amount of the Class 1-A-11 Certificates will accrue thereon, but such amount will not be distributed as interest to such Components or the Class 1-A-11 Certificates until the applicable Accretion Termination Date. Prior to such time, an amount equal to the Component Interest Accrual Amount on each Class 1-A-9 and Class 1-A-10 Component and the Class A Subclass Interest Accrual Amount for the Class 1-A-11 Certificates will instead be distributed as described un-der "-- Principal (Including Prepayments) -- Allocation of Amount to be Dis-tributed" below, and the Component Principal Balance of the respective Compo-nent and the Class A Subclass Principal Balance of the Class 1-A-11 Certifi-cates will be increased by a corresponding amount. The "Accretion Termination Date" (A) for the Class 1-A-9A Component will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Class A Subclass Principal Balance of the Class 1-A-5 Certificates and the Component Principal Balance of the Class 1-A-10A Component have been reduced to zero or
(ii) the Cross-Over Date for the Group 1 Certificates; (B) for the Class 1-A-10A Component will be the earlier to occur of (i) the Distribution Date follow-ing the Distribution Date on which the Class A Subclass Principal Balance of the Class 1-A-5 Certificates and the Component Principal Balance of the Class 1-A-9A Component have been reduced to zero or (ii) the Cross-Over Date for the Group 1 Certificates; (C) for the Class

1-A-9B Component will be the earlier to occur of (i) the Distribution Date fol-lowing the Distribution Date on which the Class A Subclass Principal Balance of the Class 1-A-6 Certificates and the Component Principal Balances of the Class 1-A-7B and Class 1-A-10B Components have been reduced to zero or (ii) the Cross-Over Date for the Group 1 Certificates; (D) for the Class 1-A-10B Compo-nent will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Class A Subclass Principal Balance of the Class 1-A-6 Certificates and the Component Principal Balances of the Class 1-A-7B and Class 1-A-9B Components have been reduced to zero or (ii) the Cross-Over Date for the Group 1 Certificates; (E) for the Class 1-A-9C Component will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Component Principal Balances of the Class 1-A-7A and Class 1-A-10C Components and the Class A Subclass Principal Balance of the Class 1-A-8 Cer-tificates have been reduced to zero or (ii) the Cross-Over Date for the Group 1 Certificates; (F) for the Class 1-A-10C Component will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Com-ponent Principal Balances of the Class 1-A-7A and Class 1-A-9C Components and the Class A Subclass Principal Balance of the Class 1-A-8 Certificates have been reduced to zero or (ii) the Cross-Over Date for the Group 1 Certificates; and (G) for the Class 1-A-11 Certificates will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Class A Subclass Principal Balance of each Subclass of Class 1-A Certificates (other than the PAC Certificates and the Class 1-A-11, Class 1-A-12, Class 1-A-R, Class 1-A-LR and Class 1-A-PO Certificates) have been reduced to zero or (ii) the Cross-Over Date for the Group 1 Certificates.

  If, on any Distribution Date, the applicable Pool Distribution Amount is less than the sum of the Class A Subclass Interest Accrual Amounts of the Subclasses of Class A Certificates of the related Group, the amount of interest currently distributed on the Class A Certificates of such Group will equal the applicable Pool Distribution Amount and will be allocated among the Subclass of Class A Certificates of such Group pro rata in accordance with each such Subclass's Class A Subclass Interest Accrual Amount and will be distributed to or added to the principal balance of such Subclass, as applicable. Any difference between the portion of the Pool Distribution Amount distributed in respect of current interest to each such Subclass of Class A Certificates of such Group (or, in the case of the Class 1-A-9 Components, Class 1-A-10 Components and Class 1-A-11 Certificates prior to the applicable Accretion Termination Date, accrued on and added to the applicable Component Principal Balance or the Class A Subclass Principal Balance thereof), and the Class A Subclass Interest Accrual Amount for such Subclass, with respect to the related Distribution Date (as to each Subclass, the "Class A Subclass Interest Shortfall Amount") will be added to the amount to be distributed on subsequent Distribution Dates to such Subclass, but only so long as it is outstanding. The Class A Subclass Interest Shortfall Amount of the Class 1-A-9 or Class 1-A-10 Certificates with respect to any Dis-tribution Date will be allocated among the Class 1-A-9 Components and Class 1-A-10 Components, respectively, based on their Component Interest Accrual Amounts (such shortfall allocated to any Class 1-A-9 or Class 1-A-10 Component, the "Component Interest Shortfall Amount"). No interest will accrue on the un-paid Class A Subclass Interest Shortfall Amounts. In the event that on any Dis-tribution Date prior to the applicable Accretion Termination Date, the applica-ble Pool Distribution Amount is less than the sum of the Class A Subclass In-terest Accrual Amounts for the Class 1-A Certificates, resulting in Class A Subclass Interest Shortfall Amounts, as described above, an amount equal to the sum of the Accrual Distribution Amounts would be distributed to certain Class 1-A Certificates in reduction of their Class A Subclass Principal Balances, notwithstanding that the holders of the Class 1-A Certificates of the Subclasses then entitled to receive distributions of interest have received less than their respective Class A Subclass Interest Accrual Amounts with re-spect to such Distribution Date.

  On each Distribution Date on which the applicable Pool Distribution Amount exceeds the sum of the Class A Subclass Interest Accrual Amounts of the Subclasses of Class A Certificates of the related Group, any excess will be al-located first to pay previously unpaid Class A Subclass Interest Shortfall Amounts of such Subclasses. Such amounts will be allocated among the Subclasses of Class A Certificates of such Group pro rata in accordance with their respec-tive unpaid Class A Subclass Interest Shortfall Amounts immediately prior to such Distribution Date. Prior to the applicable Accretion Termination Date, the amount so allocated to the Class 1-A-9 Components, Class 1-A-10 Components and Class 1-A-11 Certificates will not be distributed as interest to the holders of the Class 1-A-9, Class 1-A-10 and Class 1-A-11 Certificates, but instead will be distributed as described under "-- Principal (Including Prepayments) --Allo-cation of Amount to be Distributed" and the Component Principal Balance of the related Class 1-A-9 or Class 1-A-10 Component or the Class A Subclass Principal Balance of the Class 1-A-11 Certificates will be increased by a corresponding amount.

  On each Distribution Date on which the applicable Pool Distribution Amount equals or exceeds the sum for such Distribution Date of (A) the sum of (i) the sum of the Class A Subclass Interest Accrual Amounts with respect to the Subclasses of Class A Certificates of the related Group, (ii) the sum of the unpaid Class A Subclass Interest Shortfall Amounts with respect to the Subclasses of Class A Certificates of such Group and (iii) the Class A Non-PO Optimal Principal Amount for such Group (collectively with the amounts de-scribed in clauses (i) and (ii), the "Class A Non-PO Optimal Amount" for such Group), (B) the Class A-PO Optimal Principal Amount for such Group (collec-tively for such Group with the amount described in clause (A), the "Class A Op-timal Amount" for such Group) and (C) the Class M Interest Accrual Amount with respect to the Class M Certificates of such Group, distributions in respect of current interest to the Class M Certificates of such Group will equal the Class M Interest Accrual Amount.

  If, on any Distribution Date, the applicable Pool Distribution Amount is less than the sum of (i) the Class A Optimal Amount for the related Group and (ii) the applicable Class M Interest Accrual Amount, the amount of current interest distributed on the Class M Certificates of such Group will equal the applicable Pool Distribution Amount minus the amounts distributed to the Class A Certifi-cates of such Group with respect to such Distribution Date. Any difference be-tween the portion of the applicable Pool Distribution Amount distributed in re-spect of current interest to the Class M Certificates of the related Group and the Class M Interest Accrual Amount for such Class M Certificates with respect to such Distribution Date (the "Class M Interest Shortfall Amount") will be added to the amount to be distributed on subsequent Distribution Dates to the Class M Certificates, but only so long as they are outstanding, to the extent that the applicable Pool Distribution Amount is sufficient therefor. No inter-est will accrue on any unpaid Class M Interest Shortfall Amount.

  Subject to the payment of any Class A-PO Deferred Amount, on each Distribu-tion Date on which the applicable Pool Distribution Amount exceeds the sum of the Class A Optimal Amount for the related Group and the Class M Interest Ac-crual Amount for the Class M Certificates of such Group, any excess will be al-located first to pay previously unpaid Class M Interest Shortfall Amounts for such Group and then to make distributions in respect of principal on the Class M Certificates of such Group. With respect to each Distribution Date, the "Class M Optimal Amount" for a Group will equal the sum of (i) the Class M In-terest Accrual Amount for such Group, (ii) the unpaid Class M Interest Shortfall Amount for the Class M Certificates of such Group and (iii) the Class M Optimal Principal Amount for such Group.

  On each Distribution Date on which the applicable Pool Distribution Amount equals or exceeds the sum of (i) the Class B Subclass Interest Accrual Amount for a particular Subclass of Class B Certificates of the related Group and (ii) all amounts senior in priority to such Class B Subclass Interest Accrual Amount as set forth in the applicable Pool Distribution Amount Allocation, the distri-bution in respect of current interest to such Subclass of Class B Certificates will equal such Subclass's Class B Subclass Interest Accrual Amount.

  If on any Distribution Date, the applicable Pool Distribution Amount is less than the sum of (i) the Class B Subclass Interest Accrual Amount for a particu-lar Subclass of Class B Certificates of the related Group and (ii) all amounts senior in priority to such Class B Subclass Interest Accrual Amount based on the priorities in the Pool Distribution Amount Allocation, the amount of cur-rent interest distributed on such Subclass of Class B Certificates will equal the applicable Pool Distribution Amount less all amounts senior in priority to such Class B Subclass Interest Accrual Amount as set forth in the Pool Distri-bution Amount Allocation. Any difference between the amount distributed in re-spect of current interest to such Subclass of Class B Certificates and the Class B Subclass Interest Accrual Amount for such Subclass with respect to the related Distribution Date (as to such Subclass, the "Class B Subclass Interest Shortfall Amount") will be added to the amount to be distributed on subsequent Distribution Dates to such Subclass, but only so long as it is outstanding, to the extent the applicable Pool Distribution Amount is sufficient therefor. No interest will accrue on such Class B Subclass Interest Shortfall Amount.

  For a particular Subclass of Class B Certificates of a Group, subject to the payment of any applicable Class A-PO Deferred Amount, on each Distribution Date on which the applicable Pool Distribution Amount exceeds the sum for the re-lated Group of the Class A Optimal Amount, the Class M Optimal Amount, the Subclass B Optimal Amount for each Subclass of Class B Certificates with a lower numerical designation and the Class B Subclass Interest Accrual Amount for such Subclass, any excess will be allocated first to pay previously unpaid Class B Subclass Interest Shortfall Amounts of such Subclass and then to make distributions in respect of principal on such Subclass. With respect to each Distribution Date, the "Subclass B Optimal Amount" for any Subclass of Class B Certificates will equal the sum of (i) the Class B Subclass Interest Accrual Amount, (ii) the unpaid Class B Subclass Interest Shortfall Amounts and (iii) the Subclass B Optimal Principal Amount.

  On any Distribution Date on which the applicable Pool Distribution Amount is less than the Class A Optimal Amount for the related Group, the Class M Certif-icates and the Subclasses of Class B Certificates of such Group will not be en-titled to any distributions of interest or principal.

PRINCIPAL (INCLUDING PREPAYMENTS)
  The principal balance of a Class A or Class B Certificate of any Subclass or of any Class M Certificate at any time is equal to the product of the Class A Subclass Principal Balance or Class B Subclass Principal Balance of such Subclass or the applicable Class M Principal Balance, as the case may be, and such Certificate's Percentage Interest, and represents the maximum specified dollar amount (exclusive of (i) any interest that may accrue on such Class A Certificate (other than interest added to the Component Principal Balances of the Class 1-A-9 Components or the Class 1-A-10 Components and the Class A Subclass Principal Balance of the Class 1-A-11 Certificates), such Class M Cer-tificate or such Class B Certificate and (ii) in the case of the Class 1-A-R and Class 1-A-LR Certificates, any additional amounts to which the holders of such Certificates may be entitled as described below under "-- Additional Rights of the Class 1-A-R and the Class 1-A-LR Certificateholders") to which the holder thereof is entitled from the cash flow on the Mortgage Loans in the related Pool at such time, and will decline to the extent of distributions in reduction of the principal balance of, and allocations of losses to, such Cer-tificate. The approximate initial Class A Subclass Principal Balance or Class B Subclass Principal Balance of each Subclass of Offered Class A and Offered Class B Certificates and the approximate initial Class M Principal Balances of the Class 1-M and Class 2-M Certificates are set forth on the cover of this Prospectus Supplement. The initial Class A Subclass Principal Balance of the Class 1-A-PO Certificates will be approximately $143,813 and of the Class 2-A-PO Certificates will be approximately $94,016.

 Calculation of Amount to be Distributed to the Class A Certificates (other than the Class A-PO Certificates)
  Distributions in reduction of the principal balance of the Class A Certifi-cates of a Group (other than the Class A-PO Certificates of such Group) will be made on each Distribution Date pursuant to the Pool Distribution Amount Alloca-tion, in an aggregate amount equal to the Class A Non-PO Principal Distribution Amount for such Class A Certificates. The "Class A Non-PO Principal Distribu-tion Amount" with respect to any Distribution Date will be equal (A) with re-spect to the Group 1 Certificates, to the sum of (i) the Accrual Distribution Amounts, if any, with respect to such Distribution Date and (ii) the applicable Class A Non-PO Principal Amount with respect to such Distribution Date and (B) with respect to the Group 2 Certificates, to the applicable Class A Non-PO Principal Amount with respect to such Distribution Date.

  The "Accrual Distribution Amount" with respect to any Distribution Date and each Class 1-A-9 or Class 1-A-10 Component or the Class 1-A-11 Certificates will be equal to the sum of (i) the portion, if any, of current interest allo-cated but not distributed to the Class 1-A-9 Certificates or Class 1-A-10 Cer-tificates, as the case may be, in respect of such Components or to the Class 1-A-11 Certificates on such Distribution Date in accordance with priority first of the Pool Distribution Amount Allocation and (ii) the portion, if any, of the unpaid Class A Interest Shortfall Amount allocated but not distributed to the Class 1-A-9 Certificates or Class 1-A-10 Certificates, as the case may be, in respect of such Components or to the Class 1-A-11 Certificates on such Distri-bution Date in accordance with priority second of the Pool Distribution Amount Allocation.

  The "Class A Non-PO Principal Amount" for a Group with respect to any Distri-bution Date will be equal to the amount distributed pursuant to priority third clause (A) of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class A Non-PO Optimal Principal Amount for such Group.

  The "Class A Non-PO Optimal Principal Amount" for the Class A Certificates of a Group (other than the Class A-PO Certificates of such Group) and with respect to each Distribution Date will be an amount equal to the sum for each outstand-ing Mortgage Loan in the related Pool (including each defaulted Mortgage Loan in the related Pool, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the prod-uct of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of:

    (i) the applicable Class A Percentage of (A) the scheduled payment of principal due on such Mortgage Loan on the first day of the month in which the Distribution Date occurs, less (B) if the Bankruptcy Loss Amount is ze-ro, the principal portion of Debt Service Reductions with respect to such Mortgage Loan,

    (ii) the applicable Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt,

    (iii) the applicable Class A Prepayment Percentage of the Scheduled Prin-cipal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by the Seller, as described under the heading "Description of the Mortgage Loans -- Mandatory Repur-chase or Substitution of Mortgage Loans" herein, and

    (iv) the applicable Class A Percentage of the excess of the unpaid prin-cipal balance of any defective Mortgage Loan in the related Pool for which a Mortgage Loan was substituted during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed advances in respect of such defective Mortgage Loan. See "The Pooling and Servicing Agreement -- Assignment of the Mort-gage Loans to the Trustee" in the Prospectus.

  Generally, in the event that there is any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss to the Class A Certificates (other than the Class A-PO Certificates) each Subclass of Class A Certificates, provided that its principal balance has not previously been re-duced to zero, will be entitled to its pro rata share of such recovery in an amount up to the amount by which the Class A Subclass Principal Balance of such Subclass was reduced as a result of such Realized Loss.

  The "Non-PO Fraction" with respect to any Mortgage Loan will equal the Net Mortgage Interest Rate for such Mortgage Loan divided by 7.000% in the case of a Pool 1 Mortgage Loan and 6.750% in the case of a Pool 2 Mortgage Loan, but will not be greater than 1.0.

  The "Scheduled Principal Balance" of a Mortgage Loan as of any Distribution Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy (other than Deficient Valuations), mora-torium or similar waiver or grace period) as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs, after giving effect to any principal prepayments or other unscheduled recoveries of princi-pal previously received, to any partial principal prepayments and Deficient Valuations occurring prior to such Due Date, to the payment of principal due on such Due Date irrespective of any delinquency in payment by the mortgagor and to any Unscheduled Principal Receipts received or applied during the applicable Unscheduled Principal Receipt Period for the Distribution Date in the month preceding the month in which such Distribution Date occurs.

  A "Realized Loss" is any Liquidated Loan Loss (including any Special Hazard Loss and any Fraud Loss) or any Bankruptcy Loss. A "Liquidated Loan" is a de-faulted Mortgage Loan as to which the Servicer has determined that all recover-able liquidation and insurance proceeds have been received. A "Liquidated Loan Loss" on a Liquidated Loan is equal to the excess, if any, of (i) the unpaid principal balance of such Liquidated Loan, plus accrued interest thereon in ac-cordance with the amortization schedule at the Net Mortgage Interest Rate through the last day of the month in which such Mortgage Loan was liquidated, over (ii) net Liquidation Proceeds. For purposes of calculating the amount of any Liquidated Loan Loss, all net Liquidation Proceeds (after reimbursement of any previously unreimbursed Periodic Advance) will be applied first to accrued interest and then to the unpaid principal balance of the Liquidated Loan. A "Special Hazard Loss" is (A) a Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss exclusive of (i) any loss covered by a standard hazard insurance policy or, if the Mortgaged Property is located in an area identified in the Federal Register by the Federal Emergency Manage-ment Agency as having special flood hazards, a flood insurance policy, of the types described in the Prospectus under "The Trust Estates -- Mortgage Loans --
 Insurance Policies" and (ii) any loss caused by or resulting from (a) normal wear and tear, (b) dishonest acts of the Trustee, the Trust Administrator, the Master Servicer or the Servicer or (c) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues or (B) a Liquidated Loan Loss arising from or relating to the presence or suspected presence of hazardous wastes or sub-stances on a Mortgaged Property. A "Fraud Loss" is a Liquidated Loan Loss in-curred on a Liquidated Loan as to which there was fraud in the origination of such Mortgage Loan. A "Bankruptcy Loss" is a Debt Service Reduction or a Defi-cient Valuation. A "Debt Service Reduction" means a reduction in the amount of monthly payments due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. A "Deficient Valuation" with respect to a Mortgage Loan means a valuation by a court of the Mortgaged Property in an amount less than the outstanding indebtedness under the Mortgage Loan or any reduction in the amount of monthly payments that results in a permanent for-giveness of principal, which valuation or reduction results from a bankruptcy proceeding.

  The "Class A Percentage" for each Group and for any Distribution Date occur-ring on or prior to the applicable Cross-Over Date is the percentage (subject to rounding), which in no event will exceed 100%, obtained by dividing the Class A Non-PO Principal Balance for such Group as of such date (before taking into account distributions in reduction of principal balance on such date) by the Pool Balance (Non-PO Portion) for such Group. The "Pool Balance (Non-PO Portion)" for a Group is the sum for each outstanding Mortgage Loan in the re-lated Pool of the product of (i) the Non-PO Fraction for such Mortgage Loan and
(ii) the Scheduled Principal Balance of such Mortgage Loan as of such Distribu-tion Date. The Class A Percentage for the first Distribution Date will be ap-proximately 96.00% for the Group 1 Certificates and 96.00% for the Group 2 Cer-tificates. The Class A Percentage for a Group will decrease as a result of the allocation of certain unscheduled payments in respect of principal according to the Class A Prepayment Percentage for such Group for a specified period to the Class A Certificates of such Group (other than the Class A-PO Certificates of such Group) and will increase as a result of the allocation of Realized Losses to the Class M and Class B Certificates of such Group. The Class A Percentage for a Group for each Distribution Date occurring after the applicable Cross-Over Date will be 100%.

  The "Class A Prepayment Percentage" for each Group and for any Distribution Date will be the percentage indicated below:

DISTRIBUTION DATE OCCURRING IN                    CLASS A PREPAYMENT PERCENTAGE
------------------------------                  ---------------------------------
February 1998 through January 2003............. 100%;
February 2003 through January 2004............. the applicable Class A
                                                 Percentage, plus 70% of the
                                                 applicable Subordinated
                                                 Percentage;
February 2004 through January 2005............. the applicable Class A
                                                 Percentage, plus 60% of the
                                                 applicable Subordinated
                                                 Percentage;
February 2005 through January 2006............. the applicable Class A
                                                 Percentage, plus 40% of the
                                                 applicable Subordinated
                                                 Percentage;
February 2006 through January 2007............. the applicable Class A
                                                 Percentage, plus 20% of the
                                                 applicable Subordinated
                                                 Percentage; and
February 2007 and thereafter................... the applicable Class A
                                                 Percentage;

provided, however, that if on any of the foregoing Distribution Dates the Class A Percentage for a Group exceeds the initial Class A Percentage for such Group, the Class A Prepayment Percentage for such Group for such Distribution Date will once again equal 100%. See "Prepayment and Yield Considerations" herein and in the Prospectus. Notwithstanding the foregoing, no reduction of the Class A Prepayment Percentage for a Group will occur on any Distribution Date if (i) as of such Distribution Date as to which any such reduction applies, the aver-age outstanding principal balance on such Distribution Date and for the preced-ing five Distribution Dates on the Mortgage Loans in the related Pool that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) is greater than or equal to 50% of the sum of the then-outstanding Class M Principal Balance of the Class M Certificates of the Group and the then-outstanding Class B Principal Balance of the Class B Certificates of the Group, or (ii) for any Distribution Date, cumu-lative Realized Losses with respect to the Mortgage Loans in the related Pool exceed the percentages of the principal balance of the

Subordinated Certificates of such Group as of the Cut-Off Date (the "Original Subordinated Principal Balance" for such Group) indicated below:

                                                               PERCENTAGE OF
                                                           ORIGINAL SUBORDINATED
DISTRIBUTION DATE OCCURRING IN                               PRINCIPAL BALANCE
------------------------------                             ---------------------
February 2003 through January 2004........................          30%
February 2004 through January 2005........................          35%
February 2005 through January 2006........................          40%
February 2006 through January 2007........................          45%
February 2007 and thereafter..............................          50%

  This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Class A Certificates of a Group (other than the Class A-PO Certificates of such Group) while, in the absence of Realized Losses on the Mortgage Loans in the related Pool, increasing the interest in the principal balance of the Mortgage Loans in the related Pool evidenced by the Class M and Class B Certificates of such Group. Increasing the respective interest of the Class M and Class B Cer-tificates relative to that of the Class A Certificates of a Group (other than the Class A-PO Certificates of such Group) is intended to preserve the avail-ability of the subordination provided by the Class M and Class B Certificates of such Group. See "-- Subordination of Class M and Class B Certificates" be-low. The "Subordinated Percentage" for each Group and for any Distribution Date will be calculated as the difference between 100% and the Class A Percentage for such Group for such date. The "Subordinated Prepayment Percentage" for each Group and for any Distribution Date will be calculated as the difference be-tween 100% and the Class A Prepayment Percentage for such Group for such date. If on any Distribution Date the allocation to the Class A Certificates of a Group (other than the Class A-PO Certificates of such Group) of full and par-tial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class A Non-PO Principal Balance for such Group below zero, the Class A Prepayment Percentage for such Group for such Distribu-tion Date will be limited to the percentage necessary to reduce the Class A Non-PO Principal Balance for such Group to zero.

 Calculation of Amount to be Distributed to the Class A-PO Certificates
  Distributions in reduction of the Class A Subclass Principal Balance of the Class A-PO Certificates of a Group will be made on each Distribution Date in an aggregate amount equal to the Class A-PO Distribution Amount for such Class A-PO Certificates. The "Class A-PO Distribution Amount" for the Class A-PO Cer-tificates of a Group with respect to any Distribution Date will be equal to the sum of (i) the amount distributed pursuant to priority third clause (B) of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class A-PO Optimal Principal Amount for such Class A-PO Certificates and (ii) the amount distributed pursuant to priority fourth of the Pool Distribution Amount Allocation, in an aggregate amount up to the applicable Class A-PO Deferred Amount.

  The "Class A-PO Optimal Principal Amount" for the Class A-PO Certificates of a Group with respect to each Distribution Date will be an amount equal to the sum for each outstanding Mortgage Loan in the related Pool (including each de-faulted Mortgage Loan in the related Pool, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the PO Fraction for such Mortgage Loan and (B) the sum of:

    (i) the scheduled payment of principal due on such Mortgage Loan on the first day of the month in which the Distribution Date occurs, less, if the Bankruptcy Loss Amount is zero, the principal portion of Debt Service Re-ductions with respect to such Mortgage Loan,

    (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt,

    (iii) the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by the Seller, as described under the heading "Description of the Mortgage Loans -- Mandatory Repurchase or Substitution of Mortgage Loans" herein, and

    (iv) the excess of the unpaid principal balance of any defective Mortgage Loan in the related Pool for which a Mortgage Loan was substituted during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed advances in respect of such defective Mortgage Loan. See "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans to the Trustee" in the Prospec-tus.

  The "Class A-PO Deferred Amount" for the Class A-PO Certificates of a Group and for any Distribution Date prior to the applicable Cross-Over Date will equal the difference between (A) the sum of (i) the amount by which the Class A-PO Optimal Principal Amount for such Class A-PO Certificates for all prior Distribution Dates exceeds the amounts distributed to such Class A-PO Certifi-cates on such prior Distribution Dates pursuant to priority third, clause (B) of the Pool Distribution Amount Allocation, but only to the extent such shortfall is not attributable to Realized Losses allocated to such Class A-PO Certificates as described in "-- Subordination of Class M and Class B Certifi-cates -- Allocation of Losses" below and (ii) the sum of the product for each Discount Mortgage Loan in the related Pool which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Discount Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on such Class A-PO Certificates on prior Distribution Dates pursu-ant to priority fourth of the Pool Distribution Amount Allocation. On or after the applicable Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

  Generally, in the event that there is any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss to the Class A-PO Certificates of a Group, such Subclass, provided that its principal bal-ance has not previously been reduced to zero, will be entitled to its share of such recovery in an amount up to the amount by which the Class A Subclass Prin-cipal Balance of the Class A-PO Certificates of such Group was reduced as a re-sult of such Realized Loss.

  Any Pool 1 Mortgage Loan with a Net Mortgage Interest Rate of less than 7.000% is a "Pool 1 Discount Mortgage Loan" and any Pool 2 Mortgage Loan with a Net Mortgage Interest Rate of less than 6.750% is a "Pool 2 Discount Mortgage Loan." The Pool 1 Discount Mortgage Loans and Pool 2 Discount Mortgage Loans are sometimes referred to herein as the "Discount Mortgage Loans."

  The "PO Fraction" with respect to any Discount Mortgage Loan will equal the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan. The PO Fraction with respect to each Mortgage Loan that is not a Discount Mortgage Loan will be zero.

  The "Pool 1 Balance (PO Portion)" is the sum for each Pool 1 Discount Mort-gage Loan of the product of the Scheduled Principal Balance of such Discount Mortgage Loan and the PO Fraction for such Discount Mortgage Loan.

  The "Pool 2 Balance (PO Portion)" is the sum for each Pool 2 Discount Mort-gage Loan of the product of the Schedule Principal Balance of such Discount Mortgage Loan and the PO Fraction for such Discount Mortgage Loan. The Pool 1 Balance (PO Portion) and the Pool 2 Balance PO Portion are sometimes referred to herein as the "Pool Balance (PO Portion)".

 Calculation of Amount to be Distributed to the Class M and Class B
Certificates
  Distributions in reduction of the principal balance of the Class M Certifi-cates of a Group will be made on each Distribution Date, pursuant to priority seventh of the Pool Distribution Amount Allocation, in an aggregate amount (the "Class M Principal Distribution Amount") up to the Class M Optimal Principal Amount for the Class M Certificates of such Group.

  The "Class M Optimal Principal Amount" for the Class M Certificates of a Group with respect to each Distribution Date will be an amount equal to the sum for each outstanding Mortgage Loan in the related Pool (including each de-faulted Mortgage Loan in the related Pool, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and
(B) the sum of:

    (i) the applicable Class M Percentage of (A) the scheduled payment of principal due on such Mortgage Loan on the first day of the month in which the Distribution Date occurs, less (B) if the Bankruptcy Loss Amount is ze-ro, the principal portion of Debt Service Reductions with respect to such Mortgage Loan,

    (ii) the applicable Class M Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt,

    (iii) the applicable Class M Prepayment Percentage of the Scheduled Prin-cipal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by the Seller, as described under the heading "Description of the Mortgage Loans -- Mandatory Repur-chase or Substitution of Mortgage Loans" herein, and

    (iv) the applicable Class M Percentage of the excess of the unpaid prin-cipal balance of any defective Mortgage Loan in the related Pool for which a Mortgage Loan was substituted during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed advances in respect of such defective Mortgage Loan. See "The Pooling and Servicing Agreement -- Assignment of the Mort-gage Loans to the Trustee" in the Prospectus.

  Distributions in reduction of the principal balances of the Class 1-B-1, Class 2-B-1, Class 1-B-2 and Class 2-B-2 Certificates will be made on each Dis-tribution Date, pursuant to priority tenth in the case of the Class 1-B-1 and Class 2-B-1 Certificates and priority thirteenth in the case of the Class 1-B-2 and Class 2-B-2 Certificates of the Pool Distribution Amount Allocation, in an aggregate amount with respect to each such Subclass (the "Class 1-B-1 Principal Distribution Amount," "Class 2-B-1 Principal Distribution Amount," "Class 1-B-2 Principal Distribution Amount" and "Class 2-B-2 Principal Distribution Amount," respectively) up to the Subclass B Optimal Principal Amount for such Subclass.

  The "Subclass B Optimal Principal Amount" for a particular Subclass of Class B Certificates of a Group with respect to each Distribution Date will be an amount equal to the sum for each outstanding Mortgage Loan in the related Pool (including each defaulted Mortgage Loan in the related Pool, other than a Liq-uidated Loan, with respect to which the related Mortgaged Property has been ac-quired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of:

    (i) the Subclass B Percentage for such Subclass of (A) the scheduled pay-ment of principal due on such Mortgage Loan on the first day of the month in which the Distribution Date occurs, less (B) if the Bankruptcy Loss Amount is zero, the principal portion of Debt Service Reductions with re-spect to such Mortgage Loan,

    (ii) the Subclass B Prepayment Percentage for such Subclass of all Unscheduled Principal Receipts that were received by a Servicer with re-spect to such Mortgage Loan during the Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt,

    (iii) the Subclass B Prepayment Percentage for such Subclass of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by the Sell-er, as described under the heading "Description of the Mortgage Loans --
   Mandatory Repurchase or Substitution of Mortgage Loans" herein, and

    (iv) the Subclass B Percentage for such Subclass of the excess of the un-paid principal balance of any defective Mortgage Loan in the related Pool for which a Mortgage Loan was substituted during the month preceding the month in which such Distribution Date occurs over the unpaid principal bal-ance of such substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed advances in respect of such defective Mortgage Loan. See "The Pooling and Servicing Agreement -- Assignment of the Mortgage Loans to the Trustee" in the Prospectus.

  The principal distribution to the holders of Class M Certificates of a Group or a Subclass of Class B Certificates of a Group will be reduced on any Distri-bution Date on which (i) the principal balance of such Class M Certificates or such Subclass of Class B Certificates on the following Determination Date would be reduced to zero as a result of principal distributions or allocation of losses and (ii) the principal balance of any Class A

Certificates of such Group, and in the case of a Subclass of Class B Certifi-cates, the principal balances of the Class M Certificates of such Group or any Subclass of Class B Certificates of such Group with a lower numerical designa-tion, would be subject to reduction on such Determination Date as a result of allocation of Realized Losses (other than Excess Bankruptcy Losses, Excess Fraud Losses and Excess Special Hazard Losses). The amount of any such reduc-tion in the principal distributed to the holders of such Class M Certificates or such Subclass of Class B Certificates will instead be distributed pro rata to the holders of any Subclass of such Group (other than the Class A-PO Certif-icates of such Group) and Class of such Group senior in priority to receive distributions in accordance with the Pool Distribution Amount Allocation.

  Generally, in the event that there is any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss to the Class M Certificates of a Group or any Subclass of Class B Certificates of a Group, such Class M Certificates or such Subclass, provided that the principal balance of such Class or Subclass has not previously been reduced to zero, will be en-titled to their pro rata share of such recovery up to the amount by which the Class M Principal Balance or Class B Subclass Principal Balance was reduced as a result of such Realized Loss.

  The "Class M Percentage" and "Class M Prepayment Percentage" for the Class M Certificates of a Group and any Distribution Date will equal that portion of the Subordinated Percentage and Subordinated Prepayment Percentage for such Group, as the case may be, represented by the fraction the numerator of which is the then-outstanding Class M Principal Balance of such Class M Certificates and the denominator of which is the sum of such Class M Principal Balance and, if any of the Subclasses of the Class B Certificates of such Group are entitled to principal distributions for such Distribution Date as described below, the Class B Subclass Principal Balances of the Subclasses of such Group entitled to principal distributions.

  The "Subclass B Percentage" and "Subclass B Prepayment Percentage" for a Subclass of Class B Certificates of a Group and for any Distribution Date will equal the portion of the Subordinated Percentage and Subordinated Prepayment Percentage for such Group, as the case may be, represented by the fraction, the numerator of which is the then-outstanding Class B Subclass Principal Balance for such Subclass of Class B Certificates and the denominator of which is the sum of the Class M Principal Balance for the Class M Certificates of such Group and the Class B Subclass Principal Balances of the Subclasses of Class B Cer-tificates of such Group entitled to principal distributions for such Distribu-tion Date as described below. In the event that a Subclass of Class B Certifi-cates is not entitled to principal distributions for such Distribution Date, the Subclass B Percentage and Subclass B Prepayment Percentage for such Subclass will both be 0% with respect to such Distribution Date.

  In the event that on any Distribution Date, the Current Class M Fractional Interest of a Group is less than the Original Class M Fractional Interest of such Group, then the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates of such Group will not be entitled to distributions in respect of principal and the Class B Subclass Principal Balances thereof will not be used to determine the Class M Percentage and Class M Prepayment Percentage for the Class M Certificates of such Group for such Distribution Date. For such Distri-bution Date, the Class M Percentage and Class M Prepayment Percentage for the Class M Certificates of such Group will equal the Subordinated Percentage and the Subordinated Prepayment Percentage for such Group, respectively. In the event that the Current Class M Fractional Interest of such Group equals or ex-ceeds the Original Class M Fractional Interest of such Group but the Current Class B-1 Fractional Interest of such Group is less than the Original Class B-1 Fractional Interest of such Group, the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates of such Group will not be entitled to distributions in respect of principal and the Class B Subclass Principal Balances of such Subclasses will not be used for such Group to determine the Class M Percentage, the Class M Prepayment Percentage, the Subclass B Percentage for the Class B-1 Certificates and the Subclass B Prepayment Percentage for the Class B-1 Certif-icates for such Distribution Date. In the event that each of the Current
Class M Fractional Interest of such Group and the Current Class B-1 Fractional Interest of such Group equals or exceeds the Original Class M Fractional Inter-est of such Group and the Original Class B-1 Fractional Interest of such Group, respectively, but the Current Class B-2 Fractional Interest of such Group is less than the Original Class B-2 Fractional Interest of such Group, the Class B-3, Class B-4 and Class B-5 Certificates of such Group will not be entitled to distributions in respect of principal and the Class B Subclass Principal Bal-ances of such Subclasses will not be used to determine for such Group the Class M Percentage, the Class M Prepayment Percentage, the Subclass B Percentages for the Subclasses of Class B Certificates with lower numer-ical designations and the Subclass B Prepayment Percentages for the Subclasses of Class B Certificates with lower numerical designations for such Distribution Date. In the event that each of the Current Class M Fractional Interest of such Group, the Current Class B-1 Fractional Interest of such Group and the Current Class B-2 Fractional Interest of such Group equals or exceeds the Original Class M Fractional Interest of such Group, the Original Class B-1 Fractional Interest of such Group and the Original Class B-2 Fractional Interest of such Group, respectively, but the Current Class B-3 Fractional Interest of such Group is less than the Original Class B-3 Fractional Interest of such Group, the Class B-4 and Class B-5 Certificates of such Group will not be entitled to distributions in respect of principal and the Class B Subclass Principal Bal-ances of such Subclasses will not be used to determine for such Group the Class M Percentage, the Class M Prepayment Percentage, the Subclass B Percentages for the Subclasses of Class B Certificates with lower numerical designations and the Subclass B Prepayment Percentages for the Subclasses of Class B Certifi-cates with lower numerical designations for such Distribution Date. In the event that each of the Current Class M Fractional Interest of such Group, the Current Class B-1 Fractional Interest of such Group, the Current Class B-2 Fractional Interest of such Group and the Current Class B-3 Fractional Interest of such Group equals or exceeds the Original Class M Fractional Interest of such Group, the Original Class B-1 Fractional Interest of such Group, the Orig-inal Class B-2 Fractional Interest of such Group and the Original Class B-3 Fractional Interest of such Group, respectively, but the Current Class B-4 Fractional Interest of such Group is less than the Original Class B-4 Frac-tional Interest of such Group, the Class B-5 Certificates of such Group will not be entitled to distributions in respect of principal and the Class B Subclass Principal Balance of such Subclass will not be used to determine for such Group the Class M Percentage, the Class M Prepayment Percentage, the Subclass B Percentages for the Subclasses of Class B Certificates with lower numerical designations and the Subclass B Prepayment Percentages for the Subclasses of Class B Certificates with lower numerical designations for such Distribution Date. The Class B-5 Certificates of a Group will not have original or current fractional interests which are required to be maintained as de-scribed above.

  The "Original Class M Fractional Interest" of a Group is the percentage ob-tained by dividing the sum of the initial Class B Subclass Principal Balances of the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates of such Group by the sum of the applicable initial Class A Non-PO Principal Bal-ance, initial Class M Principal Balance and initial Class B Principal Balance. The Original Class M Fractional Interest of the Group 1 Certificates is ex-pected to be approximately 2.75% and of the Group 2 Certificates is expected to be approximately 2.75%. The "Current Class M Fractional Interest" of a Group for any Distribution Date is the percentage obtained by dividing the sum of the then-outstanding Class B Subclass Principal Balances of the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates of such Group by the sum of the applicable then-outstanding Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance.

  The "Original Class B-1 Fractional Interest" of a Group is the percentage ob-tained by dividing the sum of the initial Class B Subclass Principal Balances of the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates of such Group by the sum of the applicable initial Class A Non-PO Principal Balance, initial Class M Principal Balance and initial Class B Principal Balance. The Original Class B-1 Fractional Interest of the Group 1 Certificates is expected to be ap-proximately 1.40% and of the Group 2 Certificates is expected to be approxi-mately 1.35%. The "Current Class B-1 Fractional Interest" of a Group for any Distribution Date is the percentage obtained by dividing the sum of the then-outstanding Class B Subclass Principal Balances of the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates of such Group by the sum of the applicable then-outstanding Class A Non-PO Principal Balance, the Class M Principal Bal-ance and the Class B Principal Balance.

  The "Original Class B-2 Fractional Interest" of a Group is the percentage ob-tained by dividing the sum of the initial Class B Subclass Principal Balances of the Class B-3, Class B-4 and Class B-5 Certificates of such Group by the sum of the applicable initial Class A Non-PO Principal Balance, initial Class M Principal Balance and initial Class B Principal Balance. The Original Class B-2 Fractional Interest of the Group 1 Certificates is expected to be approximately 0.85% and of the Group 2 Certificates is expected to be approximately 0.85%. The "Current Class B-2 Fractional Interest" of a Group for any Distribution Date is the percentage obtained by dividing the sum of the then-outstanding Class B Subclass Principal Balances of the Class B-3, Class B-4 and Class B-5 Certificates of such Group by the sum of the applicable then-outstanding Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Prin-cipal Balance.

  The "Original Class B-3 Fractional Interest" of a Group is the percentage ob-tained by dividing the sum of the initial Class B Subclass Principal Balances of the Class B-4 and Class B-5 Certificates of such Group by the sum of the ap-plicable initial Class A Non-PO Principal Balance, initial Class M Principal Balance and initial Class B Principal Balance. The Original Class B-3 Frac-tional Interest of the Group 1 Certificates is expected to be approximately 0.43% and of the Group 2 Certificates is expected to be approximately 0.50%. The "Current Class B-3 Fractional Interest" of a Group for any Distribution Date is the percentage obtained by dividing the sum of the then-outstanding Class B Subclass Principal Balances of the Class B-4 and Class B-5 Certificates of such Group by the sum of the applicable then-outstanding Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Bal-ance.

  The "Original Class B-4 Fractional Interest" of a Group is the percentage ob-tained by dividing the initial Class B Subclass Principal Balance of the Class B-5 Certificates of such Group by the sum of the applicable initial Class A Non-PO Principal Balance, initial Class M Principal Balance and initial Class B Principal Balance. The Original Class B-4 Fractional Interest of the Group 1 Certificates is expected to be approximately 0.28% and of the Group 2 Certifi-cates is expected to be approximately 0.30%. The "Current Class B-4 Fractional Interest" of a Group for any Distribution Date is the percentage obtained by dividing the then-outstanding Class B Subclass Principal Balance of the Class B-5 Certificates of such Group by the sum of the applicable then-outstanding Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance.

 Allocation of Amount to be Distributed
  On each Distribution Date occurring prior to the Cross-Over Date for the Group 1 Certificates, the Class A Non-PO Principal Distribution Amount for the Class 1-A Certificates will be allocated among and distributed in reduction of the Class A Subclass Principal Balances of the Class 1-A Certificates (other than the Class 1-A-PO Certificates) in accordance with the following priori-ties.

  I. On each Distribution Date occurring prior to the Accretion Termination Dates for the Class 1-A-9A and Class 1-A-10A Components, the Accrual Distribu-tion Amounts for the Class 1-A-9A and Class 1-A-10A Components will be allo-cated as follows:

  first, to the Class 1-A-5 Certificates up to their Schedule I Reduction Amount for such Distribution Date;

  second, to the Class 1-A-9A Component up to its Reduction Amount for such Distribution Date;

  third, to the Class 1-A-5 Certificates up to their Schedule II Reduction Amount for such Distribution Date;

  fourth, to the Class 1-A-10A Component until the Component Principal Balance thereof has been reduced to zero;

  fifth, to the Class 1-A-9A Component, without regard to its Reduction Amount for such Distribution Date until the Component Principal Balance thereof has been reduced to zero; and

  sixth, to the Class 1-A-5 Certificates, without regard to their Schedule I or
Schedule II Reduction Amounts for such Distribution Date until the Class A Subclass Principal Balance thereof has been reduced to zero.

  II. On each Distribution Date occurring prior to the Accretion Termination Dates for the Class 1-A-9B and Class 1-A-10B Components, the Accrual Distribu-tion Amounts for the Class 1-A-9B and Class 1-A-10B Components will be allo-cated as follows:

  first, concurrently to the Class 1-A-6 Certificates and the Class 1-A-7B Com-ponent, pro rata, up to their respective Schedule I Reduction Amounts for such Distribution Date;

  second, to the Class 1-A-9B Component up to its Reduction Amount for such Distribution Date;

  third, concurrently, to the Class 1-A-6 Certificates and the Class 1-A-7B Component, pro rata, up to their respective Schedule II Reduction Amounts for such Distribution Date;

  fourth, to the Class 1-A-10B Component until the Component Principal Balance thereof had been reduced to zero;

  fifth, to the Class 1-A-9B Component, without regard to its Reduction Amount for such Distribution Date until the Component Principal Balance thereof has been reduced to zero; and
  sixth, concurrently, to the Class 1-A-6 Certificates and the Class 1-A-7B Component, pro rata, without regard to their Schedule I or Schedule II Reduc-tion Amounts for such Distribution Date until the Class A Subclass Principal Balance of such Subclass and the Component Principal Balance of such Component have been reduced to zero.

  III. On each Distribution Date occurring prior to the Accretion Termination Dates for the Class 1-A-9C and Class 1-A-10C Components, the Accrual Distribu-tion Amount for the Class 1-A-9C and Class 1-A-10C Components will be allocated as follows:

  first, concurrently, to the Class 1-A-8 Certificates and the Class 1-A-7A Component, pro rata, up to their respective Schedule I Reduction Amounts for such Distribution Date;

  second, to the Class 1-A-9C Component up to its Reduction Amount for such Distribution Date;

  third, concurrently, to the Class 1-A-8 Certificates and the Class 1-A-7A Component, pro rata, up to their respective Schedule II Reduction Amounts for such Distribution Date;

  fourth, to the Class 1-A-10C Component until the Component Principal Balance thereof has been reduced to zero;

  fifth, to the Class 1-A-9C Component, without regard to its Reduction Amount for such Distribution Date until the Component Principal Balance thereof has been reduced to zero; and

  sixth, concurrently, to the Class 1-A-8 Certificates and Class 1-A-7A Compo-nent, pro rata, without regard to their Schedule I or Schedule II Reduction Amounts for such Distribution Date until the Class A Subclass Principal Balance of such Subclass and the Component Principal Balance of such Component have been reduced to zero.

  IV. The Class A Non-PO Principal Amount will be allocated as follows:

  first, to the Class 1-A-12 Certificates up to their Priority Amount for such Distribution Date; and

  second, sequentially to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certifi-cates, in that order, up to their respective PAC Principal Amounts for such Distribution Date;

  V. The remaining Class A Non-PO Principal Amount, and on each Distribution Date occurring prior to the Accretion Termination Date for the Class 1-A-11 Certificates, the Accrual Distribution Amount for the Class 1-A-11 Certificates will be allocated as follows:

  first, concurrently,

  (i) approximately 54.1294367379% to the Subclass and Components set forth in priority I above in accordance with the priorities set forth therein;

  (ii) approximately 29.7052870613% to the Subclass and Components set forth in priority II above in accordance with the priorities set forth therein; and

  (iii) approximately 16.1652762008% to the Subclass and Components set forth in priority III above in accordance with the priorities set forth herein;

  second, to the Class 1-A-11 Certificates until the Class A Subclass Principal Balance thereof has been reduced to zero;

  third, sequentially to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certifi-cates, in that order, without regard to their PAC Principal Amounts for such Distribution Date until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero;

  fourth, sequentially, to the Class 1-A-R and Class 1-A-LR Certificates, in that order, until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero; and

  fifth, to the Class 1-A-12 Certificates, without regard to their Priority Amount until the Class A Subclass Principal Balance thereof has been reduced to zero.

  On each Distribution Date occurring prior to the Cross-Over Date for the Group 2 Certificates, the Class A Non-PO Principal Distribution Amount for the Class 2-A Certificates will be allocated among and distributed in reduction of the Class A Subclass Principal Balances of the Subclasses of Class 2-A Certifi-cates (other than the Class 2-A-PO Certificates) as follows:

  first, to the Class 2-A-6 Certificates up to their Priority Amount for such Distribution Date;

  second, concurrently, approximately 55.5552060888% to the Class 2-A-1 Certif-icates, approximately 10.2218152344% to the Class 2-A-2 Certificates and ap-proximately 34.2229786768% to the Class 2-A-3 Certificates until the Class A Subclass Principal Balances of the Class 2-A-1 and Class 2-A-2 Certificates have been reduced to zero;

  third, concurrently, approximately 34.2229786768% to the Class 2-A-3 Certifi-cates and approximately 65.7770213232% to the Class 2-A-4 Certificates until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero;

  fourth, to the Class 2-A-5 Certificates until the Class A Subclass Principal Balance thereof has been reduced to zero; and

  fifth, to the Class 2-A-6 Certificates, without regard to their Priority Amount for such Distribution Date until the Class A Subclass Principal Balance thereof has been reduced to zero.

  The "Priority Amount" for any Distribution Date and for the Class 1-A-12 or Class 2-A-6 Certificates means the lesser of (i) the Class A Subclass Principal Balance of the Class 1-A-12 or Class 2-A-6 Certificates, as the case may be, and (ii) the sum of (A) the product of (1) the applicable Priority Percentage,
(2) the Shift Percentage and (3) the Scheduled Principal Amount for the related Pool and (B) the product of (1) the applicable Priority Percentage, (2) the Prepayment Shift Percentage, and (3) the Unscheduled Principal Amount for the related Pool.

  The "Priority Percentage" for the Class 1-A-12 Certificates means the Class A Subclass Principal Balance of the Class 1-A-12 Certificates divided by the Pool 1 Balance (Non-PO Portion) and for the Class 2-A-6 Certificates means the Class A Subclass Principal Balance of the Class 2-A-6 Certificates divided by the Pool 2 Balance (Non-PO Portion).

  The "Scheduled Principal Amount" means the sum for each outstanding Mortgage Loan in the related Pool (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses B(i) and B(iv) of the definition of "Class A Non-PO Optimal Principal Amount" beginning on page S-47, but without such amount being multiplied by the applicable Class A Percentage.

  The "Unscheduled Principal Amount" means the sum for each outstanding Mort-gage Loan in the related Pool (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgage Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses B(ii) and B(iii) of the definition of "Class A Non-PO Optimal Principal Amount" beginning on page S-47, but without such amount being multiplied by the appli-cable Class A Prepayment Percentage.

  The "Shift Percentage" for any Distribution Date will be the percentage indi-cated below:

DISTRIBUTION DATE OCCURRING IN                                  SHIFT PERCENTAGE
------------------------------                                  ----------------
February 1998 through January 2003.............................         0%
February 2003 and thereafter...................................       100%

  The "Prepayment Shift Percentage" for any Distribution Date will be the per-centage indicated below:

                                                                   PREPAYMENT
DISTRIBUTION DATE OCCURRING IN                                  SHIFT PERCENTAGE
------------------------------                                  ----------------
February 1998 through January 2003.............................         0%
February 2003 through January 2004.............................        30%
February 2004 through January 2005.............................        40%
February 2005 through January 2006.............................        60%
February 2006 through January 2007.............................        80%
February 2007 and thereafter...................................       100%

  As used above, the "PAC Principal Amount" for any Distribution Date and for any Subclass of PAC Certificates means the amount, if any, that would reduce the Class A Subclass Principal Balance of such Subclass to the percentage of its initial Class A Subclass Principal Balance shown in the tables set forth below with respect to such Distribution Date.

  As used above, the "Schedule I Reduction Amount" for any Distribution Date and for any Subclass of Scheduled Certificates or any Class 1-A-7 Component means the amount, if any, that would reduce the Class A Subclass Principal Bal-ance of such Subclass or the Component Principal Balance of such Component to the percentage of its initial Class A Subclass Principal Balance or initial Component Principal Balance shown in the Schedule I table with respect to such Distribution Date.

  As used above, the "Schedule II Reduction Amount" for any Distribution Date and for any Subclass of Scheduled Certificates or any Class 1-A-7 Component means the amount, if any, that would reduce the Class A Subclass Principal Bal-ance of such Subclass or the Component Principal Balance of such Component to the percentage of its initial Class A Subclass Principal Balance or initial Component Principal Balance shown in the Schedule II table with respect to such Distribution Date.

  As used above, the "Reduction Amount" for any Distribution Date and for any Class 1-A-9 Component means the amount, if any, that would reduce the Component Principal Balance of such Component to the percentage of its initial Component Principal Balance shown in the table set forth below with respect to such Dis-tribution Date.

  Notwithstanding the foregoing, on each Distribution Date occurring on or af-ter the applicable Cross-Over Date for a Group, the Class A Non-PO Principal Distribution Amount for the Class A Certificates of such Group (other than the Class A-PO Certificates of such Group) will be distributed among the Subclasses of Class A Certificates of such Group (other than the Class A-PO Certificates of such Group) pro rata in accordance with their respective outstanding Class A Subclass Principal Balances without regard to the priorities set forth above.

  Any amounts distributed on a Distribution Date to the holders of Class A Cer-tificates of any Subclass in reduction of principal balance will be allocated among the holders of Class A Certificates of such Subclass pro rata in accor-dance with their respective Percentage Interests.

  Any amounts distributed on any Distribution Date to the holders of the Class M and Offered Class B Certificates in reduction of principal balance will be allocated among the holders of each such Class or Subclass pro rata in accor-dance with their respective Percentage Interests.

  The following tables set forth for each Distribution Date the planned Class A Subclass Principal Balances for the PAC Certificates and the scheduled Class A Subclass Principal Balances and Component Principal Balances for the Scheduled Certificates and Components, expressed as a percentage of the initial Class A Subclass Principal Balance or Component Principal Balance of such Subclass or Component.

                  PLANNED CLASS A SUBCLASS PRINCIPAL BALANCES
          AS PERCENTAGES OF INITIAL CLASS A SUBCLASS PRINCIPAL BALANCE

                            CLASS 1-A-1 CERTIFICATES


                     PERCENTAGE OF
                    INITIAL CLASS A
                       SUBCLASS
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
Up to and
 including
December 1999...     100.00000000%
January 2000....      96.10486340
February 2000...      92.09922236
March 2000......      87.98667172
April 2000......      83.78232788
May 2000........      79.50198736
June 2000.......      75.18600224
July 2000.......      70.87842032
August 2000.....      66.59250300

                     PERCENTAGE OF
                    INITIAL CLASS A
                       SUBCLASS
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
September 2000..      62.32813988%
October 2000....      58.08522112
November 2000...      53.86363748
December 2000...      49.66328032
January 2001....      45.48404152
February 2001...      41.32581356
March 2001......      37.18848948
April 2001......      33.07196288
May 2001........      28.97612792

                     PERCENTAGE OF
                    INITIAL CLASS A
                       SUBCLASS
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
June 2001.......      24.90087932%
July 2001.......      20.84611232
August 2001.....      16.81172280
September 2001..      12.79760708
October 2001....       8.80366212
November 2001...       4.82978536
December 2001...       0.87587480
January 2002
and
 thereafter.....       0.00000000

                            CLASS 1-A-2 CERTIFICATES


                     PERCENTAGE OF
                    INITIAL CLASS A
                       SUBCLASS
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
Up to and
 including
December 2001...     100.00000000%
January 2002....      98.02729188
February 2002...      95.50233961
March 2002......      92.99007147
April 2002......      90.49042303
May 2002........      88.00333019
June 2002.......      85.52872925
July 2002.......      83.06655679
August 2002.....      80.61674977
September 2002..      78.17924541
October 2002....      75.75398132
November 2002...      73.34089547
December 2002...      70.93992608
January 2003....      68.55101174
February 2003...      66.35556172
March 2003......      64.17200888
April 2003......      62.00029376
May 2003........      59.84035718
June 2003.......      57.69214037
July 2003.......      55.55558479

                     PERCENTAGE OF
                    INITIAL CLASS A
                       SUBCLASS
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
August 2003.....      53.43063229%
September 2003..      51.31722495
October 2003....      49.21530524
November 2003...      47.12481595
December 2003...      45.04570007
January 2004....      42.97790105
February 2004...      40.95930860
March 2004......      38.95168996
April 2004......      36.95498942
May 2004........      34.96915154
June 2004.......      32.99412122
July 2004.......      31.02984356
August 2004.....      29.09886748
September 2004..      27.22270067
October 2004....      25.39998238
November 2004...      23.62938394
December 2004...      21.90960814
January 2005....      20.23938838
February 2005...      18.89402650
March 2005......      17.58877929
April 2005......      16.32259356

                     PERCENTAGE OF
                    INITIAL CLASS A
                       SUBCLASS
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
May 2005........      15.09444213%
June 2005.......      13.90332307
July 2005.......      12.74825931
August 2005.....      11.62829779
September 2005..      10.54250906
October 2005....       9.48998671
November 2005...       8.46984676
December 2005...       7.48122711
January 2006....       6.52328713
February 2006...       5.82596241
March 2006......       5.14971385
April 2006......       4.49396241
May 2006........       3.85814398
June 2006.......       3.24170908
July 2006.......       2.64412251
August 2006.....       2.06486301
September 2006..       1.50342290
October 2006....       0.95930767
November 2006...       0.43203574
December 2006
and thereafter..       0.00000000

                  PLANNED CLASS A SUBCLASS PRINCIPAL BALANCES
          AS PERCENTAGES OF INITIAL CLASS A SUBCLASS PRINCIPAL BALANCE

                            CLASS 1-A-3 CERTIFICATES


                     PERCENTAGE OF
                    INITIAL CLASS A
                       SUBCLASS
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
Up to and
 including
November 2006...     100.00000000%
December 2006...      99.32440959
January 2007....      95.08403647
February 2007...      92.53461295
March 2007......      90.04557515
April 2007......      87.61551326
May 2007........      85.24304929
June 2007.......      82.92683820
July 2007.......      80.66556521
August 2007.....      78.45794651
September 2007..      76.30272767
October 2007....      74.19868324
November 2007...      72.14461649
December 2007...      70.13935809
January 2008....      68.18176592
February 2008...      66.27072436
March 2008......      64.40514368
April 2008......      62.58395889
May 2008........      60.80613042
June 2008.......      59.07064235
July 2008.......      57.37650243
August 2008.....      55.72274116
September 2008..      54.10841225
October 2008....      52.53259019
November 2008...      50.99437224
December 2008...      49.49287555
January 2009....      48.02723851
February 2009...      46.59661892
March 2009......      45.20019430
April 2009......      43.83716180
May 2009........      42.50673630
June 2009.......      41.20815164

                     PERCENTAGE OF
                    INITIAL CLASS A
                       SUBCLASS
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
July 2009.......      39.94065915%
August 2009.....      38.70352741
September 2009..      37.49604266
October 2009....      36.31750663
November 2009...      35.16723851
December 2009...      34.04457250
January 2010....      32.94885831
February 2010...      31.87946132
March 2010......      30.83576127
April 2010......      29.81715208
May 2010........      28.82304244
June 2010.......      27.85285455
July 2010.......      26.90602365
August 2010.....      25.98199867
September 2010..      25.08024094
October 2010....      24.20022480
November 2010...      23.34143678
December 2010...      22.50337489
January 2011....      21.68554907
February 2011...      20.88748121
March 2011......      20.10870380
April 2011......      19.34875995
May 2011........      18.60720447
June 2011.......      17.88360146
July 2011.......      17.17752586
August 2011.....      16.48856256
September 2011..      15.81630548
October 2011....      15.16035875
November 2011...      14.52033554
December 2011...      13.89585787
January 2012....      13.28655681
February 2012...      12.69207206

                     PERCENTAGE OF
                    INITIAL CLASS A
                       SUBCLASS
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
March 2012......      12.11205150 %
April 2012......      11.54615141
May 2012........      10.99403625
June 2012.......      10.45537821
July 2012.......       9.92985698
August 2012.....       9.41716004
September 2012..       8.91698210
October 2012....       8.42902498
November 2012...       7.95299735
December 2012...       7.48861494
January 2013....       7.03560013
February 2013...       6.59368192
March 2013......       6.16259505
April 2013......       5.74208134
May 2013........       5.33188793
June 2013.......       4.93176857
July 2013.......       4.54148232
August 2013.....       4.16079377
September 2013..       3.78947370
October 2013....       3.42729775
November 2013...       3.07404664
December 2013...       2.72950707
January 2014....       2.39347016
February 2014...       2.06573187
March 2014......       1.74609306
April 2014......       1.43435964
May 2014........       1.13034173
June 2014.......       0.83385389
July 2014.......       0.54471508
August 2014.....       0.26274889
September 2014
and thereafter..       0.00000000

                 SCHEDULED CLASS A SUBCLASS PRINCIPAL BALANCES
          AS PERCENTAGES OF INITIAL CLASS A SUBCLASS PRINCIPAL BALANCE

                            CLASS 1-A-5 CERTIFICATES

                                   SCHEDULE I

                     PERCENTAGE OF
                    INITIAL CLASS A
                       SUBCLASS
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
February 1998...      99.64855621%
March 1998......      99.25821466
April 1998......      98.82904840
May 1998........      98.36115029
June 1998.......      97.85463291
July 1998.......      97.30962866
August 1998.....      96.72628971
September 1998..      96.10478777
October 1998....      95.44531424
November 1998...      94.74807994
December 1998...      94.01333683
January 1999....      93.24133404
February 1999...      92.43233970
March 1999......      91.58664092
April 1999......      90.70454359
May 1999........      89.78637209
June 1999.......      88.83246918
July 1999.......      87.84319576
August 1999.....      86.81893057
September 1999..      85.76006993
October 1999....      84.66707303
November 1999...      83.54036986
December 1999...      82.38045606
January 2000....      82.28433664
February 2000...      82.18765654
March 2000......      82.09041246
April 2000......      81.99260112
May 2000........      81.89421922
June 2000.......      81.79526344
July 2000.......      81.69573040
August 2000.....      81.59561677
September 2000..      81.49491913
October 2000....      81.39363407
November 2000...      81.29175821
December 2000...      81.18928805
January 2001....      81.08622018
February 2001...      80.98255106
March 2001......      80.87827719
April 2001......      80.77339507
May 2001........      80.66790113
June 2001.......      80.56179183
July 2001.......      80.45506355
August 2001.....      80.34771268
September 2001..      80.23973560
October 2001....      80.13112865
November 2001...      80.02188815
December 2001...      79.91201044
January 2002....      79.80149175
February 2002...      79.69032840
March 2002......      79.57851657
April 2002......      79.46605252
May 2002........      79.35293242
June 2002.......      79.23915245
July 2002.......      79.12470877
August 2002.....      79.00959750
September 2002..      78.89381475
October 2002....      78.77735661
November 2002...      78.66021912
December 2002...      78.54239832
January 2003....      78.42389023
February 2003...      78.30469086
March 2003......      78.18479615
April 2003......      78.06420206
May 2003........      77.94290450
June 2003.......      77.82089937
July 2003.......      77.69818255
August 2003.....      77.57474987
September 2003..      77.45059717

                     PERCENTAGE OF
                    INITIAL CLASS A
                       SUBCLASS
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
October 2003....      77.32572025%
November 2003...      77.20011488
December 2003...      77.07377683
January 2004....      76.94670178
February 2004...      76.81888547
March 2004......      76.69032358
April 2004......      76.56101171
May 2004........      76.43094554
June 2004.......      76.30012067
July 2004.......      76.16853263
August 2004.....      76.02631357
September 2004..      75.86405009
October 2004....      75.68230789
November 2004...      75.48163884
December 2004...      75.26258111
January 2005....      75.02565970
February 2005...      74.68252364
March 2005......      74.32533855
April 2005......      73.95453699
May 2005........      73.57054034
June 2005.......      73.17375896
July 2005.......      72.76459253
August 2005.....      72.34343031
September 2005..      71.91065132
October 2005....      71.46662467
November 2005...      71.01170972
December 2005...      70.54625639
January 2006....      70.07060530
February 2006...      69.51452612
March 2006......      68.95208085
April 2006......      68.38349756
May 2006........      67.80899782
June 2006.......      67.22879688
July 2006.......      66.64310384
August 2006.....      66.05212185
September 2006..      65.45604813
October 2006....      64.85507424
November 2006...      64.24938619
December 2006...      63.63916456
January 2007....      63.02458463
February 2007...      62.35457980
March 2007......      61.68368603
April 2007......      61.01195355
May 2007........      60.33943097
June 2007.......      59.66616537
July 2007.......      58.99220223
August 2007.....      58.31758556
September 2007..      57.64235794
October 2007....      56.96656046
November 2007...      56.29023287
December 2007...      55.61341348
January 2008....      54.93613937
February 2008...      54.25844622
March 2008......      53.58036851
April 2008......      52.90193945
May 2008........      52.22319103
June 2008.......      51.54415407
July 2008.......      50.86485824
August 2008.....      50.18533209
September 2008..      49.50560300
October 2008....      48.82569737
November 2008...      48.14564046
December 2008...      47.46545658
January 2009....      46.78516897
February 2009...      46.10479994
March 2009......      45.42437084
April 2009......      44.74390203
May 2009........      44.06341302

                     PERCENTAGE OF
                    INITIAL CLASS A
                       SUBCLASS
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
June 2009.......      43.38292239%
July 2009.......      42.70244790
August 2009.....      42.02200639
September 2009..      41.34161389
October 2009....      40.66128570
November 2009...      39.98103619
December 2009...      39.30087906
January 2010....      38.62082721
February 2010...      37.94089283
March 2010......      37.26108736
April 2010......      36.58142155
May 2010........      35.90190544
June 2010.......      35.22254846
July 2010.......      34.54335931
August 2010.....      33.86434611
September 2010..      33.18551630
October 2010....      32.50687673
November 2010...      31.82843368
December 2010...      31.15019280
January 2011....      30.47215923
February 2011...      29.79433747
March 2011......      29.11673157
April 2011......      28.43934496
May 2011........      27.76218061
June 2011.......      27.08524098
July 2011.......      26.40852799
August 2011.....      25.73204314
September 2011..      25.05578739
October 2011....      24.37976129
November 2011...      23.70396491
December 2011...      23.02839790
January 2012....      22.35305947
February 2012...      21.67794837
March 2012......      21.00306303
April 2012......      20.32840137
May 2012........      19.65396102
June 2012.......      18.97973914
July 2012.......      18.30573256
August 2012.....      17.63193774
September 2012..      16.95835076
October 2012....      16.28496736
November 2012...      15.61178296
December 2012...      14.93879264
January 2013....      14.26599110
February 2013...      13.59337275
March 2013......      12.92093175
April 2013......      12.24866186
May 2013........      11.57655659
June 2013.......      10.90460913
July 2013.......      10.23281242
August 2013.....       9.56115911
September 2013..       8.88964152
October 2013....       8.21825179
November 2013...       7.54698176
December 2013...       6.87582298
January 2014....       6.20476678
February 2014...       5.53380428
March 2014......       4.86292628
April 2014......       4.19212339
May 2014........       3.52138602
June 2014.......       2.85070430
July 2014.......       2.18006814
August 2014.....       1.50946731
September 2014..       0.83826893
October 2014....       0.15404890
November 2014
and thereafter..       0.00000000

                 SCHEDULED CLASS A SUBCLASS PRINCIPAL BALANCES
          AS PERCENTAGES OF INITIAL CLASS A SUBCLASS PRINCIPAL BALANCE

                            CLASS 1-A-5 CERTIFICATES

                                  SCHEDULE II


                     PERCENTAGE OF
                    INITIAL CLASS A
                       SUBCLASS
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
February 1998...      99.64855621%
March 1998......      99.25821466
April 1998......      98.82904840
May 1998........      98.36115029
June 1998.......      97.85463291
July 1998.......      97.30962866
August 1998.....      96.72628971
September 1998..      96.10478777
October 1998....      95.44531424
November 1998...      94.74807994
December 1998...      94.01333683
January 1999....      93.24133404
February 1999...      92.43233970
March 1999......      91.58664092
April 1999......      90.70454359
May 1999........      89.20943686
June 1999.......      87.30209061
July 1999.......      85.31678265
August 1999.....      83.25553493
September 1999..      81.12046565
October 1999....      78.91389714
November 1999...      76.63812466
December 1999...      74.29564778
January 2000....      72.98564171
February 2000...      71.64648897
March 2000......      70.28099958
April 2000......      68.89661751
May 2000........      67.50087382
June 2000.......      66.11094602
July 2000.......      64.74490767
August 2000.....      63.40785288
September 2000..      62.09932888
October 2000....      60.81888932
November 2000...      59.56609406
December 2000...      58.34050920
January 2001....      57.14170702
February 2001...      55.96926573
March 2001......      54.82276957
April 2001......      53.70180859
May 2001........      52.60597868
June 2001.......      51.53488141
July 2001.......      50.48812401
August 2001.....      49.46531923
September 2001..      48.46608528
October 2001....      47.49004582
November 2001...      46.53682983
December 2001...      45.60607151
January 2002....      44.69741025
February 2002...      43.81049057
March 2002......      42.94496202
April 2002......      42.10047908

                     PERCENTAGE OF
                    INITIAL CLASS A
                       SUBCLASS
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
May 2002........      41.27670120%
June 2002.......      40.47329263
July 2002.......      39.68992233
August 2002.....      38.92626407
September 2002..      38.18199617
October 2002....      37.45680156
November 2002...      36.75036765
December 2002...      36.06238633
January 2003....      35.39255384
February 2003...      34.82349360
March 2003......      34.27133758
April 2003......      33.73579667
May 2003........      33.21658586
June 2003.......      32.71342423
July 2003.......      32.22603490
August 2003.....      31.75414490
September 2003..      31.29748522
October 2003....      30.85579068
November 2003...      30.42879988
December 2003...      30.01625521
January 2004....      29.61790274
February 2004...      29.25896381
March 2004......      28.91332106
April 2004......      28.58073466
May 2004........      28.26096822
June 2004.......      27.95378873
July 2004.......      27.65896664
August 2004.....      27.36641223
September 2004..      27.06649360
October 2004....      26.75956127
November 2004...      26.44595501
December 2004...      26.12600422
January 2005....      25.80002812
February 2005...      25.42523725
March 2005......      25.04683014
April 2005......      24.66505516
May 2005........      24.28015235
June 2005.......      23.89235353
July 2005.......      23.50188268
August 2005.....      23.10895596
September 2005..      22.71378207
October 2005....      22.31656243
November 2005...      21.91749132
December 2005...      21.51675611
January 2006....      21.11453751
February 2006...      20.67950825
March 2006......      20.24531334
April 2006......      19.81204936
May 2006........      19.37980851
June 2006.......      18.94867875
July 2006.......      18.51874398

                     PERCENTAGE OF
                    INITIAL CLASS A
                       SUBCLASS
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
August 2006.....      18.09008412%
September 2006..      17.66277523
October 2006....      17.23688961
November 2006...      16.81249602
December 2006...      16.38965964
January 2007....      15.96844231
February 2007...      15.52915844
March 2007......      15.09345622
April 2007......      14.66130729
May 2007........      14.23268279
June 2007.......      13.80755368
July 2007.......      13.38589055
August 2007.....      12.96766367
September 2007..      12.55284316
October 2007....      12.14139881
November 2007...      11.73330018
December 2007...      11.32851665
January 2008....      10.92701739
February 2008...      10.52877138
March 2008......      10.13374744
April 2008......       9.74191424
May 2008........       9.35324031
June 2008.......       8.96769408
July 2008.......       8.58524381
August 2008.....       8.20585770
September 2008..       7.82950386
October 2008....       7.45615033
November 2008...       7.08576505
December 2008...       6.71831596
January 2009....       6.35377094
February 2009...       5.99209778
March 2009......       5.63326434
April 2009......       5.27723840
May 2009........       4.92398777
June 2009.......       4.57348023
July 2009.......       4.22568360
August 2009.....       3.88056572
September 2009..       3.53809446
October 2009....       3.19823771
November 2009...       2.86096341
December 2009...       2.52623954
January 2010....       2.19403420
February 2010...       1.86431544
March 2010......       1.53705146
April 2010......       1.21221055
May 2010........       0.88976102
June 2010.......       0.56967128
July 2010.......       0.25190989
August 2010.....
and thereafter         0.00000000

                 SCHEDULED CLASS A SUBCLASS PRINCIPAL BALANCES
          AS PERCENTAGES OF INITIAL CLASS A SUBCLASS PRINCIPAL BALANCE

                            CLASS 1-A-6 CERTIFICATES

                                   SCHEDULE I


                     PERCENTAGE OF
                    INITIAL CLASS A
                       SUBCLASS
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
February 1998...      99.63616443%
March 1998......      99.22486582
April 1998......      98.76619602
May 1998........      98.26027704
June 1998.......      97.70726106
July 1998.......      97.10733049
August 1998.....      96.46069770
September 1998..      95.76760519
October 1998....      95.02832517
November 1998...      94.24315965
December 1998...      93.41246706
January 1999....      92.53660749
February 1999...      91.61597029
March 1999......      90.65097336
April 1999......      89.64206302
May 1999........      88.58971373
June 1999.......      87.49442758
July 1999.......      86.35673387
August 1999.....      85.17718881
September 1999..      83.95637484
October 1999....      82.69495603
November 1999...      81.39356495
December 1999...      80.05291873
January 2000....      79.75267316
February 2000...      79.44590153
March 2000......      79.13296203
April 2000......      78.81499207
May 2000........      78.49316095
June 2000.......      78.17027889
July 2000.......      77.84935848
August 2000.....      77.53128455
September 2000..      77.21602480
October 2000....      76.90354708
November 2000...      76.59381959
December 2000...      76.28681061
January 2001....      75.98248867
February 2001...      75.68082248
March 2001......      75.38178107
April 2001......      75.08533352
May 2001........      74.79144919
June 2001.......      74.50009763
July 2001.......      74.21124864
August 2001.....      73.92487207
September 2001..      73.64093820
October 2001....      73.35941726
November 2001...      73.08027981
December 2001...      72.80349656
January 2002....      72.52903839
February 2002...      72.25687648
March 2002......      71.98698204
April 2002......      71.71932655
May 2002........      71.45388164
June 2002.......      71.19061912
July 2002.......      70.92951103
August 2002.....      70.67052958
September 2002..      70.41364706
October 2002....      70.15883599
November 2002...      69.90606914
December 2002...      69.65531938
January 2003....      69.40655966
February 2003...      69.17285034
March 2003......      68.94100248
April 2003......      68.71098964
May 2003........      68.48278543

                     PERCENTAGE OF
                    INITIAL CLASS A
                       SUBCLASS
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
June 2003.......      68.25636377%
July 2003.......      68.03169867
August 2003.....      67.80876429
September 2003..      67.58753491
October 2003....      67.36798506
November 2003...      67.15008937
December 2003...      66.93382261
January 2004....      66.71915973
February 2004...      66.51019942
March 2004......      66.30274918
April 2004......      66.09678464
May 2004........      65.89228145
June 2004.......      65.68921545
July 2004.......      65.48756268
August 2004.....      65.27759411
September 2004..      65.05002803
October 2004....      64.80540195
November 2004...      64.54423987
December 2004...      64.26705249
January 2005....      63.97433771
February 2005...      63.58681484
March 2005......      63.18736897
April 2005......      62.77640824
May 2005........      62.35433003
June 2005.......      61.92152098
July 2005.......      61.47835739
August 2005.....      61.02520542
September 2005..      60.56242137
October 2005....      60.09035185
November 2005...      59.60933406
December 2005...      59.11969606
January 2006....      58.62175694
February 2006...      58.05331019
March 2006......      57.48016216
April 2006......      56.90252303
May 2006........      56.32059671
June 2006.......      55.73458102
July 2006.......      55.14466783
August 2006.....      54.55104326
September 2006..      53.95388777
October 2006....      53.35337640
November 2006...      52.74967874
December 2006...      52.14295926
January 2007....      51.53337732
February 2007...      50.87669330
March 2007......      50.22037837
April 2007......      49.56447134
May 2007........      48.90900957
June 2007.......      48.25402891
July 2007.......      47.59956377
August 2007.....      46.94564727
September 2007..      46.29231111
October 2007....      45.63958568
November 2007...      44.98750021
December 2007...      44.33608249
January 2008....      43.68535923
February 2008...      43.03535592
March 2008......      42.38609684
April 2008......      41.73760519
May 2008........      41.08990308
June 2008.......      40.44301150
July 2008.......      39.79695041
August 2008.....      39.15173873
September 2008..      38.50739444

                           PERCENTAGE OF
                          INITIAL CLASS A
                             SUBCLASS
DISTRIBUTION DATE        PRINCIPAL BALANCE
-----------------        -----------------
October 2008............    37.86393446%
November 2008...........    37.22137488
December 2008...........    36.57973072
January 2009............    35.93901620
February 2009...........    35.29924465
March 2009..............    34.66042846
April 2009..............    34.02257934
May 2009................    33.38570802
June 2009...............    32.74982449
July 2009...............    32.11493803
August 2009.............    31.48105710
September 2009..........    30.84818944
October 2009............    30.21634203
November 2009...........    29.58552127
December 2009...........    28.95573269
January 2010............    28.32698133
February 2010...........    27.69927150
March 2010..............    27.07260686
April 2010..............    26.44699052
May 2010................    25.82242490
June 2010...............    25.19891193
July 2010...............    24.57645288
August 2010.............    23.95504859
September 2010..........    23.33469917
October 2010............    22.71540438
November 2010...........    22.09716334
December 2010...........    21.47997474
January 2011............    20.86383679
February 2011...........    20.24874717
March 2011..............    19.63470307
April 2011..............    19.02170135
May 2011................    18.40973836
June 2011...............    17.79880994
July 2011...............    17.18891160
August 2011.............    16.58003847
September 2011..........    15.97218528
October 2011............    15.36534623
November 2011...........    14.75951527
December 2011...........    14.15468604
January 2012............    13.55085164
February 2012...........    12.94800499
March 2012..............    12.34613858
April 2012..............    11.74524457
May 2012................    11.14531480
June 2012...............    10.54634090
July 2012...............     9.94831405
August 2012.............     9.35122518
September 2012..........     8.75506495
October 2012............     8.15982374
November 2012...........     7.56549161
December 2012...........     6.97205840
January 2013............     6.37951368
February 2013...........     5.78784673
March 2013..............     5.19704661
April 2013..............     4.60710216
May 2013................     4.01800197
June 2013...............     3.42973437
July 2013...............     2.84228745
August 2013.............     2.25564916
September 2013..........     1.66980721
October 2013............     1.08474906
November 2013...........     0.50046203
December 2013...........
and thereafter..........     0.00000000

                 SCHEDULED CLASS A SUBCLASS PRINCIPAL BALANCES
          AS PERCENTAGES OF INITIAL CLASS A SUBCLASS PRINCIPAL BALANCE

                            CLASS 1-A-6 CERTIFICATES

                                  SCHEDULE II


                     PERCENTAGE OF
                    INITIAL CLASS A
                       SUBCLASS
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
February 1998...      99.63616443%
March 1998......      99.22486582
April 1998......      98.76619602
May 1998........      98.26027704
June 1998.......      97.70726106
July 1998.......      97.10733049
August 1998.....      96.46069770
September 1998..      95.76760519
October 1998....      95.02832517
November 1998...      94.24315965
December 1998...      93.41246706
January 1999....      92.53660749
February 1999...      91.61597029
March 1999......      90.65097336
April 1999......      89.64206302
May 1999........      88.58971373
June 1999.......      87.49442758
July 1999.......      86.35673387
August 1999.....      85.17718881
September 1999..      82.94533733
October 1999....      80.62165562
November 1999...      78.22558068
December 1999...      75.76003550
January 2000....      74.30704880
February 2000...      72.82262310
March 2000......      71.31011693
April 2000......      69.77818067
May 2000........      68.23553801
June 2000.......      66.70190434
July 2000.......      65.19794407
August 2000.....      63.72941667
September 2000..      62.29572329
October 2000....      60.89627457
November 2000...      59.53049027
December 2000...      58.19779915
January 2001....      56.89763900
February 2001...      55.62945616
March 2001......      54.39270584
April 2001......      53.18685156
May 2001........      52.01136532
June 2001.......      50.86572732
July 2001.......      49.74942590
August 2001.....      48.66195741
September 2001..      47.60282605
October 2001....      46.57154376
November 2001...      45.56763015
December 2001...      44.59061232
January 2002....      43.64002484
February 2002...      42.71540950
March 2002......      41.81631531
April 2002......      40.94229836
May 2002........      40.09292167
June 2002.......      39.26775514
July 2002.......      38.46637543
August 2002.....      37.68836586
September 2002..      36.93331631
October 2002....      36.20082307
November 2002...      35.49048884
December 2002...      34.80192246
January 2003....      34.13473911
February 2003...      33.58451523
March 2003......      33.05412839
April 2003......      32.54321423
May 2003........      32.05141428
June 2003.......      31.57837564
July 2003.......      31.12375111
August 2003.....      30.68719892

                     PERCENTAGE OF
                    INITIAL CLASS A
                       SUBCLASS
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
September 2003..      30.26838277%
October 2003....      29.86697172
November 2003...      29.48264005
December 2003...      29.11506721
January 2004....      28.76393790
February 2004...      28.45825946
March 2004......      28.16791890
April 2004......      27.89262004
May 2004........      27.63207158
June 2004.......      27.38598691
July 2004.......      27.15408391
August 2004.....      26.92638005
September 2004..      26.69334438
October 2004....      26.45526936
November 2004...      26.21243824
December 2004...      25.96512507
January 2005....      25.71359524
February 2005...      25.42295905
March 2005......      25.13014286
April 2005......      24.83534992
May 2005........      24.53877633
June 2005.......      24.24061106
July 2005.......      23.94103629
August 2005.....      23.64022757
September 2005..      23.33835399
October 2005....      23.03557838
November 2005...      22.73205740
December 2005...      22.42794197
January 2006....      22.12337715
February 2006...      21.79319523
March 2006......      21.46450680
April 2006......      21.13738365
May 2006........      20.81189410
June 2006.......      20.48810279
July 2006.......      20.16607112
August 2006.....      19.84585709
September 2006..      19.52751557
October 2006....      19.21109839
November 2006...      18.89665436
December 2006...      18.58422942
January 2007....      18.27386674
February 2007...      17.95018595
March 2007......      17.63019006
April 2007......      17.31384442
May 2007........      17.00111412
June 2007.......      16.69196442
July 2007.......      16.38636037
August 2007.....      16.08426718
September 2007..      15.78564995
October 2007....      15.49047382
November 2007...      15.19870395
December 2007...      14.91030561
January 2008....      14.62524406
February 2008...      14.34348456
March 2008......      14.06499249
April 2008......      13.78973336
May 2008........      13.51767269
June 2008.......      13.24877612
July 2008.......      12.98300936
August 2008.....      12.72033830
September 2008..      12.46072883
October 2008....      12.20414714
November 2008...      11.95055933
December 2008...      11.69993186
January 2009....      11.45223114
February 2009...      11.20742385
March 2009......      10.96547676

                     PERCENTAGE OF
                    INITIAL CLASS A
                       SUBCLASS
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
April 2009......      10.72635689%
May 2009........      10.49003130
June 2009.......      10.25646727
July 2009.......      10.02563233
August 2009.....       9.79749413
September 2009..       9.57202043
October 2009....       9.34917928
November 2009...       9.12893887
December 2009...       8.91126764
January 2010....       8.69613414
February 2010...       8.48350722
March 2010......       8.27335584
April 2010......       8.06564920
May 2010........       7.86035672
June 2010.......       7.65744806
July 2010.......       7.45689305
August 2010.....       7.25866174
September 2010..       7.06272443
October 2010....       6.86905152
November 2010...       6.67761383
December 2010...       6.48838223
January 2011....       6.30132793
February 2011...       6.11642225
March 2011......       5.93363686
April 2011......       5.75294361
May 2011........       5.57431447
June 2011.......       5.39772183
July 2011.......       5.22313812
August 2011.....       5.05053621
September 2011..       4.87988898
October 2011....       4.71116967
November 2011...       4.54435172
December 2011...       4.37940883
January 2012....       4.21631489
February 2012...       4.05504401
March 2012......       3.89557061
April 2012......       3.73786922
May 2012........       3.58191470
June 2012.......       3.42768209
July 2012.......       3.27514668
August 2012.....       3.12428401
September 2012..       2.97506977
October 2012....       2.82747999
November 2012...       2.68149081
December 2012...       2.53707867
January 2013....       2.39422023
February 2013...       2.25289234
March 2013......       2.11307208
April 2013......       1.97473685
May 2013........       1.83786410
June 2013.......       1.70243161
July 2013.......       1.56841743
August 2013.....       1.43579966
September 2013..       1.30455677
October 2013....       1.17466741
November 2013...       1.04611039
December 2013...       0.91886477
January 2014....       0.79290988
February 2014...       0.66822514
March 2014......       0.54479026
April 2014......       0.42258517
May 2014........       0.30158996
June 2014.......       0.18178497
July 2014.......       0.06315071
August 2014
and thereafter..       0.00000000

                     SCHEDULED COMPONENT PRINCIPAL BALANCES
             AS PERCENTAGES OF INITIAL COMPONENT PRINCIPAL BALANCE

                             CLASS 1-A-7A COMPONENT

                                   SCHEDULE I

                     PERCENTAGE OF
                        INITIAL
                       COMPONENT
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
February 1998...      99.66252273%
March 1998......      99.27899707
April 1998......      98.84951466
May 1998........      98.37419282
June 1998.......      97.85318182
July 1998.......      97.28665836
August 1998.....      96.67482991
September 1998..      96.01793255
October 1998....      95.31623167
November 1998...      94.57002126
December 1998...      93.77965029
January 1999....      92.94547067
February 1999...      92.06785924
March 1999......      91.14722434
April 1999......      90.18400073
May 1999........      89.17864956
June 1999.......      88.13165909
July 1999.......      87.04354619
August 1999.....      85.91485044
September 1999..      84.74613930
October 1999....      83.53805938
November 1999...      82.29122581
December 1999...      81.00633578
January 2000....      80.73300220
February 2000...      80.45343255
March 2000......      80.16797581
April 2000......      79.87773754
May 2000........      79.58385557
June 2000.......      79.28906305
July 2000.......      78.99628886
August 2000.....      78.70639443
September 2000..      78.41934824
October 2000....      78.13512023
November 2000...      77.85367962
December 2000...      77.57499707
January 2001....      77.29904179
February 2001...      77.02578519
March 2001......      76.75519648
April 2001......      76.48724633
May 2001........      76.22190689
June 2001.......      75.95914883
July 2001.......      75.69894282
August 2001.....      75.44126026
September 2001..      75.18607405
October 2001....      74.93335484
November 2001...      74.68307478
December 2001...      74.43520674
January 2002....      74.18972287
February 2002...      73.94659604
March 2002......      73.70579839
April 2002......      73.46730352
May 2002........      73.23108431
June 2002.......      72.99711364
July 2002.......      72.76536584
August 2002.....      72.53581525
September 2002..      72.30843402
October 2002....      72.08319721
November 2002...      71.86007845
December 2002...      71.63905279
January 2003....      71.42009457
February 2003...      71.21590176
March 2003......      71.01365249
April 2003......      70.81332185
May 2003........      70.61488563
June 2003.......      70.41831965
July 2003.......      70.22359751
August 2003.....      70.03069721
September 2003..      69.83959311
October 2003....      69.65026100
November 2003...      69.46267815

                     PERCENTAGE OF
                        INITIAL
                       COMPONENT
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
December 2003...      69.27682038%
January 2004....      69.09266422
February 2004...      68.91419501
March 2004......      68.73733798
April 2004......      68.56206965
May 2004........      68.38836730
June 2004.......      68.21620968
July 2004.......      68.04557258
August 2004.....      67.86699927
September 2004..      67.67146774
October 2004....      67.45950000
November 2004...      67.23160777
December 2004...      66.98828812
January 2005....      66.73002566
February 2005...      66.37974633
March 2005......      66.01803079
April 2005......      65.64527566
May 2005........      65.26186877
June 2005.......      64.86818695
July 2005.......      64.46459604
August 2005.....      64.05145455
September 2005..      63.62910777
October 2005....      63.19789589
November 2005...      62.75814589
December 2005...      62.31017815
January 2006....      61.85430352
February 2006...      61.33004839
March 2006......      60.80138783
April 2006......      60.26852859
May 2006........      59.73166789
June 2006.......      59.19100073
July 2006.......      58.64671334
August 2006.....      58.09898827
September 2006..      57.54800293
October 2006....      56.99392669
November 2006...      56.43692595
December 2006...      55.87716202
January 2007....      55.31479106
February 2007...      54.70680499
March 2007......      54.09935557
April 2007......      53.49248094
May 2007........      52.88621848
June 2007.......      52.28060484
July 2007.......      51.67567375
August 2007.....      51.07145894
September 2007..      50.46799194
October 2007....      49.86530352
November 2007...      49.26342302
December 2007...      48.66237830
January 2008....      48.06219795
February 2008...      47.46290616
March 2008......      46.86452786
April 2008......      46.26708724
May 2008........      45.67060704
June 2008.......      45.07510777
July 2008.......      44.48061144
August 2008.....      43.88713636
September 2008..      43.29470161
October 2008....      42.70332478
November 2008...      42.11302273
December 2008...      41.52381158
January 2009....      40.93570528
February 2009...      40.34871848
March 2009......      39.76286510
April 2009......      39.17815689
May 2009........      38.59460557
June 2009.......      38.01222214
July 2009.......      37.43101686
August 2009.....      36.85100000
September 2009..      36.27217889

                     PERCENTAGE OF
                        INITIAL
                       COMPONENT
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
October 2009....      35.69456232%
November 2009...      35.11815689
December 2009...      34.54297067
January 2010....      33.96900880
February 2010...      33.39627713
March 2010......      32.82478079
April 2010......      32.25452346
May 2010........      31.68550880
June 2010.......      31.11773974
July 2010.......      30.55121994
August 2010.....      29.98595015
September 2010..      29.42193328
October 2010....      28.85916935
November 2010...      28.29765836
December 2010...      27.73740176
January 2011....      27.17839809
February 2011...      26.62064736
March 2011......      26.06414736
April 2011......      25.50889663
May 2011........      24.95489370
June 2011.......      24.40213490
July 2011.......      23.85061730
August 2011.....      23.30033798
September 2011..      22.75129399
October 2011....      22.20347947
November 2011...      21.65689150
December 2011...      21.11152346
January 2012....      20.56737243
February 2012...      20.02443109
March 2012......      19.48269501
April 2012......      18.94215616
May 2012........      18.40281012
June 2012.......      17.86464956
July 2012.......      17.32766642
August 2012.....      16.79185484
September 2012..      16.25720601
October 2012....      15.72371334
November 2012...      15.19136730
December 2012...      14.66016129
January 2013....      14.13008504
February 2013...      13.60112977
March 2013......      13.07328812
April 2013......      12.54654912
May 2013........      12.02090396
June 2013.......      11.49634238
July 2013.......      10.97285484
August 2013.....      10.45043109
September 2013..       9.92906158
October 2013....       9.40873460
November 2013...       8.88943988
December 2013...       8.37116642
January 2014....       7.85390323
February 2014...       7.33763930
March 2014......       6.82236290
April 2014......       6.30806305
May 2014........       5.79472654
June 2014.......       5.28234311
July 2014.......       4.77090029
August 2014.....       4.26038563
September 2014..       3.75019135
October 2014....       3.22843109
November 2014...       2.70788636
December 2014...       2.18853666
January 2015....       1.67036217
February 2015...       1.15334164
March 2015......       0.63745528
April 2015......       0.12268255
May 2015
and thereafter..       0.00000000

                     SCHEDULED COMPONENT PRINCIPAL BALANCES
             AS PERCENTAGES OF INITIAL COMPONENT PRINCIPAL BALANCE

                             CLASS 1-A-7A COMPONENT

                                  SCHEDULE II


                     PERCENTAGE OF
                        INITIAL
                       COMPONENT
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
February 1998...      99.66252273%
March 1998......      99.27899707
April 1998......      98.84951466
May 1998........      98.37419282
June 1998.......      97.85318182
July 1998.......      97.28665836
August 1998.....      96.67482991
September 1998..      96.01793255
October 1998....      95.31623167
November 1998...      94.57002126
December 1998...      93.77965029
January 1999....      92.94547067
February 1999...      92.06785924
March 1999......      91.06164076
April 1999......      89.40516496
May 1999........      87.67061290
June 1999.......      85.85972434
July 1999.......      83.97433944
August 1999.....      82.01639296
September 1999..      79.98791129
October 1999....      77.89111584
November 1999...      75.72820381
December 1999...      73.50156598
January 2000....      72.26264223
February 2000...      70.99592009
March 2000......      69.70408871
April 2000......      68.39426833
May 2000........      67.07366422
June 2000.......      65.75870821
July 2000.......      64.46668915
August 2000.....      63.20248094
September 2000..      61.96565029
October 2000....      60.75577126
November 2000...      59.57242302
December 2000...      58.41519208
January 2001....      57.28366789
February 2001...      56.17744868
March 2001......      55.09613783
April 2001......      54.03934238
May 2001........      53.00667669
June 2001.......      51.99776100
July 2001.......      51.01221921
August 2001.....      50.04968109
September 2001..      49.10978299
October 2001....      48.19216569
November 2001...      47.29647361
December 2001...      46.42235777
January 2002....      45.56947434
February 2002...      44.73748314
March 2002......      43.92605059
April 2002......      43.13484531
May 2002........      42.36354252
June 2002.......      41.61182185
July 2002.......      40.87936730
August 2002.....      40.16586804
September 2002..      39.47101540
October 2002....      38.79450733
November 2002...      38.13604545

                     PERCENTAGE OF
                        INITIAL
                       COMPONENT
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
December 2002...      37.49533578%
January 2003....      36.87208871
February 2003...      36.34533871
March 2003......      35.83486217
April 2003......      35.34038196
May 2003........      34.86162683
June 2003.......      34.39832771
July 2003.......      33.95022141
August 2003.....      33.51704692
September 2003..      33.09854765
October 2003....      32.69447067
November 2003...      32.30456598
December 2003...      31.92858871
January 2004....      31.56629619
February 2004...      31.24181452
March 2004......      30.93016129
April 2004......      30.63110850
May 2004........      30.34443035
June 2004.......      30.06990469
July 2004.......      29.80731232
August 2004.....      29.54700220
September 2004..      29.27976173
October 2004....      29.00592669
November 2004...      28.72582331
December 2004...      28.43976686
January 2005....      28.14806305
February 2005...      27.80978152
March 2005......      27.46815982
April 2005......      27.12343475
May 2005........      26.77583651
June 2005.......      26.42558871
July 2005.......      26.07290616
August 2005.....      25.71799487
September 2005..      25.36105718
October 2005....      25.00228519
November 2005...      24.64186584
December 2005...      24.27997874
January 2006....      23.91679765
February 2006...      23.52235704
March 2006......      23.12884091
April 2006......      22.73634238
May 2006........      22.34495088
June 2006.......      21.95475147
July 2006.......      21.56582405
August 2006.....      21.17824633
September 2006..      20.79209238
October 2006....      20.40743182
November 2006...      20.02433065
December 2006...      19.64285264
January 2007....      19.26305718
February 2007...      18.86611510
March 2007......      18.47273460
April 2007......      18.08289003
May 2007........      17.69655352
June 2007.......      17.31369941
July 2007.......      16.93429912
August 2007.....      16.55832551
September 2007..      16.18575073

                     PERCENTAGE OF
                        INITIAL
                       COMPONENT
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
October 2007....      15.81654765%
November 2007...      15.45068622
December 2007...      15.08813930
January 2008....      14.72887830
February 2008...      14.37287317
March 2008......      14.02009604
April 2008......      13.67051760
May 2008........      13.32410850
June 2008.......      12.98083871
July 2008.......      12.64067962
August 2008.....      12.30360191
September 2008..      11.96957478
October 2008....      11.63856965
November 2008...      11.31055645
December 2008...      10.98550513
January 2009....      10.66338563
February 2009...      10.34416862
March 2009......      10.02782405
April 2009......       9.71432258
May 2009........       9.40363270
June 2009.......       9.09572654
July 2009.......       8.79057258
August 2009.....       8.48814223
September 2009..       8.18840469
October 2009....       7.89133065
November 2009...       7.59689076
December 2009...       7.30505425
January 2010....       7.01579252
February 2010...       6.72907625
March 2010......       6.44487537
April 2010......       6.16315982
May 2010........       5.88390176
June 2010.......       5.60707111
July 2010.......       5.33263930
August 2010.....       5.06057625
September 2010..       4.79085411
October 2010....       4.52344355
November 2010...       4.25831598
December 2010...       3.99544282
January 2011....       3.73479545
February 2011...       3.47634604
March 2011......       3.22006598
April 2011......       2.96592669
May 2011........       2.71390103
June 2011.......       2.46396114
July 2011.......       2.21607845
August 2011.....       1.97022654
September 2011..       1.72637683
October 2011....       1.48450293
November 2011...       1.24457771
December 2011...       1.00657331
January 2012....       0.77046408
February 2012...       0.53622287
March 2012......       0.30382331
April 2012......       0.07323827
May 2012
and thereafter..       0.00000000

                     SCHEDULED COMPONENT PRINCIPAL BALANCES
             AS PERCENTAGES OF INITIAL COMPONENT PRINCIPAL BALANCE

                             CLASS 1-A-7B COMPONENT

                                   SCHEDULE I


                     PERCENTAGE OF
                        INITIAL
                       COMPONENT
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
February 1998...      99.63616448%
March 1998......      99.22486573
April 1998......      98.76619604
May 1998........      98.26027694
June 1998.......      97.70726116
July 1998.......      97.10733065
August 1998.....      96.46069755
September 1998..      95.76760524
October 1998....      95.02832528
November 1998...      94.24315979
December 1998...      93.41246694
January 1999....      92.53660759
February 1999...      91.61597046
March 1999......      90.65097348
April 1999......      89.64206311
May 1999........      88.58971366
June 1999.......      87.49442766
July 1999.......      86.35673380
August 1999.....      85.17718865
September 1999..      83.95637496
October 1999....      82.69495603
November 1999...      81.39356495
December 1999...      80.05291876
January 2000....      79.75267304
February 2000...      79.44590164
March 2000......      79.13296207
April 2000......      78.81499194
May 2000........      78.49316079
June 2000.......      78.17027895
July 2000.......      77.84935851
August 2000.....      77.53128466
September 2000..      77.21602484
October 2000....      76.90354716
November 2000...      76.59381974
December 2000...      76.28681067
January 2001....      75.98248875
February 2001...      75.68082242
March 2001......      75.38178113
April 2001......      75.08533333
May 2001........      74.79144914
June 2001.......      74.50009768
July 2001.......      74.21124874
August 2001.....      73.92487210
September 2001..      73.64093823
October 2001....      73.35941725
November 2001...      73.08027996
December 2001...      72.80349648
January 2002....      72.52903827
February 2002...      72.25687647
March 2002......      71.98698187
April 2002......      71.71932662
May 2002........      71.45388150
June 2002.......      71.19061900
July 2002.......      70.92951091
August 2002.....      70.67052971
September 2002..      70.41364720
October 2002....      70.15883585
November 2002...      69.90606915
December 2002...      69.65531923
January 2003....      69.40655958
February 2003...      69.17285029
March 2003......      68.94100235
April 2003......      68.71098959
May 2003........      68.48278550

                     PERCENTAGE OF
                        INITIAL
                       COMPONENT
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
June 2003.......      68.25636388%
July 2003.......      68.03169856
August 2003.....      67.80876435
September 2003..      67.58753508
October 2003....      67.36798523
November 2003...      67.15008929
December 2003...      66.93382276
January 2004....      66.71915979
February 2004...      66.51019940
March 2004......      66.30274924
April 2004......      66.09678449
May 2004........      65.89228130
June 2004.......      65.68921551
July 2004.......      65.48756260
August 2004.....      65.27759416
September 2004..      65.05002786
October 2004....      64.80540181
November 2004...      64.54424001
December 2004...      64.26705237
January 2005....      63.97433770
February 2005...      63.58681470
March 2005......      63.18736892
April 2005......      62.77640819
May 2005........      62.35432998
June 2005.......      61.92152098
July 2005.......      61.47835750
August 2005.....      61.02520544
September 2005..      60.56242128
October 2005....      60.09035180
November 2005...      59.60933400
December 2005...      59.11969621
January 2006....      58.62175697
February 2006...      58.05331017
March 2006......      57.48016213
April 2006......      56.90252299
May 2006........      56.32059684
June 2006.......      55.73458107
July 2006.......      55.14466767
August 2006.....      54.55104330
September 2006..      53.95388788
October 2006....      53.35337630
November 2006...      52.74967875
December 2006...      52.14295938
January 2007....      51.53337731
February 2007...      50.87669319
March 2007......      50.22037831
April 2007......      49.56447130
May 2007........      48.90900973
June 2007.......      48.25402887
July 2007.......      47.59956361
August 2007.....      46.94564720
September 2007..      46.29231118
October 2007....      45.63958577
November 2007...      44.98750017
December 2007...      44.33608258
January 2008....      43.68535918
February 2008...      43.03535582
March 2008......      42.38609668
April 2008......      41.73760524
May 2008........      41.08990299
June 2008.......      40.44301141
July 2008.......      39.79695032
August 2008.....      39.15173884
September 2008..      38.50739443

                     PERCENTAGE OF
                        INITIAL
                       COMPONENT
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
October 2008....      37.86393454%
November 2008...      37.22137496
December 2008...      36.57973078
January 2009....      35.93901611
February 2009...      35.29924471
March 2009......      34.66042833
April 2009......      34.02257939
May 2009........      33.38570796
June 2009.......      32.74982444
July 2009.......      32.11493790
August 2009.....      31.48105707
September 2009..      30.84818933
October 2009....      30.21634206
November 2009...      29.58552132
December 2009...      28.95573280
January 2010....      28.32698120
February 2010...      27.69927157
March 2010......      27.07260692
April 2010......      26.44699060
May 2010........      25.82242497
June 2010.......      25.19891205
July 2010.......      24.57645284
August 2010.....      23.95504867
September 2010..      23.33469923
October 2010....      22.71540450
November 2010...      22.09716348
December 2010...      21.47997482
January 2011....      20.86383686
February 2011...      20.24874723
March 2011......      19.63470292
April 2011......      19.02170124
May 2011........      18.40973850
June 2011.......      17.79881000
July 2011.......      17.18891172
August 2011.....      16.58003860
September 2011..      15.97218530
October 2011....      15.36534609
November 2011...      14.75951527
December 2011...      14.15468614
January 2012....      13.55085163
February 2012...      12.94800504
March 2012......      12.34613864
April 2012......      11.74524471
May 2012........      11.14531487
June 2012.......      10.54634105
July 2012.......       9.94831420
August 2012.....       9.35122524
September 2012..       8.75506479
October 2012....       8.15982377
November 2012...       7.56549144
December 2012...       6.97205841
January 2013....       6.37951360
February 2013...       5.78784659
March 2013......       5.19704666
April 2013......       4.60710205
May 2013........       4.01800201
June 2013.......       3.42973447
July 2013.......       2.84228734
August 2013.....       2.25564921
September 2013..       1.66980732
October 2013....       1.08474891
November 2013...       0.50046190
December 2013
and thereafter..       0.00000000

                     SCHEDULED COMPONENT PRINCIPAL BALANCES
             AS PERCENTAGES OF INITIAL COMPONENT PRINCIPAL BALANCE

                             CLASS 1-A-7B COMPONENT

                                  SCHEDULE II


                     PERCENTAGE OF
                        INITIAL
                       COMPONENT
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
February 1998...      99.63616448%
March 1998......      99.22486573
April 1998......      98.76619604
May 1998........      98.26027694
June 1998.......      97.70726116
July 1998.......      97.10733065
August 1998.....      96.46069755
September 1998..      95.76760524
October 1998....      95.02832528
November 1998...      94.24315979
December 1998...      93.41246694
January 1999....      92.53660759
February 1999...      91.61597046
March 1999......      90.65097348
April 1999......      89.64206311
May 1999........      88.58971366
June 1999.......      87.49442766
July 1999.......      86.35673380
August 1999.....      85.17718865
September 1999..      82.94533736
October 1999....      80.62165559
November 1999...      78.22558073
December 1999...      75.76003558
January 2000....      74.30704867
February 2000...      72.82262303
March 2000......      71.31011682
April 2000......      69.77818060
May 2000........      68.23553810
June 2000.......      66.70190433
July 2000.......      65.19794394
August 2000.....      63.72941658
September 2000..      62.29572340
October 2000....      60.89627459
November 2000...      59.53049043
December 2000...      58.19779926
January 2001....      56.89763914
February 2001...      55.62945619
March 2001......      54.39270594
April 2001......      53.18685163
May 2001........      52.01136522
June 2001.......      50.86572743
July 2001.......      49.74942598
August 2001.....      48.66195737
September 2001..      47.60282612
October 2001....      46.57154381
November 2001...      45.56763008
December 2001...      44.59061229
January 2002....      43.64002484
February 2002...      42.71540953
March 2002......      41.81631521
April 2002......      40.94229842
May 2002........      40.09292179
June 2002.......      39.26775529
July 2002.......      38.46637529
August 2002.....      37.68836589
September 2002..      36.93331621
October 2002....      36.20082309
November 2002...      35.49048875
December 2002...      34.80192246
January 2003....      34.13473917
February 2003...      33.58451527
March 2003......      33.05412823
April 2003......      32.54321417
May 2003........      32.05141423
June 2003.......      31.57837563
July 2003.......      31.12375126
August 2003.....      30.68719906

                     PERCENTAGE OF
                        INITIAL
                       COMPONENT
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
September 2003..      30.26838268%
October 2003....      29.86697180
November 2003...      29.48264015
December 2003...      29.11506714
January 2004....      28.76393790
February 2004...      28.45825948
March 2004......      28.16791876
April 2004......      27.89262001
May 2004........      27.63207150
June 2004.......      27.38598691
July 2004.......      27.15408392
August 2004.....      26.92637999
September 2004..      26.69334441
October 2004....      26.45526922
November 2004...      26.21243807
December 2004...      25.96512521
January 2005....      25.71359517
February 2005...      25.42295905
March 2005......      25.13014300
April 2005......      24.83534978
May 2005........      24.53877644
June 2005.......      24.24061094
July 2005.......      23.94103625
August 2005.....      23.64022759
September 2005..      23.33835415
October 2005....      23.03557838
November 2005...      22.73205740
December 2005...      22.42794193
January 2006....      22.12337731
February 2006...      21.79319537
March 2006......      21.46450688
April 2006......      21.13738369
May 2006........      20.81189392
June 2006.......      20.48810272
July 2006.......      20.16607116
August 2006.....      19.84585700
September 2006..      19.52751561
October 2006....      19.21109836
November 2006...      18.89665425
December 2006...      18.58422927
January 2007....      18.27386673
February 2007...      17.95018597
March 2007......      17.63019000
April 2007......      17.31384458
May 2007........      17.00111413
June 2007.......      16.69196442
July 2007.......      16.38636052
August 2007.....      16.08426720
September 2007..      15.78564988
October 2007....      15.49047365
November 2007...      15.19870393
December 2007...      14.91030547
January 2008....      14.62524404
February 2008...      14.34348439
March 2008......      14.06499261
April 2008......      13.78973347
May 2008........      13.51767271
June 2008.......      13.24877610
July 2008.......      12.98300940
August 2008.....      12.72033837
September 2008..      12.46072877
October 2008....      12.20414703
November 2008...      11.95055925
December 2008...      11.69993186
January 2009....      11.45223129
February 2009...      11.20742397
March 2009......      10.96547667

                     PERCENTAGE OF
                        INITIAL
                       COMPONENT
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
April 2009......      10.72635683%
May 2009........      10.49003122
June 2009.......      10.25646727
July 2009.......      10.02563243
August 2009.....       9.79749413
September 2009..       9.57202048
October 2009....       9.34917925
November 2009...       9.12893891
December 2009...       8.91126754
January 2010....       8.69613427
February 2010...       8.48350722
March 2010......       8.27335582
April 2010......       8.06564921
May 2010........       7.86035683
June 2010.......       7.65744814
July 2010.......       7.45689292
August 2010.....       7.25866163
September 2010..       7.06272440
October 2010....       6.86905170
November 2010...       6.67761396
December 2010...       6.48838234
January 2011....       6.30132796
February 2011...       6.11642229
March 2011......       5.93363679
April 2011......       5.75294361
May 2011........       5.57431454
June 2011.......       5.39772172
July 2011.......       5.22313830
August 2011.....       5.05053609
September 2011..       4.87988889
October 2011....       4.71116952
November 2011...       4.54435180
December 2011...       4.37940886
January 2012....       4.21631487
February 2012...       4.05504397
March 2012......       3.89557066
April 2012......       3.73786908
May 2012........       3.58191474
June 2012.......       3.42768211
July 2012.......       3.27514669
August 2012.....       3.12428399
September 2012..       2.97506982
October 2012....       2.82748003
November 2012...       2.68149077
December 2012...       2.53707855
January 2013....       2.39422021
February 2013...       2.25289225
March 2013......       2.11307217
April 2013......       1.97473682
May 2013........       1.83786405
June 2013.......       1.70243169
July 2013.......       1.56841725
August 2013.....       1.43579960
September 2013..       1.30455690
October 2013....       1.17466734
November 2013...       1.04611044
December 2013...       0.91886472
January 2014....       0.79290970
February 2014...       0.66822524
March 2014......       0.54479020
April 2014......       0.42258510
May 2014........       0.30159013
June 2014.......       0.18178483
July 2014.......       0.06315072
August 2014
and thereafter..       0.00000000

                 SCHEDULED CLASS A SUBCLASS PRINCIPAL BALANCES
          AS PERCENTAGES OF INITIAL CLASS A SUBCLASS PRINCIPAL BALANCE

                            CLASS 1-A-8 CERTIFICATES

                                   SCHEDULE I

                     PERCENTAGE OF
                    INITIAL CLASS A
                       SUBCLASS
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
February 1998...      99.66252239%
March 1998......      99.27899729
April 1998......      98.84951447
May 1998........      98.37419318
June 1998.......      97.85318182
July 1998.......      97.28665834
August 1998.....      96.67482983
September 1998..      96.01793243
October 1998....      95.31623159
November 1998...      94.57002133
December 1998...      93.77965064
January 1999....      92.94547036
February 1999...      92.06785936
March 1999......      91.14722470
April 1999......      90.18400081
May 1999........      89.17864947
June 1999.......      88.13165944
July 1999.......      87.04354599
August 1999.....      85.91485027
September 1999..      84.74613925
October 1999....      83.53805914
November 1999...      82.29122543
December 1999...      81.00633609
January 2000....      80.73300242
February 2000...      80.45343261
March 2000......      80.16797545
April 2000......      79.87773734
May 2000........      79.58385570
June 2000.......      79.28906310
July 2000.......      78.99628904
August 2000.....      78.70639428
September 2000..      78.41934819
October 2000....      78.13512019
November 2000...      77.85367981
December 2000...      77.57499707
January 2001....      77.29904199
February 2001...      77.02578483
March 2001......      76.75519619
April 2001......      76.48724661
May 2001........      76.22190707
June 2001.......      75.95914863
July 2001.......      75.69894254
August 2001.....      75.44126039
September 2001..      75.18607373
October 2001....      74.93335449
November 2001...      74.68307475
December 2001...      74.43520674
January 2002....      74.18972283
February 2002...      73.94659575
March 2002......      73.70579817
April 2002......      73.46730319
May 2002........      73.23108399
June 2002.......      72.99711374
July 2002.......      72.76536621
August 2002.....      72.53581495
September 2002..      72.30843386
October 2002....      72.08319692
November 2002...      71.86007856
December 2002...      71.63905299
January 2003....      71.42009483
February 2003...      71.21590165
March 2003......      71.01365240
April 2003......      70.81332210
May 2003........      70.61488597
June 2003.......      70.41831938
July 2003.......      70.22359780
August 2003.....      70.03069703
September 2003..      69.83959282
October 2003....      69.65026119
November 2003...      69.46267834

                     PERCENTAGE OF
                    INITIAL CLASS A
                       SUBCLASS
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
December 2003...      69.27682052%
January 2004....      69.09266427
February 2004...      68.91419494
March 2004......      68.73733771
April 2004......      68.56206948
May 2004........      68.38836768
June 2004.......      68.21620945
July 2004.......      68.04557252
August 2004.....      67.86699941
September 2004..      67.67146750
October 2004....      67.45950033
November 2004...      67.23160806
December 2004...      66.98828816
January 2005....      66.73002550
February 2005...      66.37974657
March 2005......      66.01803078
April 2005......      65.64527585
May 2005........      65.26186889
June 2005.......      64.86818681
July 2005.......      64.46459634
August 2005.....      64.05145438
September 2005..      63.62910810
October 2005....      63.19789557
November 2005...      62.75814555
December 2005...      62.31017779
January 2006....      61.85430355
February 2006...      61.33004830
March 2006......      60.80138805
April 2006......      60.26852825
May 2006........      59.73166794
June 2006.......      59.19100051
July 2006.......      58.64671345
August 2006.....      58.09898864
September 2006..      57.54800257
October 2006....      56.99392642
November 2006...      56.43692598
December 2006...      55.87716226
January 2007....      55.31479121
February 2007...      54.70680520
March 2007......      54.09935551
April 2007......      53.49248091
May 2007........      52.88621869
June 2007.......      52.28060476
July 2007.......      51.67567365
August 2007.....      51.07145870
September 2007..      50.46799165
October 2007....      49.86530326
November 2007...      49.26342287
December 2007...      48.66237867
January 2008....      48.06219765
February 2008...      47.46290583
March 2008......      46.86452781
April 2008......      46.26708728
May 2008........      45.67060682
June 2008.......      45.07510795
July 2008.......      44.48061129
August 2008.....      43.88713631
September 2008..      43.29470165
October 2008....      42.70332495
November 2008...      42.11302287
December 2008...      41.52381136
January 2009....      40.93570524
February 2009...      40.34871872
March 2009......      39.76286508
April 2009......      39.17815676
May 2009........      38.59460557
June 2009.......      38.01222228
July 2009.......      37.43101722
August 2009.....      36.85099978
September 2009..      36.27217867

                     PERCENTAGE OF
                    INITIAL CLASS A
                       SUBCLASS
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
October 2009....      35.69456204%
November 2009...      35.11815713
December 2009...      34.54297083
January 2010....      33.96900909
February 2010...      33.39627746
March 2010......      32.82478073
April 2010......      32.25452327
May 2010........      31.68550861
June 2010.......      31.11773998
July 2010.......      30.55121993
August 2010.....      29.98595046
September 2010..      29.42193316
October 2010....      28.85916900
November 2010...      28.29765856
December 2010...      27.73740183
January 2011....      27.17839839
February 2011...      26.62064742
March 2011......      26.06414745
April 2011......      25.50889689
May 2011........      24.95489344
June 2011.......      24.40213463
July 2011.......      23.85061737
August 2011.....      23.30033829
September 2011..      22.75129373
October 2011....      22.20347952
November 2011...      21.65689117
December 2011...      21.11152378
January 2012....      20.56737230
February 2012...      20.02443122
March 2012......      19.48269469
April 2012......      18.94215654
May 2012........      18.40281033
June 2012.......      17.86464940
July 2012.......      17.32766669
August 2012.....      16.79185482
September 2012..      16.25720638
October 2012....      15.72371330
November 2012...      15.19136768
December 2012...      14.66016101
January 2013....      14.13008479
February 2013...      13.60113008
March 2013......      13.07328794
April 2013......      12.54654899
May 2013........      12.02090370
June 2013.......      11.49634232
July 2013.......      10.97285497
August 2013.....      10.45043144
September 2013..       9.92906149
October 2013....       9.40873448
November 2013...       8.88943972
December 2013...       8.37116643
January 2014....       7.85390333
February 2014...       7.33763936
March 2014......       6.82236299
April 2014......       6.30806273
May 2014........       5.79472679
June 2014.......       5.28234328
July 2014.......       4.77090018
August 2014.....       4.26038542
September 2014..       3.75019121
October 2014....       3.22843085
November 2014...       2.70788626
December 2014...       2.18853690
January 2015....       1.67036218
February 2015...       1.15334181
March 2015......       0.63745540
April 2015......       0.12268252
May 2015........
and thereafter..       0.00000000

                 SCHEDULED CLASS A SUBCLASS PRINCIPAL BALANCES
          AS PERCENTAGES OF INITIAL CLASS A SUBCLASS PRINCIPAL BALANCE

                            CLASS 1-A-8 CERTIFICATES

                                  SCHEDULE II


                     PERCENTAGE OF
                    INITIAL CLASS A
                       SUBCLASS
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
February 1998...      99.66252239%
March 1998......      99.27899729
April 1998......      98.84951447
May 1998........      98.37419318
June 1998.......      97.85318182
July 1998.......      97.28665834
August 1998.....      96.67482983
September 1998..      96.01793243
October 1998....      95.31623159
November 1998...      94.57002133
December 1998...      93.77965064
January 1999....      92.94547036
February 1999...      92.06785936
March 1999......      91.06164097
April 1999......      89.40516519
May 1999........      87.67061261
June 1999.......      85.85972422
July 1999.......      83.97433947
August 1999.....      82.01639289
September 1999..      79.98791110
October 1999....      77.89111616
November 1999...      75.72820403
December 1999...      73.50156614
January 2000....      72.26264214
February 2000...      70.99592012
March 2000......      69.70408838
April 2000......      68.39426823
May 2000........      67.07366413
June 2000.......      65.75870802
July 2000.......      64.46668912
August 2000.....      63.20248076
September 2000..      61.96565035
October 2000....      60.75577134
November 2000...      59.57242331
December 2000...      58.41519179
January 2001....      57.28366794
February 2001...      56.17744888
March 2001......      55.09613749
April 2001......      54.03934218
May 2001........      53.00667673
June 2001.......      51.99776072
July 2001.......      51.01221883
August 2001.....      50.04968128
September 2001..      49.10978336
October 2001....      48.19216556
November 2001...      47.29647358
December 2001...      46.42235793
January 2002....      45.56947446
February 2002...      44.73748340
March 2002......      43.92605027
April 2002......      43.13484500
May 2002........      42.36354247
June 2002.......      41.61182199
July 2002.......      40.87936761
August 2002.....      40.16586764
September 2002..      39.47101517
October 2002....      38.79450729
November 2002...      38.13604558

                     PERCENTAGE OF
                    INITIAL CLASS A
                       SUBCLASS
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
December 2002...      37.49533602%
January 2003....      36.87208860
February 2003...      36.34533895
March 2003......      35.83486207
April 2003......      35.34038197
May 2003........      34.86162660
June 2003.......      34.39832796
July 2003.......      33.95022162
August 2003.....      33.51704712
September 2003..      33.09854789
October 2003....      32.69447072
November 2003...      32.30456629
December 2003...      31.92858879
January 2004....      31.56629586
February 2004...      31.24181429
March 2004......      30.93016152
April 2004......      30.63110876
May 2004........      30.34443049
June 2004.......      30.06990465
July 2004.......      29.80731213
August 2004.....      29.54700213
September 2004..      29.27976174
October 2004....      29.00592686
November 2004...      28.72582323
December 2004...      28.43976658
January 2005....      28.14806295
February 2005...      27.80978190
March 2005......      27.46815962
April 2005......      27.12343452
May 2005........      26.77583679
June 2005.......      26.42558893
July 2005.......      26.07290590
August 2005.....      25.71799516
September 2005..      25.36105709
October 2005....      25.00228501
November 2005...      24.64186552
December 2005...      24.27997853
January 2006....      23.91679773
February 2006...      23.52235698
March 2006......      23.12884097
April 2006......      22.73634269
May 2006........      22.34495119
June 2006.......      21.95475126
July 2006.......      21.56582404
August 2006.....      21.17824661
September 2006..      20.79209249
October 2006....      20.40743173
November 2006...      20.02433074
December 2006...      19.64285269
January 2007....      19.26305753
February 2007...      18.86611528
March 2007......      18.47273492
April 2007......      18.08289007
May 2007........      17.69655383
June 2007.......      17.31369923
July 2007.......      16.93429901
August 2007.....      16.55832561
September 2007..      16.18575104

                     PERCENTAGE OF
                    INITIAL CLASS A
                       SUBCLASS
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
October 2007....      15.81654745%
November 2007...      15.45068641
December 2007...      15.08813947
January 2008....      14.72887805
February 2008...      14.37287321
March 2008......      14.02009608
April 2008......      13.67051748
May 2008........      13.32410817
June 2008.......      12.98083877
July 2008.......      12.64067981
August 2008.....      12.30360176
September 2008..      11.96957501
October 2008....      11.63856981
November 2008...      11.31055639
December 2008...      10.98550502
January 2009....      10.66338578
February 2009...      10.34416885
March 2009......      10.02782433
April 2009......       9.71432232
May 2009........       9.40363291
June 2009.......       9.09572635
July 2009.......       8.79057259
August 2009.....       8.48814196
September 2009..       8.18840447
October 2009....       7.89133060
November 2009...       7.59689036
December 2009...       7.30505431
January 2010....       7.01579274
February 2010...       6.72907615
March 2010......       6.44487505
April 2010......       6.16316006
May 2010........       5.88390187
June 2010.......       5.60707123
July 2010.......       5.33263906
August 2010.....       5.06057640
September 2010..       4.79085416
October 2010....       4.52344368
November 2010...       4.25831616
December 2010...       3.99544302
January 2011....       3.73479582
February 2011...       3.47634621
March 2011......       3.22006596
April 2011......       2.96592693
May 2011........       2.71390121
June 2011.......       2.46396094
July 2011.......       2.21607849
August 2011.....       1.97022624
September 2011..       1.72637677
October 2011....       1.48450289
November 2011...       1.24457743
December 2011...       1.00657347
January 2012....       0.77046413
February 2012...       0.53622279
March 2012......       0.30382294
April 2012......       0.07323826
May 2012
and thereafter..       0.00000000

                     SCHEDULED COMPONENT PRINCIPAL BALANCES
             AS PERCENTAGES OF INITIAL COMPONENT PRINCIPAL BALANCE

                             CLASS 1-A-9A COMPONENT


                     PERCENTAGE OF
                        INITIAL
                       COMPONENT
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
February 1998...      98.45580301%
March 1998......      96.19687263
April 1998......      93.22467906
May 1998........      89.54197336
June 1998.......      85.15279351
July 1998.......      80.06246598

                     PERCENTAGE OF
                        INITIAL
                       COMPONENT
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
August 1998.....      74.27760364%
September 1998..      67.80610285
October 1998....      60.65713528
November 1998...      52.84113766
December 1998...      44.37022969
January 1999....      35.25731197

                     PERCENTAGE OF
                        INITIAL
                       COMPONENT
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
February 1999...      25.51650105%
March 1999......      15.16310601
April 1999......       4.21360443
May 1999
and thereafter..       0.00000000


                             CLASS 1-A-9B COMPONENT


                     PERCENTAGE OF
                        INITIAL
                       COMPONENT
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
February 1998...      99.06428493%
March 1998......      97.61918425
April 1998......      95.66572911
May 1998........      93.20599418
June 1998.......      90.24310274
July 1998.......      86.78122774
August 1998.....      82.82559349

                     PERCENTAGE OF
                        INITIAL
                       COMPONENT
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
September 1998..      78.38246986%
October 1998....      73.45916781
November 1998...      68.06402877
December 1998...      62.20672466
January 1999....      55.89760274
February 1999...      49.14799829
March 1999......      41.97021267

                     PERCENTAGE OF
                        INITIAL
                       COMPONENT
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
April 1999......      34.37749281%
May 1999........      26.38400240
June 1999.......      18.00479692
July 1999.......       9.25578904
August 1999.....       0.15371849
September 1999
and thereafter..       0.00000000


                             CLASS 1-A-9C COMPONENT


                     PERCENTAGE OF
                        INITIAL
                       COMPONENT
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
February 1998...      98.07130750%
March 1998......      95.29805750
April 1998......      91.68196625
May 1998........      87.22636375
June 1998.......      81.93621125

                     PERCENTAGE OF
                        INITIAL
                       COMPONENT
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
July 1998.......      75.81809500%
August 1998.....      68.88023000
September 1998..      61.13245000
October 1998....      52.58620625
November 1998...      43.25454375

                     PERCENTAGE OF
                        INITIAL
                       COMPONENT
DISTRIBUTION DATE  PRINCIPAL BALANCE
-----------------  -----------------
December 1998...      33.15260250%
January 1999....      22.29654250
February 1999...      10.70405625
March 1999
and thereafter..       0.00000000

 Principal Payment Characteristics of the PAC Certificates, the Scheduled
   Certificates and Components and the Companion Certificates
  The percentages of the initial Class A Subclass Principal Balances of the PAC Certificates set forth in the preceding tables were calculated using the Struc-turing Assumptions. Based on such assumptions, the Class A Subclass Principal Balance of each Subclass of PAC Certificates would be reduced to the percentage of its initial Class A Subclass Principal Balance indicated in the preceding table for each Distribution Date if prepayments on the Pool 1 Mortgage Loans occur at any constant rate between approximately 100% SPA (as defined herein under "Prepayment and Yield Considerations") and approximately 400% SPA. Howev-er, it is highly unlikely that principal prepayments on the Pool 1 Mortgage Loans will occur at any constant rate or that the Pool 1 Mortgage Loans will prepay at the same rate. In addition, even if principal prepayments were to oc-cur at a constant rate, there may be differences between the characteristics of the mortgage loans ultimately included in the Pool and the Mortgage Loans which are expected to be included as described herein. Therefore, there can be no as-surance that the Class A Subclass Principal Balances of the PAC Certificates, after the application of the distributions to be made on any Distribution Date, will be equal to the applicable percentage of the initial Class A Subclass Principal Balances for such Distribution Date specified in the tables above.

  The weighted average lives of the Subclasses of PAC Certificates will vary under different prepayment scenarios. To the extent that principal prepayments occur at a constant rate that is slower than approximately 100% SPA, the Class A Non-PO Principal Amount for the Class 1-A Certificates on each Distribution Date may be insufficient to make distributions in reduction of the principal balances of the PAC Certificates in amounts that would reduce their principal balances to their planned principal balances for such Distribution Date. The weighted average lives of the Subclasses of PAC Certificates may therefore be extended, as illustrated for the PAC Certificates by the tables on page S-103. To the extent that such principal prepayments occur at a constant rate that is faster than approximately 400% SPA, the weighted average lives of the PAC Cer-tificates may be shortened as illustrated for the PAC Certificates by the ta-bles on page S-103.

  Because any Excess Principal Payment for any Distribution Date will be dis-tributed to Certificateholders on such Distribution Date, the ability to dis-tribute the PAC Principal Amounts on any Distribution Date will not be enhanced by the averaging of high and low principal prepayment rates on the Pool 1 Mort-gage Loans over several Distribution Dates, as might be the case if any such Excess Principal Payments were held for future applications and not distributed monthly. There is no assurance that, with respect to the Class A Non-PO Princi-pal Amount for the Class 1-A Certificates, distributions in reduction of the Class A Subclass Principal Balance of a Subclass of PAC Certificates (i) will not commence significantly earlier than the first Distribution Date shown in the preceding table relating to such Subclass, (ii) will not commence signifi-cantly later than the first Distribution Date shown in the preceding table re-lating to such Subclass (other than the Class 1-A-1 Certificates) or (iii) will not be reduced to zero significantly earlier or significantly later than the last Distribution Date shown in the preceding tables.

  The extent to which the planned principal balances of the PAC Certificates will be achieved and the sensitivity of the PAC Certificates to principal pre-payments on the Pool 1 Mortgage Loans will depend in part, upon the period of time during which the Scheduled Certificates and Components and the Companion Certificates remain outstanding. On each Distribution Date, the excess of the Class A Non-PO Principal Amount for the Class 1-A Certificates available to make distributions of principal to the PAC Certificates over the PAC Principal Amounts (the "Excess Principal Payments") for such Distribution Date will be distributed to the Scheduled Certificates and Components and the Companion Cer-tificates before being distributed to the PAC Certificates in accordance with the priorities set forth above under "--Allocations of Amounts to be Distribut-ed." This is intended to decrease the likelihood that the PAC Certificates will be reduced below their planned principal balances on a given Distribution Date. As such, and in accordance with the priorities described above, the Scheduled Certificates and Components and the Companion Certificates support the PAC Cer-tificates. However, under certain relatively fast prepayment scenarios, one or more Subclasses of the PAC Certificates may continue to be outstanding when the Scheduled Certificates and Components and the Companion Certificates are no longer outstanding. Under such circumstances, all Excess Principal Payments will be applied to the PAC Certificates then outstanding in accordance with the priorities described herein. Thus, when the Class A Subclass Principal Balances and Component Principal Balances of the Scheduled Certificates and Components and the Companion Certificates have been reduced to zero, the PAC Certificates if outstanding will, in accordance with the priorities set forth above, become more sensitive to the rate of prepayment on the Pool 1 Mortgage Loans as such Subclasses will receive all Excess Principal Payments until the principal bal-ances of the PAC Certificates have been reduced to zero. Conversely, under certain relatively slow prepayment sce-narios, the Class A Non-PO Principal Amount for the Class 1-A Certificates available to make distributions of principal to the PAC Certificates may not be sufficient to pay the PAC Principal Amounts for the PAC Certificates on a given Distribution Date. In such cases, the Class A Non-PO Principal Amount for the Class 1-A Certificates available to make distributions of principal to the PAC Certificates for each subsequent Distribution Date will be applied in accor-dance with the priorities described herein such that the Scheduled Certificates and Components and the Companion Certificates will not receive any distribu-tions in reduction of their principal balances from the Class A Non-PO Princi-pal Amount for the Class 1-A Certificates until the outstanding principal bal-ances of the PAC Certificates have reached their planned principal balances for such Distribution Date. As a result, the weighted average lives of the Subclasses of PAC Certificates if they did not receive their PAC Principal Amounts on a Distribution Date may be extended.

  THE WEIGHTED AVERAGE LIVES OF THE CLASS 1-A-9, CLASS 1-A-10 AND CLASS 1-A-11 CERTIFICATES WILL BE PARTICULARLY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE POOL 1 MORTGAGE LOANS. THE WEIGHTED AVERAGE LIVES OF THE SCHEDULED CERTIFICATES AND THE CLASS 1-A-7 CERTIFICATES WITH RE-SPECT TO THEIR COMPONENTS, WILL BE LESS SENSITIVE THAN THE WEIGHTED AVERAGE LIVES OF THE CLASS 1-A-9, CLASS 1-A-10 AND CLASS 1-A-11 CERTIFICATES, BUT MORE SENSITIVE THAN THE WEIGHTED AVERAGE LIVES OF THE OTHER SUBCLASSES AND CLASSES OF GROUP 1 CERTIFICATES OFFERED HEREBY, TO THE RATE OF PRINCIPAL PAYMENTS (IN-CLUDING PREPAYMENTS) ON THE POOL 1 MORTGAGE LOANS. See "Prepayment and Yield Considerations" herein.

 Additional Principal Payment Characteristics of the Scheduled Certificates and Components
  The weighted average lives of the Scheduled Certificates and the Class 1-A-7 and Class 1-A-9 Certificates to the extent of their Components will vary under different prepayment scenarios. To the extent that principal prepayments on the Pool 1 Mortgage Loans occur (i) at a constant rate that is slower than approxi-mately 100% SPA in the case of the Class 1-A-5 Certificates or approximately 125% SPA in the case of the Class 1-A-6 and Class 1-A-8 Certificates and the Class 1-A-7 Components, the Class A-Non PO Principal Amount for the Class 1-A Certificates may be insufficient to make distributions in reduction of their Class A Subclass Principal Balances or Component Principal Balances in amounts that would reduce their Class A Subclass Principal Balances and Component Prin-cipal Balances to the scheduled percentage of their initial Class A Subclass Principal Balances and Component Principal Balances for each Distribution Date indicated in the Schedule I tables beginning on page S-61, (ii) at a constant rate that is slower than approximately 250% SPA in the case of the Class 1-A-5 and Class 1-A-8 Certificates and the Class 1-A-7A Component or approximately 275% SPA in the case of the Class 1-A-6 Certificates and the Class 1-A-7B Com-ponent, the Class A-Non PO Principal Amount for the Class 1-A Certificates may be insufficient to make distributions in reduction of their Class A Subclass Principal Balances or Component Principal Balances in amounts that would reduce their Class A Subclass Principal Balances and Component Principal Balances to the scheduled percentage of their initial Class A Subclass Principal Balances and Component Principal Balances for each Distribution Date indicated in the
Schedule II tables beginning on page S-62 and (iii) at a constant rate that is slower than approximately 250% SPA in the case of the Class 1-A-9A and Class 1-A-9C Components or approximately 275% SPA in the case of the Class 1-A-9B Com-ponent, the Class A-Non PO Principal Amount for the Class 1-A Certificates may be insufficient to make distributions in reduction of their Component Principal Balances in amount that would reduce their Component Principal Balances to the scheduled percentage of their initial Component Principal Balances for each Distribution Date indicated in the tables beginning on page S-71. The weighted average lives of the Scheduled Certificates and the Class A-1-7 and Class A-1-9 Certificates may therefore be extended, as illustrated for the Scheduled Cer-tificates and the Class 1-A-7 and Class 1-A-9 Certificates by the tables on page S-104. To the extent that such principal prepayments occur at a constant rate that is faster than the rates specified above, the weighted average lives of the Scheduled Certificates and the Class A-1-7 and Class A-1-9 Certificates may be shortened, as illustrated for the Scheduled Certificates and the Class 1-A-7 and Class 1-A-9 Certificates by the tables on page S-104. Further to the extent that the purchase prices paid by investors for such Certificates repre-sent discounts or premiums to their respective initial principal balances, variability in the weighted average lives of such Certificates could result in variability in the related yields to maturity. See "Prepayment and Yield Con-siderations" herein.

  There can be no assurance that the Class A Subclass Principal Balances of the Scheduled Certificates or Component Principal Balances of the Scheduled Compo-nents, after the application of the distributions to be made on any Distribu-tion Date, will be equal to the balance expressed as a percentage of the ini-tial Class A

Subclass Principal Balance or Component Principal Balance for such Distribution Date specified in any of the tables beginning on page S-61. On each Distribu-tion Date, the excess portion of the Class A Non-PO Principal Amount for the Class 1-A Certificates available to make distributions of principal over the
Schedule I Reduction Amount, Schedule II Reduction Amount and Reduction Amount for the Class 1-A-5 Certificates and the Class 1-A-9A Component will be dis-tributed first to the Class 1-A-10A Component and then to the Class 1-A-9A Com-ponent, until their Component Principal Balances have been reduced to zero; the excess portion of the Class A Non-PO Principal Amount for the Class 1-A Certif-icates available to make distributions of principal over the Schedule I Reduc-tion Amounts, Schedule II Reduction Amounts and Reduction Amount for the Class 1-A-6 Certificates and the Class 1-A-7B and Class 1-A-9B Components will be distributed first to the Class 1-A-10B Component and then to the Class 1-A-9B Component, until their Component Principal Balances have been reduced to zero; and the excess portion of the Class A Non-PO Principal Amount for the Class 1-A Certificates available to make distributions of principal over the Schedule I Reduction Amounts, Schedule II Reduction Amounts and Reduction Amount for the Class 1-A-8 Certificates and the Class 1-A-7A and Class 1-A-9C Components will be distributed first to the Class 1-A-10C Component and then to the Class 1-A-9C Component, until their Component Principal Balances have been reduced to ze-ro. Therefore, the extent to which the scheduled principal balances indicated in the tables beginning on S-60 will be achieved and the sensitivity of the Scheduled Certificates and Components to prepayments on the Pool 1 Mortgage Loans, will depend in large part, on how long the Class 1-A-10 Certificates re-main outstanding and, in the case of the Scheduled Certificates and the Class 1-A-7 Components, how long the Class 1-A-9 Certificates remain outstanding. The period of time during which such Subclass remains outstanding depends, in large part, on the size of the principal balance of such Subclass. At rates above certain prepayment levels, the Scheduled Certificates and Components may remain outstanding until and after the principal balance of the Class 1-A-10 Certifi-cates has been reduced to zero. In such an event, the excess portions referred to above will be distributed in reduction of the Class A Subclass Principal Balances and Component Principal Balances of the Scheduled Certificates and Components in accordance with the priorities set forth herein beginning with the Class 1-A-9 Components until such Class A Subclass Principal Balances and Component Principal Balances have been reduced to zero without regard to the
Schedule I Reduction Amounts, Schedule II Reduction Amounts or Reduction Amounts for the Scheduled Certificates and Components. See "Prepayment and Yield Considerations" herein.

ADDITIONAL RIGHTS OF THE CLASS 1-A-R AND CLASS 1-A-LR CERTIFICATEHOLDERS
  The Class 1-A-R and Class 1-A-LR Certificates will remain outstanding for as long as the Trust Estate shall exist, whether or not either such Subclass is receiving current distributions of principal or interest. The holders of the Class 1-A-R and Class 1-A-LR Certificates will be entitled to receive the pro-ceeds of the remaining assets of the Trust Estate, if any, on the final Distri-bution Date for the Series 1998-4 Certificates, after distributions in respect of any accrued but unpaid interest on the Series 1998-4 Certificates and after distributions in reduction of principal balance have reduced the principal bal-ances of the Series 1998-4 Certificates to zero. It is not anticipated that there will be any assets remaining in the Trust Estate on the final Distribu-tion Date following the distributions of interest and in reduction of principal balance made on the Series 1998-4 Certificates on such date.

  In addition, the Class 1-A-LR Certificateholder will be entitled on each Dis-tribution Date to receive any Pool 1 Distribution Amount and Pool 2 Distribu-tion Amount remaining after all distributions pursuant to the Pool Distribution Amount Allocation to both Groups of Certificates have been made and any Net Foreclosure Profits. "Net Foreclosure Profits" means, with respect to any Dis-tribution Date, the excess, if any, of (i) the aggregate profits on Liquidated Loans in the related period with respect to which net Liquidation Proceeds ex-ceed the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate over (ii) the aggregate Realized Losses on Liquidated Loans in the related period with respect to which net Liquidation Proceeds are less than the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate. It is not anticipated that there will be any such Net Foreclosure Profits or undistributed portion of the Pool Distribution Amounts.

PERIODIC ADVANCES
  If, on any Determination Date, payments of principal and interest due on any Mortgage Loan in the Trust Estate on the related Due Date have not been re-ceived, the Servicer will, in certain circumstances, be required to advance on or before the related Distribution Date for the benefit of holders of the Se-ries 1998-4 Certificates an amount in cash equal to all delinquent payments of principal and interest due on each Mortgage Loan in the Trust Estate (with in-terest adjusted to the applicable Net Mortgage Interest Rate) not previously advanced, but only to the extent that each Servicer believes that such amounts will be recoverable by it from liquidation proceeds or other recoveries in respect of the related Mortgage Loan (each, a "Periodic Advance"). Upon a Servicer's failure to make a required Periodic Ad-vance, the Trust Administrator, if such Servicer is Norwest Mortgage, or the Master Servicer, if such Servicer is not Norwest Mortgage, will be required to make such Periodic Advance.

  The Underlying Servicing Agreements and the Pooling and Servicing Agreement provide that any advance of the kind described in the preceding paragraph may be reimbursed to the related Servicer or the Trust Administrator, as applica-ble, at any time from funds available in the Servicer Custodial Account or the applicable Certificate Account, as the case may be, to the extent that (i) such funds represent receipts on, or liquidation, insurance, purchase or repurchase proceeds in respect of, the Mortgage Loans to which the advance relates or (ii) the Servicer, the Master Servicer or Trust Administrator, as applicable, has determined in good faith that the advancing party will be unable to recover such advance from funds of the type referred to in clause (i) above.

RESTRICTIONS ON TRANSFER OF THE CLASS 1-A-R, CLASS 1-A-LR, CLASS M AND OFFERED CLASS B CERTIFICATES
  The Class 1-A-R and Class 1-A-LR Certificates will be subject to the follow-ing restrictions on transfer, and each of the Class 1-A-R and Class 1-A-LR Cer-tificates will contain a legend describing such restrictions.

  The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations and (ii) certain Pass-Through Entities (as defined in the Prospectus) that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity with respect to the Class 1-A-R or Class 1-A-LR Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a Disqualified Organization or a nominee for a Disqualified Organization. The Pooling and Servicing Agreement will pro-vide that no legal or beneficial interest in the Class 1-A-R or Class 1-A-LR Certificate may be transferred to or registered in the name of any person un-less (i) the proposed purchaser provides to the Trust Administrator an affida-vit (or, to the extent acceptable to the Trust Administrator, a representation letter signed under penalty of perjury) to the effect that, among other items, such transferee is not a Disqualified Organization (as defined in the Prospec-tus) and is not purchasing the Class 1-A-R or Class 1-A-LR Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee, or other middleman thereof) and (ii) the transferor states in writing to the Trust Ad-ministrator that it has no actual knowledge that such affidavit or letter is false. Further, such affidavit or letter requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with re-spect to the Class 1-A-R or Class 1-A-LR Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding the Class 1-A-R or Class 1-A-LR Certificate as such taxes become due and (iv) will not transfer the Class 1-A-R or Class 1-A-LR Certificate to any person or entity that does not provide a similar affidavit or letter. The transferor must cer-tify in writing to the Trust Administrator that, as of the date of the trans-fer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

  In addition, the Class 1-A-R and Class 1-A-LR Certificates may not be pur-chased by or transferred to any person that is not a "U.S. Person," unless (i) such person holds such Class 1-A-R or Class 1-A-LR Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (ii) the transferee delivers to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class 1-A-R or Class 1-A-LR Certificate will not be disregarded for federal in-come tax purposes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in ap-plicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

  The Pooling and Servicing Agreement will provide that any attempted or pur-ported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Any transferor or agent to whom the Trust Administrator provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information. See "Certain Federal Income Tax Consequences -- Federal In-come Tax Consequences for REMIC Certificates -- Taxation of Residual Certifi-cates -- Tax-Related Restrictions on Transfer of Residual Certificates" in the Prospectus.

  NEITHER THE CLASS 1-A-R NOR CLASS 1-A-LR CERTIFICATE MAY BE PURCHASED BY OR TRANSFERRED TO A PLAN OR A PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN. See "ERISA Considerations" herein and in the Prospectus.

  Because the Class M and Offered Class B Certificates of a Group are subordi-nated to the Class A Certificates of such Group with respect to certain losses, the Class M Certificates and the Offered Class B Certificates may not be trans-ferred unless the transferee has delivered (i) a representation letter to the Trust Administrator and the Seller stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to the conditions described herein, that the source of funds used to purchase the Class M or Offered Class B Certifi-cates is an "insurance company general account" or (ii) an opinion of counsel and such other documentation as described herein under "ERISA Considerations." See "ERISA Considerations" herein and in the Prospectus.

REPORTS
  In addition to the applicable information specified in the Prospectus, the Master Servicer will include in the statement delivered to holders of Offered Class A, Class M and Class B Certificates of a Group with respect to each Dis-tribution Date and such Group the following information with respect to the Certificates of such Group and the related Mortgage Loans: (i) the amount of such distribution allocable to interest, the amount of interest currently dis-tributable to each Subclass of Class A and Class B Certificates and to the Class M Certificates, any Class A Subclass Interest Shortfall Amount or Class B Subclass Interest Shortfall Amount arising with respect to each Subclass or any Class M Interest Shortfall Amount on such Distribution Date, any remaining un-paid Class A Subclass Interest Shortfall Amount or Class B Subclass Interest Shortfall Amount with respect to each Subclass, or any remaining unpaid Class M Interest Shortfall Amount, after giving effect to such distribution and any Non-Supported Interest Shortfall or the interest portion of Realized Losses al-locable to such Subclass or Class with respect to such Distribution Date, (ii) the amount of such distribution allocable to principal, (iii) the Class A Non-PO Principal Balance, the Class M Principal Balance, the Class B Principal Bal-ance, the Class A Subclass Principal Balance of each Subclass of Class A Cer-tificates and the Class B Subclass Principal Balance of each Subclass of Class B Certificates in each case after giving effect to the distribution of princi-pal and the allocation of the principal portion of Realized Losses to such Subclass or Class with respect to such Distribution Date, (iv) with respect to the related Pool, the Adjusted Pool Amount, the Adjusted Pool Amount (PO Por-tion) and the Pool Scheduled Principal Balance of the Mortgage Loans and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date, (v) the Class A Percentage, Class M Percentage and Subclass B Percentage of each Subclass of Class B Certificates for the following Distri-bution Date (without giving effect to Unscheduled Principal Receipts received after the applicable Unscheduled Principal Receipt Period for the current Dis-tribution Date that are applied during such Unscheduled Principal Receipt Peri-
od), and (vi) the amount of the remaining Special Hazard Loss Amount, the Fraud Loss Amount and the Bankruptcy Loss Amount as of the close of business on such Distribution Date. In addition, the statement delivered to holders of the Class 1-A-4 Certificates will include the Class 1-A-4 Notional Amount. See "Servicing of the Mortgage Loans -- Reports to Certificateholders" in the Prospectus.

  Copies of the foregoing reports are available upon written request to the Trust Administrator at its corporate trust office. See "Pooling and Servicing Agreement -- Trust Administrator" herein.

SUBORDINATION OF CLASS M AND CLASS B CERTIFICATES
  The rights of the holders of the Class M Certificates of a Group to receive distributions with respect to the Mortgage Loans in the related Pool will be subordinated to such rights of the holders of the Class A Certificates of such Group, the rights of the holders of the Class B Certificates of a Group to re-ceive distributions with respect to the Mortgage Loans in the related Pool will be subordinated to such rights of the holders of the Class A Certificates of such Group and the holders of the Class M Certificates of such Group and the rights of the holders of the Subclasses of Class B Certificates of a Group with higher numerical designations to receive distributions with respect to the Mortgage Loans in the related Pool will be subordinated to such rights of the holders of Subclasses of Class B Certificates of such Group with lower numeri-cal designations, all to the extent described below. This subordination is intended to enhance the likelihood of timely re-ceipt by the holders of the Class A Certificates of a Group (to the extent of the subordination of the Class M and Class B Certificates of such Group), the holders of the Class M Certificates of a Group (to the extent of the subordina-tion of the Class B Certificates of such Group) and the holders of a Subclass of Class B Certificates of a Group (to the extent of the subordination of Subclasses of Class B Certificates of such Group with higher numerical designa-tions) of the full amount of their scheduled monthly payments of interest and principal and to afford the holders of the Class A Certificates of a Group (to the extent of the subordination of the Class M and Class B Certificates of such Group), the holders of the Class M Certificates of a Group (to the extent of the subordination of the Class B Certificates of such Group) and the holders of the Subclasses of Class B Certificates of a Group (to the extent of the subor-dination of Subclasses of Class B Certificates of such Group with higher numer-ical designations) protection against Realized Losses, as more fully described below. If Realized Losses on the Mortgage Loans in the related Pool exceed the credit support provided through subordination to the Class A Certificates, the Class M Certificates or a Subclass of Class B Certificates of such Group or if Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses on the Mortgage Loans in the related Pool occur, all or a portion of such losses will be borne by the Class A Certificates, the Class M Certificates or such Subclass of Class B Certificates of such Group.

  Realized Losses on the Pool 1 Mortgage Loans will not be borne by the Group 2 Certificates but only by the Group 1 Certificates and Realized Losses on the Pool 2 Mortgage Loans will not be borne by the Group 1 Certificates but only by the Group 2 Certificates.

  The protection afforded to the holders of Class A Certificates of a Group by means of the subordination feature will be accomplished by the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the Class M and Class B Certificates of such Group, the amounts of principal and interest due such Class A Certificateholders on each Distribution Date out of the applicable Pool Distri-bution Amount with respect to such date and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans in the related Pool that would otherwise have been payable to the holders of Class M and Class B Certificates of such Group. The application of this subordination to cover Realized Losses on the Mortgage Loans in the related Pool experienced in peri-ods prior to the periods in which a Subclass of Class A Certificates of such Group is entitled to distributions in reduction of principal balance will de-crease the protection provided by the subordination to any such Subclass.

  The protection afforded to the holders of Class M Certificates of a Group by means of the subordination feature will be accomplished by the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the Class B Certificates of such Group, the amounts of principal (other than any amount used to pay the applicable Class A-PO Deferred Amount) and interest due the holders of Class M Certificates of such Group on each Distribution Date from the applicable Pool Distribution Amount with respect to such date (after all required payments on the Class A Certificates of such Group have been made) and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans in the re-lated Pool that would otherwise have been payable to the holders of the Class B Certificates of such Group.

  A Subclass of Class B Certificates of a Group will be entitled, on each Dis-tribution Date, to the remaining portion, if any, of the applicable Pool Dis-tribution Amount, after payment of the applicable Class A Optimal Amount, the Class A-PO Deferred Amount, the Class M Optimal Amount and the Subclass B Opti-mal Amount of each Subclass of Class B Certificates with a lower numerical des-ignation for such date. Amounts so distributed to holders of Class B Certifi-cates of a Group will not be available to cover delinquencies or Realized Losses on the Mortgage Loans in the related Pool in respect of subsequent Dis-tribution Dates.

 Allocation of Losses
  Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) on the Mortgage Loans in a Pool will not be allo-cated to the holders of the Class A Certificates of the related Group until the date on which the amount of principal payments on the Mortgage Loans in such Pool to which the holders of the Subordinated Certificates of such Group are entitled has been reduced to zero as a result of the allocation of losses to the Subordinated Certificates of such Group, i.e., the Distribution Date pre-ceding the Distribution Date for which the Subordinated Percentage for such Group is equal to zero (for each Group, the "Cross-Over Date"). Prior to such time, such Realized Losses will be allocated first to the Subclasses of Class B Certificates of such Group sequentially in reverse numerical order, until the Class B Subclass Principal

Balance of each such Subclass has been reduced to zero, and then to the Class M Certificates of such Group until the Class M Principal Balance has been reduced to zero.

  The allocation of the principal portion of a Realized Loss (other than a Debt Service Reduction, Excess Special Hazard Loss, Excess Fraud Loss or Excess Bankruptcy Loss) on the Mortgage Loans in a Pool will be effected through the adjustment of the principal balance of the most subordinate Class of the re-lated Group (or in the case of the Subclasses of Class B Certificates, the most subordinate Subclass of such Group) then outstanding in such amount as is nec-essary to cause the sum of the Class A Subclass Principal Balances, the Class M Principal Balance and the Class B Subclass Principal Balances of the Classes and Subclasses of the Certificates of the Group to equal the applicable Ad-justed Pool Amount.

  Allocations to the Class M Certificates or the Subclasses of Class B Certifi-cates of a Group of (i) the principal portion of Debt Service Reductions with respect to the Mortgage Loans in the related Pool, (ii) the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) on the Mortgage Loans in the related Pool, (iii) any interest shortfalls resulting from delinquencies on the Mortgage Loans in the related Pool for which the Servicer, the Master Servicer or the Trust Ad-ministrator does not advance, (iv) any interest shortfalls or losses on the Mortgage Loans in the related Pool resulting from the application of the Sol-diers' and Sailors' Civil Relief Act of 1940, as more fully described under "Certain Legal Aspects of the Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act" in the Prospectus and (v) any interest shortfalls resulting from the timing of the receipt of Unscheduled Principal Receipts (other than Prepay-ments in Full) with respect to Mortgage Loans in the related Pool will result from the priority of distributions of the applicable Pool Distribution Amount first to the Class A Certificates of such Group, second to the Class M Certificates of such Group and finally to the Subclasses of Class B Certifi-cates of such Group in numerical order as described above under "-- Distribu-tions."

  The allocation of the principal portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) in re-spect of the Mortgage Loans in a Pool allocated on or after the applicable Cross-Over Date for a Group will be effected through the adjustment on any De-termination Date of the Class A Non-PO Principal Balance for such Group and the Class A Subclass Principal Balance of the Class A-PO Certificates of such Group such that (i) such Class A Non-PO Principal Balance equals the applicable Ad-justed Pool Amount less the applicable Adjusted Pool Amount (PO Portion) as of the preceding Distribution Date and (ii) the Class A Subclass Principal Balance of the Class A-PO Certificates of such Group equals the applicable Adjusted Pool Amount (PO Portion) as of the preceding Distribution Date. The principal portion of such Realized Losses allocated to the Class 1-A Certificates (other than Class 1-A-PO Certificates) will be allocated to such outstanding Subclasses of Class 1-A Certificates (other than the Class 1-A-7, Class 1-A-9 and Class 1-A-10 Certificates), the Class 1-A-7 Components, the Class 1-A-9 Components and the Class 1-A-10 Components pro rata in accordance with their Class A Subclass Principal Balances or Component Principal Balances or, in the case of the Class 1-A-9 and Class 1-A-10 Components and the Class 1-A-11 Cer-tificates, their initial Component Principal Balances or Class A Subclass Prin-cipal Balance, if lower. The principal portion of such Realized Losses allo-cated to the Class 2-A Certificates (other than the Class 2-A-PO Certificates) will be allocated to such outstanding Subclasses of Class 2-A Certificates pro rata in accordance with their Class A Subclass Principal Balances. The interest portion of any Realized Loss on the Pool 1 Mortgage Loans allocated on or after the applicable Cross-Over Date will be allocated among the outstanding Subclasses of Class 1-A Certificates (other than the Class 1-A-9 and Class 1-A-10 Certificates) and the Class 1-A-9 and Class 1-A-10 Components pro rata in accordance with their respective Class A Subclass Interest Accrual Amounts and Component Interest Accrual Amounts, without regard to any reduction pursuant to this sentence. The interest portion of any Realized Loss on a Pool 2 Mortgage Loan allocated on or after the applicable Cross-Over Date will be allocated among the outstanding Subclasses of Class 2-A Certificates pro rata in accor-dance with their respective Class A Subclass Interest Accrual Amounts, without regard to any reduction pursuant to this sentence. Any such losses will be al-located among the outstanding Class A Certificates within each Subclass pro rata in accordance with their respective Percentage Interests.

  Any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses on the Mortgage Loans in a Pool will be allocated (i) with respect to the principal portion of such losses (a) to the outstanding Subclasses of the Class A Certificates of the related Group (other than the Class A-PO Certifi-cates of such Group), Class M Certificates of such Group and Class B Certifi-cates of such Group pro rata based on their outstanding principal balances in proportion to the applicable Non-PO Fraction of such losses and (b) in respect of Discount Mortgage Loans in such Pool, to the Class A-PO Certificates of such Group in proportion to the applicable PO Fraction of such losses and (ii) with respect to the interest portion of such losses, to the Class A, Class M and Class B Certificates of such Group pro rata based on the interest accrued. The principal portion of any such losses so allocated to the Class 1-A Certificates (other than the Class 1-A-PO Certificates) will be allocated among such outstanding Subclasses of Class 1-A Certificates (other than the Class 1-A-7, Class 1-A-9 and Class 1-A-10 Certificates), the Class 1-A-7 Components, the Class 1-A-9 Components and the Class 1-A-10 Components pro rata in accordance with their then outstanding Class A Subclass Principal Bal-ances or Component Principal Balances or, in the case of the Class 1-A-9 and Class 1-A-10 Components and the Class 1-A-11 Certificates, their initial Compo-nent Principal Balances or Class A Subclass Principal Balance, if lower. The principal portion of any such losses so allocated to the Class 2-A Certificates (other than the Class 2-A-PO Certificates) will be allocated to such outstand-ing Subclasses of Class 2-A Certificates pro rata in accordance with their then-outstanding Class A Subclass Principal Balances. The interest portion of any such losses so allocated to the Class 1-A Certificates will be allocated among the outstanding Subclasses of Class 1-A Certificates (other than the Class 1-A-9 and Class 1-A-10 Certificates) and the Class 1-A-9 and Class 1-A-10 Components in accordance with their Class A Subclass Interest Accrual Amounts and Component Interest Accrual Amounts, without regard to any reduction pursu-ant to this sentence. The interest portion of any such losses so allocated to the Class 2-A Certificates will be allocated among the outstanding Subclasses of Class 2-A Certificates in accordance with their Class A Subclass Interest Accrual Amounts, without regard to any reduction pursuant to this sentence. Any losses allocated to a Subclass of Class A Certificates will be allocated among the outstanding Class A Certificates within such Subclass pro rata in accor-dance with their respective Percentage Interests.

  The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses on the Mortgage Loans in a Pool will be allocated by reducing the Class A Subclass Interest Accrual Amounts, Class M Interest Ac-crual Amount and Class B Subclass Interest Accrual Amounts for the Subclasses and Classes of Certificates of the related Group.

  As described above, the Pool Distribution Amount for a Group for any Distri-bution Date will include current receipts (other than certain unscheduled pay-ments in respect of principal) from the Mortgage Loans in the related Pool oth-erwise payable to holders of the Class M and Class B Certificates of such Group. If the Pool Distribution Amount for a Group is not sufficient to cover the amount of principal payable to the holders of the Class A Certificates of such Group on a particular Distribution Date, then the percentage of principal payments on the Mortgage Loans to which the holders of the Class A Certificates of such Group (other than the Class A-PO Certificates of such Group) will be entitled (i.e., the Class A Percentage for such Group) on and after the next Distribution Date will be proportionately increased, thereby reducing, as a relative matter, the respective interest of the Class M and Class B Certifi-cates of such Group in future payments of principal on the Mortgage Loans in the related Pool. Such a shortfall could occur, for example, if a considerable number of Mortgage Loans in such Pool were to become Liquidated Loans in a par-ticular month.

  Special Hazard Losses, other than Excess Special Hazard Losses, on the Mort-gage Loans in a Pool will be allocated solely to the Subclasses of Class B Cer-tificates in the related Group in reverse numerical order or, following the re-duction of the Class B Principal Balance of such Class B Certificates to zero, solely to the Class M Certificates of such Group. Special Hazard Losses on the Mortgage Loans in a Pool in excess of the Special Hazard Loss Amount for such Pool are "Excess Special Hazard Losses." Excess Special Hazard Losses will be allocated among (i) the Class A Certificates in the related Group (other than the Class A-PO Certificates of such Group), the Class M Certificates of such Group and the Class B Certificates of such Group and (ii) to the extent such Excess Special Hazard Losses arise with respect to Discount Mortgage Loans in such Pool, the Class A-PO Certificates of such Group. If the aggregate of all Special Hazard Losses on the Mortgage Loans in a Pool incurred in the month preceding the month of the related Distribution Date (the "Aggregate Current Special Hazard Losses") is less than or equal to the then-applicable Special Hazard Loss Amount, no such Special Hazard Losses will be regarded as Excess Special Hazard Losses with respect to such Pool. If Aggregate Current Special Hazard Losses for such Pool exceed the then-applicable Special Hazard Loss Amount, a portion of each such Special Hazard Loss will be regarded as an "Ex-cess Special Hazard Loss" in proportion to the ratio of (a) the excess of (i) Aggregate Current Special Hazard Losses over (ii) the then-applicable Special Hazard Loss Amount, to (b) the Aggregate Current Special Hazard Losses. There-after, when the Special Hazard Loss Amount for such Pool is zero, all Special Hazard Losses on the Mortgage Loans in such Pool will be regarded as Excess Special Hazard Losses. Upon initial issuance of the Series 1998-4 Certificates, the "Special Hazard Loss Amount" with respect to the Pool 1 Mortgage Loans will be equal to approximately 1.32% (approxi-mately $2,649,646) of the Cut-Off Date Aggregate Principal Balance of the Pool 1 Mortgage Loans and with respect to the Pool 2 Mortgage Loans will be equal to approximately 1.09% (approximately $3,001,509) of the Cut-Off Date Aggregate Principal Balance of the Pool 2 Mortgage Loans. As of any Distribution Date, the Special Hazard Loss Amount for a Pool will equal the initial Special Hazard Loss Amount for such Pool less the sum of (A) any Special Hazard Losses allo-cated solely to the Class B or Class M Certificates of the related Group and
(B) the Adjustment Amount for such Pool. The "Adjustment Amount" for a Pool on each anniversary of the Cut-Off Date will be equal to the amount, if any, by which the Special Hazard Amount for such Pool, without giving effect to the de-duction of the Adjustment Amount for such anniversary, exceeds the greater of
(i) 1.00% (or, if greater than 1.00%, the highest percentage of Mortgage Loans in such Pool by principal balance in any California zip code) times the aggre-gate principal balance of all the Mortgage Loans in such Pool on such anniver-sary (ii) twice the principal balance of the single Mortgage Loan in such Pool having the largest principal balance, and (iii) that which is necessary to maintain the original ratings assigned to the Class A and Class M Certificates of the related Group by DCR and Moody's and the original ratings assigned to the Offered Class B Certificates of the related Group by DCR, as evidenced by letters to that effect delivered by DCR and Moody's to the Master Servicer and the Trust Administrator. On and after the applicable Cross-Over Date for a Group, the Special Hazard Loss Amount for the related Pool will be zero.

  Fraud Losses, other than Excess Fraud Losses, on the Mortgage Loans in a Pool will be allocated solely to the Subclasses of Class B Certificates of the re-lated Group in reverse numerical order or, following the reduction of the Class B Principal Balance of such Class B Certificates to zero, solely to the Class M Certificates of such Group. Fraud Losses on the Mortgage Loans in a Pool in ex-cess of the Fraud Loss Amount for such Pool are "Excess Fraud Losses." Excess Fraud Losses will be allocated among (i) the Class A Certificates of the re-lated Group (other than the Class A-PO Certificates of such Group), the Class M Certificates of such Group and the Class B Certificates of such Group and (ii) to the extent such Excess Fraud Losses arise with respect to Discount Mortgage Loans in such Pool, the Class A-PO Certificates of such Group. If the aggregate of all Fraud Losses on the Mortgage Loans in a Pool incurred in the month pre-ceding the month of the related Distribution Date (the "Aggregate Current Fraud Losses") is less than or equal to the then-applicable Fraud Loss Amount, no such Fraud Losses will be regarded as Excess Fraud Losses with respect to such Pool. If Aggregate Current Fraud Losses for such Pool exceed the then-applica-ble Fraud Loss Amount, a portion of each such Fraud Loss will be regarded as an "Excess Fraud Loss" in proportion to the ratio of (a) the excess of (i) Aggre-gate Current Fraud Losses over (ii) the then-applicable Fraud Loss Amount, to
(b) the Aggregate Current Fraud Losses. Thereafter, when the Fraud Loss Amount for such Pool is zero, all Fraud Losses on the Mortgage Loan in such Pool will be regarded as Excess Fraud Losses. Upon initial issuance of the Series 1998-4 Certificates, the "Fraud Loss Amount" with respect to the Pool 1 Mortgage Loans will be equal to approximately 2.00% (approximately $4,000,866) of the Cut-Off Date Aggregate Principal Balance of the Pool 1 Mortgage Loans and with respect to the Pool 2 Mortgage Loans will be equal to approximately 2.00% (approxi-mately $5,488,846) of the Cut-Off Date Aggregate Principal Balance of the Pool 2 Mortgage Loans. As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Fraud Loss Amount for a Pool will equal the initial Fraud Loss Amount for such Pool minus the aggregate amount of Fraud Losses allocated solely to the Class B or Class M Certificates of the related Group through the related Determination Date. As of any Distribution Date from the first through fifth anniversary of the Cut-Off Date, the Fraud Loss Amount for a Pool will be an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate principal balance of all of the Mortgage Loans in such Pool as of the most recent anni-versary of the Cut-Off Date minus (2) the aggregate amounts allocated solely to the Class B or Class M Certificates of the related Group with respect to Fraud Losses since the most recent anniversary of the Cut-Off Date through the re-lated Determination Date. On and after the applicable Cross-Over Date for a Group or after the fifth anniversary of the Cut-Off Date, the Fraud Loss Amount will be zero.

  Bankruptcy Losses, other than Excess Bankruptcy Losses, on the Mortgage Loans in a Pool will be allocated solely to the Subclasses of Class B Certificates of the related Group in reverse numerical order or, following the reduction of the Class B Principal Balance of such Class B Certificates to zero, solely to the Class M Certificates of such Group. Bankruptcy Losses on the Mortgage Loans in a Pool in excess of the Bankruptcy Loss Amount for such Pool are "Excess Bankruptcy Losses." Excess Bankruptcy Losses will be allocated among (i) the Class A Certificates of the related Group (other than the Class A-PO Certificates of such Group), the Class M Certificates of such Group and the Class B Certificates of such Group and (ii) to the extent such Excess Bankruptcy Losses arise with respect to Discount Mortgage Loans in such Pool, the Class A-PO Certificates of such Group. If the aggregate of all Bank-ruptcy Losses on the Mortgage Loans in a Pool incurred in the month preceding the month of the related Distribution Date (the "Aggregate Current Bankruptcy Losses") is less than or equal to the then applicable Bankruptcy Loss Amount, no such Bankruptcy Losses will be regarded as Excess Bankruptcy Losses with re-spect to such Pool. If Aggregate Current Bankruptcy Losses for such Pool exceed the then-applicable Bankruptcy Loss Amount, a portion of each such Bankruptcy Loss will be regarded as an "Excess Bankruptcy Loss" in proportion to the ratio of (a) the excess of (i) Aggregate Current Bankruptcy Losses over (ii) the then-applicable Bankruptcy Loss Amount, to (b) the Aggregate Current Bankruptcy Losses. Thereafter, when the Bankruptcy Loss Amount for such Pool is zero, all Bankruptcy Losses on the Mortgage Loans in such Pool will be regarded as Excess Bankruptcy Losses. Upon initial issuance of the Series 1998-4 Certificates, the "Bankruptcy Loss Amount" with respect to the Pool 1 Mortgage Loans will be equal to approximately 0.05% (approximately $100,000) of the Cut-Off Date Ag-gregate Principal Balance of the Pool 1 Mortgage Loans and with respect to the Pool 2 Mortgage Loans will be equal to approximately 0.04% (approximately $100,000) of the Cut-Off Date Aggregate Principal Balance of the Pool 2 Mort-gage Loans. As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount for a Pool will equal the initial Bankruptcy Loss Amount for such Pool minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B or Class M Certificates of the related Group through the related Determination Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount for a Pool will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Loss Amount for such Pool as of the business day next preceding the most recent anniversary of the Cut-Off Date and (b) an amount, if any, calculated pursuant to the terms of the Pooling and Servicing Agreement, which amount as calculated will provide for a reduction in the Bankruptcy Loss Amount for such Pool, over
(2) the aggregate amount of Bankruptcy Losses allocated solely to the Subordi-nated Certificates of the related Group since such anniversary. The Bankruptcy Loss Amount for a Pool and the related coverage levels described above may be reduced or modified upon written confirmation from DCR and Moody's that such reduction or modification will not adversely affect the then-current ratings assigned to the Class A and Class M Certificates of the related Group by DCR and Moody's and the then-current ratings assigned to the Offered Class B Cer-tificates of the related Group by DCR. Such a reduction or modification may ad-versely affect the coverage with respect to a Group provided by subordination with respect to Bankruptcy Losses. On and after the applicable Cross-Over Date for a Group, the Bankruptcy Loss Amount for the related Pool will be zero.

  Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the applica-ble Servicer has notified the Trust Administrator and the Master Servicer in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the re-lated Mortgage Loan and when (A) the related Mortgage Loan is not in default with regard to the payments due thereunder or (B) delinquent payments of prin-cipal and interest under the related Mortgage Loan and any premiums on any ap-plicable Standard Hazard Insurance Policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer, in either case without giving effect to any Debt Service Reduction.

  Since the aggregate initial principal balance of the Class 1-M and Class 1-B Certificates will be approximately $8,002,274 and the aggregate initial princi-pal balance of the Class 2-M and Class 2-B Certificates will be approximately $10,978,299, the risk of Special Hazard Losses, Fraud Losses and Bankruptcy Losses will be separately borne by the Class B Certificates of each Group and, after the principal balance of the Class B Certificates of a Group has been re-duced to zero, by the Class M Certificates of such Group to a lesser extent (i.e., only up to the Special Hazard Loss Amount, Fraud Loss Amount and Bank-ruptcy Loss Amount with respect to the related Pool, respectively) than the risk of other Realized Losses on the Mortgage Loans in the related Pool, which will be allocated first to the Class B Certificates of such Group and then the Class M Certificates of such Group to the full extent of their initial princi-pal balances. See "The Trust Estates -- Mortgage Loans -- Representations and Warranties" and "-- Insurance Policies," "Certain Legal Aspects of the Mortgage Loans-- Environmental Considerations" and "Servicing of the Mortgage Loans --
 Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus.

                     DESCRIPTION OF THE MORTGAGE LOANS/(1)/

GENERAL
  The Mortgage Loans to be included in the Trust Estate will be fixed interest rate, conventional, monthly pay, fully amortizing, one- to four-family, resi-dential first mortgage loans having original terms to stated maturity of ap-proximately 20 years to approximately 30 years, which may include loans secured by shares ("Co-op Shares") issued by private non-profit housing corporations ("Cooperatives"), and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such Cooperatives' buildings.

POOL 1 MORTGAGE LOANS
  The Pool 1 Mortgage Loans are expected to include 679 promissory notes, to have an aggregate unpaid principal balance as of the Cut-Off Date (the "Cut-Off Date Aggregate Principal Balance") of approximately $200,043,288 to be secured by first liens (the "Mortgages") on one- to four-family residential properties (the "Mortgaged Properties") and to have the additional characteristics de-scribed below and in the Prospectus.

  As of the Cut-Off Date, it is expected that none of the Pool 1 Mortgage Loans will be Buy-Down Loans. As of the Cut-Off Date, it is expected that two of the Pool 1 Mortgage Loans, representing approximately 0.18% of the Cut-Off Date Ag-gregate Principal Balance of the Pool 1 Mortgage Loans, will be secured by Co-op Shares. See "The Trust Estates -- Mortgage Loans" in the Prospectus.

  Each of the Pool 1 Mortgage Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of the Mortgage Loans -- Due-on-Sale' Clauses" and "Ser-vicing of the Mortgage Loans -- Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus.

  It is expected that one of the Pool 1 Mortgage Loans, representing approxi-mately 0.17% of the Cut-Off Date Aggregate Principal Balance of the Pool 1 Mortgage Loans, will be a Subsidy Loan. See "The Trust Estates --Mortgage Loans" and "The Mortgage Loans Programs -- Mortgage Loan Underwriting" in the Prospectus.

  As of the Cut-Off Date, each Pool 1 Mortgage Loan is expected to have an un-paid principal balance of not less than approximately $29,917 or more than ap-proximately $1,324,824, and the average unpaid principal balance of the Pool 1 Mortgage Loans is expected to be approximately $294,615. The latest stated ma-turity date of any of the Pool 1 Mortgage Loans is expected to be January 1, 2028; however, the actual date on which any Pool 1 Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. Based on information supplied by the mortgagors in connection with their loan applications at origination, 655 of the Mortgaged Properties, which secure approximately 97.01% of the Cut-Off Date Aggregate Principal Bal-ance of the Pool 1 Mortgage Loans are expected to be owner occupied primary residences and 24 of the Mortgaged Properties, which secure approximately 2.99% of the Cut-Off Date Aggregate Principal Balance of the Pool 1 Mortgage Loans, are expected to be second homes. See "The Mortgage Loan Programs --Mortgage Loan Underwriting" in the Prospectus.
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(1) The descriptions in this Prospectus Supplement of the Pools and the proper-ties securing the Mortgage Loans to be included in the Pools are based upon the expected characteristics of the Mortgage Loans at the close of business on the Cut-Off Date, as adjusted for the scheduled principal payments due on or before such date. Notwithstanding the foregoing, any of such Mortgage Loans may be excluded from the related Pool (i) as a result of principal prepayment thereof in full or (ii) if, as a result of delinquencies or oth-erwise, the Seller otherwise deems such exclusion necessary or desirable. In either event, other Mortgage Loans may be included in such Pool. The Seller believes that the information set forth herein with respect to the expected characteristics of the Mortgage Loans on the Cut-Off Date is rep-resentative of the characteristics as of the Cut-Off Date of the Mortgage Loans to be included in the related Pools as they will be constituted at the time the Series 1998-4 Certificates are issued, although the Cut-Off Date Aggregate Principal Balance, the range of Mortgage Interest Rates and maturities, and certain other characteristics of the Mortgage Loans in each Pool may vary. In the event that any of the characteristics as of the Cut-Off Date of the Mortgage Loans that constitute a Pool on the date of ini-tial issuance of the Series 1998-4 Certificates vary materially from those described herein, revised information regarding the Mortgage Loans will be made available to purchasers of the Offered Certificates of the related Group, on or before such issuance date, and a Current Report on Form 8-K containing such information will be filed with the Securities and Exchange Commission within 15 days following such date.

  As of the Cut-Off Date, there were 30 Pool 1 Discount Mortgage Loans having an aggregate unpaid principal balance of approximately $8,997,239, a range of unpaid principal balances of approximately $84,104 to approximately $579,505 an average unpaid principal balance of approximately $299,908, a range of Mortgage Interest Rates from 5.875% to 7.250% per annum, a weighted average Mortgage In-terest Rate of approximately 7.154% per annum, a range of remaining terms to stated maturity of 312 months to 360 months, a weighted average remaining term to stated maturity of approximately 358 months, a range of original Loan-to-Value Ratios of 50.36% to 95.00%, a weighted average original Loan-to-Value Ra-tio of approximately 76.93% and the following geographic concentration of Mort-gaged Properties securing Pool 1 Discount Mortgage Loans in excess of 5.00% of the aggregate unpaid principal balance of the Pool 1 Discount Mortgage Loans: approximately 21.15% in New Jersey, 15.80% in California, 8.88% in Illinois, 7.53% in Ohio, 6.73% in Pennsylvania, 6.44% in Oregon and 5.89% in Georgia.

  As of the Cut-Off Date, there were 649 Pool 1 Mortgage Loans that were not Pool 1 Discount Mortgage Loans ("Pool 1 Premium Mortgage Loans") having an ag-gregate unpaid principal balance of approximately $191,046,049, a range of un-paid principal balances of approximately $29,917 to approximately $1,324,824, an average unpaid principal balance of approximately $294,370, a range of Mort-gage Interest Rates from 7.350% to 8.750% per annum, a weighted average Mort-gage Interest Rate of approximately 7.779% per annum, a range of remaining terms to stated maturity of 238 months to 360 months, a weighted average re-maining term to stated maturity of approximately 357 months, a range of origi-nal Loan-to-Value Ratios of 25.38% to 95.00%, a weighted average original Loan-to-Value Ratio of approximately 75.14% and the following geographic concentra-tion of Mortgaged Properties securing Pool 1 Premium Mortgage Loans in excess of 5.00% of the aggregate unpaid principal balance of the Pool 1 Premium Mort-gage Loans: approximately 34.11% in California, 6.89% in New York, 5.67% in New Jersey and 5.08% in Minnesota.

POOL 2 MORTGAGE LOANS
  The Pool 2 Mortgage Loans are expected to include 903 promissory notes, to have a Cut-Off Date Aggregate Principal Balance of approximately $274,442,315 to be secured by Mortgages on the Mortgaged Properties and to have the addi-tional characteristics described below and in the Prospectus.

  As of the Cut-Off Date, it is expected that one of the Pool 2 Mortgage Loans, representing approximately 0.09% of the Cut-Off Date Aggregate Principal Bal-ance of the Pool 2 Mortgage Loans, will be a Buy-Down Loan. As of the Cut-Off Date, it is expected that none of the Pool 2 Mortgage Loans will be secured by Co-op Shares. See "The Trust Estates -- Mortgage Loans" in the Prospectus.

  Each of the Pool 2 Mortgage Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of the Mortgage Loans -- Due-on-Sale' Clauses" and "Ser-vicing of the Mortgage Loans -- Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus.

  It is expected that none of the Pool 2 Mortgage Loans will be Subsidy Loans. See "The Trust Estates --Mortgage Loans" and "The Mortgage Loan Programs --
 Mortgage Loan Underwriting" in the Prospectus.

  As of the Cut-Off Date, each Pool 2 Mortgage Loan is expected to have an un-paid principal balance of not less than approximately $55,000 or more than ap-proximately $950,000, and the average unpaid principal balance of the Pool 2 Mortgage Loans is expected to be approximately $303,923. The latest stated ma-turity date of any of the Pool 2 Mortgage Loans is expected to be January 1, 2028; however, the actual date on which any Pool 2 Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. Based on information supplied by the mortgagors in connection with their loan applications at origination, 870 of the Mortgaged Properties which serve approximately 95.90% of the Cut-Off Date Aggregate Principal Bal-ance of the Pool 2 Mortgage Loans are expected to be owner occupied primary residences, 32 of the Mortgaged Properties, which secure approximately 4.06% of the Cut-Off Date Aggregate Principal Balance of the Pool 2 Mortgage Loans, are expected to be second homes and one of the Mortgaged Properties, which secures approximately 0.04% of the Cut-Off Date Aggregate Principal Balance of the Pool 2 Mortgage Loans, is expected to be an investment property. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the Prospectus.

  As of the Cut-Off Date, there were 19 Pool 2 Discount Mortgage Loans having an aggregate unpaid principal balance of approximately $5,783,444, a range of unpaid principal balances of approximately $237,800 to approximately $540,000 an average unpaid principal balance of approximately $304,392, a range of Mortgage Interest Rates from 6.625% to 7.000% per annum, a weighted average Mortgage Interest Rate of approximately 6.906% per annum, a range of remaining terms to stated maturity of 356 months to 360 months, a weighted average remaining term to stated maturity of approximately 359 months, a range of original Loan-to-Value Ratios of 51.02% to 90.00%, a weighted aver-age original Loan-to-Value Ratio of approximately 75.56% and the following geo-graphic concentration of Mortgaged Properties securing Pool 2 Discount Mortgage Loans in excess of 5.00% of the aggregate unpaid principal balance of the Dis-count Mortgage Loans: approximately 39.84% in California, approximately 10.56% in Washington, approximately 9.34% in Colorado, approximately 6.48% in Georgia, approximately 5.93% in Maryland, approximately 5.25% in Kansas and approxi-mately 5.18% in New Jersey.

  As of the Cut-Off Date, there were 884 Pool 2 Mortgage Loans that were not Pool 2 Discount Mortgage Loans ("Pool 2 Premium Mortgage Loans") having an ag-gregate unpaid principal balance of approximately $268,658,872, a range of un-paid principal balances of approximately $55,000 to approximately $950,000, an average unpaid principal balance of approximately $303,913, a range of Mortgage Interest Rates from 7.125% to 8.625% per annum, a weighted average Mortgage In-terest Rate of approximately 7.700% per annum, a range of remaining terms to stated maturity of 238 months to 360 months, a weighted average remaining term to stated maturity of approximately 358 months, a range of original Loan-to-Value Ratios of 23.81% to 95.46%, a weighted average original Loan-to-Value Ra-tio of approximately 75.08% and the following geographic concentration of Mort-gaged Properties securing Pool 2 Premium Mortgage Loans in excess of 5.00% of the aggregate unpaid principal balance of the Pool 2 Premium Mortgage Loans: approximately 30.50% in California, 5.67% in Florida, 5.24% in Colorado and 5.10% in New Jersey.

GEOGRAPHIC CONCENTRATION
  Certain geographic regions, including California, have, in recent years, ex-perienced and such regions or others in the future may experience natural di-sasters, including, without limitation, earthquakes, fires, floods and hurri-canes. Any deterioration in housing prices in the states in which the Mortgaged Properties are located and any deterioration in the economic conditions in such states which adversely affects the ability of borrowers to make payments on the Mortgage Loans may increase the likelihood of losses on the Mortgage Loans. A concentration of the Mortgage Loans in such states may therefore result in a greater risk of loss than had such concentration not been present. Such losses, if they occur, may have an adverse effect on the yield to maturity of the Of-fered Certificates of the related Group and more particularly on the Class M Certificates of such Group and the Offered Class B Certificates of such Group, especially the Class B-2 Certificates of such Group.

  As to Mortgaged Properties in regions that have recently experienced natural disasters, neither the Seller nor Norwest Mortgage has undertaken the physical inspection of such Mortgaged Properties. As a result, there can be no assurance that material damage to any Mortgaged Property in an affected region has not occurred. In the Pooling and Servicing Agreement, the Seller will represent and warrant that, as of the date of issuance of the Certificates, each Mortgaged Property is undamaged by flood, water, fire, earthquake or earth movement, windstorm, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no rep-resentation) so as to adversely affect the value of such Mortgaged Property as security for such Mortgage Loan or the use for which such premises were intend-ed. In the event of a breach of such representation with respect to a Mortgaged Property which materially and adversely affects the interests of Certificateholders in the related Mortgage Loan, the Seller will be obligated to repurchase or substitute for such Mortgage Loan, as described under "The Mortgage Loan Programs -- Representations and Warranties" and "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans to the Trustee" in the Pro-spectus. Repurchase of any such Mortgage Loan will affect in varying degrees the yields and weighted average lives of the Subclasses and Classes of Offered Certificates in the related Group and could adversely affect the yield of any Offered Certificates of such Group purchased at a premium.

MORTGAGE LOAN UNDERWRITING
  Approximately 96.34% (by Cut-Off Date Aggregate Principal Balance) of the Pool 1 Mortgage Loans and approximately 87.65% (by Cut-Off Date Aggregate Prin-cipal Balance) of the Pool 2 Mortgage Loans were originated in conformity with the underwriting standards described in the Prospectus under the heading "The Mortgage Loan Programs -- Mortgage Loan Underwriting -- Norwest Mortgage Under-writing" (the "Under-writing Standards") as applied by Norwest Mortgage or by eligible originators to whom Norwest Mortgage had delegated all underwriting functions. In certain instances, exceptions to the Underwriting Standards may have been granted by Norwest Mortgage. See "The Mortgage Loan Programs -- Mortgage Loan Underwrit-ing" in the Prospectus. The remaining approximately 3.66% (by Cut-Off Date Ag-gregate Principal Balance) of the Pool 1 Mortgage Loans and approximately 12.35% (by Cut-Off Date Aggregate Principal Balance) of the Pool 2 Mortgage Loans (the "Bulk Purchase Underwritten Loans") will have been underwritten in connection with bulk purchase transactions under varying standards which have been reviewed by Norwest Mortgage, who determined that such varying standards did not depart materially from the Underwriting Standards. Neither the Seller nor Norwest Mortgage has underwritten any of the Bulk Purchase Underwritten Loans. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the Prospectus.

                           POOL 1 MORTGAGE LOAN DATA
  Set forth below is a description of certain additional expected characteris-tics of the Pool 1 Mortgage Loans as of the Cut-Off Date (except as otherwise indicated).

                            MORTGAGE INTEREST RATES

                                              PERCENTAGE OF
                    NUMBER OF    AGGREGATE    CUT-OFF DATE
                     POOL 1       UNPAID        AGGREGATE
MORTGAGE            MORTGAGE     PRINCIPAL      PRINCIPAL
INTEREST RATE         LOANS       BALANCE        BALANCE
-------------       --------- --------------- -------------
5.875%.............      1    $    144,592.89      0.07%
6.625%.............      1          84,104.61      0.04
6.875%.............      1         225,530.37      0.11
7.000%.............      2         557,500.00      0.28
7.125%.............      8       3,099,282.99      1.55
7.250%.............     17       4,886,227.92      2.44
7.350%.............      1         139,567.77      0.07
7.375%.............     29       8,746,278.91      4.37
7.400%.............      2         345,042.04      0.17
7.450%.............      2         531,386.82      0.27
7.500%.............     94      29,470,690.55     14.73
7.550%.............      3         759,838.91      0.38
7.600%.............      2         654,724.96      0.33
7.625%.............     82      25,824,868.98     12.91
7.650%.............      5       1,653,242.82      0.83
7.750%.............    146      45,031,861.80     22.54
7.800%.............      2         368,133.61      0.18
7.850%.............      6       1,349,541.17      0.67
7.875%.............    113      34,152,610.72     17.07
7.900%.............      3         522,531.80      0.26
7.950%.............      6       1,036,271.14      0.52
8.000%.............     60      18,521,991.24      9.26
8.050%.............      1          64,825.54      0.03
8.100%.............      4         354,555.55      0.18
8.125%.............     32       8,068,642.49      4.03
8.200%.............      1         104,378.48      0.05
8.250%.............     36       9,333,711.74      4.67
8.350%.............      2         175,356.02      0.09
8.375%.............      6       1,201,499.24      0.60
8.400%.............      2         289,156.81      0.14
8.450%.............      1         168,973.91      0.08
8.500%.............      6       1,677,358.07      0.84
8.625%.............      1         149,209.01      0.07
8.750%.............      1         349,798.62      0.17
                       ---    ---------------    ------
   Total...........    679    $200,043,287.50    100.00%
                       ===    ===============    ======

  As of the Cut-Off Date, the weighted average Mortgage Interest Rate of the Pool 1 Mortgage Loans is expected to be approximately 7.751% per annum. The Net Mortgage Interest Rate of each Pool 1 Mortgage Loan will be equal to the Mortgage Interest Rate of such Pool 1 Mortgage Loan minus the sum of (a) the applicable Servicing Fee Rate, (b) the Master Servicing Fee Rate and (c) the Fixed Retained Yield, if any, for such Mortgage Loan. As of the Cut-Off Date, the weighted average Net Mortgage Interest Rate of the Pool 1 Mortgage Loans is expected to be approximately 6.995% per annum.

                   POOL 1 MORTGAGE LOAN DOCUMENTATION LEVELS

                                               PERCENTAGE OF
                     NUMBER OF    AGGREGATE    CUT-OFF DATE
                      POOL 1       UNPAID        AGGREGATE
                     MORTGAGE     PRINCIPAL      PRINCIPAL
DOCUMENTATION LEVEL    LOANS       BALANCE        BALANCE
-------------------  --------- --------------- -------------
Full
 Documentation.....     538    $169,916,693.91     84.94%
Income
 Verification......       0               0.00      0.00
Asset
 Verification......     111      20,750,472.94     10.37
Preferred
 Processing........      30       9,376,120.65      4.69
                        ---    ---------------    ------
   Total...........     679    $200,043,287.50    100.00%
                        ===    ===============    ======

  Documentation levels vary depending upon several factors, including loan amount, Loan-to-Value Ratio and the type and purpose of the Pool 1 Mortgage Loan. Asset, income and mortgage verifications were obtained for Pool 1 Mortgage Loans processed with "full documentation." In the case of "preferred processing," neither asset nor income verifications were obtained. In most instances, a verification of the borrower's employment was obtained. However, for all of the Pool 1 Mortgage Loans, a credit report on the borrower and a property appraisal were obtained. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the Prospectus.

                       REMAINING TERMS TO STATED MATURITY

                                              PERCENTAGE OF
                    NUMBER OF    AGGREGATE    CUT-OFF DATE
                     POOL 1       UNPAID        AGGREGATE
REMAINING STATED    MORTGAGE     PRINCIPAL      PRINCIPAL
TERM (MONTHS)         LOANS       BALANCE        BALANCE
------------------- --------- --------------- -------------
238................      2    $    568,105.86      0.28%
239................      3         862,017.75      0.43
291................      1         149,209.01      0.07
312................      1          84,104.61      0.04
340................      1         144,592.89      0.07
345................      1         229,132.23      0.11
350................      1         249,065.75      0.12
352................      2         549,054.44      0.27
353................      2         676,898.48      0.34
354................      5       2,671,585.06      1.34
355................     13       2,905,270.30      1.45
356................     83      20,886,480.51     10.44
357................     78      22,254,636.53     11.12
358................    188      60,015,888.64     30.00
359................    226      67,077,181.44     33.56
360................     72      20,720,064.00     10.36
                       ---    ---------------    ------
   Total...........    679    $200,043,287.50    100.00%
                       ===    ===============    ======

  As of the Cut-Off Date, the weighted average remaining term to stated maturity of the Pool 1 Mortgage Loans is expected to be approximately 357 months.

                           POOL 1 MORTGAGE LOAN DATA

                             YEARS OF ORIGINATION

                                               PERCENTAGE OF
                     NUMBER OF    AGGREGATE    CUT-OFF DATE
                      POOL 1       UNPAID        AGGREGATE
                     MORTGAGE     PRINCIPAL      PRINCIPAL
YEAR OF ORIGINATION    LOANS       BALANCE        BALANCE
-------------------  --------- --------------- -------------
1992...............       1    $    149,209.01      0.07%
1993...............       1          84,104.61      0.04
1996...............       1         144,592.89      0.07
1997...............     676     199,665,380.99     99.82
                        ---    ---------------    ------
   Total...........     679    $200,043,287.50    100.00%
                        ===    ===============    ======

  It is expected that the earliest month and year of origination of any Pool 1 Mortgage Loan will be March 1992 and the latest month and year of origination will be December 1997.

                             MORTGAGED PROPERTIES

                                               PERCENTAGE OF
                     NUMBER OF    AGGREGATE    CUT-OFF DATE
                      POOL 1       UNPAID        AGGREGATE
                     MORTGAGE     PRINCIPAL      PRINCIPAL
PROPERTY               LOANS       BALANCE        BALANCE
--------             --------- --------------- -------------
Single-family
 detached..........     618    $185,775,519.39     92.87%
Two- to four-family
 units.............       5       1,686,434.38      0.84
Condominiums
 High-rise (greater
  than four
  stories).........       7       1,507,845.62      0.75
 Low-rise (four
  stories or
  less)............      21       3,773,633.96      1.89
Planned unit
 developments......      23       6,125,932.14      3.06
Townhouses.........       3         816,138.20      0.41
Cooperative Units..       2         357,783.81      0.18
                        ---    ---------------    ------
   Total...........     679    $200,043,287.50    100.00%
                        ===    ===============    ======

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                              PERCENTAGE OF
                    NUMBER OF    AGGREGATE    CUT-OFF DATE
                     POOL 1       UNPAID        AGGREGATE
                    MORTGAGE     PRINCIPAL      PRINCIPAL
GEOGRAPHIC AREA       LOANS       BALANCE        BALANCE
---------------     --------- --------------- -------------
Alabama............      1    $    310,759.31      0.16%
Arizona............      7       2,177,359.73      1.09
Arkansas...........      5       1,362,613.82      0.68
California.........    216      66,593,020.29     33.28
Colorado...........     23       7,522,700.28      3.76
Connecticut........      6       1,956,533.28      0.98
Delaware...........      5       1,144,155.74      0.57
District of
 Columbia..........      3       1,348,470.95      0.67
Florida............     39       7,250,733.13      3.62
Georgia............     17       5,126,952.43      2.56
Hawaii.............      1         250,917.82      0.13
Idaho..............      4       1,051,253.97      0.53
Illinois...........     15       5,596,071.29      2.80
Indiana............      3         815,961.17      0.41
Iowa...............      2         499,002.05      0.25
Kansas.............      1         311,290.99      0.16
Kentucky...........      4       1,192,263.24      0.60
Louisiana..........      1         240,000.00      0.12
Maine..............      1         289,779.33      0.14
Maryland...........     21       6,642,774.14      3.32
Massachusetts......     19       5,124,046.83      2.56
Michigan...........      5       1,601,956.88      0.80
Minnesota..........     30       9,707,052.98      4.85
Missouri...........      3       1,079,711.61      0.54
Montana............      2         446,025.97      0.22
Nebraska...........      2         574,005.41      0.29
Nevada.............      5       1,628,962.36      0.81
New Jersey.........     48      12,744,434.54      6.37
New Mexico.........      5       1,484,135.38      0.74
New York...........     50      13,157,012.66      6.58
North Carolina.....      7       1,561,387.00      0.78
Ohio...............     13       3,683,993.37      1.84
Oklahoma...........      1         431,179.77      0.22
Oregon.............      9       2,716,377.87      1.36
Pennsylvania.......      9       2,475,798.28      1.24
South Carolina.....      3         996,960.06      0.50
Tennessee..........      5       1,580,295.75      0.79
Texas..............     24       7,286,025.95      3.64
Utah...............     16       5,897,693.58      2.95
Virginia...........     18       5,696,899.06      2.85
Washington.........     23       6,748,451.36      3.37
West Virginia......      2         532,906.61      0.27
Wisconsin..........      5       1,205,361.26      0.60
                       ---    ---------------    ------
   Total...........    679    $200,043,287.50    100.00%
                       ===    ===============    ======

  No more than approximately 1.12% of the Cut-Off Date Aggregate Principal Balance of the Pool 1 Mortgage Loans is expected to be secured by Mortgaged Properties located in any one five-digit zip code.

                           POOL 1 MORTGAGE LOAN DATA

                         ORIGINAL LOAN-TO-VALUE RATIOS

                                                                   PERCENTAGE OF
                                         NUMBER OF    AGGREGATE    CUT-OFF DATE
                                          POOL 1       UNPAID        AGGREGATE
ORIGINAL LOAN-TO-                        MORTGAGE     PRINCIPAL      PRINCIPAL
VALUE RATIO                                LOANS       BALANCE        BALANCE
---------------------------------------- --------- --------------- -------------
50% or less.............................     25    $  5,962,691.08      2.98%
50.01- 55.00%...........................     17       4,904,002.25      2.45
55.01- 60.00%...........................     28       7,796,272.19      3.90
60.01- 65.00%...........................     46      15,281,350.13      7.64
65.01- 70.00%...........................     74      24,481,945.64     12.24
70.01- 75.00%...........................    107      28,301,150.49     14.15
75.01- 80.00%...........................    256      78,259,221.70     39.12
80.01- 85.00%...........................      9       2,558,924.02      1.28
85.01- 90.00%...........................     82      23,773,034.61     11.88
90.01- 95.00%...........................     35       8,724,695.39      4.36
                                            ---    ---------------    ------
   Total................................    679    $200,043,287.50    100.00%
                                            ===    ===============    ======

  As of the Cut-Off Date, the minimum and maximum Loan-to-Value Ratios at origination of the Pool 1 Mortgage Loans are expected to be 25.38% and 95.00%, respectively, and the weighted average Loan-to-Value Ratio at origination of the Pool 1 Mortgage Loans is expected to be approximately 75.22%. The Loan-to-Value Ratio of a Pool 1 Mortgage Loan is calculated using the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator from an appraiser at the time of origination and (ii) the sale price for such property. For the purpose of calculating the Loan-to-Value Ratio of any Pool 1 Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. There can be no assurance that such appraisal, which was based on the independent judgment of an appraiser and not an arms-length sales transaction, was an accurate representation of the market value of a Mortgaged Property. See "The Trust Estates -- Mortgage Loans" in the Prospectus. No assurance can be given that the values of the Mortgaged Properties securing the Pool 1 Mortgage Loans have remained or will remain at the levels used in calculating the Loan-to-Value Ratios shown above. The Seller has taken no action to establish the current value of any Mortgaged Property. See "Risk Factors -- Risks of the Mortgage Loans" in the Prospectus. It is expected that 20 of the Pool 1 Mortgage Loans having Loan-to-Value Ratios at origination in excess of 80%, representing approximately 2.93% (by Cut-Off Date Aggregate Principal Balance) of the Pool 1 Mortgage Loans, were originated without primary mortgage insurance.

                                  FICO SCORES

                                                          PERCENTAGE OF
                                                             CUT-OFF    WEIGHTED
                                 NUMBER      AGGREGATE        DATE      AVERAGE
           RANGE OF             OF POOL 1     UNPAID        AGGREGATE   LOAN-TO-
             FICO               MORTGAGE     PRINCIPAL      PRINCIPAL    VALUE
            SCORES                LOANS       BALANCE        BALANCE     RATIO
           --------             --------- --------------- ------------- --------
250-300........................      0    $          0.00      0.00%      0.00%
301-350........................      0               0.00      0.00       0.00
351-400........................      0               0.00      0.00       0.00
401-450........................      0               0.00      0.00       0.00
451-500........................      0               0.00      0.00       0.00
501-550........................      3         960,623.29      0.48      74.72
551-600........................     12       3,285,727.83      1.64      83.90
601-650........................     54      14,708,335.95      7.35      79.82
651-700........................    140      39,490,599.17     19.74      75.91
701-750........................    232      71,077,456.42     35.54      75.33
751-800........................    221      65,584,568.62     32.79      73.31
801-850........................      9       2,387,980.19      1.19      73.96
851-900........................      0               0.00      0.00       0.00
Not Available..................      8       2,547,996.03      1.27      74.04
                                   ---    ---------------    ------      -----
   Total.......................    679    $200,043,287.50    100.00%     75.22%
                                   ===    ===============    ======      =====

  The weighted average FICO Score is expected to be 722. "FICO Scores" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's credit-worthiness. FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The FICO Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The FICO Scores set forth in the table above were obtained at either the time of origination of the Pool 1 Mortgage Loan or more recently. Neither the Seller nor Norwest Mortgage makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular FICO Score should be relied upon as a basis for an expectation that the borrower will repay the Pool 1 Mortgage Loan according to its terms. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the Prospectus."

                ORIGINAL POOL 1 MORTGAGE LOAN PRINCIPAL BALANCES

                                               PERCENTAGE OF
                     NUMBER OF    AGGREGATE    CUT-OFF DATE
ORIGINAL MORTGAGE     POOL 1       UNPAID        AGGREGATE
LOAN PRINCIPAL       MORTGAGE     PRINCIPAL      PRINCIPAL
BALANCE                LOANS       BALANCE        BALANCE
-------------------  --------- --------------- -------------
Less than or equal
 to $200,000.......      82    $  9,206,466.88      4.60%
$200,001-$250,000..     161      37,508,955.88     18.75
$250,001-$300,000..     166      45,756,458.62     22.86
$300,001-$350,000..     115      37,080,392.76     18.54
$350,001-$400,000..      72      27,141,597.62     13.57
$400,001-$450,000..      35      14,925,901.58      7.46
$450,001-$500,000..      23      10,973,449.16      5.49
$500,001-$550,000..       6       3,151,270.59      1.58
$550,001-$600,000..       6       3,514,752.03      1.76
$600,001-$650,000..       3       1,883,914.33      0.94
$650,001-$700,000..       1         679,532.03      0.34
$750,001-$800,000..       3       2,293,425.29      1.15
$800,001-$850,000..       1         848,734.42      0.42
$850,001-$900,000..       2       1,759,806.44      0.88
$950,001-
 $1,000,000........       2       1,993,806.73      1.00
Over $ 1 Million...       1       1,324,823.14      0.66
                        ---    ---------------    ------
   Total...........     679    $200,043,287.50    100.00%
                        ===    ===============    ======

   As of the Cut-Off Date, the average unpaid principal balance of the Pool 1 Mortgage Loans is expected to be approximately $294,615 As of the Cut-Off Date, the weighted average Loan-to-Value Ratio at origination and the maximum Loan-to-Value Ratio at origination of the Pool 1 Mortgage Loans which had original principal balances in excess of $600,000 are expected to be approximately 67.77% and 80.00%, respectively. See "The Trust Estates -- Mortgage Loans" in the Prospectus.

                           POOL 1 MORTGAGE LOAN DATA

                      ORIGINATORS OF POOL 1 MORTGAGE LOANS

                                               PERCENTAGE OF
                     NUMBER OF    AGGREGATE    CUT-OFF DATE
                      POOL 1       UNPAID        AGGREGATE
                     MORTGAGE     PRINCIPAL      PRINCIPAL
ORIGINATOR             LOANS       BALANCE        BALANCE
----------           --------- --------------- -------------
NMI or Affiliate...     348    $106,838,341.52     53.41%
Other Originators..     331      93,204,945.98     46.59
                        ---    ---------------    ------
   Total...........     679    $200,043,287.50    100.00%
                        ===    ===============    ======

   It is expected that as of the Cut-Off Date, two of the "Other Originators" will have accounted for approximately 6.39% and 5.94%, respectively, of the Cut-Off Date Aggregate Principal Balance of the Pool 1 Mortgage Loans. No other single "Other Originator" is expected to have accounted for more than 5.00% of the Cut-Off Date Aggregate Principal Balance of the Pool 1 Mortgage Loans.

                       PURPOSES OF POOL 1 MORTGAGE LOANS

                                              PERCENTAGE OF
                    NUMBER OF    AGGREGATE    CUT-OFF DATE
                     POOL 1       UNPAID        AGGREGATE
                    MORTGAGE     PRINCIPAL      PRINCIPAL
LOAN PURPOSE          LOANS       BALANCE        BALANCE
------------        --------- --------------- -------------
Purchase...........    398    $112,004,008.18     55.99%
Equity Take Out
 Refinance.........     58      17,013,048.31      8.50
Rate/Term
 Refinance.........    223      71,026,231.01     35.51
                       ---    ---------------    ------
   Total...........    679    $200,043,287.50    100.00%
                       ===    ===============    ======

   In general, in the case of a Pool 1 Mortgage Loan made for "rate/term" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. However, in the case of a Pool 1 Mortgage Loan made for "equity take out" refinance purposes, all or a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial. See "The Mortgage Loan Servicer -- Mortgage Loan Underwriting."

                           POOL 2 MORTGAGE LOAN DATA

  Set forth below is a description of certain additional expected characteris-tics of the Pool 2 Mortgage Loans as of the Cut-Off Date (except as otherwise indicated).

     MORTGAGE INTEREST RATES

                                              PERCENTAGE OF
                    NUMBER OF    AGGREGATE    CUT-OFF DATE
                     POOL 2       UNPAID        AGGREGATE
MORTGAGE            MORTGAGE     PRINCIPAL      PRINCIPAL
INTEREST RATE         LOANS       BALANCE        BALANCE
-------------       --------- --------------- -------------
6.625%.............      1    $    374,669.14      0.14%
6.750%.............      1         259,096.97      0.09
6.875%.............      8       2,694,394.65      0.98
7.000%.............      9       2,455,282.94      0.89
7.125%.............     18       5,300,878.55      1.93
7.150%.............      1         298,956.36      0.11
7.250%.............     48      15,419,842.95      5.62
7.300%.............      1         239,251.69      0.09
7.375%.............     76      23,569,092.65      8.59
7.450%.............      1         510,450.43      0.19
7.500%.............    126      37,483,369.33     13.66
7.550%.............      3       1,328,466.82      0.48
7.625%.............    139      43,798,629.41     15.96
7.650%.............      2         351,973.38      0.13
7.700%.............      2         765,746.70      0.28
7.750%.............    170      52,411,406.11     19.09
7.875%.............    132      40,129,637.95     14.62
7.900%.............      4       1,152,999.03      0.42
7.950%.............      4       1,344,026.26      0.49
8.000%.............     75      22,207,843.97      8.09
8.050%.............      3         351,187.27      0.13
8.100%.............      1          99,734.33      0.04
8.125%.............     28       8,131,458.29      2.96
8.250%.............     33       8,547,769.18      3.11
8.375%.............     11       3,786,348.84      1.38
8.500%.............      4         892,766.91      0.33
8.625%.............      2         537,035.33      0.20
                       ---    ---------------    ------
   Total...........    903    $274,442,315.44    100.00%
                       ===    ===============    ======

  As of the Cut-Off Date, the weighted average Mortgage Interest Rate of the Pool 2 Mortgage Loans is expected to be approximately 7.683% per annum. The Net Mortgage Interest Rate of each Pool 2 Mortgage Loan will be equal to the Mortgage Interest Rate of such Pool 2 Mortgage Loan minus the sum of (a) the applicable Servicing Fee Rate, (b) the Master Servicing Fee Rate and (c) the Fixed Retained Yield, if any, for such Mortgage Loan. As of the Cut-Off Date, the weighted average Net Mortgage Interest Rate of the Pool 2 Mortgage Loans is expected to be approximately 6.748% per annum.

                   POOL 2 MORTGAGE LOAN DOCUMENTATION LEVELS

                                               PERCENTAGE OF
                     NUMBER OF    AGGREGATE    CUT-OFF DATE
                      POOL 2       UNPAID        AGGREGATE
                     MORTGAGE     PRINCIPAL      PRINCIPAL
DOCUMENTATION LEVEL    LOANS       BALANCE        BALANCE
-------------------  --------- --------------- -------------
Full
 Documentation.....     781    $242,716,817.83     88.44%
Income
 Verification......       4       1,572,782.23      0.57
Asset
 Verification......     100      24,647,055.69      8.98
Preferred
 Processing........      18       5,505,659.69      2.01
                        ---    ---------------    ------
   Total...........     903    $274,442,315.44    100.00%
                        ===    ===============    ======

  Documentation levels vary depending upon several factors, including loan amount, Loan-to-Value Ratio and the type and purpose of the Pool 2 Mortgage Loan. Asset, income and mortgage verifications were obtained for Pool 2 Mortgage Loans processed with "full documentation." In the case of "preferred processing," neither asset nor income verifications were obtained. In most instances, a verification of the borrower's employment was obtained. However, for all of the Pool 2 Mortgage Loans, a credit report on the borrower and a property appraisal were obtained. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the Prospectus.

                       REMAINING TERMS TO STATED MATURITY

                                              PERCENTAGE OF
                    NUMBER OF    AGGREGATE    CUT-OFF DATE
                     POOL 2       UNPAID        AGGREGATE
REMAINING STATED    MORTGAGE     PRINCIPAL      PRINCIPAL
TERM (MONTHS)         LOANS       BALANCE        BALANCE
------------------- --------- --------------- -------------
238................      2    $    397,389.90      0.14%
239................      1         598,981.35      0.22
240................      2         483,700.00      0.18
300................      1         337,000.00      0.12
349................      1         237,390.84      0.09
350................      1         246,285.11      0.09
353................      2         585,340.31      0.21
355................      3         582,112.89      0.21
356................     44      13,425,602.28      4.89
357................     33       9,162,686.45      3.34
358................    218      63,599,344.47     23.17
359................    296      91,156,841.72     33.22
360................    299      93,629,640.12     34.12
                       ---    ---------------    ------
   Total...........    903    $274,442,315.44    100.00%
                       ===    ===============    ======

  As of the Cut-Off Date, the weighted average remaining term to stated maturity of the Pool 2 Mortgage Loans is expected to be approximately 358 months.

                           POOL 2 MORTGAGE LOAN DATA

                             YEARS OF ORIGINATION

                                               PERCENTAGE OF
                     NUMBER OF    AGGREGATE    CUT-OFF DATE
                      POOL 2       UNPAID        AGGREGATE
                     MORTGAGE     PRINCIPAL      PRINCIPAL
YEAR OF ORIGINATION    LOANS       BALANCE        BALANCE
-------------------  --------- --------------- -------------
1994...............       1    $    259,649.93      0.09%
1997...............     901     273,918,515.51     99.81
1998...............       1         264,150.00      0.10
                        ---    ---------------    ------
   Total...........     903    $274,442,315.44    100.00%
                        ===    ===============    ======

  It is expected that the earliest month and year of origination of any Pool 2 Mortgage Loan will be September 1994 and the latest month and year of origination will be January 1998.

                             MORTGAGED PROPERTIES

                                               PERCENTAGE OF
                     NUMBER OF    AGGREGATE    CUT-OFF DATE
                      POOL 2       UNPAID        AGGREGATE
                     MORTGAGE     PRINCIPAL      PRINCIPAL
PROPERTY               LOANS       BALANCE        BALANCE
--------             --------- --------------- -------------
Single-family
 detached..........     806    $245,759,140.31     89.55%
Two- to four-family
 units.............       2         479,346.26      0.17
Condominiums
 High-rise
  (greater than
  four stories)....      10       2,332,722.92      0.85
 Low-rise
  (four stories
  or less).........      30       8,015,256.27      2.92
Planned unit
 developments......      53      17,371,465.68      6.33
Townhouses.........       2         484,384.00      0.18
Cooperative Units..       0               0.00      0.00
                        ---    ---------------    ------
   Total...........     903    $274,442,315.44    100.00%
                        ===    ===============    ======

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                              PERCENTAGE OF
                    NUMBER OF    AGGREGATE    CUT-OFF DATE
                     POOL 2       UNPAID        AGGREGATE
                    MORTGAGE     PRINCIPAL      PRINCIPAL
GEOGRAPHIC AREA       LOANS       BALANCE        BALANCE
---------------     --------- --------------- -------------
Alabama............      7    $  2,293,798.24      0.84%
Alaska.............      1         340,800.00      0.12
Arizona............     31      10,842,114.79      3.95
Arkansas...........      2         511,350.00      0.19
California.........    264      84,240,653.97     30.68
Colorado...........     45      14,610,261.75      5.32
Connecticut........     13       5,031,187.51      1.83
Delaware...........      2         724,123.46      0.26
District of
 Columbia..........      2         481,432.66      0.18
Florida............     58      15,245,106.11      5.55
Georgia............     38      11,888,429.48      4.33
Hawaii.............      1         399,680.13      0.15
Idaho..............      5       1,554,855.45      0.57
Illinois...........     19       5,617,370.02      2.05
Indiana............      2         513,500.00      0.19
Iowa...............      3         755,477.57      0.28
Kansas.............      5       1,279,057.56      0.47
Kentucky...........      2         523,008.85      0.19
Louisiana..........      3         769,635.11      0.28
Maine..............      1         390,000.00      0.14
Maryland...........     29       8,477,907.77      3.09
Massachusetts......     21       6,234,463.32      2.27
Michigan...........      9       2,555,335.78      0.93
Minnesota..........     30       9,423,596.59      3.43
Mississippi........      3         813,297.03      0.30
Missouri...........      3         811,559.38      0.30
Montana............      4         949,440.96      0.35
Nebraska...........      3       1,381,069.50      0.50
Nevada.............      6       1,917,855.61      0.70
New Hampshire......      4       1,378,355.83      0.50
New Jersey.........     51      14,002,597.94      5.10
New Mexico.........      6       1,475,751.32      0.54
New York...........     41      10,980,092.93      4.00
North Carolina.....     26       7,710,130.63      2.81
Ohio...............      7       2,244,243.78      0.82
Oklahoma...........      1         274,610.57      0.10
Oregon.............     10       2,606,841.96      0.95
Pennsylvania.......      8       2,479,075.96      0.90
Rhode Island.......      1         239,651.48      0.09
South Carolina.....      8       2,565,295.75      0.93
South Dakota.......      2         536,798.36      0.20
Tennessee..........     14       4,003,733.29      1.46
Texas..............     24       6,718,587.35      2.45
Utah...............     17       5,166,787.90      1.88
Virginia...........     23       6,279,558.36      2.29
Washington.........     42      12,921,616.31      4.71
Wisconsin..........      5       1,925,469.09      0.70
Wyoming............      1         356,748.03      0.13
                       ---    ---------------    ------
   Total...........    903    $274,442,315.44    100.00%
                       ===    ===============    ======

  No more than approximately 1.09% of the Cut-Off Date Aggregate Principal Balance of the Pool 2 Mortgage Loans is expected to be secured by Mortgaged Properties located in any one five-digit zip code.

                       POOL 2 MORTGAGE LOAN DATA

                         ORIGINAL LOAN-TO-VALUE RATIOS

                                                                   PERCENTAGE OF
                                         NUMBER OF    AGGREGATE    CUT-OFF DATE
                                          POOL 2       UNPAID        AGGREGATE
ORIGINAL LOAN-TO-                        MORTGAGE     PRINCIPAL      PRINCIPAL
VALUE RATIO                                LOANS       BALANCE        BALANCE
---------------------------------------- --------- --------------- -------------
50% or less.............................     31    $  9,855,337.18      3.59%
50.01- 55.00%...........................     20       6,333,718.74      2.31
55.01- 60.00%...........................     35      11,397,916.84      4.15
60.01- 65.00%...........................     48      19,472,898.79      7.10
65.01- 70.00%...........................     90      27,254,784.00      9.93
70.01- 75.00%...........................    137      42,031,807.30     15.32
75.01- 80.00%...........................    378     112,162,936.78     40.86
80.01- 85.00%...........................     19       5,426,544.54      1.98
85.01- 90.00%...........................    112      31,917,537.57     11.63
90.01- 95.00%...........................     32       8,336,923.70      3.04
95.01-100.00%...........................      1         251,910.00      0.09
                                            ---    ---------------    ------
   Total................................    903    $274,442,315.44    100.00%
                                            ===    ===============    ======

  As of the Cut-Off Date, the minimum and maximum Loan-to-Value Ratios at origination of the Pool 2 Mortgage Loans are expected to be 23.81% and 95.46%, respectively, and the weighted average Loan-to-Value Ratio at origination of the Pool 2 Mortgage Loans is expected to be approximately 75.09%. The Loan-to-Value Ratio of a Pool 2 Mortgage Loan is calculated using the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator from an appraiser at the time of origination and (ii) the sale price for such property. For the purpose of calculating the Loan-to-Value Ratio of any Pool 2 Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. There can be no assurance that such appraisal, which was based on the independent judgment of an appraiser and not an arms-length sales transaction, was an accurate representation of the market value of a Mortgaged Property. See "The Trust Estates -- Mortgage Loans" in the Prospectus. No assurance can be given that the values of the Mortgaged Properties securing the Pool 2 Mortgage Loans have remained or will remain at the levels used in calculating the Loan-to-Value Ratios shown above. The Seller has taken no action to establish the current value of any Mortgaged Property. See "Risk Factors -- Risks of the Mortgage Loans" in the Prospectus. It is expected that 17 of the Pool 2 Mortgage Loans having Loan-to-Value Ratios at origination in excess of 80%, representing approximately 1.90% (by Cut-Off Date Aggregate Principal Balance) of the Pool 2 Mortgage Loans, were originated without primary mortgage insurance.

                                  FICO SCORES

                                                          PERCENTAGE OF
                                                             CUT-OFF    WEIGHTED
                                 NUMBER      AGGREGATE        DATE      AVERAGE
           RANGE OF             OF POOL 2     UNPAID        AGGREGATE   LOAN-TO-
             FICO               MORTGAGE     PRINCIPAL      PRINCIPAL    VALUE
            SCORES                LOANS       BALANCE        BALANCE     RATIO
           --------             --------- --------------- ------------- --------
250-300........................      0    $          0.00      0.00%      0.00%
301-350........................      0               0.00      0.00       0.00
351-400........................      0               0.00      0.00       0.00
401-450........................      0               0.00      0.00       0.00
451-500........................      0               0.00      0.00       0.00
501-550........................      0               0.00      0.00       0.00
551-600........................     18       5,750,591.98      2.10      77.41
601-650........................     62      17,843,784.54      6.50      79.65
651-700........................    190      58,035,868.49     21.15      76.49
701-750........................    310      94,359,085.04     34.38      75.00
751-800........................    307      94,596,209.48     34.47      73.25
801-850........................      6       1,491,518.32      0.54      77.74
851-900........................      0               0.00      0.00       0.00
Not Available..................     10       2,365,257.59      0.86      76.22
                                   ---    ---------------    ------      -----
   Total.......................    903    $274,442,315.44    100.00%     75.09%
                                   ===    ===============    ======      =====


  The weighted average FICO Score is expected to be 723. "FICO Scores" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's credit-worthiness. FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The FICO Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The FICO Scores set forth in the table above were obtained at either the time of origination of the Pool 2 Mortgage Loan or more recently. Neither the Seller nor Norwest Mortgage makes any representations or warranties as to the actual performance of any Pool 2 Mortgage Loan or that a particular FICO Score should be relied upon as a basis for an expectation that the borrower will repay the Pool 2 Mortgage Loan according to its terms. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the Prospectus."

                ORIGINAL POOL 2 MORTGAGE LOAN PRINCIPAL BALANCES

                                               PERCENTAGE OF
                     NUMBER OF    AGGREGATE    CUT-OFF DATE
ORIGINAL MORTGAGE     POOL 2       UNPAID        AGGREGATE
LOAN PRINCIPAL       MORTGAGE     PRINCIPAL      PRINCIPAL
BALANCE                LOANS       BALANCE        BALANCE
-------------------  --------- --------------- -------------
Less than or equal
 to $200,000.......      60    $  7,822,079.79      2.85%
$200,001-$250,000..     198      46,595,747.42     16.98
$250,001-$300,000..     300      82,361,770.79     30.00
$300,001-$350,000..     142      45,969,556.23     16.75
$350,001-$400,000..      93      35,045,500.24     12.77
$400,001-$450,000..      43      18,169,245.26      6.62
$450,001-$500,000..      27      12,833,343.37      4.68
$500,001-$550,000..      11       5,759,562.27      2.10
$550,001-$600,000..      11       6,381,484.01      2.33
$600,001-$650,000..       7       4,393,590.20      1.60
$650,001-$700,000..       2       1,400,000.00      0.51
$700,001-$750,000..       1         750,000.00      0.27
$750,001-$800,000..       3       2,354,395.46      0.86
$850,001-$900,000..       1         893,750.00      0.33
$900,001-$950,000..       4       3,712,290.40      1.35
                        ---    ---------------    ------
   Total...........     903    $274,442,315.44    100.00%
                        ===    ===============    ======

   As of the Cut-Off Date, the average unpaid principal balance of the Pool 2 Mortgage Loans is expected to be approximately $303,923 As of the Cut-Off Date, the weighted average Loan-to-Value Ratio at origination and the maximum Loan-to-Value Ratio at origination of the Pool 2 Mortgage Loans which had original principal balances in excess of $600,000 are expected to be approximately 60.99% and 78.71%, respectively. See "The Trust Estates -- Mortgage Loans" in the Prospectus.

                           POOL 2 MORTGAGE LOAN DATA

                     ORIGINATORS OF POOL 2 MORTGAGE LOANS

                                               PERCENTAGE OF
                     NUMBER OF    AGGREGATE    CUT-OFF DATE
                      POOL 2       UNPAID        AGGREGATE
                     MORTGAGE     PRINCIPAL      PRINCIPAL
ORIGINATOR             LOANS       BALANCE        BALANCE
----------           --------- --------------- -------------
NMI or Affiliate...     420    $133,089,302.49     48.49%
Other Originators..     483     141,353,012.95     51.51
                        ---    ---------------    ------
   Total...........     903    $274,442,315.44    100.00%
                        ===    ===============    ======

   It is expected that as of the Cut-Off Date, three of the "Other Originators" will have accounted for approximately 11.96%, 7.41% and 5.13%, respectively, of the Cut-Off Date Aggregate Principal Balance of the Pool 2 Mortgage Loans. No other single "Other Originator" is expected to have accounted for more than 5.00% of the Cut-Off Date Aggregate Principal Balance of the Pool 2 Mortgage Loans.

                       PURPOSES OF POOL 2 MORTGAGE LOANS

                                              PERCENTAGE OF
                    NUMBER OF    AGGREGATE    CUT-OFF DATE
                     POOL 2       UNPAID        AGGREGATE
                    MORTGAGE     PRINCIPAL      PRINCIPAL
LOAN PURPOSE          LOANS       BALANCE        BALANCE
------------        --------- --------------- -------------
Purchase...........    534    $155,097,162.32     56.52%
Equity Take Out
 Refinance.........     84      27,503,541.52     10.02
Rate/Term
 Refinance.........    285      91,841,611.60     33.46
                       ---    ---------------    ------
   Total...........    903    $274,442,315.44    100.00%
                       ===    ===============    ======

   In general, in the case of a Pool 2 Mortgage Loan made for "rate/term" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. However, in the case of a Pool 2 Mortgage Loan made for "equity take out" refinance purposes, all or a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial. See "The Mortgage Loan Servicer -- Mortgage Loan Underwriting."

MANDATORY REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS
  The Seller is required, with respect to Mortgage Loans that are found by the Trust Administrator to have defective documentation, or in respect of which the Seller has breached a representation or warranty, either to repurchase such Mortgage Loans or, if within two years of the date of initial issuance of the Series 1998-4 Certificates, to substitute new Mortgage Loans therefor. Any Mortgage Loan so substituted must, among other things, have an unpaid principal balance equal to or less than the Scheduled Principal Balance of the Mortgage Loan for which it is being substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan for which a new Mortgage Loan is being substituted), a Loan-to-Value Ratio less than or equal to, and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is being substituted. See "Prepayment and Yield Considera-tions" herein and "The Pooling and Servicing Agreement --Assignment of Mortgage Loans to the Trustee" in the Prospectus.

OPTIONAL REPURCHASE OF DEFAULTED MORTGAGE LOANS
  Subject to certain limitations, the Seller may, in its sole discretion, re-purchase any defaulted Mortgage Loan, or any Mortgage Loan as to which default is reasonably foreseeable, from the Trust Estate at a price equal to the unpaid principal balance of such Mortgage Loan, together with accrued interest at a rate equal to the Mortgage Interest Rate through the last day of the month in which such repurchase occurs. See "The Pooling and Servicing Agreement -- Op-tional Purchases" in the Prospectus. A Servicer may, in its sole discretion, allow the assumption of a defaulted Mortgage Loan serviced by such Servicer, subject to certain conditions specified in the applicable Underlying Servicing Agreement, or encourage the refinancing of a defaulted Mortgage Loan. See "Pre-payment and Yield Considerations" herein and "Servicing of the Mortgage
Loans -- Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mort-gage Loans" in the Prospectus.

                     DELINQUENCY AND FORECLOSURE EXPERIENCE

  The following tables set forth certain information concerning recent delin-quency and foreclosure experience on (i) the conventional mortgage loans in-cluded in various mortgage pools underlying all series of The Prudential Home Mortgage Securities Company, Inc.'s or NASCOR's mortgage pass-through certifi-cates or mortgage loans owned by third-party, non-governmental entities in-cluded in Norwest Mortgage's servicing portfolio and serviced from Norwest Mortgage's servicing center located in Frederick, Maryland, which mortgage loans either (A) were originated by Norwest Mortgage for its own account or the account of an affiliate, (B) were acquired by Norwest Mortgage for its own ac-count or the account of an affiliate, or (C) are loans as to which Norwest Mortgage acquired the servicing rights or as to which Norwest Mortgage acted during the relevant period as subservicer (collectively, the "NMI Frederick Portfolio Loans"), (ii) the NMI Frederick Portfolio Loans which are fixed in-terest rate mortgage loans (the "Fixed NMI Frederick Portfolio Loans"), includ-ing, in both clause (i) and this clause (ii) mortgage loans originated in con-nection with the purchases of residences by relocated employees ("Relocation Mortgage Loans"), (iii) the Fixed NMI Frederick Portfolio Loans, other than Re-location Mortgage Loans, having original terms to maturity of approximately 20 years to approximately 30 years (the "Fixed 30-year Non-Relocation NMI Freder-ick Portfolio Loans"), (iv) the conventional mortgage loans having an original principal balance in excess of the principal balance acceptable for purchase by FNMA or FHLMC ("Jumbo Loans") included in Norwest Mortgage's servicing portfo-lio and serviced from servicing centers other than in Frederick, Maryland (the "NMI Non-Frederick Portfolio Loans") and (v) the NMI Non-Frederick Portfolio Loans which are fixed interest rate Jumbo Loans having original terms to matu-rity of approximately 20 years to approximately 30 years (the "Fixed 30-Year NMI Non-Frederick Portfolio Loans"), including in both clause (iv) and this clause (v) Relocation Mortgage Loans. On May 7, 1996 Norwest Mortgage and an affiliate acquired from The Prudential Home Mortgage Company, Inc. ("PHMC") certain mortgage loans and a substantial portion of PHMC's mortgage servicing portfolio (such transaction, the "PHMC Acquisition"). Mortgage loans previously included in PHMC's mortgage servicing portfolio prior to the PHMC Acquisition became serviced or subserviced by Norwest Mortgage on May 7, 1996 and, to the extent described above, are included in the NMI Frederick Portfolio Loans. Prior to May 7, 1996 such mortgage loans were serviced by PHMC. See "Descrip-tion of the Mortgage Loans" herein and "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the Prospectus. The delinquency and foreclosure experi-ence represents the recent experience of Norwest Mortgage and, in the case of NMI Frederick Portfolio Loans prior to May 7, 1996, that of PHMC. There can be no assurance that the delinquency and foreclosure experience set forth with re-spect to the NMI Frederick Portfolio Loans or NMI Non-Frederick Portfolio Loans, which include both fixed and adjustable interest rate mortgage loans and loans having a variety of original terms to stated maturity including Reloca-tion Mortgage Loans and non-relocation mortgage loans, and the Fixed NMI Fred-erick Portfolio Loans, the Fixed 30-Year NMI Non-Frederick Portfolio Loans, or the Fixed 30-Year Non-Relocation NMI Frederick Portfolio Loans, each of which includes loans having a variety of payment characteristics, such as Subsidy Loans, Buy-Down Loans and Balloon Loans, will be representative of the results that may be experienced with respect to the Mortgage Loans included in the Trust Estate or in either Pool.

  Historically, Relocation Mortgage Loans, which constitute a significant per-centage of the NMI Frederick Portfolio Loans, have experienced a significantly lower rate of delinquency and foreclosure than other mortgage loans included in the NMI Frederick Portfolio Loans, the NMI Non-Frederick Portfolio Loans, the Fixed NMI Frederick Portfolio Loans and the Fixed 30-Year NMI Non-Frederick Portfolio Loans. There can be no assurance that the future experience on the Mortgage Loans contained in the Trust Estate or in either Pool, all of which are fixed interest rate mortgage loans having original terms to stated maturity ranging from approximately 20 years to approximately 30 years and none of which are Relocation Mortgage Loans, will be comparable to that of the NMI Frederick Portfolio Loans, the NMI Non-Frederick Portfolio Loans, the Fixed NMI Frederick Portfolio Loans, the Fixed 30-Year NMI Non-Frederick Portfolio Loans or the Fixed 30-Year Non-Relocation NMI Frederick Portfolio Loans.

  Delinquencies and foreclosures generally are expected to occur more fre-quently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans serviced by Norwest Mortgage have been recently originated, the current level of delinquencies and foreclosures may not be representative of the levels which may be experienced over the lives of such mortgage loans. If the volume of Norwest Mortgage's new loan originations and acquisitions does not continue to grow at the rate experienced in recent years, the levels of delinquencies and foreclosures as percentages of the port-folio of NMI Frederick Portfolio Loans and NMI Non-Frederick Portfolio Loans could rise significantly above the rates indicated in the following tables.

                      TOTAL NMI FREDERICK PORTFOLIO LOANS

                                     BY DOLLAR              BY DOLLAR              BY DOLLAR
                           BY NO.     AMOUNT      BY NO.     AMOUNT      BY NO.     AMOUNT
                          OF LOANS   OF LOANS    OF LOANS   OF LOANS    OF LOANS   OF LOANS
                          --------  -----------  --------  -----------  --------  -----------
                                 AS OF                  AS OF                  AS OF
                           DECEMBER 31, 1995      DECEMBER 31, 1996        JUNE 30, 1997
                          ---------------------  ---------------------  ---------------------
                                          (DOLLAR AMOUNTS IN THOUSANDS)
Total NMI Frederick
 Portfolio Loans........  147,478   $36,537,000  142,566   $34,734,000  141,648   $34,355,000
                          =======   ===========  =======   ===========  =======   ===========
Period of Delinquen-
 cy(/1/)
 30 to 59 days..........    1,502   $   359,137    1,574   $   365,341    1,367   $   298,060
 60 to 89 days..........      310        75,162      309        73,349      308        69,420
 90 days or more........      277        77,103      362        94,275      333        86,747
                          -------   -----------  -------   -----------  -------   -----------
Total Delinquent Loans..    2,089   $   511,402    2,245   $   532,965    2,008   $   454,227
                          =======   ===========  =======   ===========  =======   ===========
Percent of NMI Frederick
 Portfolio Loans........     1.42%         1.40%    1.57%         1.53%    1.42%         1.32%
                                 AS OF                  AS OF                  AS OF
                           DECEMBER 31, 1995      DECEMBER 31, 1996        JUNE 30, 1997
                          ---------------------  ---------------------  ---------------------
                                          (DOLLAR AMOUNTS IN THOUSANDS)
Foreclosures(/2/).......        $346,096               $294,843               $256,096
Foreclosure Ratio(/3/)..           0.95%                  0.85%                  0.75%

                      FIXED NMI FREDERICK PORTFOLIO LOANS

                                     BY DOLLAR              BY DOLLAR              BY DOLLAR
                           BY NO.    AMOUNT OF    BY NO.    AMOUNT OF    BY NO.    AMOUNT OF
                          OF LOANS     LOANS     OF LOANS     LOANS     OF LOANS     LOANS
                          --------  -----------  --------  -----------  --------  -----------
                                 AS OF                  AS OF                  AS OF
                           DECEMBER 31, 1995      DECEMBER 31, 1996        JUNE 30, 1997
                          ---------------------  ---------------------  ---------------------
                                          (DOLLAR AMOUNTS IN THOUSANDS)
Total Fixed NMI Freder-
 ick Portfolio Loans....  119,734   $29,152,000  120,471   $28,964,000  120,648   $28,858,000
                          =======   ===========  =======   ===========  =======   ===========
Period of Delinquen-
 cy(/1/)
 30 to 59 days..........    1,073   $   241,976    1,150   $   251,566    1,054   $   218,916
 60 to 89 days..........      200        44,225      217        47,229      222        48,681
 90 days or more........      171        46,094      219        56,197      207        53,465
                          -------   -----------  -------   -----------  -------   -----------
Total Delinquent Loans..    1,444   $   332,295    1,586   $   354,992    1,483   $   321,062
                          =======   ===========  =======   ===========  =======   ===========
Percent of Fixed NMI
 Frederick Portfolio
 Loans..................     1.21%         1.14%    1.32%         1.23%    1.23%         1.11%
                                 AS OF                  AS OF                  AS OF
                           DECEMBER 31, 1995      DECEMBER 31, 1996        JUNE 30, 1997
                          ---------------------  ---------------------  ---------------------
                                          (DOLLAR AMOUNTS IN THOUSANDS)
Foreclosures(/2/).......        $186,359               $161,960               $139,625
Foreclosure Ratio(/3/)..           0.64%                  0.56%                  0.48%

-------------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceed-ings have commenced.
(2) Includes loans in the applicable portfolio for which foreclosure proceed-ings had been instituted or with respect to which the related property had been acquired as of the dates indicated.
(3) Foreclosures as a percentage of total loans in the applicable portfolio at the end of each period.

           FIXED 30-YEAR NON-RELOCATION NMI FREDERICK PORTFOLIO LOANS

                                    BY DOLLAR             BY DOLLAR             BY DOLLAR
                           BY NO.    AMOUNT      BY NO.    AMOUNT      BY NO.    AMOUNT
                          OF LOANS  OF LOANS    OF LOANS  OF LOANS    OF LOANS  OF LOANS
                          -------- -----------  -------- -----------  -------- -----------
                                 AS OF                 AS OF                 AS OF
                           DECEMBER 31, 1995     DECEMBER 31, 1996       JUNE 30, 1997
                          --------------------  --------------------  --------------------
                                          (DOLLAR AMOUNTS IN THOUSANDS)
Total Fixed 30-Year Non-
 Relocation NMI
 Frederick Portfolio
 Loans..................   79,900  $19,893,000   79,011  $19,463,000   79,006  $19,409,000
                           ======  ===========   ======  ===========   ======  ===========
Period of Delinquen-
 cy(/1/)
 30 to 59 days..........      829  $   190,349      889  $   196,309      821  $   174,296
 60 to 89 days..........      157       35,979      183       40,552      183       41,686
 90 days or more........      142       37,925      176       46,391      176       44,207
                           ------  -----------   ------  -----------   ------  -----------
Total Delinquent Loans..    1,128  $   264,253    1,248  $   283,252    1,180  $   260,189
                           ======  ===========   ======  ===========   ======  ===========
Percent of Fixed 30-Year
 Non-Relocation NMI
 Frederick Portfolio
 Loans..................     1.41%        1.33%    1.58%        1.46%    1.49%        1.34%
                                 AS OF                 AS OF                 AS OF
                           DECEMBER 31, 1995     DECEMBER 31, 1996       JUNE 30, 1997
                          --------------------  --------------------  --------------------
                                          (DOLLAR AMOUNTS IN THOUSANDS)
Foreclosures(/2/).......        $166,590              $142,599              $122,467
Foreclosure Ratio(/3/)..           0.84%                 0.73%                 0.63%

                    TOTAL NMI NON-FREDERICK PORTFOLIO LOANS

                                   BY DOLLAR             BY DOLLAR             BY DOLLAR
                           BY NO.  AMOUNT OF    BY NO.   AMOUNT OF    BY NO.   AMOUNT OF
                          OF LOANS   LOANS     OF LOANS    LOANS     OF LOANS    LOANS
                          -------- ----------  -------- -----------  -------- -----------
                                 AS OF                AS OF                 AS OF
                           DECEMBER 31, 1995    DECEMBER 31, 1996       JUNE 30, 1997
                          -------------------  --------------------  --------------------
                                          (DOLLAR AMOUNTS IN THOUSANDS)
Total NMI Non-Frederick
 Portfolio Loans........   27,984  $7,811,431   39,792  $10,874,939   43,273  $11,806,875
                           ======  ==========   ======  ===========   ======  ===========
Period of Delinquen-
 cy(/1/)
 30 to 59 days..........      330  $   96,145      501  $   138,209      470  $   124,090
 60 to 89 days..........       68      21,389       73       21,109      100       29,215
 90 days or more........       97      30,867       83       25,494       84       25,645
                           ------  ----------   ------  -----------   ------  -----------
Total Delinquent Loans..      495  $  148,401      657  $   184,812      654  $   178,950
                           ======  ==========   ======  ===========   ======  ===========
Percent of NMI Non-Fred-
 erick Portfolio Loans..     1.77%       1.90%    1.65%        1.70%    1.51%        1.52%
                                 AS OF                AS OF                 AS OF
                           DECEMBER 31, 1995    DECEMBER 31, 1996       JUNE 30, 1997
                          -------------------  --------------------  --------------------
                                          (DOLLAR AMOUNTS IN THOUSANDS)
Foreclosures(/2/).......        $30,626              $40,385               $38,625
Foreclosure Ratio(/3/)..          0.39%                 0.37%                 0.33%

                FIXED 30-YEAR NMI NON-FREDERICK PORTFOLIO LOANS

                                   BY DOLLAR            BY DOLLAR            BY DOLLAR
                           BY NO.  AMOUNT OF    BY NO.  AMOUNT OF    BY NO.  AMOUNT OF
                          OF LOANS   LOANS     OF LOANS   LOANS     OF LOANS   LOANS
                          -------- ----------  -------- ----------  -------- ----------
                                 AS OF                AS OF                AS OF
                           DECEMBER 31, 1995    DECEMBER 31, 1996      JUNE 30, 1997
                          -------------------  -------------------  -------------------
                                         (DOLLAR AMOUNTS IN THOUSANDS)
Total Fixed 30-Year NMI
 Non-Frederick Portfolio
 Loans..................   14,485  $3,993,876   23,555  $6,214,542   26,177  $6,894,087
                           ======  ==========   ======  ==========   ======  ==========
Period of Delinquen-
 cy(/1/)
 30 to 59 days..........      167  $   49,830      274  $   71,146      269  $   67,609
 60 to 89 days..........       30       9,507       41      12,147       59      15,616
 90 days or more........       49      14,756       41      12,172       45      13,183
                           ------  ----------   ------  ----------   ------  ----------
Total Delinquent Loans..      246  $   74,093      356  $   95,465      373  $   96,408
                           ======  ==========   ======  ==========   ======  ==========
Percent of Fixed 30-Year
 NMI Non-Frederick Port-
 folio Loans............     1.70%       1.86%    1.51%       1.54%    1.42%       1.40%
                                 AS OF                AS OF                AS OF
                           DECEMBER 31, 1995    DECEMBER 31, 1996      JUNE 30, 1997
                          -------------------  -------------------  -------------------
                                         (DOLLAR AMOUNTS IN THOUSANDS)
Foreclosures(/2/).......        $13,806              $23,445              $21,157
Foreclosure Ratio(/3/)..         0.35%                0.38%                0.31%

-------------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceed-ings have commenced.
(2) Includes loans in the applicable portfolio for which foreclosure proceed-ings had been instituted or with respect to which the related property had been acquired as of the dates indicated.
(3) Foreclosures as a percentage of total loans in the applicable portfolio at the end of each period.

  The likelihood that a mortgagor will become delinquent in the payment of his or her mortgage loan and the rate of any subsequent foreclosures may be af-fected by a number of factors related to a borrower's personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and the mortgagor's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regional-ly, may exhibit seasonal variations and may be influenced by the level of in-terest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. Fur-thermore, the level of foreclosures reported is affected by the length of time legally required to complete the foreclosure process and take title to the re-lated property, which varies from jurisdiction to jurisdiction. The changes in the delinquency and foreclosure experience of Norwest Mortgage's servicing portfolio during the periods set forth in the preceding tables may be attribut-able to factors such as those described above, although there can be no assur-ance as to whether these changes are the result of any particular factor or a combination of factors. The delinquency and foreclosure experience on the Mort-gage Loans serviced by Norwest Mortgage may be particularly affected to the ex-tent that the related Mortgaged Properties are concentrated in areas which ex-perience adverse economic conditions or declining real estate values. See "De-scription of the Mortgage Loans" in the Prospectus Supplement.

                      PREPAYMENT AND YIELD CONSIDERATIONS

  The rate of distributions in reduction of the principal balance of any Subclass or Class of the Offered Certificates, the aggregate amount of distri-butions on any Subclass or Class of the Offered Certificates and the yield to maturity of any Subclass or Class of the Offered Certificates purchased at a discount or premium will be directly related to the rate of payments of princi-pal on the Mortgage Loans in the related Pool and the amount and timing of mortgagor defaults resulting in Realized Losses on the Mortgage Loans in such Pool. The rate of principal payments on the Mortgage Loans will in turn be af-fected by the amortization schedules of the Mortgage Loans, the rate of princi-pal prepayments (including partial prepayments and those resulting from refi-nancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, re-purchases by the Seller of Mortgage Loans as a result of defective documenta-tion or breaches of representations and warranties and optional purchases by the Seller of all of the Mortgage Loans in connection with the termination of the Trust Estate. See "Description of the Mortgage Loans -- Mandatory Repur-chase or Substitution of Mortgage Loans" and "Pooling and Servicing Agree-ment -- Optional Termination" herein and "The Pooling and Servicing Agree-ment -- Assignment of Mortgage Loans to the Trustee," "-- Optional Purchases" and "-- Termination; Purchase of Mortgage Loans" in the Prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. As described under "Description of the Certificates -- Princi-pal (Including Prepayments)" herein, all or a disproportionate percentage of principal prepayments on the Mortgage Loans in a Pool (including liquidations and repurchases of such Mortgage Loans) will be distributed, to the extent of the applicable Non-PO Fraction, to the holders of the Class A Certificates of the related Group (other than the Class A-PO Certificates of such Group) then entitled to distributions in respect of principal during the nine years begin-ning on the first Distribution Date, and, to the extent that such principal prepayments are made in respect of a Discount Mortgage Loan in such Pool, to the Class A-PO Certificates of such Group in proportion to the interest of such Class A-PO Certificates in such Discount Mortgage Loan represented by the ap-plicable PO Fraction. As a result of the method of calculating the Priority Amount for the Class 1-A-12 and Class 2-A-6 Certificates and the priorities for the allocation of the Class A Non-PO Principal Distribution Amount for the Of-fered Class A Certificates of the related Group, unless as a result of princi-pal prepayments the principal balances of the other Offered Class A Certifi-cates of such Group have been reduced to zero, no principal payments will be allocated to the Class 1-A-12 or Class 2-A-6 Certificates, as the case may be, during the first five years following the issuance of the Series 1998-4 Certif-icates. Thereafter, the Class 1-A-12 and Class 2-A-6 Certificates will receive their proportionate share of scheduled principal payments allocated to the Of-fered Class A Certificates of their Group, but, unless the principal balances of the other Offered Class A Certificates of such Group have been reduced to zero, the percentage of principal prepayments allocated to the Class 1-A-12 and Class 2-A-6 Certificates during the following four years will gradually in-crease, but until the tenth year following the issuance of the Series 1998-4 Certificates, will be disproportionately lower than the percentage of principal prepayments allocated to the other Subclasses of Offered Class A Certificates of their related Group then entitled to distributions of principal . See "De-scription of the Certificates -- Principal (Including Prepayments) -- Alloca-tion of Amount to be Distributed." Prepayments (which, as used herein, include all unscheduled payments of principal, including payments as the result of liq-uidations, purchases and repurchases) of the Mortgage Loans in a Pool will re-sult in distributions to holders of the Certificates in the related Group then entitled to distributions in respect of principal of amounts which would other-wise be distributed over the remaining terms of such Mortgage Loans. Since the rate of prepayment on the Mortgage Loans will depend on future events and a va-riety of factors (as described more fully below and in the Prospectus under "Prepayment and Yield Considerations"), no assurance can be given as to such rate or the rate of principal payments on any Subclass or Class of the Offered Certificates or the aggregate amount of distributions on any Subclass or Class of the Offered Certificates.

  The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease. The rate of prepayment on the Mortgage Loans may also be influenced by programs offered by mortgage loan originators (in-cluding Norwest Mortgage), servicers (including Norwest Mortgage) and mortgage loan brokers to encourage refinancing through such originators, servicers and brokers, including, but not limited to, general or targeted solicitations (which may be based on characteristics including, but not limited to, the mort-gage loan interest rate or payment history and the geographic location of the Mortgaged Property), reduced origination fees or closing costs, pre-approved applications, waiver of pre-closing interest ac-crued with respect to a refinanced loan prior to the pay-off of such loan, or other financial incentives. See "Prepayment and Yield Considerations --
 Weighted Average Life of Certificates" in the Prospectus. In addition, Norwest Mortgage or third parties may enter into agreements with borrowers providing for the bi-weekly payment of principal and interest on the related mortgage loan, thereby accelerating payment of the mortgage loan resulting in partial prepayments.

  Other factors affecting prepayment of mortgage loans include changes in mort-gagors' housing needs, job transfers, unemployment or, in the case of self-em-ployed mortgagors or mortgagors relying on commission income, substantial fluc-tuations in income, significant declines in real estate values and adverse eco-nomic conditions either generally or in particular geographic areas, mortga-gors' equity in the Mortgaged Properties, including the use of second or "home equity" mortgage loans by mortgagors or the use of the properties as second or vacation homes, and servicing decisions, such as, without limitation, the deci-sion as to whether to foreclose on a Mortgage Loan or to modify the terms of the related Mortgage Note and decisions as to the timing of any foreclosure. In addition, all of the Mortgage Loans contain due-on-sale clauses which will gen-erally be exercised upon the sale of the related Mortgaged Properties. Conse-quently, acceleration of mortgage payments as a result of any such sale will affect the level of prepayments on the Mortgage Loans. The extent to which de-faulted Mortgage Loans are assumed by transferees of the related Mortgaged Properties will also affect the rate of principal payments. The rate of prepay-ment and, therefore, the yield to maturity of the Offered Certificates will be affected by the extent to which (i) the Seller elects to repurchase, rather than substitute for, Mortgage Loans in the related Pool which are found by the Trustee to have defective documentation or with respect to which the Seller has breached a representation or warranty, (ii) a Servicer elects to encourage the refinancing of any defaulted Mortgage Loan in the related Pool rather than to permit an assumption thereof by a mortgagor or (iii) a Servicer agrees to mod-ify the payment terms of a Mortgage Note rather than foreclose on the related Mortgage Loan in the related Pool. See "Servicing of the Mortgage Loans -- En-forcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Series 1998-4 Certifi-cates or either Group. See "Prepayment and Yield Considerations" in the Pro-spectus.

  THE YIELD TO MATURITY OF THE OFFERED CERTIFICATES WILL BE SENSITIVE IN VARY-ING DEGREES TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAY-MENTS, WHICH MAY BE MADE AT ANY TIME WITHOUT PENALTY) ON THE MORTGAGE LOANS IN THE RELATED POOL. INVESTORS IN THE OFFERED CERTIFICATES SHOULD CONSIDER THE AS-SOCIATED RISKS, INCLUDING, IN THE CASE OF OFFERED CERTIFICATES PURCHASED AT A DISCOUNT, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS IN THE RELATED POOL COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED AND, IN THE CASE OF OFFERED CERTIFICATES PURCHASED AT A PREMIUM, PARTICULARLY THE CLASS 1-A-4 CERTIFICATES, WHICH HAVE NO PRINCIPAL BALANCE, THAT A FASTER THAN ANTICIPATED RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORT-GAGE LOANS IN THE RELATED POOL COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED. INVESTORS PURCHASING OFFERED CERTIFICATES AT A PREMIUM, AND INVESTORS PURCHASING THE CLASS 1-A-4 CERTIFICATES, SHOULD ALSO CONSIDER THE RISK THAT A RAPID RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAY-MENTS) ON THE MORTGAGE LOANS IN THE RELATED POOL COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOVER THEIR INITIAL INVESTMENTS.

  The timing of changes in the rate of prepayment on the Mortgage Loans in a Pool may significantly affect the actual yield to maturity experienced by an investor who purchases an Offered Certificate of the related Group at a price other than par, even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans in the related Pool, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of prin-cipal payments.

  The yield to maturity on the Class M Certificates of a Group will be more sensitive than the yield to maturity on the Class A Certificates of such Group to losses due to defaults on the Mortgage Loans in the related Pool (and the timing thereof), to the extent not covered by the Class B Certificates of such Group, because the entire amount of such losses will be allocable to such Class M Certificates prior to such Class A Certificates, except as otherwise provided herein. To the extent not covered by Periodic Advances, de-linquencies on Mortgage Loans in the related Pool may also have a relatively greater effect on the yield to investors in the Class M Certificates of such Group. Amounts otherwise distributable to holders of the Class M Certificates of a Group will be made available to protect the holders of the Class A Certif-icates of such Group against interruptions in distributions due to certain mortgagor delinquencies. Such delinquencies, to the extent not covered by the Class B Certificates of such Group, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of Class M Certificates of such Group, because the entire amount of those delinquencies would be borne by such Class M Certificates prior to such Class A Certificates.

  The yield to maturity on the Subclasses of Class B Certificates of a Group with higher numerical designations will generally be more sensitive to losses than the Subclasses of such Group with lower numerical designations, and the yield to maturity on the Class B Certificates of a Group in the aggregate will generally be more sensitive to losses than the other Classes of the Group, be-cause the entire amount of such Realized Losses on the Mortgage Loans in the related Pool (except for the portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certifi-cates, Class M Certificates and Subclasses of Class B Certificates of such Group with lower numerical designations) will be allocable to the Subclasses of Class B Certificates of such Group in reverse numerical order, except as pro-vided herein. To the extent not covered by Periodic Advances, delinquencies on Mortgage Loans in a Pool will also have a relatively greater effect (i) on the yield to maturity on the Subclasses of Class B Certificates of the related Group with higher numerical designations and (ii) on the yield to maturity on the Class B Certificates of such Group in the aggregate than on the Class A Certificates and Class M Certificates of such Group. Amounts otherwise distrib-utable to holders of the Class B Certificates of a Group will be made available to protect the holders of the Class A and Class M Certificates of such Group against interruptions in distributions due to certain mortgagor delinquencies. Such delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class B Certificates of such Group.

  The actual yield to maturity experienced by an investor may also be affected by the occurrence of interest shortfalls with respect to the Mortgage Loans in a Pool resulting from Unscheduled Principal Receipts to the extent, if any, to which such interest shortfalls are not covered by Compensating Interest or the subordination of, (i) in the case of the Class A Certificates of the related Group (other than the Class A-PO Certificates of such Group), the Class M and Class B Certificates of such Group, (ii) in the case of the Class M Certifi-cates of such Group, the Class B Certificates of such Group and, (iii) in the case of a Subclass of Class B Certificates of such Group, the Subclass or Subclasses of Class B Certificates of such Group having higher numerical desig-nations. See "Description of the Certificates --Interest" and "Servicing of the Mortgage Loans -- Anticipated Changes in Servicing."

  The yield to maturity on the Offered Certificates of a Group and more partic-ularly on the Class M Certificates of such Group and the Offered Class B Cer-tificates, especially the Class B-2 Certificates of such Group, may be affected by the geographic concentration of the Mortgaged Properties securing the Mort-gage Loans in the related Pool. In recent periods, California, the New York metropolitan area, the Washington D.C. metropolitan area and several other re-gions in the United States have experienced significant declines in housing prices. In addition, California and several other regions have experienced nat-ural disasters, including earthquakes, floods and hurricanes, which may ad-versely affect property values. See "Description of the Mortgage Loans." Any deterioration in housing prices in California, as well as New York and New Jer-sey in the case of the Pool 1 Mortgage Loans and Florida, Colorado and New Jer-sey in the case of the Pool 2 Mortgage Loans and the other states in which the Mortgaged Properties are located, and any deterioration of economic conditions in such states which adversely affects the ability of borrowers to make pay-ments on the Mortgage Loans, may increase the likelihood of losses on the Mort-gage Loans. Such losses, if they occur, may have an adverse effect on the yield to maturity of the Offered Certificates of the related Group and more particu-larly on the Class M Certificates of such Group and the Offered Class B Certif-icates, especially the Class B-2 Certificates of such Group.

  No representation is made as to the rate of principal payments on the Mort-gage Loans or as to the yield to maturity of any Subclass or Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Subclass or Class of Offered Certificates based on the anticipated yield to maturity of such Subclass or Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Subclass or Class of Offered Certificates is purchased at a discount or a premium and the degree to which such Subclass or Class is sensitive to the timing of pre-payments will determine the extent to which the yield to maturity of such Subclass or Class may vary from the anticipated yield. An investor should care-fully consider the associated risks, including, in the case of any Subclass or Class of Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the re-lated Pool could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Subclass or Class of Offered Cer-tificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

  An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans in a Pool, and therefore of amounts distributable in reduction of principal balance of the Offered Certificates of the related Group, may co-incide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to rein-vest amounts distributed in reduction of the principal balance of such invest-or's Offered Certificate may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans in a Pool, and therefore of amounts distributable in reduction of principal balance of the Of-fered Certificates of the related Group, may coincide with periods of high pre-vailing interest rates. During such periods, the amount of principal distribu-tions available to an investor for reinvestment at such high prevailing inter-est rates may be relatively small.

  As indicated under "Federal Income Tax Considerations" herein, the Class 1-A-R and Class 1-A-LR Certificateholders' REMIC taxable income and the tax liabil-ity thereon may exceed, and may substantially exceed, cash distributions to such holders during certain periods. There can be no assurance as to the amount by which such taxable income or such tax liability will exceed cash distribu-tions in respect of the Class 1-A-R and Class 1-A-LR Certificates during any such period and no representation is made with respect thereto under any prin-cipal prepayment scenario or otherwise. DUE TO THE SPECIAL TAX TREATMENT OF RE-SIDUAL INTERESTS, THE AFTER-TAX RETURN OF THE CLASS 1-A-R AND CLASS 1-A-LR CER-TIFICATES MAY BE SIGNIFICANTLY LOWER THAN WOULD BE THE CASE IF THE CLASS 1-A-R AND CLASS 1-A-LR CERTIFICATES WERE TAXED AS DEBT INSTRUMENTS, OR MAY BE NEGA-TIVE.

  As referred to herein, the weighted average life of a Subclass or Class of Offered Certificates (other than the Class 1-A-4 Certificates) refers to the average amount of time that will elapse from the date of issuance of such Subclass or Class until each dollar in reduction of the principal balance of such Subclass or Class is distributed to the investor. The weighted average life of each Subclass or Class of the Offered Certificates will be influenced by, among other things, the rate and timing of principal payments on the Mort-gage Loans in the related Pool, which may be in the form of scheduled amortiza-tion, prepayments or other recoveries of principal. The weighted average life of a Class 1-A-4 Certificate is the average amount of time that will elapse be-tween the date of issuance of the Series 1998-4 Certificates and the date on which each dollar in reduction of the aggregate principal balance of the PAC Certificates (a portion of the aggregate balance of which corresponds to the notional amount of the Class 1-A-4 Certificates) is distributed to the invest-ors in the PAC Certificates.

  THE WEIGHTED AVERAGE LIVES OF THE CLASS 1-A-9, CLASS 1-A-10 AND CLASS 1-A-11 CERTIFICATES WILL BE PARTICULARLY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE POOL 1 MORTGAGE LOANS. The weighted average lives of the Scheduled Certificates and the Class 1-A-7 Certificates with re-spect to their Components will be less sensitive than the weighted average lives of the Class 1-A-9, Class 1-A-10 and Class 1-A-11 Certificates, but more sensitive than the weighted average lives of the other Subclasses and Classes of the Group 1 Certificates offered hereby, to the rate of payments (including prepayments) on the Pool 1 Mortgage Loans. Specifically, on each Distribution Date until the Class A Subclass Principal Balances and Component Principal Bal-ances of the Scheduled Certificates and Components and the Companion Certifi-cates are reduced to zero, after the PAC Principal Amounts have been distrib-uted for such Distribution Date to the PAC Certificates, any Excess Principal Payments for such Distribution Date will be applied to the Scheduled Certifi-cates and Components and the Companion Certificates prior to being distributed to the PAC Certificates, in accordance with the priorities set forth above un-der "Description of the Certificates --Principal (Including Prepayments) -- Al-location of Amount to be Distributed." Further, the Scheduled Certificates and Components and the Companion Certificates will receive no distributions in re-duction of principal on such Distribution Date from the Class A Non-PO Princi-pal Amount for the Group 1 Certificates if the portion of the Class A Non-PO Principal Amount for the Group 1 Certificates available to make distributions of principal to the PAC Certificates in accordance with the priorities set forth under "Description of the Certificates -- Principal (Including Prepay-ments) -- Allocation of Amount to be Distributed" is equal to or less than the PAC Principal Amounts on such Distribution Date.

  Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Standard Prepayment Assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mort-gage loans. A prepayment assumption of 100% SPA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of such mort-gage loans in the first month of the life of the mortgage loans and an addi-tional 0.2% per annum in each month thereafter until the thirtieth month. Be-ginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% SPA" assumes prepayment rates equal to 0% of SPA, i.e., no prepayments. Correspondingly, "250% SPA" assumes prepay-ment rates equal to 250% of SPA. SPA does not purport to be a historical de-scription of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

  The tables set forth below have been prepared on the basis of the character-istics of the Mortgage Loans that are expected to be included in the related Pool with respect to each Class or Subclass of Certificates, as described under "Description of the Mortgage Loans" (i.e., the tables for the Group 1 Certifi-cates are based on the characteristics of the Pool 1 Mortgage Loans and the ta-bles for the Group 2 Certificates are based on the characteristics of the Pool 2 Mortgage Loans). The tables set forth below have been prepared assuming, among other things, the following (the "Structuring Assumptions"): (i) the scheduled payment in each month for each Mortgage Loan has been based on its outstanding balance as of the first day of the month preceding the month of such payment, its Mortgage Interest Rate and its remaining term to stated matu-rity, so that such scheduled payments would amortize the remaining balance by its remaining term to maturity, (ii) scheduled monthly payments of the princi-pal and interest on the Mortgage Loans will be timely received on the first day of each month (with no defaults), commencing in February 1998, (iii) the Seller does not repurchase any Mortgage Loan, as described under "Description of the Mortgage Loans -- Mandatory Repurchase or Substitution of Mortgage Loans" here-in, and the Seller does not exercise its option to purchase the Mortgage Loans and thereby cause a termination of the Trust Estate, (iv) principal prepayments in full on the Mortgage Loans will be received on the last day of each month commencing in January 1998 at the respective constant percentages of SPA set forth in the tables and there are no partial principal prepayments or Prepay-ment Interest Shortfalls, (v) the Series 1998-4 Certificates will be issued on January 28, 1998, (vi) distributions to Certificateholders will be made on the 25th day of each month, commencing in February 1998, (vii) the initial Class A Subclass Principal Balance of each Subclass of Offered Class A Certificates, other than the Class 1-A-4 Certificates, will be as set forth on the cover hereof and (viii) the Component Principal Balances of the Components, will be as set forth beginning on page S-11 hereof.

  It is highly unlikely that the Mortgage Loans in a Pool will prepay at any constant rate, that all of the Mortgage Loans in a Pool will prepay at the same rate or that the Mortgage Loans in a Pool will not experience any losses. In addition, there may be differences between the characteristics of the mortgage loans ultimately included in the related Pool and the Mortgage Loans which are assumed to be included, as described above. Any difference may have an effect upon the actual percentages of initial Class A Subclass Principal Balance of the Subclasses of Class A Certificates (or in the case of the Class 1-A-4 Cer-tificates, the initial Class 1-A-4 Notional Amount), initial principal balance of the Class M Certificates and initial Class B Subclass Principal Balance of the Subclasses of Class B Certificates outstanding, the actual weighted average lives of the Subclasses of Class A Certificates, the Class M Certificates and the Subclasses of Class B Certificates and the date on which the Class A Subclass Principal Balance of any Subclass of Class A Certificates (or in the case of the Class 1-A-4 Certificates, the Class 1-A-4 Notional Amount), the principal balance of the Class M Certificates and the Class B Subclass Princi-pal Balance of any Subclass of Offered Class B Certificates are reduced to ze-ro.

  Based upon the foregoing assumptions, the following tables indicate the weighted average life of each Subclass and Class of Offered Certificates, and set forth the percentages of the initial Class A Subclass Principal Balance of each Subclass of Offered Class A Certificates (or in the case of the Class 1-A-4 Certificates, the initial Class 1-A-4 Notional Amount), the initial principal balance of the Class M Certificates and the initial Class B Subclass Principal Balance of each Subclass of Offered Class B Certificates that would be out-standing after each of the dates shown at the constant percentages of SPA pre-sented.

PERCENTAGE OF INITIAL SUBCLASS OR CLASS PRINCIPAL BALANCE(/1/) OUTSTANDING FOR:

                            CLASS 1-A-1                   CLASS 1-A-2
                        CERTIFICATES AT THE           CERTIFICATES AT THE
                     FOLLOWING PERCENTAGES OF       FOLLOWING PERCENTAGES OF
                                SPA                           SPA
                   ----------------------------- ------------------------------
DISTRIBUTION DATE   0%  100% 250% 350% 400% 500%  0%   100% 250% 350% 400% 500%
-----------------  ---- ---- ---- ---- ---- ---- ----- ---- ---- ---- ---- ----
Initial...........  100  100  100  100  100  100   100  100  100  100  100  100
January 1999......  100  100  100  100  100  100   100  100  100  100  100  100
January 2000......   99   96   96   96   96   96   100  100  100  100  100  100
January 2001......   91   45   45   45   45   45   100  100  100  100  100  100
January 2002......   83    0    0    0    0    0   100   98   98   98   98   90
January 2003......   73    0    0    0    0    0   100   69   69   69   69   35
January 2004......   64    0    0    0    0    0   100   43   43   43   43    6
January 2005......   55    0    0    0    0    0   100   20   20   20   20    0
January 2006......   44    0    0    0    0    0   100    7    7    7    7    0
January 2007......   33    0    0    0    0    0   100    0    0    0    0    0
January 2008......   21    0    0    0    0    0   100    0    0    0    0    0
January 2009......    8    0    0    0    0    0   100    0    0    0    0    0
January 2010......    0    0    0    0    0    0    96    0    0    0    0    0
January 2011......    0    0    0    0    0    0    86    0    0    0    0    0
January 2012......    0    0    0    0    0    0    75    0    0    0    0    0
January 2013......    0    0    0    0    0    0    64    0    0    0    0    0
January 2014......    0    0    0    0    0    0    51    0    0    0    0    0
January 2015......    0    0    0    0    0    0    38    0    0    0    0    0
January 2016......    0    0    0    0    0    0    23    0    0    0    0    0
January 2017......    0    0    0    0    0    0     7    0    0    0    0    0
January 2018......    0    0    0    0    0    0     0    0    0    0    0    0
January 2019......    0    0    0    0    0    0     0    0    0    0    0    0
January 2020......    0    0    0    0    0    0     0    0    0    0    0    0
January 2021......    0    0    0    0    0    0     0    0    0    0    0    0
January 2022......    0    0    0    0    0    0     0    0    0    0    0    0
January 2023......    0    0    0    0    0    0     0    0    0    0    0    0
January 2024......    0    0    0    0    0    0     0    0    0    0    0    0
January 2025......    0    0    0    0    0    0     0    0    0    0    0    0
January 2026......    0    0    0    0    0    0     0    0    0    0    0    0
January 2027......    0    0    0    0    0    0     0    0    0    0    0    0
January 2028......    0    0    0    0    0    0     0    0    0    0    0    0
Weighted Average
 Life
 (years)(/2/)..... 7.23 2.95 2.95 2.95 2.95 2.95 15.92 5.89 5.89 5.89 5.89 4.83

                            CLASS 1-A-3                      CLASS 1-A-4
                        CERTIFICATES AT THE              CERTIFICATES AT THE
                      FOLLOWING PERCENTAGES OF         FOLLOWING PERCENTAGES OF
                                SPA                              SPA
                 ---------------------------------- ------------------------------
DISTRIBUTION
DATE              0%   100%  250%  350%  400%  500%  0%   100% 250% 350% 400% 500%
------------     ----- ----- ----- ----- ----- ---- ----- ---- ---- ---- ---- ----
Initial........    100   100   100   100   100  100   100  100  100  100  100  100
January 1999...    100   100   100   100   100  100   100  100  100  100  100  100
January 2000...    100   100   100   100   100  100   100   99   99   99   99   99
January 2001...    100   100   100   100   100  100    98   85   85   85   85   85
January 2002...    100   100   100   100   100  100    95   72   72   72   72   66
January 2003...    100   100   100   100   100  100    93   52   52   52   52   30
January 2004...    100   100   100   100   100  100    90   35   35   35   35   10
January 2005...    100   100   100   100   100    5    88   20   20   20   20    *
January 2006...    100   100   100   100   100    0    85   10   10   10   10    0
January 2007...    100    95    95    95    95    0    82    6    6    6    6    0
January 2008...    100    68    68    68    68    0    79    4    4    4    4    0
January 2009...    100    48    48    48    48    0    75    3    3    3    3    0
January 2010...    100    33    33    33    33    0    70    2    2    2    2    0
January 2011...    100    22    22    22    22    0    64    1    1    1    1    0
January 2012...    100    13    13    13    13    0    57    1    1    1    1    0
January 2013...    100     7     7     7     7    0    49    *    *    *    *    0
January 2014...    100     2     2     2     2    0    40    *    *    *    *    0
January 2015...    100     0     0     0     0    0    31    0    0    0    0    0
January 2016...    100     0     0     0     0    0    22    0    0    0    0    0
January 2017...    100     0     0     0     0    0    11    0    0    0    0    0
January 2018...     18     0     0     0     0    0     1    0    0    0    0    0
January 2019...      0     0     0     0     0    0     0    0    0    0    0    0
January 2020...      0     0     0     0     0    0     0    0    0    0    0    0
January 2021...      0     0     0     0     0    0     0    0    0    0    0    0
January 2022...      0     0     0     0     0    0     0    0    0    0    0    0
January 2023...      0     0     0     0     0    0     0    0    0    0    0    0
January 2024...      0     0     0     0     0    0     0    0    0    0    0    0
January 2025...      0     0     0     0     0    0     0    0    0    0    0    0
January 2026...      0     0     0     0     0    0     0    0    0    0    0    0
January 2027...      0     0     0     0     0    0     0    0    0    0    0    0
January 2028...      0     0     0     0     0    0     0    0    0    0    0    0
Weighted Aver-
 age
 Life
 (years)(/2/)..  19.81 11.42 11.42 11.42 11.42 6.67 13.84 5.44 5.44 5.44 5.44 4.44

-------------------
(1) With respect to the Class 1-A-4 Certificates, percentages are expressed as a percentage of the initial Class 1-A-4 Notional Amount.
(2) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of principal balance or notional amount, as the case may be, by the number of years from the date of the is-suance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of principal balance or notional amount, as the case may be, referred to in clause (i).
 * Indicates a percentage greater than zero but less than 0.5% of the initial principal balance of such Subclass or Class.

   PERCENTAGE OF INITIAL SUBCLASS OR CLASS PRINCIPAL BALANCE OUTSTANDING FOR:

                          CLASS 1-A-5                          CLASS 1-A-6
                      CERTIFICATES AT THE                  CERTIFICATES AT THE
                    FOLLOWING PERCENTAGES OF            FOLLOWING PERCENTAGES OF
                              SPA                                  SPA
                 ------------------------------ -----------------------------------------
DISTRIBUTION
DATE              0%   100% 250% 350% 400% 500%  0%   100%  125% 250% 275% 350% 400% 500%
------------     ----- ---- ---- ---- ---- ---- ----- ----- ---- ---- ---- ---- ---- ----
Initial......      100  100  100  100  100  100   100   100  100  100  100  100  100  100
January
 1999........       97   93   93   93   93   93    97    93   93   93   93   93   93   92
January
 2000........       94   82   73   68   62   51    94    83   80   77   74   67   61   50
January
 2001........       93   81   57   44   35   17    93    82   76   62   57   44   34   16
January
 2002........       91   80   45   27   16    0    92    81   73   50   44   27   16    0
January
 2003........       90   78   35   16    5    0    91    79   69   42   34   16    4    0
January
 2004........       89   77   30   11    *    0    90    78   67   36   29   11    *    0
January
 2005........       87   75   26   10    0    0    88    76   64   33   26    9    0    0
January
 2006........       85   70   21    8    0    0    87    72   59   29   22    8    0    0
January
 2007........       84   63   16    6    0    0    85    65   52   25   18    6    0    0
January
 2008........       82   55   11    5    0    0    83    57   44   20   15    5    0    0
January
 2009........       79   47    6    4    0    0    82    49   36   16   11    4    0    0
January
 2010........       77   39    2    3    0    0    80    42   28   13    9    3    0    0
January
 2011........       75   30    0    2    0    0    78    34   21   10    6    2    0    0
January
 2012........       72   22    0    2    0    0    75    26   14    8    4    2    0    0
January
 2013........       69   14    0    1    0    0    73    19    6    5    2    1    0    0
January
 2014........       67    6    0    1    0    0    70    11    0    3    1    1    0    0
January
 2015........       63    0    0    *    0    0    68     3    0    1    0    *    0    0
January
 2016........       60    0    0    0    0    0    65     0    0    0    0    0    0    0
January
 2017........       56    0    0    0    0    0    61     0    0    0    0    0    0    0
January
 2018........       52    0    0    0    0    0    58     0    0    0    0    0    0    0
January
 2019........       41    0    0    0    0    0    47     0    0    0    0    0    0    0
January
 2020........       28    0    0    0    0    0    35     0    0    0    0    0    0    0
January
 2021........       14    0    0    0    0    0    22     0    0    0    0    0    0    0
January
 2022........        0    0    0    0    0    0     8     0    0    0    0    0    0    0
January
 2023........        0    0    0    0    0    0     0     0    0    0    0    0    0    0
January
 2024........        0    0    0    0    0    0     0     0    0    0    0    0    0    0
January
 2025........        0    0    0    0    0    0     0     0    0    0    0    0    0    0
January
 2026........        0    0    0    0    0    0     0     0    0    0    0    0    0    0
January
 2027........        0    0    0    0    0    0     0     0    0    0    0    0    0    0
January
 2028........        0    0    0    0    0    0     0     0    0    0    0    0    0    0
Weighted Av-
 erage
 Life
 (years)(/1/)..  17.00 9.67 4.69 3.57 2.65 2.12 17.75 10.04 8.33 5.78 4.99 3.53 2.62 2.10
                                CLASS 1-A-7
                            CERTIFICATES AT THE
                         FOLLOWING PERCENTAGES OF
                                    SPA
                 -----------------------------------------
DISTRIBUTION
DATE              0%   100%  125% 250% 275% 350% 400% 500%
------------     ----- ----- ---- ---- ---- ---- ---- ----
Initial......      100   100  100  100  100  100  100  100
January
 1999........       97    94   93   93   93   93   93   91
January
 2000........       94    83   80   76   74   66   61   50
January
 2001........       94    82   76   61   57   43   34   16
January
 2002........       92    81   73   49   44   27   16    0
January
 2003........       91    80   70   40   34   16    4    0
January
 2004........       90    79   67   35   29   11    *    0
January
 2005........       89    77   65   32   26    9    0    0
January
 2006........       88    73   60   27   23    8    0    0
January
 2007........       86    66   53   23   19    6    0    0
January
 2008........       85    59   45   19   15    5    0    0
January
 2009........       83    51   38   15   12    4    0    0
January
 2010........       81    43   30   11   10    3    0    0
January
 2011........       79    36   23    8    7    2    0    0
January
 2012........       77    28   16    5    5    2    0    0
January
 2013........       75    21    9    4    4    1    0    0
January
 2014........       72    14    2    2    2    1    0    0
January
 2015........       70     6    1    1    1    *    0    0
January
 2016........       67     2    0    0    1    0    0    0
January
 2017........       64     0    0    0    1    0    0    0
January
 2018........       61     0    0    0    *    0    0    0
January
 2019........       51     0    0    0    *    0    0    0
January
 2020........       39     0    0    0    0    0    0    0
January
 2021........       26     0    0    0    0    0    0    0
January
 2022........       12     0    0    0    0    0    0    0
January
 2023........        3     0    0    0    0    0    0    0
January
 2024........        0     0    0    0    0    0    0    0
January
 2025........        0     0    0    0    0    0    0    0
January
 2026........        0     0    0    0    0    0    0    0
January
 2027........        0     0    0    0    0    0    0    0
January
 2028........        0     0    0    0    0    0    0    0
Weighted Av-
 erage
 Life
 (years)(/1/)..  18.19 10.27 8.54 5.53 5.10 3.51 2.61 2.09

                             CLASS 1-A-8                             CLASS 1-A-9
                         CERTIFICATES AT THE                     CERTIFICATES AT THE
                       FOLLOWING PERCENTAGES OF               FOLLOWING PERCENTAGES OF
                                 SPA                                     SPA
                 ------------------------------------ -----------------------------------------
DISTRIBUTION
DATE              0%   100%  125% 250% 350% 400% 500%  0%   100%  150% 250% 275% 350% 400% 500%
------------     ----- ----- ---- ---- ---- ---- ---- ----- ----- ---- ---- ---- ---- ---- ----
Initial......      100   100  100  100  100  100  100   100   100  100  100  100  100  100  100
January
 1999........       97    94   93   93   93   93   89   107   107   90   45   42   37   28    0
January
 2000........       95    84   81   72   65   60   49   115   115   59    0    0    0    0    0
January
 2001........       94    83   77   57   42   33   16   123   123   30    0    0    0    0    0
January
 2002........       93    82   74   46   26   15    0   132   132   23    0    0    0    0    0
January
 2003........       92    81   71   37   16    4    0   142   142   21    0    0    0    0    0
January
 2004........       91    80   69   32   11    *    0   152   152   21    0    0    0    0    0
January
 2005........       90    79   67   28    9    0    0   163   163   22    0    0    0    0    0
January
 2006........       89    75   62   24    8    0    0   175   175   24    0    0    0    0    0
January
 2007........       88    68   55   19    6    0    0   187   187   26    0    0    0    0    0
January
 2008........       87    61   48   15    5    0    0   201   201   27    0    0    0    0    0
January
 2009........       85    54   41   11    4    0    0   215   215   29    0    0    0    0    0
January
 2010........       84    47   34    7    3    0    0   231   231   32    0    0    0    0    0
January
 2011........       82    40   27    4    2    0    0   248   248   34    0    0    0    0    0
January
 2012........       81    33   21    1    2    0    0   266   266   36    0    0    0    0    0
January
 2013........       79    26   14    0    1    0    0   285   285   39    0    0    0    0    0
January
 2014........       77    19    8    0    1    0    0   305   305   42    0    0    0    0    0
January
 2015........       75    12    2    0    *    0    0   328   315   45    0    0    0    0    0
January
 2016........       73     6    0    0    0    0    0   351   271   48    0    0    0    0    0
January
 2017........       70     0    0    0    0    0    0   377   215   44    0    0    0    0    0
January
 2018........       68     0    0    0    0    0    0   404   149   32    0    0    0    0    0
January
 2019........       58     0    0    0    0    0    0   433    89   22    0    0    0    0    0
January
 2020........       47     0    0    0    0    0    0   464    64   12    0    0    0    0    0
January
 2021........       35     0    0    0    0    0    0   498    41    3    0    0    0    0    0
January
 2022........       22     0    0    0    0    0    0   527    27    0    0    0    0    0    0
January
 2023........        8     0    0    0    0    0    0   434    13    0    0    0    0    0    0
January
 2024........        0     0    0    0    0    0    0   291     *    0    0    0    0    0    0
January
 2025........        0     0    0    0    0    0    0   130     0    0    0    0    0    0    0
January
 2026........        0     0    0    0    0    0    0    55     0    0    0    0    0    0    0
January
 2027........        0     0    0    0    0    0    0     *     0    0    0    0    0    0    0
January
 2028........        0     0    0    0    0    0    0     0     0    0    0    0    0    0    0
Weighted Av-
 erage
 Life
 (years)(/1/)..  19.14 10.78 8.97 4.98 3.47 2.58 2.07 26.26 20.23 9.25 0.96 0.91 0.87 0.82 0.71
                              CLASS 1-A-10
                          CERTIFICATES AT THE
                        FOLLOWING PERCENTAGES OF
                                  SPA
                 --------------------------------------
DISTRIBUTION
DATE              0%   100%  250%  275%  350% 400% 500%
------------     ----- ----- ----- ----- ---- ---- ----
Initial......      100   100   100   100  100  100  100
January
 1999........      107   107   107    92   36   11    0
January
 2000........      115   115   115    67    0    0    0
January
 2001........      123   123   123    40    0    0    0
January
 2002........      132   132   132    30    0    0    0
January
 2003........      142   142   142    28    0    0    0
January
 2004........      152   152   152    30    0    0    0
January
 2005........      163   163   163    32    0    0    0
January
 2006........      175   175   175    34    0    0    0
January
 2007........      187   187   187    37    0    0    0
January
 2008........      201   201   201    39    0    0    0
January
 2009........      215   215   215    42    0    0    0
January
 2010........      231   231   231    45    0    0    0
January
 2011........      248   248   228    49    0    0    0
January
 2012........      266   266   202    52    0    0    0
January
 2013........      285   285   174    56    0    0    0
January
 2014........      305   305   147    60    0    0    0
January
 2015........      328   328   124    60    0    0    0
January
 2016........      351   351   101    50    0    0    0
January
 2017........      377   377    73    32    0    0    0
January
 2018........      404   404    49    18    0    0    0
January
 2019........      433   427    29     5    0    0    0
January
 2020........      464   385    12     0    0    0    0
January
 2021........      498   343     0     0    0    0    0
January
 2022........      534   289     0     0    0    0    0
January
 2023........      573   238     0     0    0    0    0
January
 2024........      614   189     0     0    0    0    0
January
 2025........      636   118     0     0    0    0    0
January
 2026........      468    50     0     0    0    0    0
January
 2027........      235     0     0     0    0    0    0
January
 2028........        0     0     0     0    0    0    0
Weighted Av-
 erage
 Life
 (years)(/1/)..  28.55 25.26 17.29 10.02 0.85 0.66 0.47

-----------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of principal balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of principal balance referred to in clause (i).
 * Indicates a percentage greater than zero but less than 0.5% of the initial principal balance of such Subclass or Class.

   PERCENTAGE OF INITIAL SUBCLASS OR CLASS PRINCIPAL BALANCE OUTSTANDING FOR:

                            CLASS 1-A-11                      CLASS 1-A-12                       CLASS 1-A-R
                        CERTIFICATES AT THE                CERTIFICATES AT THE               CERTIFICATES AT THE
                      FOLLOWING PERCENTAGES OF          FOLLOWING PERCENTAGES OF           FOLLOWING PERCENTAGES OF
                                SPA                                SPA                               SPA
                 ---------------------------------- --------------------------------- ----------------------------------
DISTRIBUTION
DATE              0%   100%  250%  350%  400%  500%  0%   100%  250%  350%  400% 500%  0%   100%  250%  350%  400%  500%
------------     ----- ----- ----- ----- ----- ---- ----- ----- ----- ----- ---- ---- ----- ----- ----- ----- ----- ----
Initial......      100   100   100   100   100  100   100   100   100   100  100  100   100   100   100   100   100  100
January
 1999........      107   107   107   107   107  107   100   100   100   100  100  100   100   100   100   100   100  100
January
 2000........      115   115   115   115   115  115   100   100   100   100  100  100   100   100   100   100   100  100
January
 2001........      123   123   123   123   123  123   100   100   100   100  100  100   100   100   100   100   100  100
January
 2002........      132   132   132   132   132    0   100   100   100   100  100  100   100   100   100   100   100  100
January
 2003........      142   142   142   142   142    0   100   100   100   100  100  100   100   100   100   100   100  100
January
 2004........      152   152   152   152   152    0    99    97    94    92   91   89   100   100   100   100   100  100
January
 2005........      163   163   163   163   139    0    97    93    87    82   80   76   100   100   100   100   100  100
January
 2006........      175   175   175   175   139    0    95    88    77    70   67   50   100   100   100   100   100    0
January
 2007........      187   187   187   187   139    0    94    82    67    57   53   33   100   100   100   100   100    0
January
 2008........      201   201   201   201   139    0    92    76    56    44   39   23   100   100   100   100   100    0
January
 2009........      215   215   215   215   139    0    90    70    46    34   29   16   100   100   100   100   100    0
January
 2010........      231   231   231   231   139    0    88    64    38    26   22   11   100   100   100   100   100    0
January
 2011........      248   248   248   248   139    0    85    58    32    20   16    7   100   100   100   100   100    0
January
 2012........      266   266   266   266   139    0    83    53    26    16   12    5   100   100   100   100   100    0
January
 2013........      285   285   285   285   139    0    80    48    21    12    9    3   100   100   100   100   100    0
January
 2014........      305   305   305   305   139    0    77    44    17     9    6    2   100   100   100   100   100    0
January
 2015........      328   328   328   328   125    0    73    39    14     7    5    2   100   100   100   100   100    0
January
 2016........      351   351   351   287    90    0    70    35    12     5    3    1   100   100   100   100   100    0
January
 2017........      377   377   377   215    65    0    66    31     9     4    2    1   100   100   100   100   100    0
January
 2018........      404   404   404   159    46    0    62    28     7     3    2    *   100   100   100   100   100    0
January
 2019........      433   433   433   117    33    0    58    24     6     2    1    *   100   100   100   100   100    0
January
 2020........      464   464   464    85    23    0    53    21     5     2    1    *   100   100   100   100   100    0
January
 2021........      498   498   463    60    16    0    48    18     3     1    1    *   100   100   100   100   100    0
January
 2022........      534   534   348    42    10    0    42    15     3     1    *    *   100   100   100   100   100    0
January
 2023........      573   573   254    29     7    0    36    12     2     1    *    *   100   100   100   100   100    0
January
 2024........      614   614   178    19     4    0    30     9     1     *    *    *   100   100   100   100   100    0
January
 2025........      658   658   116    11     2    0    23     7     1     *    *    *   100   100   100   100   100    0
January
 2026........      706   706    66     6     1    0    15     4     *     *    *    *   100   100   100   100   100    0
January
 2027........      757   573    27     2     *    0     7     2     *     *    *    *   100   100   100   100   100    0
January
 2028........        0     0     0     0     0    0     0     0     0     0    0    0     0     0     0     0     0    0
Weighted Av-
 erage
 Life
 (years)(/1/)..  29.81 29.33 25.50 20.60 18.28 3.83 21.15 15.70 11.77 10.40 9.91 8.71 29.99 29.99 29.99 29.91 29.80 7.08

                                                    CLASS 1-M, CLASS 1-B-1 AND CLASS
                            CLASS 1-A-LR                         1-B-2                CLASS 2-A-1 AND CLASS 2-A-2
                        CERTIFICATES AT THE               CERTIFICATES AT THE             CERTIFICATES AT THE
                      FOLLOWING PERCENTAGES OF          FOLLOWING PERCENTAGES OF       FOLLOWING PERCENTAGES OF
                                SPA                               SPA                             SPA
                 ---------------------------------- -------------------------------- -----------------------------
DISTRIBUTION
DATE              0%   100%  250%  350%  400%  500%  0%   100%  250%  350% 400% 500%  0%   100% 250% 350% 450%
------------     ----- ----- ----- ----- ----- ---- ----- ----- ----- ---- ---- ---- ----- ---- ---- ---- ----
Initial......      100   100   100   100   100  100   100   100   100  100  100  100   100  100  100  100  100
January
 1999........      100   100   100   100   100  100    99    99    99   99   99   99    99   96   93   91   88
January
 2000........      100   100   100   100   100  100    98    98    98   98   98   98    97   89   78   70   63
January
 2001........      100   100   100   100   100  100    97    97    97   97   97   97    96   80   58   44   32
January
 2002........      100   100   100   100   100  100    96    96    96   96   96   96    94   71   41   24    9
January
 2003........      100   100   100   100   100  100    95    95    95   95   95   95    92   62   26    7    0
January
 2004........      100   100   100   100   100  100    93    92    89   87   86   84    91   54   15    0    0
January
 2005........      100   100   100   100   100  100    92    88    82   78   76   72    89   48    6    0    0
January
 2006........      100   100   100   100   100    0    90    83    73   67   63   57    87   41    0    0    0
January
 2007........      100   100   100   100   100    0    89    78    63   54   50   42    85   36    0    0    0
January
 2008........      100   100   100   100   100    0    87    72    53   42   37   29    82   31    0    0    0
January
 2009........      100   100   100   100   100    0    85    66    44   32   28   20    80   26    0    0    0
January
 2010........      100   100   100   100   100    0    83    60    36   25   21   14    77   21    0    0    0
January
 2011........      100   100   100   100   100    0    81    55    30   19   15    9    74   17    0    0    0
January
 2012........      100   100   100   100   100    0    78    50    25   15   11    6    71   13    0    0    0
January
 2013........      100   100   100   100   100    0    76    46    20   11    8    4    68    9    0    0    0
January
 2014........      100   100   100   100   100    0    73    41    17    9    6    3    64    6    0    0    0
January
 2015........      100   100   100   100   100    0    70    37    13    6    4    2    60    2    0    0    0
January
 2016........      100   100   100   100   100    0    66    33    11    5    3    1    56    0    0    0    0
January
 2017........      100   100   100   100   100    0    63    30     9    4    2    1    52    0    0    0    0
January
 2018........      100   100   100   100   100    0    59    26     7    3    2    1    47    0    0    0    0
January
 2019........      100   100   100   100   100    0    55    23     6    2    1    *    41    0    0    0    0
January
 2020........      100   100   100   100   100    0    50    20     4    1    1    *    36    0    0    0    0
January
 2021........      100   100   100   100   100    0    45    17     3    1    1    *    30    0    0    0    0
January
 2022........      100   100   100   100   100    0    40    14     2    1    *    *    23    0    0    0    0
January
 2023........      100   100   100   100   100    0    34    11     2    *    *    *    16    0    0    0    0
January
 2024........      100   100   100   100   100    0    28     9     1    *    *    *     8    0    0    0    0
January
 2025........      100   100   100   100   100    0    22     6     1    *    *    *     0    0    0    0    0
January
 2026........      100   100   100   100   100    0    15     4     *    *    *    *     0    0    0    0    0
January
 2027........      100   100   100   100   100    0     7     2     *    *    *    *     0    0    0    0    0
January
 2028........        0     0     0     0     0    0     0     0     0    0    0    0     0    0    0    0    0
Weighted Av-
 erage
 Life
 (years)(/1/)..  29.99 29.99 29.99 29.96 29.89 7.08 20.17 15.01 11.29 9.99 9.53 8.81 17.69 7.56 3.70 2.89 2.45

-------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of principal balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of principal balance referred to in clause (i).
 * Indicates a percentage greater than zero but less than 0.5% of the initial principal balance of such Subclass or Class.

   PERCENTAGE OF INITIAL SUBCLASS OR CLASS PRINCIPAL BALANCE OUTSTANDING FOR:

                                  CLASS 2-A-3                CLASS 2-A-4
                              CERTIFICATES AT THE        CERTIFICATES AT THE
                           FOLLOWING PERCENTAGES OF   FOLLOWING PERCENTAGES OF
                                      SPA                        SPA
                           ------------------------- ---------------------------
DISTRIBUTION DATE           0%   100% 250% 350% 450%  0%   100%  250%  350% 450%
-----------------          ----- ---- ---- ---- ---- ----- ----- ----- ---- ----
Initial...................   100  100  100  100  100   100   100   100  100  100
January 1999..............    99   97   94   92   90   100   100   100  100  100
January 2000..............    98   91   81   75   69   100   100   100  100  100
January 2001..............    96   83   65   54   44   100   100   100  100  100
January 2002..............    95   76   51   37   25   100   100   100  100  100
January 2003..............    94   68   39   23   11   100   100   100  100   64
January 2004..............    92   62   29   14    3   100   100   100   83   16
January 2005..............    91   56   22    7    0   100   100   100   44    0
January 2006..............    89   51   16    3    0   100   100    97   19    0
January 2007..............    87   47   12    *    0   100   100    72    3    0
January 2008..............    85   42    9    0    0   100   100    54    0    0
January 2009..............    83   38    6    0    0   100   100    38    0    0
January 2010..............    81   35    4    0    0   100   100    25    0    0
January 2011..............    79   31    2    0    0   100   100    14    0    0
January 2012..............    76   28    1    0    0   100   100     5    0    0
January 2013..............    73   25    0    0    0   100   100     0    0    0
January 2014..............    70   22    0    0    0   100   100     0    0    0
January 2015..............    67   19    0    0    0   100   100     0    0    0
January 2016..............    64   16    0    0    0   100    96     0    0    0
January 2017..............    60   14    0    0    0   100    81     0    0    0
January 2018..............    56   11    0    0    0   100    67     0    0    0
January 2019..............    51    9    0    0    0   100    54     0    0    0
January 2020..............    47    7    0    0    0   100    41     0    0    0
January 2021..............    41    5    0    0    0   100    29     0    0    0
January 2022..............    36    3    0    0    0   100    18     0    0    0
January 2023..............    30    1    0    0    0   100     7     0    0    0
January 2024..............    24    0    0    0    0   100     0     0    0    0
January 2025..............    17    0    0    0    0    99     0     0    0    0
January 2026..............     9    0    0    0    0    55     0     0    0    0
January 2027..............     1    0    0    0    0     8     0     0    0    0
January 2028..............     0    0    0    0    0     0     0     0    0    0
Weighted Average
 Life (years)(/1/)........ 19.46 9.91 4.86 3.59 2.94 28.13 21.45 10.58 7.04 5.36


                                                                                   CLASS 2-M, CLASS 2-B-1 AND
                                 CLASS 2-A-5                  CLASS 2-A-6                  CLASS 2-B-2
                             CERTIFICATES AT THE          CERTIFICATES AT THE          CERTIFICATES AT THE
                           FOLLOWING PERCENTAGES OF     FOLLOWING PERCENTAGES OF    FOLLOWING PERCENTAGES OF
                                     SPA                          SPA                          SPA
                         ---------------------------- ---------------------------- ---------------------------
DISTRIBUTION DATE         0%   100%  250%  350%  450%  0%   100%  250%  350%  450%  0%   100%  250%  350% 450%
-----------------        ----- ----- ----- ----- ---- ----- ----- ----- ----- ---- ----- ----- ----- ---- ----
Initial.................   100   100   100   100  100   100   100   100   100  100   100   100   100  100  100
January 1999............   100   100   100   100  100   100   100   100   100  100    99    99    99   99   99
January 2000............   100   100   100   100  100   100   100   100   100  100    98    98    98   98   98
January 2001............   100   100   100   100  100   100   100   100   100  100    97    97    97   97   97
January 2002............   100   100   100   100  100   100   100   100   100  100    96    96    96   96   96
January 2003............   100   100   100   100  100   100   100   100   100  100    95    95    95   95   95
January 2004............   100   100   100   100  100    99    97    94    92   90    93    92    89   87   85
January 2005............   100   100   100   100   63    97    93    87    82   78    92    88    82   78   74
January 2006............   100   100   100   100   24    95    88    77    70   64    90    83    73   67   60
January 2007............   100   100   100   100    9    94    82    67    57   49    89    78    63   54   46
January 2008............   100   100   100    83    6    92    76    56    44   35    87    72    53   42   33
January 2009............   100   100   100    64    4    90    70    46    34   25    85    66    44   32   23
January 2010............   100   100   100    49    3    88    64    38    26   18    83    60    36   25   17
January 2011............   100   100   100    38    2    85    58    32    20   13    81    55    30   19   12
January 2012............   100   100   100    29    2    83    53    26    16    9    78    50    25   15    8
January 2013............   100   100    92    22    1    80    48    21    12    6    76    46    20   11    6
January 2014............   100   100    75    17    1    77    44    18     9    4    73    41    17    9    4
January 2015............   100   100    61    13    1    73    39    14     7    3    70    37    13    6    3
January 2016............   100   100    50    10    *    70    35    12     5    2    66    33    11    5    2
January 2017............   100   100    40     7    *    66    31     9     4    1    63    30     9    4    1
January 2018............   100   100    32     5    *    62    28     7     3    1    59    26     7    3    1
January 2019............   100   100    25     4    *    58    24     6     2    1    55    23     6    2    1
January 2020............   100   100    20     3    *    53    21     5     2    *    50    20     4    1    *
January 2021............   100   100    15     2    *    48    18     4     1    *    45    17     3    1    *
January 2022............   100   100    11     1    *    42    15     3     1    *    40    14     2    1    *
January 2023............   100   100     8     1    *    37    12     2     1    *    35    11     2    *    *
January 2024............   100    92     6     1    *    30     9     1     *    *    29     9     1    *    *
January 2025............   100    66     4     *    *    23     7     1     *    *    22     6     1    *    *
January 2026............   100    42     2     *    *    16     4     1     *    *    15     4     *    *    *
January 2027............   100    20     1     *    *     8     2     *     *    *     7     2     *    *    *
January 2028............     0     0     0     0    0     0     0     0     0    0     0     0     0    0    0
Weighted Average
 Life (years)(/1/)...... 29.57 27.75 18.98 13.04 7.76 21.18 15.71 11.77 10.40 9.50 20.20 15.02 11.29 9.99 9.14

-------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of principal balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of principal balance referred to in clause (i).
 * Indicates a percentage greater than zero but less than 0.5% of the initial principal balance of such Subclass or Class.

  Interest accrued on the Class A, Class M and Offered Class B Certificates of a Group will be reduced by the amount of any interest portions of Realized Losses allocated to such Certificates as described under "Description of the Certificates -- Interest" herein. The yield on the Class A Certificates, the Class M Certificates and the Offered Class B Certificates will be less than the yield otherwise produced by their respective Pass-Through Rates and the prices at which such Certificates are purchased because the interest which accrues on the Mortgage Loans during each month will not be passed through to Certificateholders until the 25th day of the month following the end of such month (or if such 25th day is not a business day, the following business day).

  The Seller intends to file certain additional yield tables and other computa-tional materials with respect to one or more Subclasses or Classes of Offered Certificates with the Securities and Exchange Commission in a Report on Form 8-
K. See "Incorporation Of Certain Documents By Reference" in the Prospectus. Such tables and materials will have been prepared by the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such investors. Such tables and assump-tions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appro-priate for investors other than those specifically requesting them.

SENSITIVITY OF THE CLASS 1-A-4 CERTIFICATES
  THE YIELD TO AN INVESTOR IN THE CLASS 1-A-4 CERTIFICATES WILL BE HIGHLY SEN-SITIVE TO BOTH THE TIMING OF RECEIPT OF PREPAYMENTS AND THE OVERALL RATE OF PRINCIPAL PREPAYMENT ON THE POOL 1 MORTGAGE LOANS, WHICH RATE MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. AN INVESTOR SHOULD FULLY CONSIDER THE ASSOCI-ATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS (INCLUD-ING PREPAYMENTS) COULD RESULT IN THE FAILURE OF AN INVESTOR IN THE CLASS 1-A-4 CERTIFICATES TO FULLY RECOVER ITS INITIAL INVESTMENT.

  The following table indicates the sensitivity to various rates of prepayment on the Pool 1 Mortgage Loans of the pre-tax yields to maturity on a corporate bond equivalent ("CBE") basis of the Class 1-A-4 Certificates. Such calcula-tions are based on distributions made in accordance with "Description of the Certificates" above, on the Structuring Assumptions and on the further assump-tion that the Class 1-A-4 Certificates will be purchased on January 28, 1998 at a purchase price equal to approximately 22.00% of the initial Class 1-A-4 Notional Amount plus accrued interest thereon from January 1, 1998 to (but not including) January 28, 1998.

SENSITIVITY OF THE PRE-TAX YIELD TO MATURITY OF THE CLASS 1-A-4 CERTIFICATES TO
                                  PREPAYMENTS

                                             PERCENTAGE OF SPA
                             -------------------------------------------------
                               0%    100%   250%   350%   400%   500%   754%
                             ------ ------ ------ ------ ------ ------ -------
Pre-Tax Yield to Maturity
 (CBE)...................... 31.37% 19.84% 19.84% 19.84% 19.84% 14.90% (0.05)%

  The pre-tax yields to maturity set forth in the preceding table were calcu-lated by (i) determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class 1-A-4 Certificates would cause the discounted present value of such assumed stream of cash flows to equal an assumed purchase price for the Class 1-A-4 Certificates equal to ap-proximately 22.00% of the initial Class 1-A-4 Notional Amount plus accrued in-terest from January 1, 1998 to (but not including) January 28, 1998 and (ii) converting such monthly rates to corporate bond equivalent rates. Such calcula-tion does not take into account the interest rates at which an investor may be able to reinvest funds received by such investor as distributions on the Class 1-A-4 Certificates and consequently does not purport to reflect the return on any investment in the Class 1-A-4 Certificates when such reinvestment rates are considered.

  Notwithstanding the assumed prepayment rates reflected in the preceding ta-ble, it is highly unlikely that the Pool 1 Mortgage Loans will prepay at a con-stant rate until maturity, that all of the Pool 1 Mortgage Loans will prepay at the same rate or that the Pool 1 Mortgage Loans will not experience any losses. The Pool 1 Mortgage Loans initially included in the Pool may differ from those currently expected to be included in such Pool, and thereafter may be changed as a result of permitted substitutions. As a result of these factors, the pre-tax yields to maturity on the Class 1-A-4 Certificates are likely to differ from those shown in such table, even if all of the Pool 1 Mortgage Loans prepay at the indicated percentages of SPA.

HISTORIC LOSS EXPERIENCE OF SECURITIZED MORTGAGE LOANS
  The historic experience as of September 1997 regarding the cumulative amount of losses and the frequency of liquidations experienced on securitized(/1/) conventional mortgage loans having original terms to stated maturity of approx-imately 30 years ("30 Year Mortgage Loans") have varied based on the year of origination as set forth below.

                                                      LIQUIDATION      LOSS
    YEAR OF                                            FREQUENCY     SEVERITY
   ORIGINATION                                       PERCENTAGE(A) PERCENTAGE(B)
   -----------                                       ------------- -------------
   1987.............................................      1.80%        66.02%
   1988.............................................      9.35%        62.53%
   1989.............................................     10.30%        45.57%
   1990.............................................      5.94%        42.18%
   1991.............................................      3.74%        34.25%
   1992.............................................      1.32%        33.16%
   1993.............................................      0.48%        26.17%
   1994.............................................      0.28%        20.24%
   1995.............................................      0.12%        24.49%
   1996.............................................      0.00%         0.00%

-------------------
(a) The liquidation frequency percentage is determined by dividing the original principal balance of liquidated 30 Year Mortgage Loans originated during such year by the original principal balance of 30 Year Mortgage Loans orig-inated during such year.
(b) The loss severity percentage is determined by dividing the amount of losses resulting from liquidated 30 Year Mortgage Loans originated during such year by the original principal balance of liquidated 30 Year Mortgage Loans originated during such year.

  The loss severity percentages for the more recent years of origination may not be representative of the loss severity percentages in the future for the indicated years of origination in part because the severity of loss on a liqui-dated mortgage loan is generally expected to increase as the length of time in-creases from the initial delinquency of such mortgage loan to the final dispo-sition of the mortgaged property. In addition, it is possible that because the more recent loss severity percentages resulted from relatively low levels of liquidations (which do not include those mortgage loans currently delinquent but not yet liquidated) such percentages may not be representative of future loss severity percentages arising from the liquidation of a larger number of mortgage loans. The frequency of liquidations of the Mortgage Loans and the amount of loss experienced as a result thereof may vary significantly from the historic experience set forth above in part because the underwriting standards applied at origination of the 30 Year Mortgage Loans have changed over time and may differ from those applied at origination of the Mortgage Loans. Similarly, servicing practices with respect to delinquent 30 Year Mortgage Loans have changed over time. In addition, delinquencies, foreclosures and loan losses generally are expected to occur with increasing frequency after the first full year of the life of a mortgage loan. Many factors contribute to the severity of losses, particularly the length of time from the initial delinquency of such mortgage loan to the final disposition of the mortgaged property and the state in which the mortgaged property is located. The Seller and Norwest Mortgage make no representation that the actual losses and liquidation frequency experi-enced on the Mortgage Loans currently serviced by Norwest Mortgage, on the Mortgage Loans generally (which include Mortgage Loans serviced by Other Servicers) or on the Mortgage Loans originated by Norwest Mortgage or a Norwest Mortgage Correspondent will in any way correspond to the historic experience with respect to the 30 Year Mortgage Loans.
-------------------
(1) Mortgage loans included in a mortgage pool underlying a series of The Pru-dential Home Mortgage Securities Company, Inc.'s mortgage pass-through cer-tificates (a "PHMSC Pool"), mortgage loans sold by PHMC to Securitized As-set Sales, Inc. ("SASI") and included in a mortgage pool underlying SASI's mortgage pass-through certificates (a "SASI Pool") or mortgage loans in-cluded in a mortgage pool under-lying a series of NASCOR's mortgage pass-through certificates which were serviced or subserviced at any time prior to September 30, 1997 by Norwest Mortgage. Prior to the PHMC Acquisition, PHMC was the primary servicer of those 30 Year Mortgage Loans included in the PHMSC Pools and SASI Pools.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS 1-B-1, CLASS 1-B-2, CLASS 2-B-1 AND CLASS 2-B-2 CERTIFICATES
  Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this Prospectus Supplement, the standard default as-sumption ("SDA"), represents an assumed rate of default each month relative to the then-outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the then-outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the purposes of the following tables, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the following tables, "0% SDA" assumes default rates equal to 0% of SDA (no de-faults). Correspondingly, "50% SDA" assumes default rates equal to 50% of SDA, and so forth. SDA does not purport to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans, including the Mortgage Loans.

  The following tables indicate the sensitivity of the pre-tax yield to matu-rity on the Class 1-B-1, Class 1-B-2, Class 2-B-1 and Class 2-B-2 Certificates to various rates of prepayment and varying levels of aggregate Realized Losses on the Mortgage Loans in the related Pools. The tables set forth below are based upon, among other things, the Structuring Assumptions (other than the as-sumption that no defaults shall have occurred with respect to the Mortgage Loans) and the additional assumptions that liquidations (other than those sce-narios indicated as 0% of SDA (no defaults)) occur monthly on the last day of the preceding month (other than on a Due Date) at the percentages of SDA set forth in the table.

  In addition, it was assumed that (i) Realized Losses on liquidations of 25% or 50% of the outstanding principal balance of such liquidated Mortgage Loans in the related Pool, as indicated in the tables below (referred to as a "Loss Severity Percentage") will occur at the time of liquidation, (ii) there are no Special Hazard Losses, Fraud Losses or Bankruptcy Losses and (iii) the Class 1-B-1, Class 1-B-2, Class 2-B-1 and Class 2-B-2 Certificates are purchased on January 28, 1998 at assumed purchase prices equal to approximately 101.00%, ap-proximately 99.25%, approximately 99.375% and approximately 97.50%, respective-ly, of the Class B Subclass Principal Balances thereof plus accrued interest from January 1, 1998 to (but not including) January 28, 1998.

  It is unlikely that the Mortgage Loans in a Pool will have the precise char-acteristics referred to herein or that they will prepay or liquidate at any of the rates specified. The assumed percentages of SDA and SPA shown in the tables below are for illustrative purposes only and the Seller makes no representa-tions with respect to the reasonableness of such assumptions or that the actual rates of prepayment and liquidation and loss severity experience of the Mort-gage Loans of any Pool will in any way correspond to any of the assumptions made herein. Consequently, there can be no assurance that the pre-tax yield to maturity of the Class 1-B-1, Class 1-B-2, Class 2-B-1 and Class 2-B-2 Certifi-cates will correspond to any of the pre-tax yields to maturity shown below.

  The pre-tax yields to maturity set forth in the following tables were calcu-lated by determining the monthly discount rates which, when applied to the as-sumed streams of cash flows to be paid on the Class 1-B-1, Class 1-B-2, Class 2-B-1 and Class 2-B-2 Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the aggregate assumed purchase prices of the Class 1-B-1, Class 1-B-2, Class 2-B-1 and Class 2-B-2 Certifi-cates set forth above. In all cases, monthly rates were then converted to the semi-annual corporate bond equivalent yields shown below. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the dis-count rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to re-invest funds received by them as distributions on the Class 1-B-1, Class 1-B-2, Class 2-B-1 and Class 2-B-2 Certificates. Consequently, these yields do not purport to reflect the total return on any investment in the Class 1-B-1, Class 1-B-2, Class 2-B-1 and Class 2-B-2 Certificates when such reinvestment rates are considered.

  SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS 1-B-1 CERTIFICATES TO
                        PREPAYMENTS AND REALIZED LOSSES

                            LOSS                    PERCENTAGE OF SPA
PERCENTAGE                SEVERITY  -------------------------------------------------
OF SDA                   PERCENTAGE    0%      100%     250%     350%    400%   500%
------------------------ ---------- -------- -------- -------- -------- ------- -----
  0%....................     0%        6.96%    6.93%    6.90%    6.89%   6.88% 6.87%
 50%....................    25%        6.96%    6.93%    6.90%    6.89%   6.88% 6.87%
 50%....................    50%        6.97%    6.92%    6.90%    6.89%   6.88% 6.87%
 75%....................    25%        6.97%    6.92%    6.90%    6.88%   6.88% 6.87%
 75%....................    50%        6.87%    6.94%    6.90%    6.88%   6.88% 6.87%
100%....................    25%        6.97%    6.92%    6.90%    6.89%   6.88% 6.87%
100%....................    50%        4.82%    6.45%    6.89%    6.88%   6.88% 6.87%
150%....................    25%        6.91%    6.93%    6.90%    6.88%   6.88% 6.87%
150%....................    50%     (17.49)%    1.80%    4.96%    6.81%   6.87% 6.87%

          SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS 1-B-2
                CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                            LOSS                      PERCENTAGE OF SPA
                          SEVERITY  -----------------------------------------------------
PERCENTAGE OF SDA        PERCENTAGE    0%      100%     250%     350%    400%   500%
------------------------ ---------- -------- -------- -------- -------- ------- -----
  0%....................     0%        7.13%    7.14%    7.14%    7.15%   7.15% 7.15%
 50%....................    25%        7.13%    7.14%    7.14%    7.15%   7.15% 7.15%
 50%....................    50%        6.21%    7.13%    7.14%    7.15%   7.15% 7.15%
 75%....................    25%        7.13%    7.14%    7.14%    7.15%   7.15% 7.15%
 75%....................    50%     (14.17)%    3.27%    7.09%    7.15%   7.15% 7.15%
100%....................    25%        6.30%    7.13%    7.14%    7.15%   7.15% 7.15%
100%....................    50%     (32.02)% (24.73)%    2.21%    5.37%   6.83% 7.15%
150%....................    25%     (12.12)%    3.49%    7.14%    7.15%   7.15% 7.15%
150%....................    50%     (52.11)% (47.58)% (38.55)% (27.65)% (5.26)% 0.53%

  The following table sets forth the amount of Realized Losses that would be incurred with respect to the Pool 1 Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the Pool 1 Mortgage Loans as of the Cut-Off Date.

                           AGGREGATE REALIZED LOSSES

                            LOSS                      PERCENTAGE OF SPA
                          SEVERITY  -----------------------------------------------------
PERCENTAGE OF SDA        PERCENTAGE    0%      100%     250%     350%    400%   500%
------------------------ ---------- -------- -------- -------- -------- ------- -----
 50%....................    25%        0.49%    0.39%    0.29%    0.24%   0.22% 0.19%
 50%....................    50%        0.98%    0.78%    0.57%    0.48%   0.44% 0.37%
 75%....................    25%        0.73%    0.58%    0.43%    0.36%   0.33% 0.28%
 75%....................    50%        1.47%    1.16%    0.86%    0.71%   0.65% 0.55%
100%....................    25%        0.97%    0.77%    0.57%    0.47%   0.44% 0.37%
100%....................    50%        1.95%    1.54%    1.14%    0.95%   0.87% 0.74%
150%....................    25%        1.45%    1.14%    0.85%    0.71%   0.65% 0.55%
150%....................    50%        2.89%    2.29%    1.69%    1.41%   1.30% 1.10%

          SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS 2-B-1
                CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                            LOSS                PERCENTAGES OF SPA
PERCENTAGES               SEVERITY  -------------------------------------------
OF SDA                   PERCENTAGE    0%      100%     250%     350%    450%
------------------------ ---------- -------- -------- -------- -------- -------
  0%....................     0%        6.86%    6.87%    6.87%    6.87%   6.87%
 50%....................    25%        6.86%    6.87%    6.87%    6.87%   6.87%
 50%....................    50%        6.86%    6.87%    6.87%    6.87%   6.87%
 75%....................    25%        6.86%    6.87%    6.87%    6.87%   6.87%
 75%....................    50%        6.62%    6.87%    6.87%    6.87%   6.87%
100%....................    25%        6.86%    6.87%    6.87%    6.87%   6.87%
100%....................    50%        4.52%    6.14%    6.87%    6.87%   6.87%
150%....................    25%        6.68%    6.87%    6.87%    6.87%   6.87%
150%....................    50%     (18.00)%    1.52%    4.59%    6.48%   6.87%

  SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS 2-B-2 CERTIFICATES TO
                        PREPAYMENTS AND REALIZED LOSSES

                             LOSS                PERCENTAGES OF SPA
PERCENTAGES                SEVERITY  -------------------------------------------
OF SDA                    PERCENTAGE    0%      100%     250%     350%    450%
------------------------- ---------- -------- -------- -------- -------- -------
  0%.....................     0%        7.05%    7.09%    7.13%    7.15%   7.17%
 50%.....................    25%        7.03%    7.10%    7.13%    7.15%   7.17%
 50%.....................    50%        6.00%    7.05%    7.13%    7.16%   7.17%
 75%.....................    25%        7.02%    7.08%    7.13%    7.15%   7.17%
 75%.....................    50%     (18.41)%    2.66%    7.07%    7.16%   7.17%
100%.....................    25%        6.10%    7.05%    7.13%    7.16%   7.17%
100%.....................    50%     (33.06)% (26.38)%    1.62%    5.18%   7.17%
150%.....................    25%     (17.33)%    2.94%    7.13%    7.16%   7.17%
150%.....................    50%     (52.75)% (48.44)% (40.00)% (30.97)% (3.18)%

  The following table sets forth the amount of Realized Losses that would be incurred with respect to the Pool 2 Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the Pool 2 Mortgage Loans as of the Cut-Off Date.

                           AGGREGATE REALIZED LOSSES

                             LOSS                PERCENTAGES OF SPA
PERCENTAGES                SEVERITY  -------------------------------------------
OF SDA                    PERCENTAGE    0%      100%     250%     350%    450%
------------------------- ---------- -------- -------- -------- -------- -------
 50%.....................    25%        0.49%    0.39%    0.29%    0.24%   0.20%
 50%.....................    50%        0.98%    0.78%    0.57%    0.48%   0.40%
 75%.....................    25%        0.73%    0.58%    0.43%    0.36%   0.30%
 75%.....................    50%        1.47%    1.16%    0.86%    0.71%   0.60%
100%.....................    25%        0.97%    0.77%    0.57%    0.47%   0.40%
100%.....................    50%        1.95%    1.54%    1.14%    0.95%   0.80%
150%.....................    25%        1.45%    1.14%    0.85%    0.71%   0.60%
150%.....................    50%        2.89%    2.29%    1.69%    1.41%   1.19%

  Notwithstanding the assumed percentages of SDA, Loss Severity Percentages and prepayment rates reflected in the preceding tables, it is highly unlikely that the Mortgage Loans of a Pool will be prepaid or that the Realized Losses on the Mortgage Loans in a Pool will be incurred according to one particular pattern. For this reason, and because the timing of cash flows is critical to determin-ing yields, the pre-tax yields to maturity on the Class 1-B-1, Class 1-B-2, Class 2-B-1 and Class 2-B-2 Certificates are likely to differ from those shown in the tables. There can be no assurance that the Mortgage Loans of a Pool will prepay at any particular rate or that Realized Losses on the Mortgage Loans in a Pool will be incurred at any particular level or that the yields on the Class 1-B-1, Class 1-B-2, Class 2-B-1 and Class 2-B-2 Certificates will conform to any of the yields described herein.

  Investors are urged to make their investment decisions based on their deter-minations as to anticipated rates of prepayment and Realized Losses on the Mortgage Loans in a Pool under a variety of scenarios. Investors in Class 1-B-1, Class 1-B-2, Class 2-B-1 and Class 2-B-2 Certificates should fully consider the risk that Realized Losses on the Mortgage Loans in the related Pool could result in the failure of such investors to fully recover their investments.

                        POOLING AND SERVICING AGREEMENT

GENERAL
  The Series 1998-4 Certificates will be issued pursuant to a Pooling and Ser-vicing Agreement to be dated as of the date of initial issuance of the Series 1998-4 Certificates (the "Pooling and Servicing Agreement") among the Seller, the Master Servicer, the Trustee and the Trust Administrator. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Series 1998-4 Certif-icates. See "Description of the Certificates," "Servicing of the Mortgage Loans" and "The Pooling and Servicing Agreement" in the Prospectus.

  The Trust Estate created pursuant to the Pooling and Servicing Agreement will consist of (i) the Mortgage Loans as described under "Description of the Mort-gage Loans," (ii) such assets as from time to time are identified as deposited in any account held for the benefit of the Certificateholders, (iii) any Mort-gaged Properties acquired on behalf of the Certificateholders by foreclosure or by deed in lieu of foreclosure after the date of original issuance of the Cer-tificates and (iv) the rights of the Trust Administrator to receive the pro-ceeds of all insurance policies and performance bonds, if any, required to be maintained pursuant to the Pooling and Servicing Agreement.

DISTRIBUTIONS
  Distributions (other than the final distribution in retirement of the Offered Certificates of each Class or Subclass) will be made by check mailed to the ad-dress of the person entitled thereto as it appears on the Certificate Register. However, with respect to any holder of an Offered Certificate evidencing at least a $500,000 initial principal balance or initial notional amount, distri-butions will be made on each Distribution Date by wire transfer in immediately available funds, provided that the Master Servicer, or the paying agent acting on behalf of the Master Servicer, shall have been furnished with appropriate wiring instructions not less than seven business days prior to the related Dis-tribution Date. The final distribution in respect of each Class or Subclass of Offered Certificates will be made only upon presentation and surrender of the related Certificate at the office or agency appointed by the Trustee specified in the notice of final distribution with respect to the related Subclass or Class.

  Unless Definitive Certificates are issued as described above, the Master Servicer and the Trust Administrator will treat DTC as the Holder of the Book-Entry Certificates for all purposes, including making distributions thereon and taking actions with respect thereto. DTC will make book-entry transfers among its participants with respect to the Book-Entry Certificates; it will also re-ceive distributions on the Book-Entry Certificates from the Trust Administrator and transmit them to participants for distribution to Beneficial Owners or their nominees.

VOTING
  With respect to any provisions of the Pooling and Servicing Agreement provid-ing for the action, consent or approval of the holders of all Series 1998-4 Certificates evidencing specified Voting Interests in the Trust Estate, the holders of the Class A Certificates will collectively be entitled to a percent-age (the "Class A Voting Interest") of the aggregate Voting Interest repre-sented by all Series 1998-4 Certificates equal to the sum of (A) the product of
(i) the fraction obtained by dividing the sum of the Class A Non-PO Principal Balances for the Group 1 Certificates and the Group 2 Certificates by the sum of the Pool 1 Balance (Non-PO Portion) and the Pool 2 Balance (Non-PO Portion) and (ii) the ratio obtained by dividing the sum of the Pool 1 Balance (Non-PO Portion) and the Pool 2 Balance (Non-PO Portion) by the sum of the Pool 1 Bal-ance (Non-PO Portion), the Pool 2 Balance (Non-PO Portion), the Pool 1 Balance (PO Portion) and the Pool 2 Balance (PO Portion) (the "Non-PO Voting Interest") and (B) the sum of the Pool 1 Balance (PO Portion) and Pool 2 Balance (PO Por-tion) divided by the sum of the Pool 1 Balance (Non-PO Portion), the Pool 2 Balance (Non-PO Portion), the Pool 1 Balance (PO Portion) and the Pool 2 Bal-ance (PO Portion); the holders of the Class M Certificates of each Group will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Series 1998-4 Certificates equal to the product of (i) the ratio obtained by dividing the applicable Class M Principal Balance by the sum of the Pool 1 Balance (Non-PO Portion) and the Pool 2 Bal-ance (Non-PO Portion) and (ii) the Non-PO Voting Interest; and the holders of the Class B Certificates will collectively be entitled to the balance of the aggregate Voting Interest represented by all Series 1998-4 Certificates (the "Class B Voting Interest"). The aggregate Voting Interest of each Subclass of Class A Certificates (other than the Class 1-A-PO Certificates and the Class 2-A-PO Certificates) on any date will be equal to the product of (a) the portion the Class A Voting Interest on such date represented by clause (A) above and
(b) the fraction obtained by dividing
the Class A Subclass Principal Balance of such Subclass by the sum of the Class A Non-PO Principal Balance for the Group 1 Certificates and the Class A Non-PO Principal Balance for the Group 2 Certificates on such date. The aggregate Vot-ing Interest of the Class A-PO Certificates of a Group on any date will be equal to the product of (a) the portion of the Class A Voting Interest on such date represented by clause (B) above and (b) the fraction obtained by dividing the Class A Subclass Principal Balance of such Subclass by the sum of the Class A Subclass Principal Balances of the Class 1-A-PO and Class 2-A-PO Certifi-cates. The aggregate Voting Interest of each Subclass of Class B Certificates on any date will be equal to the product of (a) the Class B Voting Interest on such date and (b) the fraction obtained by dividing the Class B Subclass Prin-cipal Balance of such Subclass on such date by the sum of the Class B Principal Balances of the Group 1 Certificates and the Group 2 Certificates on such date. Each Certificateholder of a Class or Subclass will have a Voting Interest equal to the product of the Voting Interest to which such Class or Subclass is col-lectively entitled and the Percentage Interest in such Class or Subclass repre-sented by such holder's Certificates. With respect to any provisions of the Pooling and Servicing Agreement providing for action, consent or approval of each Class or Subclass of Certificates or specified Classes or Subclasses of Certificates, each Certificateholder of a Class or Subclass will have a Voting Interest in such Class or Subclass equal to such holder's Percentage Interest in such Class or Subclass. Unless Definitive Certificates are issued as de-scribed above, Beneficial Owners of Book-Entry Certificates may exercise their voting rights only through Participants.

TRUSTEE
  The Trustee for the Series 1998-4 Certificates will be United States Trust Company of New York, a New York state chartered bank and trust company. The corporate trust office of the Trustee is located at 114 West 47th Street, New York, New York 10036. See "The Pooling and Servicing Agreement -- The Trustee" in the Prospectus.

TRUST ADMINISTRATOR
  First Union National Bank will act as Trust Administrator for the Series 1998-4 Certificates. The corporate trust office of the Trust Administrator is located at 230 South Tryon Street, Charlotte, North Carolina 28288. The Trust Administrator will perform certain administrative functions on behalf of the Trustee and will act as the initial paying agent, certificate registrar and custodian. In addition, the Trust Administrator will be required to make Peri-odic Advances to the limited extent described herein with respect to the Mort-gage Loans serviced by Norwest Mortgage if Norwest Mortgage, as Servicer, fails to make a Periodic Advance required by the related Underlying Servicing Agree-ment. See "Description of the Certificates -- Periodic Advances" herein.

MASTER SERVICER
  Norwest Bank will act as "Master Servicer" of the Mortgage Loans and, in that capacity, will supervise the servicing of the Mortgage Loans, cause the Mort-gage Loans to be serviced in the event a Servicer is terminated and a successor servicer is not appointed, provide certain reports to the Trustee regarding the Mortgage Loans and the Certificates, compute the amount of distributions to be made on the Certificates and any losses to be allocated to the Certificates and make Periodic Advances to the limited extent described herein with respect to the Mortgage Loans if a Servicer other than Norwest Mortgage fails to make a Periodic Advance required by the related Underlying Servicing Agreement. Under the Pooling and Servicing Agreement, any good faith interpretation of the Mas-ter Servicer of any provisions of the Pooling and Servicing Agreement relating to the distributions to be made on or the allocation of any losses to the Cer-tificates which the Master Servicer concludes are ambiguous or unclear will be binding on Certificateholders. The Master Servicer will be entitled to a "Mas-ter Servicing Fee" payable monthly equal to the product of (i) 1/12th of 0.016% (the "Master Servicing Fee Rate") and (ii) the aggregate Scheduled Principal Balances of the Mortgage Loans as of the first day of each month. The Master Servicer will pay all administrative expenses to the Trust Estate subject to reimbursement as described under "Master Servicer" in the Prospectus.

SPECIAL SERVICING AGREEMENTS
  The Pooling and Servicing Agreement may permit the Master Servicer to enter into a special servicing agreement with an unaffiliated holder of a Subclass of Class B Certificates or of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certifi-cates. Pursuant to such an agreement, such holder may instruct the Master Servicer to instruct the Servicers, to the extent provided in the applicable Underlying Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans in the related Pool. Such commencement or delay at such holder's direction will be taken by the Master Servicer only after such holder deposits a specified amount of cash with the Master Servicer. Such cash will be available for distribution to Certificateholders if Liquidation Pro-ceeds are less than they otherwise may have been had the Servicers acted pursu-ant to their normal servicing procedures.

OPTIONAL TERMINATION
  At its option, the Seller may purchase from the Trust Estate all of the Mort-gage Loans, and thereby effect early retirement of the Series 1998-4 Certifi-cates, on any Distribution Date when the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 10% of the sum of the Cut-Off Date Aggregate Principal Balances of the Pool 1 Mortgage Loans and the Pool 2 Mortgage Loans. This option can be exercised regardless of whether the aggregate Scheduled Principal Balance of the Mortgage Loans in an individual Pool is less than 10% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans in such Pool. Any such purchase will be made only in connection with a "qualified liq-uidation" of each of the Upper-Tier REMIC and the Lower-Tier REMIC within the meaning of Section 860F(a)(4)(A) of the Code. The purchase price will generally be equal to the unpaid principal balance of each Mortgage Loan plus the fair market value of other property (including any Mortgaged Property title to which has been acquired by the Trust Estate ("REO Property")) in the Trust Estate plus accrued interest. In the event the Trust Estate is liquidated as described above, holders of the Certificates of a Group, to the extent funds are avail-able for distribution to such Group, will receive the unpaid principal balance of their Certificates and any accrued and unpaid interest thereon. The amount, if any, remaining in the Certificate Account after the payment of all principal and interest on the Certificates and expenses of the Lower-Tier REMIC will be distributed to the holder of the Class 1-A-LR Certificate. See "Description of the Certificates -- Additional Rights of the Class 1-A-R and Class 1-A-LR Certificateholders" herein and "The Pooling and Servicing Agreement -- Termina-tion; Purchase of Mortgage Loans" in the Prospectus. The exercise of the fore-going option will be in the Seller's sole discretion. Without limitation, the Seller may enter into agreements with third parties to (i) exercise such option at the direction of such third party or (ii) forbear from the exercise of such option.

                        SERVICING OF THE MORTGAGE LOANS

  Norwest Mortgage will service approximately 90.74% (by Cut-Off Date Aggregate Principal Balance) of the Pool 1 Mortgage Loans and approximately 74.02% (by Cut-Off Date Aggregate Principal Balance) of the Pool 2 Mortgage Loans and the other servicers listed below (the "Other Servicers," and collectively with Norwest Mortgage, the "Servicers") will service the balance of the Pool 1 and Pool 2 Mortgage Loans, as indicated, each pursuant to a separate Underlying Servicing Agreement. The rights to enforce the related Servicer's obligations under each Underlying Servicing Agreement with respect to the related Mortgage Loans will be assigned to the Trust Administrator, on behalf of the Trustee for the benefit of Certificateholders. Among other things, the Servicers are obli-gated under certain circumstances to advance delinquent payments of principal and interest with respect to the Mortgage Loans. See "Servicing of the Mortgage Loans" in the Prospectus.

THE SERVICERS
  The Mortgage Loans initially will be serviced by the following entities:

                            APPROXIMATE PERCENTAGE OF CUT-OFF APPROXIMATE PERCENTAGE OF CUT-OFF
                            DATE AGGREGATE PRINCIPAL BALANCE  DATE AGGREGATE PRINCIPAL BALANCE
   NAME OF SERVICER         OF POOL 1 MORTGAGE LOANS SERVICED OF POOL 2 MORTGAGE LOANS SERVICED
   ----------------         --------------------------------- ---------------------------------
   Norwest Mortgage,
    Inc. ..................               90.74%                            74.02%
   National City Mortgage
    Co. ...................                3.95%                             0.64%
   FT Mortgage Companies...                2.25%                             7.32%
   First Bank National
    Association............                1.22%                             0.53%
   First Union Mortgage
    Corp. .................                0.97%                            11.96%
   The Huntington Mortgage
    Company................                0.52%                             0.40%
   Suntrust Mortgage
    Inc. ..................                0.22%                             5.13%
   America First Credit
    Union..................                0.13%                              N/A
                                         ------                            ------
     Total.................              100.00%                           100.00%
                                         ======                            ======

  Certain information with respect to the loan servicing experience of Norwest Mortgage is set forth under "Delinquency and Foreclosure Experience."

  The Mortgage Loans serviced by Norwest Mortgage are serviced either from Norwest Mortgage's servicing center located in Frederick, Maryland (the "Norwest Frederick-Serviced Loans") or from one of several other regional ser-vicing centers (the "Norwest Non-Frederick-Serviced Loans"). As of the Cut-Off Date, it is expected that 560 of the Pool 1 Mortgage Loans, representing ap-proximately 81.14% of the Cut-Off Date Aggregate Principal Balance of the Pool 1 Mortgage Loans and 613 of the Pool 2 Mortgage Loans, representing approxi-mately 68.84% of the Cut-Off Date Aggregate Principal Balance of the Pool 2 Mortgage Loans, will be Norwest Frederick-Serviced Loans and 58 of the Pool 1 Mortgage Loans, representing approximately 9.60% of the Cut-Off Date Aggregate Principal Balance of the Pool 1 Mortgage Loans and 44 of the Pool 2 Mortgage Loans, representing approximately 5.18% of the Cut-Off Date Aggregate Principal Balance of the Pool 2 Mortgage Loans, will be Norwest Non-Frederick-Serviced Loans.

SERVICER CUSTODIAL ACCOUNTS
  Each Servicer is required to establish and maintain a custodial account for principal and interest (each such account, a "Servicer Custodial Account"), into which it will deposit all collections of principal (including principal prepayments and Liquidation Proceeds in respect of principal, if any) on any Mortgage Loan that such Servicer services, interest (net of Servicing Fees) on any Mortgage Loan that such Servicer services, related insurance proceeds, ad-vances made from the Servicer's own funds and the proceeds of any purchase of a related Mortgage Loan for breach of a representation or warranty or the sale of a Mortgaged Property in connection with liquidation of the related Mortgage Loan. All Servicer Custodial Accounts are required to be held in a depository institution and invested in the manner specified in the related Underlying Ser-vicing Agreement. Funds in such accounts generally must be held separate and apart from the assets of the Servicer and generally may not be commingled with funds held by a Servicer with respect to mortgage loans other than the Mortgage Loans.

  Not later than the Remittance Date, the Servicers are obligated to remit to the applicable Certificate Account all amounts on deposit in the Servicer Cus-todial Account as of the close of business on the business day preceding the Remittance Date other than the following:

    (a) amounts received as late payments of principal or interest respecting which such Servicer previously has made one or more unreimbursed Periodic Advances;

    (b) any unreimbursed Periodic Advances of such Servicer with respect to Liquidated Loans;

    (c) those portions of each payment of interest on a particular Mortgage Loan which represent the applicable Servicing Fee, as adjusted where appli-cable in respect of Month End Interest as described under "Description of the Certificates -- Interest";

    (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

    (e) unless the applicable Underlying Servicing Agreement provides for daily remittances of Unscheduled Principal Receipts, as described below un-der "-- Anticipated Changes in Servicing," all Unscheduled Principal Re-ceipts received by such Servicer after the applicable Unscheduled Principal Receipt Period with respect thereto specified in the applicable Underlying Servicing Agreement, and all related payments of interest on such amounts;

    (f) all amounts representing certain expenses reimbursable to such Servicer and any other amounts permitted to be retained by such Servicer or withdrawn by such Servicer from the Servicer Custodial Account pursuant to the applicable Underlying Servicing Agreement;

    (g) all amounts in the nature of late fees, assumption fees, prepayment fees and similar fees which such Servicer is entitled to retain as addi-tional servicing compensation; and

    (h) reinvestment earnings on payments received in respect of the Mortgage Loans or on other amounts on deposit in the Servicer Custodial Account.

UNSCHEDULED PRINCIPAL RECEIPTS
  The Pooling and Servicing Agreement specifies, as to each type of Unscheduled Principal Receipt, a period (as to each type of Unscheduled Principal Receipt, the "Unscheduled Principal Receipt Period") during which all Unscheduled Prin-cipal Receipts of such type received by the Servicers will be distributed to Certificateholders on the related Distribution Date. Each Unscheduled Principal Receipt Period will either be (i) the one month period ending on the last day of the calendar month preceding the month in which the applicable Remittance Date occurs (such period a "Prior Month Receipt Period") or (ii) the one month period ending on the day preceding the Determination Date preceding the appli-cable Remittance Date (such period a "Mid-Month Receipt Period").

  With respect to the Norwest Frederick-Serviced Loans, the Unscheduled Princi-pal Receipt Period with respect to all types of Unscheduled Principal Receipts is a Mid-Month Receipt Period. With respect to the Norwest Non-Frederick-Serv-iced Loans and Mortgage Loans serviced by Other Servicers, the Unscheduled Principal Receipt Period with respect to all types of Unscheduled Principal Re-ceipts is a Prior Month Receipt Period. For certain Other Servicers, the Unscheduled Principal Receipt Period with respect to partial Unscheduled Prin-cipal Receipts is a Prior Month Receipt Period and with respect to Unscheduled Principal Receipts in full is a Mid-Month Receipt Period.

ANTICIPATED CHANGES IN SERVICING
  Changes in Timing of Remittances of Unscheduled Principal Receipts in Full and Elimination of Month End Interest. The Pooling and Servicing Agreement will provide that the Master Servicer may (but is not required), from time to time and without the consent of any Certificateholder, the Trust Administrator or the Trustee, require Norwest Mortgage as Servicer under the related Underlying Servicing Agreement to, or enter into an amendment to any applicable Underlying Servicing Agreement to require any Other Servicer to, remit Unscheduled Princi-pal Receipts in full to the Master Servicer for deposit into the applicable Certificate Account daily on a specified business day following receipt thereof (to the extent such Other Servicer is not currently remitting such amount on a daily basis) which will generally result in a deposit earlier than on the fol-lowing Remittance Date. In conjunction with any such change, the applicable Servicer would be relieved of its obligation to remit Month End Interest and certain other conforming changes may be made. Such changes would have an effect on the amount of Compensating Interest as described herein under the heading "Description of the Certificates -- Interest." Further, the Pooling and Servic-ing Agreement will provide that the Master Servicer may (but is not required to), without the consent of any Certificateholder, the Trust Administrator or the Trustee, require Norwest Mortgage or any successor thereto under the appli-cable Underlying Servicing Agreement to make remittances to the applicable Cer-tificate Account (other than any remittances which are required to be made dai-ly) on the 18th day of each month, or if such 18th day is not a business day, on the preceding business day. No assurance can be given as to the timing of any such changes or that any such changes will occur.

  Changes in Unscheduled Principal Receipt Period. The Pooling and Servicing Agreement will provide that the Master Servicer may (but is not required to), from time to time and without the consent of any Certificateholder, the Trust Administrator or the Trustee, (a) direct Norwest Mortgage, as Servicer under the related Underlying Servicing Agreement, to change the Unscheduled Principal Receipt Period applicable to any type of Unscheduled Principal Receipt within the parameters described in (i), (ii) and (iii) below or (b) with respect to any Other Servicer, enter into an amendment to any applicable Underlying Ser-vicing Agreement for the purpose of changing the Unscheduled Principal Receipt Period applicable to any type of Unscheduled Principal Receipt within the pa-rameters described in (iv) below and making any necessary conforming changes incident thereto. In connection therewith, (i) the Unscheduled Principal Re-ceipt Period for the Norwest Non-Frederick-Serviced Loans may be changed (to achieve consistency with the Norwest Frederick-Serviced Loans) to a Mid-Month Receipt Period with respect to all types of Unscheduled Principal Receipts;
(ii) the Unscheduled Principal Receipt Period for the Norwest Non-Frederick-Serviced Loans may be changed to achieve an Unscheduled Principal Receipt Pe-riod regime (the "Target Regime") under which the Unscheduled Principal Receipt Period with respect to partial Unscheduled Principal Receipts would be a Prior Month Receipt Period and the Unscheduled Principal Receipt Period with respect to Unscheduled Principal Receipts in full would be a Mid-Month Receipt Period;
(iii) the Unscheduled Principal Receipt Period for the Norwest Frederick-Serv-iced Loans may be changed to the Target Regime and (iv) the Unscheduled Princi-pal Receipt Periods for the Mortgage Loans serviced by Other Servicers which do not currently conform to the Target Regime may be changed to the Target Regime.

  Because Unscheduled Principal Receipts will result in interest shortfalls to the extent that they are not distributed to Certificateholders in the month in which they are received by the applicable Servicer, changing the applicable Unscheduled Principal Receipt Period from a Mid-Month Receipt Period to a Prior Month Receipt Period may have the effect of increasing the amount of interest shortfalls with respect to the applicable type of Unscheduled Principal Re-ceipt. Conversely, changing the applicable Unscheduled Principal Receipt Period from a Prior Month Receipt Period to a Mid-Month Receipt Period may decrease the amount of interest shortfalls with respect to the applicable type of Unscheduled Principal Receipt. See "Description of the Certificates--Interest." No assurance can be given as to the timing of any change to any Unscheduled Principal Receipt Period or that any such changes will occur.

FIXED RETAINED YIELD; SERVICING COMPENSATION AND PAYMENT OF EXPENSES
  A fixed percentage of the interest on each Mortgage Loan (the "Fixed Retained Yield") with a per annum Mortgage Interest Rate greater than (i) the sum of (a) 7.000% with respect to a Pool 1 Mortgage Loan and 6.750% with respect to a Pool 2 Mortgage Loan, (b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mort-gage Interest Rate on each Mortgage Loan minus the rate described in clause
(i), will not be included in the Trust Estate. There will be no Fixed Retained Yield on any Mortgage Loan with a Mortgage Interest Rate equal to or less than the rate described in clause (i). See "Servicing of the Mortgage Loans -- Fixed Retained Yield, Servicing Compensation and Payment of Expenses" in the Prospec-tus for further information regarding Fixed Retained Yield.

  The primary compensation payable to each of the Servicers is the aggregate of the Servicing Fees applicable to the related Mortgage Loans. The Servicing Fee applicable to each Mortgage Loan is expressed as a fixed percentage (the "Ser-vicing Fee Rate") of the scheduled principal balance (as defined in the Under-lying Servicing Agreement) of such Mortgage Loan as of the first day of each month. The Servicing Fee Rate for each Mortgage Loan will be a fixed percentage rate per annum. The Servicing Fee Rate for each Mortgage Loan is 0.25% per an-num. In addition to the Servicing Fees, late payment fees, loan assumption fees and prepayment fees with respect to the Mortgage Loans, and any interest or other income earned on collections with respect to the Mortgage Loans pending remittance to the Certificate Account, will be paid to, or retained by, the Servicers as additional servicing compensation.

  The Master Servicer will pay all routine expenses, including fees of the Trustee and the Trust Administrator incurred in connection with its responsi-bilities under the Pooling and Servicing Agreement, subject to certain rights of reimbursement as described in the Prospectus. The servicing fees and other expenses of the Upper-Tier REMIC and Lower-Tier REMIC will be allocated to the holders of the Class 1-A-R and Class 1-A-LR Certificates, respectively, who are individuals, estates or trusts (whether such Certificates are held directly or through certain pass-through entities) as additional gross income without a corresponding distribution of cash, and any such investor (or its owners, in the case of a pass-through entity) may be limited in its ability to deduct such expenses for regular tax purposes and may not be able to deduct such expenses to any extent for alternative minimum tax purposes. Unless and until applicable authority provides otherwise, the Seller intends to treat all such expenses as incurred by the Lower-Tier REMIC and therefore as allocable to the holder of the Class 1-A-LR Certificate. See "Certain Federal Income Tax Consequence -- Federal Income Tax Consequences for REMIC Certificates -- Limitations on Deduc-tion of Certain Expenses" in the Prospectus.

SERVICER DEFAULTS
  The Trustee will have the right pursuant to the Underlying Servicing Agree-ments to terminate a Servicer in certain events, including the breach by such Servicer of any of its material obligations under its Underlying Servicing Agreement. In the event of such termination, (i) the Trustee may enter into a substitute Underlying Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, another servicing institution acceptable to the Trustee and each Rating Agency; and (ii) the Master Servicer shall assume cer-tain of the Servicer's servicing obligations under such Underlying Servicing Agreement, including the obligation to make Periodic Advances (limited as pro-vided herein under the heading "Pooling and Servicing Agreement -- Periodic Ad-vances"), until such time as a successor servicer is appointed. Any successor Servicer, including the Master Servicer or the Trustee, will be entitled to compensation arrangements similar to those provided to the Servicer. See "Ser-vicing of the Mortgage Loans -- Fixed Retained Yield, Servicing Compensation and Payment of Expenses" in the Prospectus.

                       FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion represents the opinion of Cadwalader, Wickersham & Taft as to the anticipated material federal income tax consequences of the pur-chase, ownership and disposition of the Offered Certificates.

  The Trust Estate will consist of two segregated asset groupings, each of which will qualify as a REMIC for federal income tax purposes. One REMIC (the "Lower-Tier REMIC") will issue certain uncertificated interests (each, a "Low-er-Tier REMIC Regular Interest"), each of which will be designated as a regular interest in the Lower-Tier REMIC, and the Class 1-A-LR Certificate, which will be designated as the residual interest in the Lower-Tier REMIC. The assets of the Lower-Tier REMIC will include the Pool 1 and Pool 2 Mortgage Loans (exclu-sive of Fixed Retained Yield), together with the amounts held by the Master Servicer in two separate accounts in which collections on the Pool 1 and Pool 2 Mortgage Loans, respectively, will be deposited (each, a "Certificate Ac-count"), the hazard insurance policies and primary mortgage insurance policies, if any, relating to the Pool 1 and Pool 2 Mortgage Loans and any property that secured a Pool 1 and Pool 2 Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure.

  The second REMIC (the "Upper-Tier REMIC") will issue all Subclasses of the Class A Certificates (other than the Class 1-A-LR Certificate), the Class M Certificates and all Subclasses of the Class B Certificates. All Subclasses of Offered Class A Certificates (other than the Class 1-A-R and Class 1-A-LR Cer-tificates), the Class 1-M and Class 2-M Certificates and all Subclasses of Of-fered Class B Certificates (collectively, the "Regular Certificates"), together with the Class A-PO Certificates, and the Class B-3, Class B-4, and Class B-5 Certificates, will be designated as regular interests in the Upper-Tier REMIC, and the Class 1-A-R Certificate will be designated as the residual interest in the Upper-Tier REMIC. The regular interests and the residual interest in the Upper-Tier REMIC are referred to herein collectively as the "Upper-Tier Certif-icates." The Class 1-A-R and Class 1-A-LR Certificates are "Residual Certifi-cates" for purposes of the Prospectus. The assets of the Upper-Tier REMIC will include the uncertificated Lower-Tier REMIC Regular Interests and a separate account in which distributions on the uncertificated Lower-Tier REMIC Regular Interests will be deposited. The aggregate amount distributed to the holders of the Upper-Tier Certificates, payable from such separate account, will be equal to the aggregate distributions in respect of the Mortgage Loans on the uncertificated Lower-Tier REMIC Regular Interests.

  The Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" for a domestic building and loan association, "real estate assets" for a real estate investment trust, "qualified mortgages" for a REMIC and "permitted assets" for a financial asset securitization investment trust, to the extent described in the Prospectus.

REGULAR CERTIFICATES
  The Regular Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial Owners (or, in the case of Definitive Certificates, holders) of the Regular Certificates will be re-quired to report income on such Certificates in accordance with the accrual method of accounting.

  The Class 1-A-9, Class 1-A-10 and Class 1-A-11 Certificates will be issued with original issue discount in an amount equal to the excess of the sum of all distributions of principal and interest (whether current or accrued) expected to be received thereon over their respective issue prices (including accrued interest). It is anticipated that the Class 1-A-1, Class 1-A-2, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-12, Class 1-M, Class 1-B-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-6 and Class 2-M Certificates will be issued at a premium and that the Class 1-A-3, Class 1-A-8, Class 1-B-2, Class 2-A-5, Class 2-B-1 and Class 2-B-2 Certificates will be issued with de minimis original issue discount for federal income tax purposes. Finally, it is anticipated that the Class A-PO, Class B-3, Class B-4 and Class B-5 Certifi-cates, which are not offered hereby, will be issued with original issue dis-count for federal income tax purposes.

  Although unclear for federal income tax purposes, it is anticipated that the Class 1-A-4 Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest ex-pected to be received thereon over their respective issue prices (including ac-crued interest). Any "negative" amounts of original issue discount on the Class 1-A-4 Certificates attributable to rapid prepayments with respect to the Pool 1 Mortgage Loans will not be deductible currently, but may be offset against fu-ture positive accruals of original issue discount, if any. Finally, a holder of a Class 1-A-4 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncon-tingent bond method" of the contingent interest rules in the OID Regulations, as amended on June 12, 1996, may be promulgated with respect to the Class 1-A-4 Certificates. See "Certain Federal Income Taxes -- Federal Income Tax Conse-quence For REMIC Certificates -- Taxation of Regular Certificates --Original Issue Discount" in the Prospectus. Under the noncontingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or de-creased accordingly. Any net reduction in the income accrual for the taxable year below zero (a "Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and would be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant Code provisions indicates, however, that negative amounts of original issue discount on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recog-nized currently or be carried forward until disposition of retirement of the debt obligation.


  The Prepayment Assumption (as defined in the Prospectus) that the Master Servicer intends to use in determining the rate of accrual of original issue discount and whether the original issue discount is considered de minimis will be calculated using 250% of SPA. No representation is made as to the actual rate at which the Mortgage Loans will prepay.

RESIDUAL CERTIFICATES
  The holders of the Class 1-A-R and Class 1-A-LR Certificates must include the taxable income or loss of the Upper-Tier REMIC and Lower-Tier REMIC, respec-tively, in determining their federal taxable income. The Class 1-A-R and Class 1-A-LR Certificates will remain outstanding for federal income tax purposes un-til there are no Certificates of any other Class outstanding. PROSPECTIVE IN-VESTORS ARE CAUTIONED THAT THE CLASS 1-A-R AND CLASS 1-A-LR CERTIFICATEHOLDERS' REMIC TAXABLE INCOME AND THE TAX LIABILITY THEREON MAY EXCEED, AND MAY SUBSTAN-TIALLY EXCEED, CASH DISTRIBUTIONS TO SUCH HOLDERS DURING CERTAIN PERIODS, IN WHICH EVENT, THE HOLDERS THEREOF MUST HAVE SUFFICIENT ALTERNATIVE SOURCES OF FUNDS TO PAY SUCH TAX LIABILITY. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the Upper-Tier REMIC and Lower-Tier REMIC includible by the holders of the Class 1-A-R and Class 1-A-LR Cer-tificates, respectively, will be treated as "excess inclusion" income, result-ing in (i) the inability of such holders to use net operating losses to offset such income from the respective REMIC, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

  Each of the Class 1-A-R and Class 1-A-LR Certificates will be considered a "noneconomic residual interest," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfer of the Class 1-A-R and Class 1-A-LR Certificates will require the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future,
(ii) understands that it may incur tax liabilities with respect to the Class 1-A-R or Class 1-A-LR Certificate in excess of cash flows generated thereby,
(iii) intends to pay taxes associated with holding the Class 1-A-R or Class 1-A-LR Certificate as such taxes become due and (iv) will not transfer the Class 1-A-R or Class 1-A-LR Certificate to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Trust Administrator that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false. Additionally, the Class 1-A-R and Class 1-A-LR Certificates generally may not be transferred to certain persons who are not U.S. Persons (as defined herein). See "Description of the Certificates -- Re-strictions on Transfer of the Class 1-A-R, Class 1-A-LR, Class M and Offered Class B Certificates" herein and "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates --Limitations on Offset or Exemption of REMIC Income" and "-- Tax-Related Restrictions on Transfer of Residual Certificates -- Noneconomic Resid-ual Interests" in the Prospectus.

  An individual, trust or estate that holds the Class 1-A-R or Class 1-A-LR Certificate (whether such Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with re-spect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the respective REMIC in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alterna-tive minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the Class 1-A-R or Class 1-A-LR Certificate may not be recovered un-til termination of the respective REMIC. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the Class 1-A-R or Class 1-A-LR Certificate are unclear. The preamble to the REMIC Regulations indicates that the Internal Revenue Service anticipates providing guidance with respect to the federal tax treatment of such consideration. Any transferee receiving consideration with respect to the Class 1-A-R or Class 1-A-LR Certificate should consult its tax advisors.

  DUE TO THE SPECIAL TAX TREATMENT OF RESIDUAL INTERESTS, THE EFFECTIVE AFTER-TAX RETURN OF THE CLASS 1-A-R AND CLASS 1-A-LR CERTIFICATES MAY BE SIGNIFI-CANTLY LOWER THAN WOULD BE THE CASE IF THE CLASS 1-A-R AND CLASS 1-A-LR CERTIF-ICATES WERE TAXED AS DEBT INSTRUMENTS, OR MAY BE NEGATIVE.

  See "Certain Federal Income Tax Consequences" in the Prospectus.

                              ERISA CONSIDERATIONS

  Neither the Class 1-A-R nor Class 1-A-LR Certificate may be purchased by or transferred to any person which is an employee benefit plan or other retirement plan or arrangement subject to Title I of ERISA or Code Section 4975 (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a mate-rial extent, similar to the foregoing provisions of ERISA or the Code (collec-tively, with an ERISA Plan, a "Plan"), or any person acting on behalf of or in-vesting the assets of such Plan. Accordingly, the following discussion does not purport to discuss the considerations under ERISA, Code Section 4975 or Similar Law with respect to the purchase, acquisition or resale of the Class 1-A-R and Class 1-A-LR Certificates and for purposes of the following discussion all ref-erences to the Offered Certificates are deemed to exclude the Class 1-A-R and Class 1-A-LR Certificates.

  In addition, under current law the purchase and holding of any of the Class M or Offered Class B Certificates by or on behalf of a Plan may result in "pro-hibited transactions" within the meaning of ERISA and Code Section 4975 or Sim-ilar Law. Transfer of the Class M or Offered Class B Certificates will not be made unless the transferee (i) executes a representation letter in form and substance satisfactory to the Trust Administrator and the Seller stating that
(a) it is not, and is not acting on behalf of, any such Plan or using the as-sets of any such Plan to effect such purchase or (b) if it is an insurance com-pany, that the source of funds used to purchase the Class M or Offered Class B Certificates is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the con-tract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all re-serves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (ii) provides
(A) an opinion of counsel in form and substance satisfactory to the Trust Ad-ministrator and the Seller that the purchase or holding of the Class M or Of-fered Class B Certificates by or on behalf of such Plan will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Seller, the Master Servicer, the Trust Administrator or the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement and (B) such other opinions of counsel, officers' certifi-cates and agreements as the Seller or the Master Servicer may require in con-nection with such transfer. The Class M and Offered Class B Certificates will contain a legend describing such restrictions on transfer and the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Accordingly, the following discussion does not purport to discuss the considerations under ERISA, Code Section 4975 or Similar Law with respect to the purchase, acquisition or resale of the Class M or Offered Class B Certificates and for purposes of the following discussion all references to the Offered Certificates are deemed to exclude the Class M and Offered Class B Certificates.

  As described in the Prospectus under "ERISA Considerations," ERISA and the Code impose certain duties and restrictions on ERISA Plans and certain persons who perform services for ERISA Plans. Comparable duties and restrictions may exist under Similar Law on governmental plans and certain persons who perform services for governmental plans. For example, unless exempted, investment by a Plan in the Offered Certificates may constitute a prohibited transaction under ERISA, the Code or Similar Law. There are certain exemptions issued by the United States Department of Labor (the "DOL") that may be applicable to an in-vestment by an ERISA Plan in the Offered Certificates, including the individual administrative exemption described below and Prohibited Transaction Class Ex-emption 83-1 ("PTE 83-1"). For a further discussion of the individual adminis-trative exemption and PTE 83-1, including the necessary conditions to their ap-plicability, and other important factors to be considered by an ERISA Plan con-templating investing in the Offered Certificates, see "ERISA Considerations" in the Prospectus.

  On February 22, 1991, the DOL issued to Lehman an individual administrative exemption, Prohibited Transaction Exemption 91-14, 56 Fed. Reg. 7413 (the "Ex-emption"), from certain of the prohibited transaction rules of ERISA with re-spect to the initial purchase, the holding and the subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. The Exemption might apply to the acquisition, holding and resale of the Offered Certificates by an ERISA Plan, provided that specified conditions are met.

  Among the conditions which would have to be satisfied for the Exemption to apply to the acquisition by an ERISA Plan of the Offered Certificates is the condition that the ERISA Plan investing in the Offered Certificates be an "ac-credited investor" as defined in Rule 501(a)(1) of Regulation D of the Securi-ties and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

  Before purchasing an Offered Certificate, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief pro-vided in the Exemption or the availability of any other prohibited transaction exemptions (including PTE 83-1), and whether the conditions of any such exemp-tion will be applicable to the Offered Certificates, and a fiduciary of a gov-ernmental plan should make its own determination as to the need for and avail-ability of any exemptive relief under Similar Law. Any fiduciary of an ERISA Plan considering whether to purchase an Offered Certificate should also care-fully review with its own legal advisors the applicability of the fiduciary duty provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.

                                LEGAL INVESTMENT

  The Offered Class A Certificates and the Class M Certificates constitute "mortgage related securities" for purposes of the Secondary Mortgage Market En-hancement Act of 1984, as amended ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statis-tical rating organization. As such, the Offered Class A Certificates and the Class M Certificates are legal investments for certain entities to the extent provided in SMMEA. However, institutions subject to the jurisdiction of the Of-fice of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or state banking, insur-ance or other regulatory authorities should review applicable rules, supervi-sory policies and guidelines of these agencies before purchasing any of the Of-fered Class A Certificates and the Class M Certificates, as certain Subclasses of the Offered Class A Certificates or the Class M Certificates may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and certain restrictions may apply to investments in other Subclasses of the Offered Class A Certificates or the Class M Certificates. It should also be noted that certain states have enacted legislation limiting to varying extents the ability of certain entities (in particular insurance compa-nies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent Offered Class A and Class M Certificates constitute legal investments for such invest-ors. See "Legal Investment" in the Prospectus.

  The Offered Class B Certificates will not constitute "mortgage related secu-rities" under SMMEA. The appropriate characterization of the Offered Class B Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Class B Cer-tificates, may be subject to significant interpretative uncertainties. All in-vestors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Class B Certificates will constitute legal invest-ments for them. See "Legal Investment" in the Prospectus.

                                SECONDARY MARKET

  There will not be any market for the Offered Certificates prior to the issu-ance thereof. Each Underwriter intends to act as a market maker in the Offered Certificates purchased by such Underwriter subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is un-der no obligation to do so. There can be no assurance that a secondary market in the Offered Certificates will develop or, if such a market does develop, that it will provide holders of Offered Certificates with liquidity of invest-ment at any particular time or for the life of the Offered Certificates. As a source of information concerning the Certificates and the Mortgage Loans, pro-spective investors in Certificates may obtain copies of the reports included in monthly statements to Certificateholders described under "Description of Cer-tificates--Reports" upon written request to the Trust Administrator at the Cor-porate Trust Office.

                                  UNDERWRITING

  Subject to the terms and conditions of the underwriting agreement dated July 12, 1996 and the terms agreement dated January 9, 1998 (together, the "Lehman Underwriting Agreement") among Norwest Mortgage, the Seller and Lehman Brothers Inc. ("Lehman"), as underwriter, and the underwriting agreement dated July 12, 1996 and the terms agreement dated January 15, 1998 (together, the "Salomon Un-derwriting Agreement") among Norwest Mortgage, the Seller and Salomon Brothers Inc ("Salomon"), as underwriter, the Offered Class A Certificates are being purchased from the Seller by Lehman and the Class M Certificates and the Of-fered Class B Certificates are being purchased from the Seller by Salomon, in each case upon issuance thereof. Each of Lehman and Salomon is referred to herein as an "Underwriter," and together, as the "Underwriters," and each of the Lehman Underwriting Agreement and the Salomon Underwriting Agreement is re-ferred to herein as an "Underwriting Agreement." Lehman is committed to pur-chase all of the Offered Class A Certificates if any such Certificates are pur-chased, and Salomon is committed to purchase all of the Class M and Offered Class B Certificates if any such Certificates are purchased. Each Underwriter has advised the Seller that it proposes to offer the Offered Certificates pur-chased by such Underwriter, from time to time, for sale in negotiated transac-tions or otherwise at prices determined at the time of sale. Proceeds to the Seller from the sale of the Offered Certificates are expected to be approxi-mately 99.78% and 99.51% of the initial aggregate principal balance of the Of-fered Class A Certificates which are Group 1 Certificates and Group 2 Certifi-cates, respectively, approximately 101.73% and 99.99% of the aggregate princi-pal balance of the Class 1-M Certificates and the Class 2-M Certificates, re-spectively, approximately 100.99% and 99.26% of the aggregate initial principal balance of the Class 1-B-1 Certificates and the Class 2-B-1 Certificates, re-spectively, and approximately 99.18% and 97.47% of the aggregate initial prin-cipal balance of the Class 1-B-2 Certificates and the Class 2-B-2 Certificates, respectively, plus, in each case, accrued interest thereon, from January 1, 1998 to (but not including) January 28, 1998, before deducting expenses payable by the Seller. Neither Underwriter is an affiliate of the Seller. Lehman has advised the Seller that it has not allocated the purchase price paid to the Seller for the Subclasses of Offered Class A Certificates of a Group among such Subclasses. The Underwriters and any dealers that participate with an Under-writer in the distribution of the Offered Certificates may be deemed to be un-derwriters, and any discounts or commissions received by them and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act.

  Each Underwriting Agreement provides that the Seller or Norwest Mortgage will indemnify the applicable Underwriter against certain civil liabilities under the Securities Act or contribute to payments which such Underwriter may be re-quired to make in respect thereof.

                                 LEGAL MATTERS

  The validity of the Offered Certificates and certain tax matters with respect thereto will be passed upon for the Seller by Cadwalader, Wickersham & Taft, New York, New York. Certain legal matters will be passed upon for the Under-writers by Brown & Wood LLP, New York, New York.

                                USE OF PROCEEDS

  The net proceeds to be received from the sale of the Offered Certificates will be applied by the Seller to the purchase from Norwest Mortgage of the Mortgage Loans underlying the Series 1998-4 Certificates.

                                    RATINGS

  It is a condition to the issuance of the Offered Class A Certificates that each Subclass will have been rated "AAA" by DCR and "Aaa" by Moody's. It is a condition to the issuance of the Class M Certificates that they will have been rated at least "AA" by DCR and "Aa2" by Moody's. It is a condition to the issu-ance of the Class B-1 and Class B-2 Certificates that they will have been rated "A" and "BBB," respectively, by DCR . A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evalu-ated independently of any other security rating.

  The ratings assigned by DCR to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. DCR's ratings reflect its analysis of the riskiness of the mortgage loans and its analysis of the struc-ture of the transaction as set forth in the operative documents. DCR's ratings do not address the effect on the certificates' yield attributable to prepay-ments or recoveries on the underlying mortgage loans. In addition, the ratings of the Class 1-A-R or Class 1-A-LR Certificate do not assess the likelihood of return to an investor in the Class 1-A-R or Class 1-A-LR Certificate, except to the extent of the Class A Subclass Principal Balance thereof and interest thereon.

  The ratings of Moody's on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions of princi-pal and interest to which such certificateholders are entitled. Moody's rating opinions address the structural, legal and issuer aspects associated with the certificates, including the nature of the underlying mortgage loans and the credit quality of the credit support provider, if any. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated and conse-quently any adverse effect the timing of such prepayments could have on an in-vestor's anticipated yield.

  The ratings of DCR and Moody's also do not address the possibility that, as a result of principal prepayments, a holder of a Class 1-A-4 Certificate may not fully recover its initial investment.

  The Seller has not requested a rating on the Offered Certificates of any Subclass or Class by any rating agency other than DCR and Moody's, although data with respect to the Mortgage Loans may have been provided to other rating agencies solely for their informational purposes. There can be no assurance that any rating assigned by any other rating agency to the Offered Certificates will be as high as those assigned by DCR and Moody's.

                              INDEX OF SIGNIFICANT
                       PROSPECTUS SUPPLEMENT DEFINITIONS

TERM                                                                      PAGE
----                                                                      ----
Accretion Termination Date..............................................  S-44
Accrual Distribution Amount.............................................  S-47
Adjusted Pool Amount....................................................  S-42
Adjusted Pool Amount (PO Portion).......................................  S-42
Adjustment Amount.......................................................  S-80
Aggregate Current Bankruptcy Losses.....................................  S-81
Aggregate Current Fraud Losses..........................................  S-80
Aggregate Current Special Hazard Losses.................................  S-79
Available Master Servicing Compensation.................................  S-43
Bankruptcy Loss.........................................................  S-49
Bankruptcy Loss Amount..................................................  S-81
Beneficial Owner........................................................  S-35
Book-Entry Certificates.................................................   S-4
Bulk Purchase Underwritten Loans........................................  S-16
CBE..................................................................... S-107
Cede....................................................................  S-35
Certificate Account..................................................... S-118
Certificateholder.......................................................   S-4
Certificates............................................................   S-7
Class 1-A Certificates.................................................. Cover
Class 1-A-4 Notional Amount.............................................  S-39
Class 1-A-7 Component...................................................  S-11
Class 1-A-9 Component...................................................  S-12
Class 1-A-10 Component..................................................  S-12
Class 1-B-1 Principal Distribution Amount...............................  S-52
Class 1-B-2 Principal Distribution Amount...............................  S-52
Class 1-M Certificates.................................................. Cover
Class 2-A Certificates.................................................. Cover
Class 2-B Certificates..................................................   S-2
Class 2-B-1 Principal Distribution Amount...............................  S-52
Class 2-B-2 Principal Distribution Amount...............................  S-52
Class A Certificates....................................................   S-2
Class A Non-PO Distribution Amount......................................  S-39
Class A Non-PO Optimal Amount...........................................  S-46
Class A Non-PO Optimal Principal Amount.................................  S-47
Class A Non-PO Principal Amount.........................................  S-47
Class A Non-PO Principal Balance........................................  S-41
Class A Non-PO Principal Distribution Amount............................  S-47
Class A Optimal Amount..................................................  S-46
Class A Percentage......................................................  S-49
Class A Prepayment Percentage...........................................  S-49
Class A Principal Balance...............................................  S-41
Class A Subclass Interest Accrual Amount................................  S-39
Class A Subclass Interest Shortfall Amount..............................  S-45
Class A Subclass Principal Balance......................................  S-40
Class A Voting Interest................................................. S-112
Class A-PO Certificates.................................................   S-2
Class A-PO Deferred Amount..............................................  S-51
Class A-PO Distribution Amount..........................................  S-50
Class A-PO Optimal Principal Amount.....................................  S-50
Class B Certificates....................................................   S-2
Class B Principal Balance...............................................  S-42
Class B Subclass Distribution Amount....................................  S-39
Class B Subclass Interest Accrual Amount................................  S-40
Class B Subclass Interest Shortfall Amount..............................  S-46
Class B Subclass Principal Balance......................................  S-42
Class B Voting Interest................................................. S-112
Class B-1 Certificates..................................................   S-2
Class B-2 Certificates..................................................   S-2
Class B-3 Certificates..................................................   S-2
Class B-4 Certificates..................................................   S-2
Class B-5 Certificates..................................................   S-2
Class M Certificates....................................................   S-2
Class M Distribution Amount.............................................  S-39
Class M Interest Accrual Amount.........................................  S-40
Class M Interest Shortfall Amount.......................................  S-46
Class M Optimal Amount..................................................  S-46
Class M Optimal Principal Amount........................................  S-51
Class M Percentage......................................................  S-53
Class M Prepayment Percentage...........................................  S-53
Class M Principal Balance...............................................  S-41
Class M Principal Distribution Amount...................................  S-51
Closing Date............................................................  S-16
Code....................................................................  S-33
Companion Certificates..................................................   S-2
Compensating Interest...................................................  S-42
Component Interest Accrual Amount.......................................  S-40
Component Interest Shortfall Amount.....................................  S-45
Component Principal Balance.............................................  S-41
Component Rate..........................................................  S-40
Component...............................................................  S-12
Co-op Shares............................................................  S-82
Cooperatives............................................................  S-82
Cross-Over Date.........................................................  S-77
Current Class B-1 Fractional Interest...................................  S-54
Current Class B-2 Fractional Interest...................................  S-54
Current Class B-3 Fractional Interest...................................  S-55
Current Class B-4 Fractional Interest...................................  S-55
Current Class M Fractional Interest.....................................  S-54
Curtailment Interest Shortfalls.........................................  S-44
Cut-Off Date Aggregate Principal Balance................................  S-82
DCR.....................................................................   S-8
Debt Service Reduction..................................................  S-49
Deficient Valuation.....................................................  S-49
Definitive Certificates.................................................  S-13
Determination Date......................................................  S-35

TERM                                                                      PAGE
----                                                                      ----
Discount Mortgage Loans.................................................  S-10
Disqualified Organization...............................................  S-75
Distribution Date.......................................................   S-3
DOL..................................................................... S-121
DTC.....................................................................  S-14
ERISA...................................................................  S-33
ERISA Plan.............................................................. S-120
Excess Bankruptcy Losses................................................  S-81
Excess Fraud Losses.....................................................  S-80
Excess Principal Payments...............................................  S-72
Excess Special Hazard Losses............................................  S-79
Exemption............................................................... S-121
FICO Scores.............................................................  S-88
Fixed 30-Year NMI Non-Frederick Portfolio Loans.........................  S-94
Fixed NMI Frederick Portfolio Loans.....................................  S-94
Fixed 30-year Non-Relocation NMI Frederick Portfolio Loans..............  S-94
Fixed Retained Yield.................................................... S-117
Fraud Loss..............................................................  S-49
Fraud Loss Amount.......................................................  S-80
Group................................................................... Cover
Group 1 Certificates.................................................... Cover
Group 1 Subordinated Certificates....................................... Cover
Group 2 Certificates.................................................... Cover
Group 2 Subordinated Certificates.......................................   S-2
Jumbo Loans.............................................................  S-94
Lehman.................................................................. Cover
Lehman Underwriting Agreement........................................... S-122
Liquidated Loan.........................................................  S-48
Liquidated Loan Loss....................................................  S-48
Lower-Tier REMIC........................................................   S-5
Lower-Tier REMIC Regular Interest....................................... S-118
Loss Severity Percentage................................................ S-108
Master Servicer.........................................................   S-2
Master Servicing Fee.................................................... S-113
Master Servicing Fee Rate............................................... S-113
Mid-Month Receipt Period................................................ S-116
Month End Interest......................................................  S-43
Moody's.................................................................   S-8
Mortgage Loans..........................................................   S-2
Mortgaged Properties....................................................  S-82
Mortgages...............................................................  S-82
NASCOR.................................................................. Cover
Net Foreclosure Profits.................................................  S-74
Net Mortgage Interest Rate..............................................  S-42
Net Partial Liquidation Proceeds........................................  S-37
NMI Frederick Portfolio Loans...........................................  S-94
NMI Non-Frederick Portfolio Loans.......................................  S-94
Non-PO Fraction.........................................................  S-48
Non-PO Voting Interest.................................................. S-112
Non-Supported Interest Shortfalls.......................................  S-43
Norwest Bank............................................................   S-2
Norwest Frederick-Serviced Loans........................................ S-115
Norwest Mortgage........................................................   S-2
Norwest Mortgage Correspondent..........................................   S-2
Norwest Non-Frederick-Serviced Loans.................................... S-115
Offered Certificates....................................................   S-2
Offered Class A Certificates............................................   S-2
Offered Class B Certificates............................................   S-2
Original Subordinated Principal Balance.................................  S-50
Original Class B-1 Fractional Interest..................................  S-54
Original Class B-2 Fractional Interest..................................  S-54
Original Class B-3 Fractional Interest..................................  S-55
Original Class B-4 Fractional Interest..................................  S-55
Original Class M Fractional Interest....................................  S-54
Other Originators.......................................................  S-89
Other Servicers......................................................... S-114
Partial Liquidation Proceeds............................................  S-37
PAC Certificates........................................................   S-2
PAC Principal Amount....................................................  S-58
Pass-Through Rate.......................................................  S-40
Percentage Interest.....................................................  S-39
Periodic Advance........................................................  S-75
PHMC....................................................................  S-94
PHMC Acquisition........................................................  S-94
PHMSC Pool.............................................................. S-108
Plan.................................................................... S-120
PO Fraction.............................................................  S-51
Pool....................................................................   S-2
Pool Balance (Non-PO Portion)...........................................  S-10
Pool Balance (PO Portion)...............................................  S-51
Pool Distribution Amount................................................  S-36
Pool Distribution Amount Allocation.....................................  S-37
Pool 1 Balance (Non-PO Portion).........................................  S-10
Pool 1 Balance (PO Portion).............................................  S-51
Pool 1 Discount Mortgage Loans..........................................  S-10
Pool 1 Distribution Amount..............................................  S-36
Pool 1 Mortgage Loans...................................................   S-2
Pool 1 Premium Mortgage Loans...........................................  S-83
Pool 2 Balance (Non-PO Portion).........................................  S-10
Pool 2 Balance (PO Portion).............................................  S-51
Pool 2 Discount Mortgage Loans..........................................  S-10
Pool 2 Distribution Amount..............................................  S-36
Pool 2 Mortgage Loans...................................................   S-2
Pool 2 Premium Mortgage Loans...........................................  S-84
Pooling and Servicing Agreement......................................... S-112
Prepayments in Full.....................................................  S-42
Prepayment Interest Shortfalls..........................................  S-42
Prepayment Shift Percentage.............................................  S-58
Prior Month Receipt Period.............................................. S-116
Priority Amount.........................................................  S-57
Priority Percentage.....................................................  S-57
Prospectus..............................................................   S-7

TERM                                                                      PAGE
----                                                                      ----
PTE 83-1...............................................................  S-121
PTE 95-60..............................................................  S-120
Realized Loss..........................................................   S-48
Record Date............................................................   S-35
Reduction Amount.......................................................   S-58
Regular Certificates...................................................  S-118
REMIC..................................................................    S-5
Relocation Mortgage Loans..............................................   S-94
Remittance Date........................................................   S-37
REO Property...........................................................  S-114
Residual Certificate...................................................  S-118
Salomon................................................................  Cover
Salomon Underwriting Agreement.........................................  S-122
SASI...................................................................  S-108
SASI Pool..............................................................  S-108
Scheduled I Reduction Amount...........................................   S-58
Scheduled II Reduction Amount..........................................   S-58
Scheduled Certificates.................................................    S-2
Scheduled Components...................................................   S-12
Scheduled Certificates and Components..................................   S-12
Scheduled Principal Amount.............................................   S-57
Scheduled Principal Balance............................................   S-48
SDA....................................................................  S-109
Securities Act.........................................................  S-121
Seller.................................................................    S-2
Senior Certificates....................................................    S-8
Series 1998-4 Certificates.............................................  Cover
Servicer...............................................................    S-2
Servicer Custodial Account.............................................  S-115
Servicing Fee Rate.....................................................  S-117
Shift Percentage.......................................................   S-58
Similar Law............................................................   S-33
SMMEA..................................................................   S-33
SPA....................................................................  S-102
Special Hazard Loss....................................................   S-48
Special Hazard Loss Amount.............................................   S-80
Structuring Assumptions................................................  S-102
Subclass...............................................................    S-2
Subclass B Optimal Amount..............................................   S-47
Subclass B Optimal Principal Amount....................................   S-52
Subclass B Percentage..................................................   S-53
Subclass B Prepayment Percentage.......................................   S-53
Subordinated Certificates..............................................    S-8
Subordinated Percentage................................................   S-50
Subordinated Prepayment Percentage.....................................   S-50
Target Regime..........................................................  S-116
30 Year Mortgage Loan..................................................  S-108
Trust Administrator....................................................    S-8
Trust Estate...........................................................    S-2
Trustee................................................................    S-8
U.S. Person............................................................   S-75
Underlying Servicing Agreement.........................................    S-7
Underwriters...........................................................  Cover
Underwriting Agreements................................................  S-122
Underwriting Standards.................................................   S-16
Unscheduled Principal Amount...........................................   S-57
Unscheduled Principal Receipt Period...................................  S-116
Unscheduled Principal Receipts.........................................   S-36
Upper-Tier Certificates ...............................................  S-118
Upper-Tier REMIC.......................................................    S-5

                     NORWEST ASSET SECURITIES CORPORATION

                                  ("NASCOR")

                                    SELLER

                      MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

                                --------------

  Norwest Asset Securities Corporation (the "Seller" or "NASCOR") may sell from time to time, under this Prospectus and applicable Prospectus Supplements, Mortgage Pass-Through Certificates (the "Certificates"), issuable in series (each, a "Series") consisting of one or more classes (each, a "Class") of Certificates. Any Class of Certificates may be divided into two or more subclasses (each, a "Subclass").

  The Certificates of a Series will represent beneficial ownership interests in a separate trust formed by the Seller. The property of each such trust (for each Series, the "Trust Estate") will be comprised primarily of fixed or adjustable interest rate, conventional, first mortgage loans (the "Mortgage Loans"), secured by one- to four-family residential properties. The Mortgage Loans will have been acquired by the Seller from its affiliate, Norwest Mortgage, Inc. ("Norwest Mortgage"), and will have been underwritten either to Norwest Mortgage's underwriting standards, to the underwriting standards of a Pool Insurer (as defined herein) or to such other standards as are described in the applicable Prospectus Supplement. All of the Mortgage Loans will be serviced by Norwest Mortgage individually or together with one or more other servicers (each, a "Servicer"). Norwest Bank Minnesota, National Association ("Norwest Bank"), an affiliate of Norwest Mortgage, will act as master servicer with respect to each Trust Estate (in such capacity, the "Master Servicer").

  Each Series of Certificates may include one or more Classes of Certificates (the "Subordinated Certificates") that are subordinate in right of distributions or otherwise to one or more of the other Classes of such Series (the "Senior Certificates"). If specified in the applicable Prospectus Supplement, the relative interests of the Senior Certificates and the Subordinated Certificates of a Series in the Trust Estate may be subject to adjustment from time to time on the basis of distributions received in respect thereof and losses allocated to the Subordinated Certificates. If and to the extent specified in the Prospectus Supplement, credit support may be provided for any Series of Certificates, or any Classes or Subclasses thereof, in the form of a limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, mortgage pool insurance policy, reserve fund, cross-support or other form of credit enhancement as described herein or therein.

  Except for the Seller's limited obligations in connection with certain breaches of its representations and warranties, certain undertakings and obligations of the Master Servicer and Norwest Mortgage's obligations as Servicer, the Certificates will not represent obligations of the Seller, the Master Servicer or Norwest Mortgage, or any affiliate of the Seller, the Master Servicer or Norwest Mortgage.

  If specified in the applicable Prospectus Supplement, an election will be made to treat the Trust Estate (or one or more segregated pools of assets therein) underlying a Series of Certificates as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences."

  There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a market will develop, or that if such a market does develop, it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates.

                                --------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
 ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                --------------

  The Certificates may be sold from time to time through one or more different methods, including through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. See "Plan of Distribution." Affiliates of the Seller may from time to time act as agents or underwriters in connection with the sale of the Certificates.

  This Prospectus may not be used to consummate sales of Certificates unless accompanied by the Prospectus Supplement relating to the offering of such Certificates.

                                --------------

                THE DATE OF THIS PROSPECTUS IS JANUARY 22, 1998

                                    REPORTS

  The Master Servicer will prepare, and the Trustee or other Paying Agent appointed for each Series by the Master Servicer will forward to the Certificateholders of each Series statements containing information with respect to principal and interest payments and the related Trust Estate, as described herein and in the applicable Prospectus Supplement for such Series. No information contained in such reports will have been examined or reported upon by an independent public accountant. See "The Pooling and Servicing Agreement--Reports to Certificateholders." In addition, each Servicer for each Series will furnish to the Master Servicer (who will be required to furnish promptly to the Trustee for such Series), a statement from a firm of independent public accountants with respect to the examination of certain documents and records relating to a random sample of mortgage loans serviced by such Servicer pursuant to the related Underlying Servicing Agreement and/or other similar agreements. See "Servicing of the Mortgage Loans--Evidence as to Compliance." Copies of the statements provided by the Master Servicer to the Trustee will be furnished to Certificateholders of each Series upon request addressed to the Trustee for the applicable Series or to the Master Servicer c/o Norwest Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Securities Administration Services Manager.

                            ADDITIONAL INFORMATION

  This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Seller has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., under the Securities Act of 1933, as amended (the "Securities Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and, in each instance, reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at Suite 1300, 7 World Trade Center, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of any documents incorporated herein by reference will be provided to each person to whom a Prospectus is delivered upon written or oral request directed to Norwest Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, telephone number (301) 846-8881.

                        ADDITIONAL DETAILED INFORMATION

  The Seller intends to offer by subscription detailed mortgage loan information in machine readable format updated on a monthly basis (the "Detailed Information") with respect to each outstanding Series of Certificates. The Detailed Information will reflect payments made on the individual mortgage loans, including prepayments in full and in part made on such mortgage loans, as well as the liquidation of any such mortgage loans, and will identify various characteristics of the mortgage loans. Subscribers of the Detailed Information are expected to include a number of major investment brokerage firms as well as financial information service firms. Some of such firms, including certain investment brokerage firms as well as Bloomberg L.P. through the "The Bloomberg(R)" service and Merrill Lynch Mortgage Capital Inc. through the "CMO Passport(R)" service, may, in accordance with their individual business practices and fee schedules, if any, make portions of, or summaries of portions of, the Detailed Information available to their customers and subscribers. The Seller, the Master Servicer and their respective affiliates have no control over and take no responsibility for the actions of such firms in processing, analyzing or disseminating such information. For further information regarding the Detailed Information and subscriptions thereto, please contact Norwest Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, telephone number
(301) 846-8881.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  There are incorporated herein by reference all documents and reports filed or caused to be filed by NASCOR with respect to a Trust Estate pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Certificates evidencing interests therein. Upon request, the Master Servicer will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates a list identifying all filings with respect to a Trust Estate pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act since NASCOR's latest fiscal year covered by its annual report on Form 10-K and a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Master Servicer should be directed to: Norwest Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, telephone number (301) 846-8881.

                               TABLE OF CONTENTS

                                   PROSPECTUS

                                                                            PAGE
                                                                            ----
Reports....................................................................   2
Additional Information.....................................................   2
Additional Detailed Information............................................   2
Incorporation of Certain Information by Reference..........................   3
Summary of Prospectus......................................................   8
  Title of Securities......................................................   8
  Seller...................................................................   8
  Servicers................................................................   8
  Master Servicer..........................................................   8
  The Trust Estates........................................................   8
  Description of the Certificates..........................................   9
  Distributions on the Certificates........................................   9
  Cut-Off Date.............................................................   9
  Distribution Dates.......................................................   9
  Record Dates.............................................................   9
  Credit Enhancement.......................................................   9
  Periodic Advances........................................................  10
  Forms of Certificates....................................................  10
  Optional Purchase of Defaulted Mortgage Loans............................  10
  Optional Purchase of All Mortgage Loans..................................  11
  ERISA Limitations........................................................  11
  Tax Status...............................................................  11
  Legal Investment.........................................................  11
  Rating...................................................................  11
Risk Factors...............................................................  12
  Limited Liquidity........................................................  12
  Limited Obligations......................................................  12
  Limitations, Reduction and Substitution of Credit Enhancement............  12
  Risks of the Mortgage Loans..............................................  12
  Yield and Prepayment Considerations......................................  13
  Book-Entry System for Certain Classes and Subclasses of Certificates.....  13
The Trust Estates..........................................................  14
  General..................................................................  14
  Mortgage Loans...........................................................  14
    Fixed Rate Loans.......................................................  15
    Adjustable Rate Loans..................................................  15
    Graduated Payment Loans................................................  16
    Subsidy Loans..........................................................  16
    Buy-Down Loans.........................................................  17
    Balloon Loans..........................................................  17
    Pledged Asset Mortgage Loans...........................................  17
The Seller.................................................................  17
Norwest Mortgage...........................................................  18
Norwest Bank...............................................................  18
The Mortgage Loan Programs.................................................  19
  Mortgage Loan Production Sources.........................................  19
  Acquisition of Mortgage Loans from Correspondents........................  19
  Mortgage Loan Underwriting...............................................  20
    Norwest Mortgage Underwriting..........................................  20

                                                                           PAGE
                                                                           ----
    Pool Certification Underwriting.......................................  23
  Representations and Warranties..........................................  24
Description of the Certificates...........................................  28
  General.................................................................  28
  Definitive Form.........................................................  28
  Book-Entry Form.........................................................  29
  Distributions to Certificateholders.....................................  30
    General...............................................................  30
    Distributions of Interest.............................................  31
    Distributions of Principal............................................  32
  Other Credit Enhancement................................................  33
    Limited Guarantee.....................................................  34
    Financial Guaranty Insurance Policy or Surety Bond....................  34
    Letter of Credit......................................................  34
    Pool Insurance Policies...............................................  34
    Special Hazard Insurance Policies.....................................  34
    Mortgagor Bankruptcy Bond.............................................  34
    Reserve Fund..........................................................  34
    Cross Support.........................................................  35
Prepayment and Yield Considerations.......................................  35
  Pass-Through Rates......................................................  35
  Scheduled Delays in Distributions.......................................  35
  Effect of Principal Prepayments.........................................  35
  Weighted Average Life of Certificates...................................  36
Servicing of the Mortgage Loans...........................................  37
  The Master Servicer.....................................................  37
  The Servicers...........................................................  38
  Payments on Mortgage Loans..............................................  39
  Periodic Advances and Limitations Thereon...............................  41
  Collection and Other Servicing Procedures...............................  42
  Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage
   Loans..................................................................  42
  Insurance Policies......................................................  44
  Fixed Retained Yield, Servicing Compensation and Payment of Expenses....  45
  Evidence as to Compliance...............................................  45
Certain Matters Regarding the Master Servicer.............................  46
The Pooling and Servicing Agreement.......................................  47
  Assignment of Mortgage Loans to the Trustee.............................  47
  Optional Purchases......................................................  48
  Reports to Certificateholders...........................................  48
  List of Certificateholders..............................................  49
  Events of Default.......................................................  49
  Rights Upon Event of Default............................................  50
  Amendment...............................................................  50
  Termination; Optional Purchase of Mortgage Loans........................  51
  The Trustee.............................................................  51
Certain Legal Aspects of the Mortgage Loans...............................  52
  General.................................................................  52
  Foreclosure.............................................................  52
  Foreclosure on Shares of Cooperatives...................................  53
  Rights of Redemption....................................................  54
  Anti-Deficiency Legislation and Other Limitations on Lenders............  54

                                                                           PAGE
                                                                           ----
  Soldiers' and Sailors' Civil Relief Act and Similar Laws................  55
  Environmental Considerations............................................  56
  "Due-on-Sale" Clauses...................................................  57
  Applicability of Usury Laws.............................................  58
  Enforceability of Certain Provisions....................................  58
Certain Federal Income Tax Consequences...................................  59
  Federal Income Tax Consequences for REMIC Certificates..................  59
  General.................................................................  59
  Status of REMIC Certificates............................................  59
  Qualification as a REMIC................................................  60
  Taxation of Regular Certificates........................................  61
    General...............................................................  61
    Original Issue Discount...............................................  62
    Acquisition Premium...................................................  64
    Variable Rate Regular Certificates....................................  64
    Market Discount.......................................................  65
    Premium...............................................................  65
    Election to Treat All Interest Under the Constant Yield Method........  66
    Treatment of Losses...................................................  66
    Sale or Exchange of Regular Certificates..............................  67
  Taxation of Residual Certificates.......................................  67
    Taxation of REMIC Income..............................................  67
    Basis and Losses......................................................  68
    Treatment of Certain Items of REMIC Income and Expense................  69
    Original Issue Discount and Premium...................................  69
    Market Discount.......................................................  69
    Premium...............................................................  69
    Limitations on Offset or Exemption of REMIC Income....................  69
    Tax-Related Restrictions on Transfer of Residual Certificates.........  70
    Disqualified Organizations............................................  70
    Noneconomic Residual Interests........................................  71
    Foreign Investors.....................................................  72
    Sale or Exchange of a Residual Certificate............................  72
    Mark to Market Regulations............................................  73
  Taxes That May Be Imposed on the REMIC Pool.............................  73
    Prohibited Transactions...............................................  73
    Contributions to the REMIC Pool After the Startup Day.................  73
    Net Income from Foreclosure Property..................................  73
  Liquidation of the REMIC Pool...........................................  73
  Administrative Matters..................................................  74
  Limitations on Deduction of Certain Expenses............................  74
  Taxation of Certain Foreign Investors...................................  74
    Regular Certificates..................................................  74
    Residual Certificates.................................................  75
  Backup Withholding......................................................  75
  Reporting Requirements..................................................  76
  Federal Income Tax Consequences for Certificates as to Which No REMIC
   Election Is Made.......................................................  76
    General...............................................................  76
    Tax Status............................................................  77
    Premium and Discount..................................................  77

                                                                            PAGE
                                                                            ----
    Premium................................................................  77
    Original Issue Discount................................................  77
    Market Discount........................................................  78
    Recharacterization of Servicing Fees...................................  78
    Sale or Exchange of Certificates.......................................  78
  Stripped Certificates....................................................  79
    General................................................................  79
    Status of Stripped Certificates........................................  80
    Taxation of Stripped Certificates......................................  80
    Original Issue Discount................................................  80
    Sale or Exchange of Stripped Certificates..............................  81
    Purchase of More Than One Class of Stripped Certificates...............  81
    Possible Alternative Characterizations.................................  81
  Reporting Requirements and Backup Withholding............................  81
  Taxation of Certain Foreign Investors....................................  81
ERISA Considerations.......................................................  82
  General..................................................................  82
  Certain Requirements Under ERISA.........................................  82
    General................................................................  82
    Parties in Interest/Disqualified Persons...............................  82
    Delegation of Fiduciary Duty...........................................  82
  Administrative Exemptions................................................  83
    Individual Administrative Exemptions...................................  83
    PTE 83-1...............................................................  84
  Exempt Plans.............................................................  85
  Unrelated Business Taxable Income--Residual Certificates.................  85
Legal Investment...........................................................  85
Plan of Distribution.......................................................  87
Use of Proceeds............................................................  88
Legal Matters..............................................................  88
Rating.....................................................................  88
Index of Significant Definitions...........................................  89

                             SUMMARY OF PROSPECTUS

  The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus, and by reference to the information with respect to each Series of Certificates contained in the applicable Prospectus Supplement. Certain capitalized terms used and not otherwise defined herein shall have the meanings given elsewhere in this Prospectus. See the "Index of Significant Definitions" beginning on page 88.

Title of Securities...... Mortgage Pass-Through Certificates (Issuable in
                          Series).

Seller................... Norwest Asset Securities Corporation (the "Seller"),
                          a direct, wholly-owned subsidiary of Norwest
                          Mortgage, Inc. ("Norwest Mortgage"), which is an indirect, wholly-owned subsidiary of Norwest Corporation ("Norwest Corporation"). See "The Seller."

Servicers................ Norwest Mortgage and, to the extent specified in the applicable Prospectus Supplement, one or more other entities identified therein (each, a "Servicer") will service the Mortgage Loans contained in each Trust Estate. Each Servicer will perform certain servicing functions with respect to the Mortgage Loans serviced by it pursuant to a related Servicing Agreement (each, an "Underlying Servicing Agreement"). See "Servicing of the Mortgage Loans."

Master Servicer.......... Norwest Bank Minnesota, National Association
                          ("Norwest Bank" and, in such capacity, the "Master Servicer"). Norwest Bank is a direct, wholly-owned subsidiary of Norwest Corporation and an affiliate of the Seller. The Master Servicer will perform certain administration, calculation and reporting functions with respect to each Trust Estate and will supervise the Servicers, in each case, pursuant to a Pooling and Servicing Agreement. In addition, the Master Servicer will generally be required to make Periodic Advances (to the extent described herein) with respect to the Mortgage Loans in each Trust Estate to the extent that the related Servicer (other than Norwest Mortgage) fails to make a required Periodic Advance. See "Servicing of the Mortgage Loans--The Master Servicer" and "--Periodic Advances and Limitations Thereon."

The Trust Estates........ Each Trust Estate will be formed and each Series of
                          Certificates will be issued pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Seller, the Master Servicer and the Trustee specified in the applicable Prospectus Supplement. Each Trust Estate will consist of the related Mortgage Loans (other than the Fixed Retained Yield (as defined herein), if any) and certain other related property, as specified in the applicable Prospectus Supplement. The Mortgage Loans will be conventional, fixed or adjustable interest rate, mortgage loans secured by first liens on one- to four-family residential properties.

                          The Mortgage Loans will have been acquired by the Seller from its affiliate Norwest Mortgage. The Mortgage Loans will have been originated by Norwest Mortgage or an affiliate or will have been acquired by Norwest Mortgage directly or indirectly from other mortgage loan originators. All of the Mortgage Loans will have been underwritten either to Norwest Mortgage's standards, to the extent specified in the applicable Prospectus Supplement, to the standards of a Pool Insurer or to standards otherwise specified in the Prospectus Supplement. See "The Trust Estates" and "The Mortgage Loan Programs-- Mortgage Loan Underwriting."

                          The particular characteristics or expected
                          characteristics of the Mortgage Loans and a
                          description of the other property, if any, included in a Trust Estate will be set forth in the applicable Prospectus Supplement.
Description of the
Certificates............. Each Series of Certificates will include one or more
                          Classes, any of which may consist of multiple Subclasses. A Class or Subclass of Certificates will be entitled, to the extent of funds available, to either (i) principal and interest payments in respect of the related Mortgage Loans, (ii) principal distributions, with no interest distributions, (iii) interest distributions, with no principal distributions or (iv) such other distributions as are described in the applicable Prospectus Supplement.
Distributions on the
Certificates............. Interest. With respect to each Series of
                          Certificates, interest on the related Mortgage Loans at the weighted average of the applicable Mortgage Interest Rates thereof (net of servicing fees and certain other amounts as described herein or in the applicable Prospectus Supplement), will be passed through to holders of the related Classes of Certificates in the aggregate, in accordance with the particular terms of each such Class of Certificates. See "Description of the Certificates-- Distributions to Certificateholders--Distributions of Interest" herein. Except as otherwise specified in the applicable Prospectus Supplement, interest on each Class and Subclass of Certificates of each Series will accrue at the pass-through rate for each Class and Subclass indicated in the applicable Prospectus Supplement (each, a "Pass-Through Rate") on the outstanding principal balance or notional amount thereof.

                          Principal. With respect to a Series of Certificates, principal payments (including prepayments) will be passed through to holders of the related Certificates or otherwise applied in accordance with the related Pooling and Servicing Agreement on each Distribution Date. Distributions in reduction of principal balance will be allocated among the Classes and Subclasses of Certificates of a Series in the manner specified in the applicable Prospectus Supplement. See "Description of the Certificates-- Distributions to Certificateholders--Distributions of Principal."

Cut-Off Date............. The date specified in the applicable Prospectus
                          Supplement.

Distribution Dates....... Distributions on the Certificates will generally be made on the 25th day (or, if such day is not a business day, the business day following the 25th day) of each month, commencing with the month following the month in which the applicable Cut-Off Date occurs (each, a "Distribution Date"). If so specified in the applicable Prospectus Supplement, distributions on Certificates may be made on a different day of each month or may be made quarterly, or semi-annually, on the dates specified in such Prospectus Supplement.

Record Dates............. Distributions will be made on each Distribution Date to Certificateholders of record at the close of business on (unless a different date is specified in the applicable Prospectus Supplement) the last business day of the month preceding the month in which such Distribution Date occurs (each, a "Record Date").

Credit Enhancement....... A Series of Certificates may include one or more
                          Classes of Senior Certificates and one or more Classes of Subordinated Certificates. The rights of the holders of Subordinated Certificates of a Series to receive distributions with respect to the related Mortgage Loans will be subordinated to such rights of the holders of the

                          Senior Certificates of the same Series to the extent and in the manner specified in the applicable Prospectus Supplement. This subordination is intended to enhance the likelihood of the timely receipt by the Senior Certificateholders of their proportionate share of scheduled monthly principal and interest payments on the related Mortgage Loans and to protect them against losses. This protection will be effected by (i) the preferential right of the Senior Certificateholders to receive, prior to any distribution being made in respect of the related Subordinated Certificates on each Distribution Date, current distributions on the related Mortgage Loans of principal and interest due them on each Distribution Date out of the funds available for distributions on such date, (ii) by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of Subordinated Certificates and/or (iii) by the prior allocation to the Subordinated Certificate of all or a portion of losses realized on the underlying Mortgage Loans.

                          If so specified in the applicable Prospectus
                          Supplement, the Certificates of any Series, or any one or more Classes thereof, may be entitled to the benefits of a limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, mortgage pool insurance policy, reserve fund, cross-support or other form of credit enhancement as specified in the applicable Prospectus Supplement. See "Description of the Certificates--Other Credit Enhancement."

Periodic Advances........ In the event of delinquencies in payments on any
                          Mortgage Loan, the Servicer servicing such Mortgage Loan will be obligated to make advances of cash ("Periodic Advances") to the Servicer Custodial Account (as defined herein) to the extent that such Servicer determines such Periodic Advances would be recoverable from future payments and collections on such Mortgage Loan. Any such Periodic Advances will be reimbursable to such Servicer as described herein and in the applicable Prospectus Supplement. The Master Servicer or Trustee will, in certain circumstances, be required to make Periodic Advances upon a Servicer default. See "Servicing of the Mortgage Loans--Periodic Advances and Limitations Thereon."

Forms of Certificates.... The Certificates will be issued either (i) in book-
                          entry form ("Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC") or (ii) in fully registered, certificated form ("Definitive Certificates").

                          An investor in a Class or Subclass of Book-Entry Certificates will not receive a physical certificate representing its ownership interest in such Book-Entry Certificates, except under extraordinary circumstances which are discussed in "Description of the Certificates--Definitive Form" in this Prospectus. Instead, DTC will effect payments and transfers by means of its electronic recordkeeping services, acting through certain participating organizations. This may result in certain delays in receipt of distributions by an investor and may restrict an investor's ability to pledge its securities. The rights of investors in the Book-Entry Certificates may generally only be exercised through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Form" in this Prospectus.
Optional Purchase of
Defaulted  Mortgage
Loans.................... The Seller may, subject to the terms of the applicable Pooling and Servicing Agreement, purchase any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the related Trust Estate. See "Pooling and Servicing Agreement--Optional Purchases."

Optional Purchase of All
 Mortgage Loans.......... If so specified in the Prospectus Supplement with respect to a Series, all, but not less than all, of the Mortgage Loans in the related Trust Estate and any property acquired in respect thereof at the time, may be purchased by the Seller, Norwest Mortgage or such other party as is specified in the applicable Prospectus Supplement, in the manner and at the price specified in such Prospectus Supplement. In the event that an election is made to treat the related Trust Estate (or one or more segregated pools of assets therein) as a REMIC, any such purchase will be effected only pursuant to a "qualified liquidation," as defined under Section 860F(a)(4)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). Exercise of the right of purchase will effect the early retirement of the Certificates of that Series. See "Prepayment and Yield Considerations."

ERISA Limitations........ A fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including the "prohibited transaction" rules thereunder, and to the corresponding provisions of the Code, should carefully review with its own legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA Considerations."

Tax Status............... The treatment of the Certificates for federal income tax purposes will be determined by whether a REMIC election is made with respect to a Series of Certificates and, if a REMIC election is made, by whether the Certificates are Regular Interests or Residual Interests. See "Certain Federal Income Tax Consequences."

Legal Investment......... The applicable Prospectus Supplement will specify whether the Class or Classes of Certificates offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                          Enhancement Act of 1984. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent such Certificates constitute legal investments for them. See "Legal Investment" herein and in the applicable Prospectus Supplement.

Rating................... It is a condition to the issuance of the
                          Certificates of any Series offered pursuant to this Prospectus and a Prospectus Supplement that each Class or Subclass be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (a "Rating Agency"). A security rating is not a recommendation to buy, sell or hold the Certificates of any Series and is subject to revision or withdrawal at any time by the assigning rating agency. Further, such ratings do not address the effect of prepayments on the yield anticipated by an investor.

                                 RISK FACTORS

  Investors should consider, among other things, the following factors in connection with the purchase of Certificates.

LIMITED LIQUIDITY

  There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of any Series. The Prospectus Supplement for any Series of Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Certificates, however no underwriter will be obligated to do so. Unless specified in the applicable Prospectus Supplement, the Certificates will not be listed on any securities exchange.

LIMITED OBLIGATIONS

  Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable Prospectus Supplement, Mortgage Loans included in the related Trust Estate will be the sole source of payments on the Certificates of a Series. The Certificates of any Series will not represent an interest in or obligation of NASCOR, Norwest Mortgage, Norwest Bank, the Trustee or any of their affiliates, except for NASCOR's limited obligations with respect to certain breaches of its representations and warranties, Norwest Mortgage's obligations as Servicer and Norwest Bank's obligations as Master Servicer. Neither the Certificates of any Series nor the related Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, NASCOR, Norwest Mortgage, Norwest Bank, the Trustee, any of their affiliates or any other person. Consequently, in the event that payments on the Mortgage Loans are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to NASCOR, Norwest Mortgage, Norwest Bank, the Trustee or, except as specified in the applicable Prospectus Supplement, any other entity.

LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT

  With respect to each Series of Certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: subordination of other Classes of Certificates of the same Series; a limited guarantee; a financial guaranty insurance policy; a surety bond; a letter of credit; a pool insurance policy; a special hazard insurance policy; a mortgagor bankruptcy bond; a reserve fund; cross-support; and any combination thereof. See "Description of the Certificates--Other Credit Enhancement" herein. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. All or a portion of the credit enhancement for any Series of Certificates will generally be permitted to be reduced, terminated or substituted for, in the sole discretion of the Master Servicer, if each applicable Rating Agency indicates that the then current rating thereof will not be adversely affected. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Certificates (or certain Classes thereof). The rating of any Series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Loans in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. Neither NASCOR, Norwest Mortgage, Norwest Bank, nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any Class of Certificates. See "Description of the Certificates--Other Credit Enhancement."

RISKS OF THE MORTGAGE LOANS

  An investment in securities such as the Certificates, which generally represent interests in pools of residential mortgage loans, may be affected by, among other things, a decline in real estate values and changes in the mortgagor's financial condition. No assurance can be given that the values of the Mortgaged Properties (as defined herein) securing the Mortgage Loans underlying any Series of Certificates have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the

Mortgage Loans contained in a particular Trust Estate, and any secondary financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in Norwest Mortgage's or other Servicers' servicing portfolios. In addition to risk factors related to the residential real estate market generally, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots and, consequently, will experience higher rates of loss and delinquency than on mortgage loans generally. Although Mortgaged Properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, as described under "Servicing of the Mortgage Loans--Insurance Policies," no Mortgaged Properties will otherwise be required to be insured against earthquake damage of any other loss not covered by Standard Hazard Insurance Policies, as described under "Servicing of the Mortgage Loans--Insurance Policies." Adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values (including the purposes for which the Mortgage Loans were made and the uses of the Mortgaged Properties) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Trust Estate. The Mortgage Loans underlying certain Series of Certificates may be concentrated in certain regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. See "The Mortgage Loan Programs--Mortgage Loan Underwriting" and "Prepayment and Yield Considerations--Weighted Average Life of Certificates" herein. To the extent that such losses are not covered by the applicable credit enhancement, holders of Certificates of the Series evidencing interests in the related Trust Estate will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. See "The Trust Estates--Mortgage Loans" and "The Mortgage Loan Programs--Mortgage Loan Underwriting."

YIELD AND PREPAYMENT CONSIDERATIONS

  The yield of the Certificates of each Series will depend in part on the rate of principal payment on the Mortgage Loans (including prepayments, liquidations due to defaults and mortgage loan repurchases). Such yield may be adversely affected, depending upon whether a particular Certificate is purchased at a premium or discount price, by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. In particular, the yield on Classes of Certificates entitling the holders thereof primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield on certain Classes of Certificates may be relatively more sensitive to the rate of prepayment of specified Mortgage Loans than other Classes of Certificates. In particular, prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and national economic conditions, homeowner mobility and the ability of the borrower to obtain refinancing. In addition, the yield to investors may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate Servicing Fees or other mechanisms specified in the applicable Prospectus Supplement. The yield to investors in Classes of Certificates will be adversely affected to the extent that losses on the Mortgage Loans in the related Trust Estate are allocated to such Classes and may be adversely affected to the extent of unadvanced delinquencies on the Mortgage Loans in the related Trust Estate. Classes of Certificates identified in the applicable Prospectus Supplement as Subordinated Certificates are more likely to be affected by delinquencies and losses than other Classes of Certificates. See "Prepayment and Yield Considerations."

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES AND SUBCLASSES OF CERTIFICATES

  Since transactions in the Classes and Subclasses of Book-Entry Certificates of any Series generally can be effected only through DTC, DTC Participants and Indirect DTC Participants, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Master Servicer, or a Paying Agent on behalf of the Master Servicer, to Cede, as nominee for DTC. Also, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity thereof in any secondary trading market that may develop therefor because investors may be unwilling to purchase securities for which they cannot obtain delivery of physical certificates. See "Description of the Certificates--Book-Entry Form" herein.

                               THE TRUST ESTATES

GENERAL

  The Trust Estate for each Series of Certificates will consist primarily of Mortgage Loans evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other instruments creating first liens (the "Mortgages") on some or all of the following six types of property (as so secured, the "Mortgaged Properties"), to the extent set forth in the applicable Prospectus Supplement: (i) one- to four-family detached residences,
(ii) townhouses, (iii) condominium units, (iv) units within planned unit developments, (v) long-term leases with respect to any of the foregoing, and
(vi) shares issued by private non-profit housing corporations ("cooperatives") and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such cooperatives' buildings. In addition, a Trust Estate will also include (i) amounts held from time to time in the related Certificate Account, (ii) the Seller's interest in any primary mortgage insurance, hazard insurance, title insurance or other insurance policies relating to a Mortgage Loan, (iii) any property which initially secured a Mortgage Loan and which has been acquired by foreclosure or trustee's sale or deed in lieu of foreclosure or trustee's sale, (iv) if applicable, and to the extent set forth in the applicable Prospectus Supplement, any reserve fund or funds, (v) if applicable, and to the extent set forth in the applicable Prospectus Supplement, contractual obligations of any person to make payments in respect of any form of credit enhancement or any interest subsidy agreement and (vi) such other assets as may be specified in the applicable Prospectus Supplement. The Trust Estate will not include the portion of interest on the Mortgage Loans which constitutes the Fixed Retained Yield, if any. See "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing Compensation and Payment of Expenses."

MORTGAGE LOANS

  The Mortgage Loans will have been acquired by the Seller from its affiliate, Norwest Mortgage. The Mortgage Loans will have been originated by Norwest Mortgage or will have been acquired by Norwest Mortgage from other affiliated or unaffiliated mortgage loan originators. Each Mortgage Loan will have been underwritten either to Norwest Mortgage's standards, to the extent specified in the applicable Prospectus Supplement, to the standards of a Pool Insurer or to such other standards set forth in the applicable Prospectus Supplement. See "The Mortgage Loan Programs--Mortgage Loan Production Sources" and "--Mortgage Loan Underwriting." The Prospectus Supplement for each Series will set forth the respective number and principal amounts of Mortgage Loans (i) originated by Norwest Mortgage or its affiliate and (ii) purchased by Norwest Mortgage or its affiliates from unaffiliated mortgage loan originators through Norwest Mortgage's mortgage loan purchase programs.

  Each of the Mortgage Loans will be secured by a Mortgage on a Mortgaged Property located in any of the 50 states or the District of Columbia. Generally, the land underlying a Mortgaged Property will consist of five acres or less but may consist of greater acreage in Norwest Mortgage's discretion. The borrowers for each of the Mortgage Loans will be natural persons or, under certain conditions, borrowers may be inter vivos revocable trusts established by natural persons.

  If specified in the applicable Prospectus Supplement, the Mortgage Loans may be secured by leases on real property under circumstances that Norwest Mortgage determines in its discretion are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a lease on real property is secured not by a fee simple interest in the Mortgaged Property but rather by a lease under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling located thereon. Generally, a Mortgage Loan will be secured by a lease only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease and the term of the lease ends at least five years beyond the maturity date of the related Mortgage Loan. The provisions of each lease securing a Mortgage Loan will expressly permit (i) mortgaging of the leasehold estate,
(ii) assignment of the lease without the lessor's consent and (iii) acquisition by the holder of the Mortgage, in its own or its nominee's name, of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure, unless alternative arrangements provide the holder of the Mortgage with substantially similar protections. No lease will contain provisions which (i) provide for termination upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (ii) provide for termination in the event of damage or destruction as long as the Mortgage is in existence or (iii) prohibit the holder of the Mortgage from being insured under the hazard insurance policy or policies related to the premises.

  The Prospectus Supplement will set forth the geographic distribution of Mortgaged Properties and the number and aggregate unpaid principal balances of the Mortgage Loans by category of Mortgaged Property. The Prospectus Supplement for each Series will also set forth the range of original terms to maturity of the Mortgage Loans in the Trust Estate, the weighted average remaining term to stated maturity at the Cut-Off Date of such Mortgage Loans, the earliest and latest months of origination of such Mortgage Loans, the range of Mortgage Interest Rates borne by such Mortgage Loans, if such Mortgage Loans have varying Net Mortgage Interest Rates, the weighted average Net Mortgage Interest Rate at the Cut-Off Date of such Mortgage Loans, the range of Loan-to-Value Ratios at the time of origination of such Mortgage Loans and the range of principal balances at origination of such Mortgage Loans.

  The information with respect to the Mortgage Loans and Mortgaged Properties described in the preceding two paragraphs may be presented in the Prospectus Supplement for a Series as ranges in which the actual characteristics of such Mortgage Loans and Mortgaged Properties are expected to fall. In all such cases, information as to the final characteristics of the Mortgage Loans and Mortgaged Properties will be available in a Current Report on Form 8-K which will be filed with the Commission within 15 days of the initial issuance of the related Series.

  The Mortgage Loans in a Trust Estate will generally have monthly payments due on the first of each month (each, a "Due Date") but may, if so specified in the applicable Prospectus Supplement, have payments due on a different day of each month and will be of one of the following types of mortgage loans:

  a. Fixed Rate Loans. If so specified in the applicable Prospectus Supplement, a Trust Estate may contain fixed-rate, fully- amortizing mortgage loans providing for level monthly payments of principal and interest and terms at origination or modification of not more than 30 years. If specified in the applicable Prospectus Supplement, fixed rates on certain Mortgage Loans may be converted to adjustable rates after origination of such Mortgage Loans and upon the satisfaction of other conditions specified in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will require the Seller or another party to repurchase each such converted Mortgage Loan at the price set forth in the applicable Prospectus Supplement. A Trust Estate containing fixed rate Mortgage Loans may contain convertible Mortgage Loans which have converted from an adjustable interest rate prior to the formation of the Trust Estate and which are subject to no further conversions.

  b. Adjustable Rate Loans. If so specified in the applicable Prospectus Supplement, a Trust Estate may contain fully-amortizing adjustable-rate mortgage loans having an original or modified term to maturity of not more than 30 years with a related Mortgage Interest Rate which generally adjusts initially either six months, one, three, five, seven or ten years subsequent to the initial payment date, and thereafter at either six-month, one-year or other intervals over the term of the mortgage loan to equal the sum of a fixed margin set forth in the related Mortgage Note and an index. The applicable Prospectus Supplement will set forth the relevant index and the highest, lowest and weighted average margin with respect to the adjustable rate mortgage loans in the related Trust Estate. The applicable Prospectus Supplement will also indicate any periodic or lifetime limitations on changes in any per annum Mortgage Rate at the time of any adjustment.

  If specified in the applicable Prospectus Supplement, adjustable rates on certain Mortgage Loans may be converted to fixed rates after origination of such Mortgage Loans and upon the satisfaction of the conditions specified in the applicable Prospectus Supplement. If specified in the applicable Prospectus Supplement, the Seller or another party will generally be required to repurchase each such converted Mortgage Loan at the price set forth in the applicable Prospectus Supplement. A Trust Estate containing adjustable rate Mortgage Loans may contain convertible Mortgage Loans which have converted from a fixed interest rate prior to the formation of the Trust Estate.

  If so specified in the applicable Prospectus Supplement, the Trust Estate may contain adjustable-rate mortgage loans which have Mortgage Interest Rates that generally adjust monthly or may adjust at other intervals as specified in the applicable Prospectus Supplement. The scheduled monthly payment will be adjusted as and when described in the applicable Prospectus Supplement (at intervals which may be different from those at which the Mortgage Interest Rate is adjusted) to an amount that would fully amortize the Mortgage Loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to certain limitations as specified in the applicable Prospectus Supplement, thereby resulting in negative amortization of principal. If an adjustment to the Mortgage Interest Rate on such a Mortgage Loan causes the amount of interest accrued thereon in any month to exceed the current scheduled monthly payment on such mortgage loan, the resulting amount of interest that has accrued but is not then payable ("Deferred Interest") will be added to the principal balance of such Mortgage Loan.

  c. Graduated Payment Loans. If so specified in the applicable Prospectus Supplement, a Trust Estate may contain fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Rate on such mortgage loan. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year specified thereafter to the extent necessary to amortize the mortgage loan over the remainder of its term or other shorter period. Mortgage loans incorporating such graduated payment features may include (i) "Graduated Pay Mortgage Loans," pursuant to which amounts constituting Deferred Interest are added to the principal balances of such mortgage loans, (ii) "Tiered Payment Mortgage Loans," pursuant to which, if the amount of interest accrued in any month exceeds the current scheduled payment for such month, such excess amounts are paid from a subsidy account (usually funded by a home builder or family member) established at closing and
(iii) "Growing Equity Mortgage Loans," for which the monthly payments increase at a rate which has the effect of amortizing the loan over a period shorter than the stated term.

  d. Subsidy Loans. If so specified in the applicable Prospectus Supplement, a Trust Estate may contain Mortgage Loans subject to temporary interest subsidy agreements ("Subsidy Loans") pursuant to which the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on such Mortgage Loans with the present value of the resulting difference in payment ("Subsidy Payments") being provided by the employer of the mortgagor, generally on an annual basis. Subsidy Payments will generally be placed in a custodial account ("Subsidy Account") by the related Servicer. Despite the existence of a subsidy program, a mortgagor remains primarily liable for making all scheduled payments on a Subsidy Loan and for all other obligations provided for in the related Mortgage Note and Mortgage Loan.

  Subsidy Loans are offered by employers generally through either a graduated or fixed subsidy loan program, or a combination thereof. The terms of the subsidy agreements relating to Subsidy Loans generally range from one to ten years. The subsidy agreements relating to Subsidy Loans made under a graduated program generally will provide for subsidy payments that result in effective subsidized interest rates between three percentage points and five percentage points below the Mortgage Interest Rates specified in the related Mortgage Notes. Generally, under a graduated program, the subsidized rate for a Mortgage Loan will increase approximately one percentage point per year until it equals the full Mortgage Interest Rate. For example, if the initial subsidized interest rate is five percentage points below the Mortgage Interest Rate in year one, the subsidized rate will increase to four percentage points below the Mortgage Interest Rate in year two, and likewise until year six, when the subsidized rate will equal the Mortgage Interest Rate. Where the subsidy agreements relating to Subsidy Loans are in effect for longer than five years, the subsidized interest rates generally increase at smaller percentage increments for each year. The subsidy agreements relating to Subsidy Loans made under a fixed program generally will provide for subsidized interest rates at fixed percentages (generally one percentage point to two percentage points) below the Mortgage Interest Rates for specified periods, generally not in excess of ten years. Subsidy Loans are also offered pursuant to combination fixed/graduated programs. The subsidy agreements relating to such Subsidy Loans generally will provide for an initial fixed subsidy of up to five percentage points below the related Mortgage Interest Rate for up to five years, and then a periodic reduction in the subsidy for up to five years, at an equal fixed percentage per year until the subsidized rate equals the Mortgage Interest Rate.

  Generally, employers may terminate subsidy programs in the event of (i) the mortgagor's death, retirement, resignation or termination of employment, (ii) the full prepayment of the Subsidy Loan by the mortgagor, (iii) the sale or transfer by the mortgagor of the related Mortgaged Property as a result of which the mortgagee is entitled to accelerate the Subsidy Loan pursuant to the "due-on-sale" clause contained in the Mortgage, or (iv) the commencement of foreclosure proceedings or the acceptance of a deed in lieu of foreclosure. In addition, some subsidy programs provide that if prevailing market rates of interest on mortgage loans similar to a Subsidy Loan are less than the Mortgage Interest Rate of such Subsidy Loan, the employer may request that the mortgagor refinance such Subsidy Loan and may terminate the related subsidy agreement if the mortgagor fails to refinance such Subsidy Loan. In the event the mortgagor refinances such Subsidy Loan, the new loan will not be included in the Trust Estate. See "Prepayment and Yield Considerations" herein. In the event a subsidy agreement is terminated, the amount remaining in the Subsidy Account will be returned to the employer, and the mortgagor will be obligated to make the full amount of all remaining scheduled payments, if any. The mortgagor's reduced monthly housing expense as a consequence of payments under a subsidy agreement is used by Norwest Mortgage in determining certain expense-to-income ratios utilized in underwriting a Subsidy Loan. See "The Mortgage Loan Programs--Mortgage Loan Underwriting."

  e. Buy-Down Loans. If so specified in the applicable Prospectus Supplement, a Trust Estate may contain Mortgage Loans subject to temporary buy-down plans ("Buy-Down Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the Mortgage Loan (generally on a present value basis) and, if so specified in the applicable Prospectus Supplement, placed in a custodial account (the "Buy-Down Fund") by the related Servicer. If the mortgagor on a Buy-Down Loan prepays such Mortgage Loan in its entirety, or defaults on such Mortgage Loan and the Mortgaged Property is sold in liquidation thereof, during the period when the mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the unpaid principal balance of such Buy-Down Loan will be reduced by the amounts remaining in the Buy-Down Fund with respect to such Buy-Down Loan, and such amounts will be deposited in the Servicer Custodial Account or the Certificate Account, net of any amounts paid with respect to such Buy-Down Loan by any insurer, guarantor or other person pursuant to a credit enhancement arrangement described in the applicable Prospectus Supplement.

  f. Balloon Loans. If so specified in the applicable Prospectus Supplement, a Trust Estate may include Mortgage Loans which are amortized over a fixed period not exceeding 30 years but which have shorter terms to maturity (each such Mortgage Loan, a "Balloon Loan") that causes the outstanding principal balance of the related Mortgage Loan to be due and payable at the end of a certain specified period (the "Balloon Period"). The borrower of such Balloon Loan will be obligated to pay the entire outstanding principal balance of the Balloon Loan at the end of the related Balloon Period. In the event Norwest Mortgage refinances a mortgagor's Balloon Loan at maturity, the new loan will not be included in the Trust Estate. See "Prepayment and Yield Considerations" herein.

  g. Pledged Asset Mortgage Loans. If so specified in the applicable Prospectus Supplement, a Trust Estate may contain fixed rate mortgage loans having original terms to stated maturity of not more than 30 years which are either (i) secured by a security interest in additional collateral (normally securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower); which is in turn secured by a security interest in collateral (usually securities) owned by such guarantor (any such loans, "Pledged Asset Mortgage Loans," and any such collateral, "Additional Collateral"). Generally, the amount of such Additional Collateral will not exceed 30% of the amount of such loan, and the requirement to maintain Additional Collateral will terminate when the principal amount of the loan is paid down to a predetermined amount.

  A Trust Estate may also include other types of first lien, residential Mortgage Loans to the extent set forth in the applicable Prospectus Supplement.

                                  THE SELLER

  Norwest Asset Securities Corporation (the "Seller" or "NASCOR") is a direct, wholly owned subsidiary of Norwest Mortgage, Inc. and an indirect, wholly owned subsidiary of Norwest Corporation, a corporation organized under the laws of Delaware ("Norwest Corporation"). The Seller was incorporated in the State of Delaware on March 28, 1996.

  The limited purposes of the Seller are, in general, to acquire, own and sell mortgage loans; to issue, acquire, own, hold and sell mortgage pass-through securities which represent ownership interests in mortgage loans, collections thereon and related properties; and to engage in any acts which are incidental to, or necessary, suitable or convenient to accomplish, the foregoing.

  The Seller maintains its principal office at 7485 New Horizon Way, Frederick, Maryland 21703. Its telephone number is (301) 846-8881.

  At the time of the formation of any Trust Estate, the Seller will be the sole owner of all the related Mortgage Loans. The Seller will have acquired the Mortgage Loans included in any Trust Estate from Norwest Mortgage. Except to the extent otherwise specified in the applicable Prospectus Supplement, the Seller's only obligation with respect to the Certificates of any Series will be to repurchase or substitute for Mortgage Loans in a Trust Estate in the event of defective documentation or upon the breach of certain representations and warranties made by the Seller. See "The Pooling and Servicing Agreement-- Assignment of Mortgage Loans to the Trustee."

                               NORWEST MORTGAGE

  Norwest Mortgage, Inc. ("Norwest Mortgage") was originally incorporated as a Minnesota corporation on July 1, 1983. On August 30, 1995, Norwest Mortgage and Directors Mortgage Loan Corporation, a California corporation, completed a statutory merger. As a result of the merger, Norwest became a California corporation as of September 1, 1995. Norwest Mortgage is engaged principally in the business of (i) originating, purchasing and selling residential mortgage loans in its own name and through its affiliates, Norwest Funding, Inc. and Norwest Funding II, Inc. (collectively, "Norwest Funding") and (ii) servicing residential mortgage loans for its own account or for the account of others. Norwest Mortgage is a direct, wholly owned subsidiary of Norwest Nova, Inc. and an indirect, wholly owned subsidiary of Norwest Corporation. The executive offices of Norwest Mortgage are located at 405 Southwest 5th Street, Des Moines, Iowa 50309-4603, and its telephone number is (515) 221-7300.

  On May 7, 1996 Norwest Mortgage and Norwest Funding acquired all of the mortgage origination, servicing and secondary marketing operations of The Prudential Home Mortgage Company, Inc. ("PHMC"), an indirect, wholly owned subsidiary of The Prudential Insurance Company of America, and purchased certain mortgage loans from PHMC and a substantial portion of PHMC's mortgage servicing portfolio (such transaction, the "PHMC Acquisition"). The Mortgage Loans included in any Trust Estate underlying a Series of Certificates may consist of (i) Mortgage Loans originated by Norwest Mortgage or Norwest Funding or purchased by Norwest Mortgage or Norwest Funding from originators other than PHMC ("Norwest Mortgage Loans"), (ii) Mortgage Loans originated or purchased by PHMC and acquired by Norwest Mortgage or Norwest Funding from PHMC as part of the PHMC Acquisition ("PHMC Mortgage Loans") or (iii) a combination of Norwest Mortgage Loans and PHMC Mortgage Loans.

  On January 7, 1997, a complaint was served on PHMC with respect to an individual and purported class action filed by The Capitol Life Insurance Company ("Capitol Life") in the Superior Court of New Jersey against PHMC, The Prudential Home Mortgage Securities Company, Inc. ("PHMSC") and certain of their affiliates and 100 unnamed "Doe defendants". On March 26, 1997, PHMC and others filed a motion to dismiss the complaint for failure to state a claim on which relief can be granted. On June 2, 1997, an amended complaint was filed and American Investors Life Insurance Company joined Capitol Life as a named plaintiff in the actions. As amended, the complaint asserts claims against PHMC, PHMSC, certain of their present and former affiliates and certain former employees as well as Merrill Lynch & Co., Kidder, Peabody & Co. Incorporated, Lehman Brothers Inc. and Salomon Brothers Inc. As amended, the complaint alleges, among other things, that the defendants made false and misleading statements and/or omissions of material fact and fraudulently concealed material facts in connection with the purchase by the plaintiffs of certain of PHMSC's Subordinated Mortgage Securities, Series 1992-A. One of the named defendants, who is a former employee of PHMC and certain of its affiliates, is an officer and employee of the Seller and Norwest Mortgage. The Seller has been advised that PHMC, PHMSC their affiliated defendants and such common employee will vigorously defend the action. Based on the foregoing, the Seller does not believe that this litigation will have an adverse effect on any Series of Certificates.

  Norwest Mortgage is an approved servicer of FNMA, FHLMC and the Government National Mortgage Association. As of December 31, 1996, Norwest Mortgage had a net worth of approximately $430.9 million.

                                 NORWEST BANK

  Norwest Bank Minnesota, National Association ("Norwest Bank") will act as Master Servicer with respect to each Series. Norwest Bank is a direct, wholly owned subsidiary of Norwest Corporation. Norwest Bank is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank.

  Norwest Bank's principal office is located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479. Norwest Bank conducts its master servicing and securities administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3662 and its telephone number is (410) 884-2000.

                          THE MORTGAGE LOAN PROGRAMS

MORTGAGE LOAN PRODUCTION SOURCES

  Norwest Mortgage conducts a significant portion of its mortgage loan originations through more than 700 loan production offices (the "Loan Stores") located throughout all 50 states. Norwest Mortgage also conducts a significant portion of its mortgage loan originations through centralized production offices located in Frederick, Maryland and Minneapolis, Minnesota. At the latter locations, Norwest Mortgage receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States.

  The following are Norwest Mortgage's primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Norwest Mortgage or borrowers referred by borrowers with mortgage loans currently serviced by Norwest Mortgage), (ii) referrals by realtors, other real estate professionals and prospective borrowers to the Loan Stores, (iii) referrals from selected corporate clients, (iv) originations by Norwest Mortgage's Private Mortgage Banking division (including referrals from the private banking group of Norwest Bank and other affiliated banks), which division specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) several joint ventures into which Norwest Mortgage, through its wholly owned subsidiary, Norwest Mortgage Ventures, Inc., has entered with realtors and banking institutions (the "Joint Ventures") and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Norwest Mortgage acquires qualifying mortgage loans from other unaffiliated originators ("Correspondents"). See "-- Acquisition of Mortgage Loans from Correspondents" below. The relative contribution of each of these sources to Norwest Mortgage's business, measured by the volume of loans generated, tends to fluctuate over time.

  Norwest Mortgage Ventures, Inc. owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Norwest Mortgage's partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Norwest Mortgage in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Norwest Mortgage or Norwest Funding.

  Norwest Mortgage may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Norwest Mortgage) through general and targeted solicitations. Such solicitations are made through direct mailings, mortgage loan statement inserts and television, radio and print advertisements and by telephone. Norwest Mortgage's targeted solicitations may be based on characteristics such as the borrower's mortgage loan interest rate or payment history and the geographic location of the mortgaged property. See "Prepayment and Yield Considerations" herein.

  A majority of Norwest Mortgage's corporate clients are companies that sponsor relocation programs for their employees and in connection with which Norwest Mortgage provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connection with a job-required move. Although Subsidy Loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. (Not all relocation loans are generated by Norwest Mortgage through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Norwest Mortgage's acquisition of mortgage loans from other originators.) Also among Norwest Mortgage's corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Norwest Mortgage mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

ACQUISITION OF MORTGAGE LOANS FROM CORRESPONDENTS

  In order to qualify for participation in Norwest Mortgage's mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Norwest Mortgage for consistency with Norwest Mortgage's underwriting guidelines or the standards of a Pool Insurer and represent that each loan was underwritten in accordance with Norwest Mortgage standards or the standards of a Pool Insurer and (v) utilize the services of qualified appraisers.

  The contractual arrangements with Correspondents may involve the commitment by Norwest Mortgage to accept delivery of a certain dollar amount of mortgage loans over a period of time; this commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. The contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents ("Delegated Underwriting"), which will result in Norwest Mortgage not performing any underwriting functions prior to acquisition of the loan but instead relying on such originators' representations, and Norwest Mortgage's post-purchase reviews of samplings of mortgage loans acquired from such originators regarding the originators' compliance with Norwest Mortgage's underwriting standards. In all instances, however, acceptance by Norwest Mortgage is contingent upon the loans being found to satisfy Norwest Mortgage's program standards or the standards of a Pool Insurer. Norwest Mortgage may also acquire portfolios of loans in negotiated transactions.

MORTGAGE LOAN UNDERWRITING

  Norwest Mortgage Underwriting. Norwest Mortgage's underwriting standards are applied by or on behalf of Norwest Mortgage to evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. Norwest Mortgage's guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, Mortgage Loans were underwritten by or on behalf of Norwest Mortgage or, in the case of PHMC Mortgage Loans, PHMC, generally in accordance with the standards and procedures described herein.

  Norwest Mortgage utilizes various systems of credit scoring as a tool to supplement the mortgage loan underwriting process. Credit scoring assists Norwest Mortgage in the mortgage loan approval process by providing consistent, objective measures of borrower credit and loan attributes. Such objective measures are used to evaluate loan applications and assign each application a "Credit Score."

  The portion of the Credit Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO Score" which indicates a level of default probability over a two-year period.

  The Credit Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Credit Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Credit Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the credit scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a limited documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

  With respect to all mortgage loans underwritten by Norwest Mortgage, Norwest Mortgage's underwriting of a mortgage loan may be based on data obtained by parties other than Norwest Mortgage that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to more than one approval process, as when correspondents, certain mortgage brokers or similar entities that have been approved by Norwest Mortgage to process loans on its behalf, or independent contractors hired by Norwest Mortgage to perform underwriting services on its behalf ("contract underwriters") make initial determinations as to the consistency of loans with Norwest Mortgage underwriting guidelines. The underwriting of mortgage loans acquired by Norwest Mortgage pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Norwest Mortgage although the mortgage loan file is reviewed by Norwest Mortgage to confirm that certain documents are included in the file. Instead, Norwest Mortgage relies on (i) the Correspondent's representations that such mortgage loan was underwritten in accordance with Norwest Mortgage's underwriting standards and
(ii) a post-purchase review of a sampling of all mortgage loans acquired from such originator. In addition, in order to be eligible to sell mortgage loans to Norwest Mortgage pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines.

  A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Credit Score.

  Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant's payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant's present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Norwest Mortgage, but Norwest Mortgage's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through V.I.E., Inc., an affiliate of Norwest Mortgage, that obtains employment data from state unemployment insurance departments or other state agencies. In addition, the loan applicant may be eligible for a loan approval process permitting limited documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Norwest Mortgage accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and W-2. In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

  In general, except for borrowers meeting certain standards who apply for loans with certain qualifying characteristics under Norwest Mortgage's "retention program" applicable to then-current borrowers, borrowers applying for loans must demonstrate that the ratio of their total monthly housing debt to their monthly gross income (except for borrowers who apply through Norwest Mortgage's Private Mortgage Banking division), and the ratio of their total monthly debt to their monthly gross income do not exceed certain maximum levels. Such maximum levels vary and under the "retention program" may not be applied, depending on a number of factors including Loan-to-Value Ratio, a borrower's credit history, a borrower's liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower's Credit Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with each ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's monthly payment for purposes of such ratios may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for Subsidy Loans and Buy-Down Loans, such ratios are determined by including in the applicant's total monthly housing expense and total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the Mortgage Interest

Rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. See "The Trust Estates--Mortgage Loans." In the case of a mortgage loan referred by Norwest Mortgage's Private Mortgage Banking division, only one qualifying ratio is calculated (the applicant's ratio of total monthly debt to monthly gross income). In addition, for certain applicants referred by this division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. Secondary financing is permitted on mortgage loans under certain circumstances. In those cases, the payment obligations under both primary and secondary financing are included in the computation of the housing debt-to-income ratios, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Any secondary financing permitted will generally mature prior to the maturity date of the related mortgage loan. In evaluating an application with respect to a "non-owner-occupied" property, which Norwest Mortgage defines as a property leased to a third party by its owner (as distinct from a "second home," which Norwest Mortgage defines as an owner-occupied, non-rental property that is not the owner's principal residence), Norwest Mortgage will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratios. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan.

  Mortgage Loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. However, if so specified in the applicable Prospectus Supplement, Mortgage Loans that had Loan-to-Value Ratios at origination in excess of 95% may be included in the related Trust Estate. The Loan-to-Value Ratio is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) a recertification of the original appraisal is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Norwest Mortgage currently obtains appraisals through its affiliate, Value Information Technology, Inc. Appraisals used in connection with the origination of the PHMC Mortgage Loans generally were obtained by PHMC through its affiliate, Lender's Service, Inc.

  No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels which existed on the dates of appraisal (or, where applicable, recertification of value) of the related Mortgage Loans. The appraisal of any Mortgaged Property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data. If residential real estate values generally or in particular geographic areas decline such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Trust Estate become equal to or greater than the values of the related Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those now experienced in Norwest Mortgage's servicing portfolios. In addition, adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values, including the purposes for which the Mortgage Loans were made and the uses of the Mortgaged Properties, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Trust Estate. See "Prepayment and Yield Considerations--Weighted Average Life of Certificates" herein. To the extent that such losses are not covered by the methods of credit support or the insurance policies described herein, they will be borne by holders of the Certificates of the Series evidencing interests in such Trust Estate.

  Norwest originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Norwest Mortgage may require at origination) will be covered by primary mortgage insurance from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%. However, Norwest Mortgage does not require primary mortgage insurance on loans that have Loan-to-Value Ratios exceeding 80% if such loans are secured by primary residences or second homes (excluding cooperatives). Each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been if the Loan-to-Value Ratios was 80% or less or if primary mortgage insurance was obtained. The Prospectus Supplement will specify the number and percentage of Mortgage Loans contained in the Trust Estate for a particular Series of Certificates with Loan-to-Value Ratios at origination in excess of 80% which were originated without primary mortgage insurance.

  Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association ("ALTA") title insurance policy, or a substantially similar policy or form of insurance acceptable to the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"). Certain Mortgage Loans ("T.O.P. Loans") originated by Norwest Mortgage or Norwest Funding in connection with the "Title Option Plus" program are not covered by title insurance policies, although title searches are performed in connection with the origination of T.O.P. Loans by American Land Title Company, Inc., an affiliate of Norwest Mortgage. The Seller will represent and warrant to the Trustee of any Trust Estate that the Mortgaged Property related to each Mortgage Loan (including each T.O.P. Loan) is free and clear of all encumbrances and liens having priority over the first lien of the related Mortgage, subject to certain limited exceptions as set forth below under "-- Representations and Warranties." However in the event that a lien senior to the lien of the Mortgage related to a T.O.P. Loan that is contained in the Trust Estate for any Series is found to exist, the sole recourse of the Trustee will be against the Seller for breach of its representation and warranty. The Trustee will not have recourse against any title insurance company or other party.

  Where permitted by law, Norwest Mortgage generally requires that a borrower include in each monthly payment a portion of the real estate taxes, assessments, primary mortgage insurance (if applicable), and hazard insurance premiums and other similar items with respect to the related mortgage loan. Norwest Mortgage may, however, on a case-by-case basis, in its discretion not require such advance payments for certain Mortgage Loans, based on an evaluation of the borrowers' ability to pay such taxes and charges as they become due.

  Pool Certification Underwriting. If specified in the applicable Prospectus Supplement, certain of the Mortgage Loans will have been reviewed by General Electric Mortgage Insurance Corporation ("GEMICO"), United Guaranty Residential Insurance Company ("UGRIC") or a similar entity (collectively, the "Pool Insurers") to determine conformity, in the aggregate, with such company's respective credit, appraisal and underwriting guidelines. Norwest Mortgage will not have underwritten such Mortgage Loans. Neither GEMICO nor UGRIC have underwritten any of the Mortgage Loans for compliance with any investor guidelines.

  Based on information provided by the relevant company, as a condition to eligibility of a Mortgage Loan for inclusion in a mortgage pool to be insured by GEMICO or UGRIC, the loan originator generally will be required to comply with the following procedures, although exceptions may be made if permitted by such company.

  Initially, a prospective borrower must fill out a detailed application providing pertinent credit information. The loan originator obtains a credit report, which summarizes the prospective borrower's credit history with merchants and lenders and any record of bankruptcy, or other pertinent legal history. In addition, a verification of employment for the last two years is made from either the applicant's employer or a Form W-2 for the most recent two years and the applicant's most recent pay stub. If an applicant is self-employed, such applicant submits copies of signed tax returns with all schedules for the prior two years together with a current year-to-date profit and loss statement and any other documentation deemed necessary. Rental income used to qualify the applicant is verified either by lease agreements or by the borrower's tax returns. In the case of refinancings, the loan originator must require, among other things, that there has not been more than one delinquency in the prior 12 months nor, in the case of mortgage loans reviewed by GEMICO, any delinquency in the past 90 days on the prior mortgage loan.

  In determining the adequacy of the Mortgaged Property as collateral, an independent appraisal must be made of each property considered for financing. Each appraiser must be selected in accordance with predetermined guidelines established for appraisers. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes. No appraisal more than six months old will be accepted by GEMICO and no appraisal more than 120 days old will be accepted by UGRIC.

  Once all applicable employment, credit and property information is received, a determination must be made by the loan originator (and confirmed on review by GEMICO or UGRIC) as to whether the prospective borrower has sufficient monthly income to meet (i) the monthly payment obligations on the proposed mortgage loan (including principal and interest payments, real estate taxes, insurance on the subject property, and homeowners' association dues and secondary financing, if any), and (ii) the aggregate of the foregoing and all other financial obligations not expected to be fully repaid within the next 10 months. As a general rule, UGRIC permits a maximum ratio of a prospective borrower's debt, as described in clauses (i) and (ii) above, to such borrower's income to be 33% and 38%, respectively for fixed rate, fixed payment loans and for adjustable rate loans with Loan-to-Value Ratios of 75% or less. Maximum ratios of 28% and 33%, respectively, are permitted for adjustable rate loans with Loan-to-Value Ratios above 75%. The general rule may be varied, and higher debt-to-income ratios may be permitted, in appropriate cases characterized by lower Loan-to-Value Ratios or other favorable factors. GEMICO's underwriting process relies on a combination of its own proprietory credit score model (which includes factors related to a borrower's credit history as well as specific loan attributes) and the consideration of borrower debt-to-income ratios. Depending upon the credit score, GEMICO will permit maximum ratios, as described in clauses (i) and (ii) above, of 40% and 50%, respectively.

  In some special cases, GEMICO and UGRIC may underwrite loans under a "limited documentation" program. With respect to such loans, limited investigation into the borrower's credit history and income profile is undertaken by the originator and such loans may be underwritten primarily on the basis of an appraisal of the mortgaged property and Loan-to-Value Ratio on origination. Thus, if the Loan-to-Value Ratio is less than the percentage required under standard guidelines, the originator may forego certain aspects of the review relating to monthly income, and, in the case of mortgage loans reviewed by GEMICO, traditional ratios of monthly or total expenses to gross income may not be applied. At a minimum, a limited documentation program must require a loan application, a credit report, an appraisal acceptable to FNMA/FHLMC performed by an independent appraiser, and a verification of downpayment or three months of bank statements. The maximum Loan-to-Value Ratio allowed under any limited documentation program underwritten by GEMICO and UGRIC is 70%. UGRIC's "limited documentation" program is limited exclusively to self-employed borrowers.

  For any rate or term refinance of a mortgage loan, or conversion of an adjustable rate mortgage loan, where GEMICO or UGRIC has already insured the prior loan, GEMICO or UGRIC may have determined a loan's insurability without reviewing updated credit or collateral information. In the case of seasoned loans, GEMICO or UGRIC may have determined a loan's insurability by performing a more limited credit and collateral review.

  The foregoing should not be taken as a full and complete discussion of all of the procedures undertaken in connection with a particular underwriting. Both GEMICO and UGRIC consider various other factors including, but not limited to, reviewing sales contracts, verifying deposits and other assets and examining additional supporting documentation in certain instances such as divorce decrees and separation agreements. Investors should consult the particular Pool Insurer's underwriting guidelines for more specific and complete requirements regarding underwriting standards. Furthermore, the underwriting process often results in certain compensating factors being considered to offset the existence of other negative factors in a loan file.

  The use of pool certification underwriting by a Pool Insurer in no way indicates that the related Certificates or Mortgage Loans are insured or guaranteed under a mortgage pool insurance policy unless the applicable Prospectus Supplement so specifies.

REPRESENTATIONS AND WARRANTIES

  In connection with the transfer of the Mortgage Loans related to any Series by the Seller to the Trust Estate, the Seller will generally make certain representations and warranties regarding the Mortgage Loans. In certain cases where Norwest Mortgage acquired some or all of the Mortgage Loans related to a Series from a Correspondent, if so indicated in the applicable Prospectus Supplement, the Seller may, rather than itself making representations and warranties, cause the representations and warranties made by the Correspondent in connection with its sale of Mortgage Loans to Norwest Mortgage or Norwest Funding to be assigned to the Trust Estate. In such cases, the Correspondent's representations and warranties may have been made as of a date prior to the date of execution of the Pooling and Servicing Agreement. Unless otherwise provided in the applicable Prospectus Supplement, such representations and warranties (whether made by the Seller or another party) will generally include the following with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

    (i) the information set forth in the schedule of Mortgage Loans appearing as an exhibit to such Pooling and Servicing Agreement is correct in all material respects at the date or dates respecting which such information is furnished as specified therein;

    (ii) immediately prior to the transfer and assignment contemplated by the Pooling and Servicing Agreement, the Seller is the sole owner and holder of the Mortgage Loan, free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

    (iii) the Mortgage is a valid, subsisting and enforceable first lien on the related Mortgaged Property, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances; and, if the Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or home owners association fees; and, if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or a custodian with, any Mortgage establishes in the Seller a valid first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

    (iv) neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage in any material respect; satisfied, cancelled or subordinated the Mortgage or the related Mortgage
  Note in whole or in part; or released the Mortgaged Property in whole or in part from the lien of the Mortgage; or executed any instrument of release, cancellation, modification or satisfaction, except in each case as reflected in a document delivered by the Seller to the Trustee or a custodian together with the related Mortgage;

    (v) all taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges previously due and owing have been paid, or an escrow of funds in an amount sufficient to pay for every such item which remains unpaid has been established to the extent permitted by law; and the Seller has not advanced funds or received any advance of funds by a party other than the mortgagor, directly or indirectly (except pursuant to any Buy-Down Loan or Subsidy Loan arrangement), for the payment of any amount required by the Mortgage, except for interest accruing from the date of the related Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which precedes by 30 days the first Due Date under the related Mortgage Note;

    (vi) the Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representation), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

    (vii) the Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

    (viii) except for Mortgage Loans secured by shares in cooperatives, the Mortgaged Property consists of a fee simple or leasehold estate in real property, all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under an applicable title insurance policy) and, to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

    (ix) the Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury, and the Mortgage Loan is not usurious;

    (x) to the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

    (xi) all payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

    (xii) the Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the mortgagor;

    (xiii) any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

    (xiv) the proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with, except for escrow funds for exterior items which could not be completed due to weather; and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the date of the Pooling and Servicing Agreement;

    (xv) the Mortgage Loan (except a T.O.P. Loan as described above under "-- Mortgage Loan Underwriting" and any Mortgage Loan secured by Mortgaged Property located in Iowa, as to which an opinion of counsel of the type customarily rendered in such State in lieu of title insurance is instead received) is covered by an ALTA mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights-of-way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee and no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

    (xvi) the Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the mortgagor thereunder to maintain all such insurance at the mortgagor's cost and expense;

    (xvii) to the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Seller has not waived any default, breach, violation or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

    (xviii) no Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render such Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

    (xix) each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

    (xx) each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the mortgagor which would interfere with such right of foreclosure;

    (xxi) to the best of the Seller's knowledge, no mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

    (xxii) each Mortgaged Property is located in the United States and consists of a one- to four-unit single family residential property which may include a detached home, townhouse, condominium unit, unit in a planned unit development or a leasehold interest with respect to any of the foregoing or, in the case of Mortgage Loans secured by shares of cooperatives, leases or occupancy agreements;

    (xxiii) with respect to each Buy-Down Loan, the funds deposited in the Buy-Down Fund, if any, will be sufficient, together with interest thereon at the rate customarily received by the Seller on such funds, compounded monthly, and adding the amounts required to be paid by the mortgagor, to make the scheduled payments stated in the Mortgage Note for the term of the buy-down agreement;

    (xxiv) each Mortgage Loan is a "Qualified Mortgage" within the meaning of
  Section 860G of the Code; and

    (xxv) with respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence.

  No representations or warranties are made by the Seller or any other party as to the environmental condition of such Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any substance on or near such Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any such Mortgaged Property. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations" below.

  In addition, no representations or warranties are made by the Seller or any other party with respect to the absence or effect of fraud in the origination of any Mortgage Loan, and any loss or liability resulting from the presence or effect of fraud will be borne solely by Certificateholders.

  See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee" for a description of the limited remedies available in connection with breaches of the foregoing representations and warranties.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  Each Series of Certificates will include one or more Classes, each of which may be divided into two or more Subclasses. Any references herein to the characteristics of a Class of Certificates may also describe the characteristics of a Subclass of Certificates. In addition, any Class or Subclass of Certificates may consist of two or more non-severable components, each of which may exhibit any of the principal or interest payment characteristics described herein with respect to a Class of Certificates. A Series may include one or more Classes of Certificates entitled, to the extent of funds available, to (i) principal and interest distributions in respect of the related Mortgage Loans, (ii) principal distributions, with no interest distributions, (iii) interest distributions, with no principal distributions or (iv) such other distributions as are described in the applicable Prospectus Supplement.

  Each Series of Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among the Seller, Norwest Bank, as the Master Servicer, and the Trustee named in the applicable Prospectus Supplement. An illustrative form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions common to the Certificates and to each Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each Series of Certificates and the applicable Prospectus Supplement. Wherever particular sections or defined terms of the Pooling and Servicing Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference from the form of Pooling and Servicing Agreement filed as an exhibit to the Registration Statement.

  Unless otherwise specified in the applicable Prospectus Supplement, distributions to Certificateholders of all Series (other than the final distribution in retirement of the Certificates) will be made by check mailed to the address of the person entitled thereto (which in the case of Book-Entry Certificates will be DTC) as it appears on the certificate register, except that, with respect to any holder of a Certificate evidencing not less than a certain minimum denomination set forth in the applicable Prospectus Supplement, distributions will be made by wire transfer in immediately available funds, provided that the Master Servicer or the Paying Agent acting on behalf of the Master Servicer shall have been furnished with appropriate wiring instructions not less than seven business days prior to the related Distribution Date. The final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency maintained by the Trustee or other entity for such purpose, as specified in the final distribution notice to Certificateholders.

  Each Series of Certificates will represent ownership interests in the related Trust Estate. An election may be made to treat the Trust Estate (or one or more segregated pools of assets therein) with respect to a Series of Certificates as a REMIC. If such an election is made, such Series will consist of one or more Classes of Certificates that will represent "regular interests" within the meaning of Code Section 860G(a)(1) (such Class or Classes collectively referred to as the "Regular Certificates") and one Class or Subclass of Certificates with respect to each REMIC that will be designated as the "residual interest" within the meaning of Code Section 860G(a)(2) (the "Residual Certificates") representing the right to receive distributions as specified in the Prospectus Supplement for such Series. See "Certain Federal Income Tax Consequences" herein.

  The Seller may sell certain Classes or Subclasses of the Certificates of a Series, including one or more Classes of Subordinated Certificates, in privately negotiated transactions exempt from registration under the Securities Act. Alternatively, if so specified in a Prospectus Supplement relating to such Subordinated Certificates, the Seller may offer one or more Classes of the Subordinated Certificates of a Series by means of this Prospectus and such Prospectus Supplement.

DEFINITIVE FORM

  Certificates of a Series that are issued in fully registered, certificated form are referred to herein as "Definitive Certificates." Distributions of principal of, and interest on, the Definitive Certificates will be made directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement. The Definitive Certificates of a Series offered hereby and by means of the applicable Prospectus Supplements will be transferable and exchangeable at the office or agency maintained by the Trustee or such other entity for such purpose set forth in the applicable Prospectus Supplement. No service charge will be made for any transfer or exchange of Definitive Certificates, but the Trustee or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

  In the event that an election is made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, the "residual interest" thereof will be issued as a Definitive Certificate. No legal or beneficial interest in all or any portion of any "residual interest" may be transferred without the receipt by the transferor and the Trustee of an affidavit signed by the transferee stating, among other things, that the transferee (i) is not a disqualified organization within the meaning of Code Section 860E(e) or an agent (including a broker, nominee, or middleman) thereof and (ii) understands that it may incur tax liabilities in excess of any cash flows generated by the residual interest. Further, the transferee must state in the affidavit that it
(x) historically has paid its debts as they have come due, (y) intends to pay its debts as they come due in the future and (z) intends to pay taxes associated with holding the residual interest as they become due. The transferor must certify to the Trustee that, as of the time of the transfer, it has no actual knowledge that any of the statements made in the transferee affidavit are false and no reason to know that the statements made by the transferee pursuant to clauses (x), (y) and (z) of the preceding sentence are false. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates."

BOOK-ENTRY FORM

  Each Class or Subclass of the Book-Entry Certificates of a Series initially will be represented by one or more physical certificates registered in the name of Cede & Co. ("Cede"), as nominee of DTC, which will be the "holder" or "Certificateholder" of such Certificates, as such terms are used herein. No person acquiring an interest in a Book-Entry Certificate (a "Beneficial Owner") will be entitled to receive a Definitive Certificate representing such person's interest in the Book-Entry Certificate, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions taken by Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures.

  DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("DTC Participants") and to facilitate the clearance and settlement of securities transactions among DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers (which may include any underwriter identified in the Prospectus Supplement applicable to any Series), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect DTC Participants").

  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Certificates among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. DTC Participants and Indirect DTC Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

  Beneficial Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, Beneficial Owners will receive all distributions of principal and interest from the Master Servicer, or a Paying Agent on behalf of the Master Servicer, through DTC Participants. DTC will forward such distributions to its DTC Participants, which thereafter will forward them to Indirect DTC Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee or the Master Servicer or any paying agent as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its DTC Participants.

  Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Master Servicer, or a paying agent on behalf of the Master Servicer, to Cede, as nominee for DTC.

  DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified Voting Interests only at the direction of and on behalf of DTC Participants whose holdings of Book-Entry Certificates evidence such specified Voting Interests. DTC may take conflicting actions with respect to Voting Interests to the extent that DTC Participants whose holdings of Book-Entry Certificates evidence such Voting Interests authorize divergent action.

  Neither the Seller, the Master Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Certificates may be impaired.

  The Book-Entry Certificates will be converted to Definitive Certificates and reissued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (i) the Trustee is advised in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Trustee is unable to locate a qualified successor, (ii) the Master Servicer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a dismissal or resignation of the Master Servicer under the Pooling and Servicing Agreement, Beneficial Owners representing not less than 51% of the Voting Interests of the outstanding Book-Entry Certificates advise the Trustee through DTC, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Beneficial Owners' best interest.

  Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book- Entry Certificates as Definitive Certificates to Beneficial Owners. The procedures relating to payment on and transfer of Certificates initially issued as Definitive Certificates will thereafter apply to those Book-Entry Certificates that have been reissued as Definitive Certificates.

DISTRIBUTIONS TO CERTIFICATEHOLDERS

  General. On each Distribution Date, each holder of a Certificate of a Class will be entitled to receive its Certificate's Percentage Interest of the portion of the Pool Distribution Amount (as defined below) allocated to such Class. The undivided percentage interest (the "Percentage Interest") represented by any Certificate of a Subclass or any Class in distributions to such Subclass or Class will be equal to the percentage obtained by dividing the initial principal balance (or notional amount) of such Certificate by the aggregate initial principal balance (or notional amount) of all Certificates of such Subclass or Class, as the case may be.

  In general, the funds available for distribution to Certificateholders of a Series of Certificates with respect to each Distribution Date for such Series (the "Pool Distribution Amount") will be the sum of all previously undistributed payments or other receipts on account of principal (including principal prepayments and Liquidation Proceeds, if any) and interest on or in respect of the related Mortgage Loans received by the related Servicer after the Cut-Off Date (except for amounts due on or prior to the Cut-Off Date), or received by the related Servicer on or prior to the Cut-Off Date but due after the Cut-Off Date, in either case received on or prior to the business day preceding the Determination Date in the month in which such Distribution Date occurs, plus all

Periodic Advances with respect to payments due to be received on the Mortgage Loans on the Due Date preceding such Distribution Date, but excluding the following:

    (a) amounts received as late payments of principal or interest respecting which one or more unreimbursed Periodic Advances has been made;

    (b) that portion of Liquidation Proceeds with respect to a Mortgage Loan which represents any unreimbursed Periodic Advances;

    (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee, (iii) the applicable Master Servicing Fee, (iv) the Trustee's fee and (v) any other amounts described in the applicable Prospectus Supplement;

    (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

    (e) all proceeds (including Liquidation Proceeds other than, in certain cases as specified in the applicable Prospectus Supplement, Liquidation Proceeds which were received prior to the related Servicer's determination that no further recoveries on a defaulted Mortgage Loan will be forthcoming ("Partial Liquidation Proceeds")) of any Mortgage Loans, or property acquired in respect thereof, that were liquidated, foreclosed, purchased or repurchased pursuant to the applicable Pooling and Servicing Agreement, which proceeds were received on or after the Due Date occurring in the month in which such Distribution Date occurs and all principal prepayments in full, partial principal prepayments and Partial Liquidation Proceeds received by the related Servicer on or after the Determination Date (or, in certain cases as specified in the applicable Prospectus Supplement, the Due
  Date) occurring in the month in which such Distribution Date occurs, and all related payments of interest on such amounts;

    (f) that portion of Liquidation Proceeds which represents any unpaid Servicing Fees, Master Servicing Fee or any Trustee Fee to which the related Servicer, the Trustee or the Master Servicer, respectively, is entitled and any unpaid Fixed Retained Yield;

    (g) if an election has been made to treat the applicable Trust Estate as a REMIC, any Net Foreclosure Profits with respect to such Distribution Date;

    (h) all amounts representing certain expenses reimbursable to the Master Servicer or any Servicer and other amounts permitted to be withdrawn by the Master Servicer from the Certificate Account, in each case pursuant to the applicable Pooling and Servicing Agreement;

    (i) all amounts in the nature of late fees, assumption fees, prepayment fees and similar fees and payments of interest related to principal prepayments received on or after the first day of the month in which a Distribution Date occurs and prior to the Determination Date in the month of such Distribution Date which the related Servicer is entitled to retain pursuant to the applicable Underlying Servicing Agreement;

    (j) reinvestment earnings on payments received in respect of the Mortgage Loans; and

    (k) any recovery of an amount in respect of principal which had previously been allocated as a realized loss to such Series of Certificates.

  The applicable Prospectus Supplement for a Series will describe any variation in the calculation of the Pool Distribution Amount for such Series.

  "Net Foreclosure Profits" with respect to a Distribution Date will be the excess of (i) the portion of aggregate net Liquidation Proceeds which represents the amount by which aggregate profits on Liquidated Loans with respect to which net Liquidation Proceeds exceed the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate over (ii) aggregate realized losses on Liquidated Loans with respect to which net Liquidation Proceeds are less than the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate.

  Distributions of Interest. With respect to each Series of Certificates, interest on the related Mortgage Loans at the weighted average of the applicable Net Mortgage Interest Rates thereof, will be passed through monthly to holders of the related Classes of Certificates in the aggregate, in accordance with the particular terms of each such Class of Certificates. The "Net Mortgage Interest

Rate" for each Mortgage Loan in a given period will equal the mortgage interest rate for such Mortgage Loan in such period, as specified in the related mortgage note (the "Mortgage Interest Rate"), less the portion thereof, if any, not contained in the Trust Estate (the "Fixed Retained Yield"), and less amounts payable to the Servicers for servicing the Mortgage Loan (the "Servicing Fee"), the fee payable to the Master Servicer (the "Master Servicing Fee"), the fee payable to the Trustee (the "Trustee Fee") and any related expenses specified in the applicable Prospectus.

  Interest will accrue on the principal balance (or notional amount, as described below) of each Class of Certificates entitled to interest at the Pass-Through Rate for such Class indicated in the applicable Prospectus Supplement (which may be a fixed rate or an adjustable rate) from the date and for the periods specified in such Prospectus Supplement. To the extent the Pool Distribution Amount is available therefor, interest accrued during each such specified period on each Class of Certificates entitled to interest (other than a Class that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable on the Distribution Dates specified in the applicable Prospectus Supplement until the principal balance (or notional amount) of such Class has been reduced to zero. Distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will generally be calculated based on the notional amount of such Certificate. The notional amount of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be solely for convenience in expressing the calculation of interest and for certain other purposes.

  With respect to any Class of Accrual Certificates, any interest that has accrued but is not paid on a given Distribution Date will be added to the principal balance of such Class of Certificates on that Distribution Date. Distributions of interest on each Class of Accrual Certificates will commence only after the occurrence of the events or the existence of the circumstance specified in such Prospectus Supplement and, prior to such time, or in the absence of such circumstances, the principal balance of such Class will increase on each Distribution Date by the amount of interest that accrued on such Class during the preceding interest accrual period but that was not required to be distributed to such Class on such Distribution Date. Any such Class of Accrual Certificates will thereafter accrue interest on its outstanding principal balance as so adjusted.

  Distributions of Principal. The principal balance of any Class of Certificates entitled to distributions of principal will generally be the original principal balance of such Class specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal and any losses on the related Mortgage Loans allocated to such Class of Certificates and (i) in the case of Accrual Certificates, increased by all interest accrued but not then distributable on such Accrual Certificates and (ii) in the case of a Series of Certificates representing interests in a Trust Estate containing adjustable rate Mortgage Loans, increased by any Deferred Interest allocable to such Class. The principal balance of a Class or Subclass of Certificates generally represents the maximum specified dollar amount (exclusive of (i) any interest that may accrue on such Class or Subclass to which the holder thereof is entitled from the cash flow on the related Mortgage Loans at such time) and will decline to the extent of distributions in reduction of the principal balance of, and allocations of losses to such Class or Subclass. Certificates with no principal balance will not receive distributions in respect of principal. The applicable Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the Classes of Certificates entitled to distributions of principal.

  If so provided in the applicable Prospectus Supplement, one or more Classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the months of such payments or of other unscheduled principal receipts or recoveries in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of principal prepayments or other unscheduled receipts or recoveries in respect of principal to such Class or Classes of Senior Certificates will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust Estate. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

  If specified in the applicable Prospectus Supplement, the rights of the holders of the Subordinated Certificates of a Series of Certificates for which credit enhancement is provided through subordination to receive distributions with respect to the Mortgage Loans in the related Trust Estate will be subordinated to such rights of the holders of the Senior Certificates of the same Series to the extent described below, except as otherwise set forth in such Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to mortgagor defaults.

  The protection afforded to the holders of Senior Certificates of a Series of Certificates for which credit enhancement is provided through subordination by the subordination feature described above will be effected by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates on each Distribution Date, current distributions on the related Mortgage Loans of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related Certificate Account, (ii) by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of Subordinated Certificates and/or (iii) by the prior allocation to the Subordinated Certificates of all or a portion of losses realized on the related Mortgage Loans.

  Losses realized on liquidated Mortgage Loans (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses as described below) will be allocated to the holders of Subordinated Certificates through a reduction of the amount of principal payments on the Mortgage Loans to which such holders are entitled before any corresponding reduction is made in respect of the Senior Certificate.

  A "Special Hazard Loss" is a loss on a liquidated Mortgage Loan occurring as a result of a hazard not insured against under a standard hazard insurance policy of the type described herein under "The Trust Estates--Mortgage Loans-- Insurance Policies." A "Fraud Loss" is a loss on a liquidated Mortgage Loan as to which there was fraud in the origination of such Mortgage Loan. A "Bankruptcy Loss" is a loss on a liquidated Mortgage Loan attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the interest rate on a Mortgage Loan or an extension of its maturity. Special Hazard Losses in excess of the amount specified in the applicable Prospectus Supplement (the "Special Hazard Loss Amount") are "Excess Special Hazard Losses." Fraud Losses in excess of the amount specified in the applicable Prospectus Supplement (the "Fraud Loss Amount") are "Excess Fraud Losses." Bankruptcy losses in excess of the amount specified in the applicable Prospectus Supplement (the "Bankruptcy Loss Amount") are "Excess Bankruptcy Losses." Any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses with respect to a Series will be allocated on a pro rata basis among the related Classes of Senior and Subordinated Certificates. An allocation of a loss on a "pro rata basis" among two or more Classes of Certificates means an allocation on a pro rata basis to each such Class of Certificates on the basis of their then-outstanding principal balances in the case of the principal portion of a loss or based on the accrued interest thereon in the case of an interest portion of a loss.

  Since the amounts of the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount for a Series of Certificates are each expected to be less than the amount of principal payments on the Mortgage Loans to which the holders of the Subordinated Certificates of such Series are initially entitled (such amount being subject to reduction, as described above, as a result of allocation of losses on liquidated Mortgage Loans that are not Special Hazard Losses, Fraud Losses or Bankruptcy Losses), the holders of Subordinated Certificates of such Series will bear the risk of Special Hazard Losses, Fraud Losses and Bankruptcy Losses to a lesser extent than they will bear other losses on liquidated Mortgage Loans.

  Although the subordination feature described above is intended to enhance the likelihood of timely payment of principal and interest to the holders of Senior Certificates, shortfalls could result in certain circumstances. For example, a shortfall in the payment of principal otherwise due the holders of Senior Certificates could occur if losses realized on the Mortgage Loans in a Trust Estate were exceptionally high and were concentrated in a particular month.

  The holders of Subordinated Certificates will not be required to refund any amounts previously properly distributed to them, regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of each Class of Senior Certificates of the same Series.

OTHER CREDIT ENHANCEMENT

  In addition to, or in substitution for, the subordination discussed above, credit enhancement may be provided with respect to any Series of Certificates in any other manner which may be described in the applicable Prospectus Supplement, including, but not limited to, credit enhancement through an alternative form of subordination and/or one or more of the methods described below.

 Limited Guarantee

  If so specified in the Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

 Financial Guaranty Insurance Policy or Surety Bond

  If so specified in the Prospectus Supplement with respect to a Series of Certificates credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named therein.

 Letter of Credit

  Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a Series of Certificates will be set forth in the Prospectus Supplement relating to such Series.

 Pool Insurance Policies

  If so specified in the Prospectus Supplement relating to a Series of Certificates, the Seller will obtain a pool insurance policy for the Mortgage Loans in the related Trust Estate. The pool insurance policy will cover any loss (subject to the limitations described in the applicable Prospectus Supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

 Special Hazard Insurance Policies

  If so specified in the applicable Prospectus Supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Seller will also obtain a special hazard insurance policy for the related Trust Estate in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the applicable Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

 Mortgagor Bankruptcy Bond

  If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor affecting the Mortgage Loans in a Trust Estate with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Certificates of a Series by the Rating Agency or Rating Agencies that rated such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency or Rating Agencies rating the Certificates of the related Series, which amount will be set forth in the applicable Prospectus Supplement. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

 Reserve Fund

  If so specified in the applicable Prospectus Supplement, credit enhancement with respect to a Series of Certificates may be provided by the establishment of one or more reserve funds (each, a "Reserve Fund") for such Series.

  The Reserve Fund for a Series may be funded (i) by the deposit therein of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the applicable Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the applicable Prospectus Supplement, to which the certain Classes of Certificates would otherwise be entitled or (iii) in such other manner as may be specified in the applicable Prospectus Supplement.

 Cross Support

  If specified in the applicable Prospectus Supplement, the beneficial ownership of separate groups of Mortgage Loans included in a Trust Estate may be evidenced by separate Classes of Certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to certain Classes from mortgage loan payments that would otherwise be distributed to Subordinated Certificates evidencing a beneficial ownership interest in other loan groups within the same Trust Estate. The applicable Prospectus Supplement for a Series that includes a cross support feature will describe the specific operation of any such cross support feature.

                      PREPAYMENT AND YIELD CONSIDERATIONS

PASS-THROUGH RATES

  Any Class of Certificates of a Series may have a fixed Pass-Through Rate, or a Pass-Through Rate which varies based on changes in an index or based on changes with respect to the underlying Mortgage Loans (such as, for example, varying on the basis of changes in the weighted average Net Mortgage Interest Rate of the underlying Mortgage Loans).

  The Prospectus Supplement for each Series will specify the range and the weighted average of the Mortgage Interest Rates and, if applicable, Net Mortgage Interest Rates for the Mortgage Loans underlying such Series as of the Cut-Off Date. If the Trust Estate includes adjustable-rate Mortgage Loans or includes Mortgage Loans with different Net Mortgage Interest Rates, the weighted average Net Mortgage Interest Rate may vary from time to time as set forth below. See "The Trust Estates." The Prospectus Supplement for a Series will also specify the initial weighted average Pass-Through Rate for each Class of Certificates of such Series and will specify whether each such Pass-Through Rate is fixed or is variable.

  The Net Mortgage Interest Rate for any adjustable-rate Mortgage Loan will change with any changes in the index specified in the applicable Prospectus Supplement on which such Mortgage Interest Rate adjustments are based, subject to any applicable periodic or aggregate caps or floors on the related Mortgage Interest Rate. The weighted average Net Mortgage Interest Rate with respect to any Series may vary due to changes in the Net Mortgage Interest Rates of adjustable-rate Mortgage Loans, to the timing of the Mortgage Interest Rate readjustments of such Mortgage Loans and to different rates of payment of principal of fixed or adjustable-rate Mortgage Loans bearing different Mortgage Interest Rates.

SCHEDULED DELAYS IN DISTRIBUTIONS

  At the date of initial issuance of the Certificates of each Series offered hereby, the initial purchasers of a Class of Certificates may be required to pay accrued interest at the applicable Pass-Through Rate for such Class from the Cut-Off Date for such Series to, but not including, the date of issuance. The effective yield to Certificateholders will be below the yield otherwise produced by the applicable Pass-Through Rate because the distribution of principal and interest which is due on each Due Date will not be made until the 25th day (or if such 25th day is not a business day, the business day immediately following such 25th day) of the month in which such Due Date occurs (or until such other Distribution Date specified in the applicable Prospectus Supplement).

EFFECT OF PRINCIPAL PREPAYMENTS

  When a Mortgage Loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment and not thereafter. Liquidation Proceeds (as defined herein) and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a Mortgage Loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to Certificateholders. To partially mitigate this reduction in yield, the Underlying Servicing Agreements relating to a Series may provide, to the extent specified in the applicable Prospectus Supplement, that with respect to certain principal prepayments received, the Master Servicer will be obligated, on or before each Distribution Date, to pay an amount equal to the lesser of
(i) the aggregate interest shortfall with respect to such Distribution Date resulting from principal prepayments in full by mortgagors and (ii) the portion of the Master Servicer's master servicing compensation for such Distribution Date specified in the applicable Prospectus Supplement. No comparable interest shortfall coverage will be provided by the Master Servicer with respect to liquidations of any Mortgage Loans or partial principal payments. Any interest shortfall arising from prepayments not so covered or from liquidations will be covered by means of the subordination of the rights of Subordinated Certificateholders or any other credit support arrangements.

  A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a Series that are offered at a discount to their principal amount and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a Series that are offered at a premium to their principal amount. The yield on Certificates that are entitled solely or disproportionately to distributions of principal or interest may be particularly sensitive to prepayment rates, and further information with respect to yield on such Certificates will be included in the applicable Prospectus Supplement.

WEIGHTED AVERAGE LIFE OF CERTIFICATES

  The Mortgage Loans may be prepaid in full or in part at any time. Mortgage Loan generally will not provide for a prepayment penalty but may so provide if indicated in the related Prospectus Supplement. Fixed rate Mortgage Loans generally will contain due-on-sale clauses permitting the mortgagee to accelerate the maturities of the Mortgage Loans upon conveyance of the related Mortgaged Properties, and adjustable-rate Mortgage Loans generally will permit creditworthy borrowers to assume the then-outstanding indebtedness on the Mortgage Loans.

  Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The Prospectus Supplement for each Series of Certificates may describe one or more such prepayment standards or models and contain tables setting forth the weighted average life of each Class and the percentage of the original aggregate principal balance of each Class that would be outstanding on specified Distribution Dates for such Series and the projected yields to maturity on certain Classes thereof, in each case based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

  There is no assurance that prepayment of the Mortgage Loans underlying a Series of Certificates will conform to any level of the prepayment standard or model specified in the applicable Prospectus Supplement. A number of factors, including but not limited to homeowner mobility, economic conditions, natural disasters, changes in mortgagors' housing needs, job transfers, unemployment or, in the case of borrowers relying on commission income and self-employed borrowers, significant fluctuations in income or adverse economic conditions, mortgagors' net equity in the properties securing the mortgages, including the use of second or "home equity" mortgage loans by mortgagors or the use of the properties as second or vacation homes, servicing decisions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes, competition among mortgage loan originators resulting in reduced refinancing costs, reduction in documentation requirements and willingness to accept higher loan-to-value ratios, and the availability of mortgage funds, may affect prepayment experience. In general, however, if prevailing interest rates fall below the Mortgage Interest Rates borne by the Mortgage Loans underlying a Series of Certificates, the prepayment rates of such Mortgage Loans are likely to be higher than if prevailing rates remain at or above the rates borne by such Mortgage Loans. Conversely, if prevailing interest rates rise above the Mortgage Interest Rates borne by the Mortgage Loans, the Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Interest Rates. However, there can be no assurance that prepayments will rise or fall according to such changes in interest rates. It should be noted that Certificates of a Series may evidence an interest in a Trust Estate with different Mortgage Interest Rates. Accordingly, the prepayment experience of such Certificates will to some extent be a function of the mix of interest rates of the Mortgage Loans. In addition, the terms of the Underlying Servicing Agreements will require the related Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property; provided, however, that any enforcement action that the Servicer determines would jeopardize any recovery under any related primary mortgage insurance policy will not be required and provided, further, that the Servicer may permit the assumption of defaulted Mortgage Loans. See "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans-- Due-On-Sale Clauses" for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

  At the request of the mortgagor, a Servicer, including Norwest Mortgage, may allow the refinancing of a Mortgage Loan in any Trust Estate serviced by such Servicer by accepting prepayments thereon and permitting a new loan secured by a Mortgage on the same property. Upon such refinancing, the new loan will not be included in the Trust Estate. A mortgagor may be legally entitled to require the Servicer to allow such a refinancing. Any such refinancing will have the same effect as a prepayment in full of the related Mortgage Loan. In this regard a Servicer may, from time to time, implement programs designed to encourage refinancing through such Servicer, including but not limited to general or targeted solicitations, or the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. A Servicer may also encourage refinancing of defaulted Mortgage Loans, including Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness.

  The Seller will be obligated, under certain circumstances, to repurchase certain of the Mortgage Loans. In addition, if specified in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will permit, but not require, the Seller, and the terms of certain insurance policies relating to the Mortgage Loans may permit the applicable insurer, to purchase any Mortgage Loan which is in default or as to which default is reasonably foreseeable. The proceeds of any such purchase or repurchase will be deposited in the related Certificate Account and such purchase or repurchase will have the same effect as a prepayment in full of the related Mortgage Loan. See "The Pooling and Servicing Agreement Assignment of Mortgage Loans to the Trustee" and "--Optional Purchases." In addition, if so specified in the applicable Prospectus Supplement, the Seller or another person identified therein will have the option to purchase all, but not less than all, of the Mortgage Loans in any Trust Estate under the limited conditions specified in such Prospectus Supplement. For any Series of Certificates for which an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, any such purchase or repurchase may be effected only pursuant to a "qualified liquidation," as defined in Code Section 860F(a)(4)(A). See "The Pooling and Servicing Agreement--Termination; Optional Purchase of Mortgage Loans."

                        SERVICING OF THE MORTGAGE LOANS

  The following is a summary of certain provisions of the forms of the Underlying Servicing Agreement and the Pooling and Servicing Agreement that have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement and Underlying Servicing Agreements for each Series of Certificates and the applicable Prospectus Supplement.

THE MASTER SERVICER

  The Master Servicer with respect to each Series of Certificates will be Norwest Bank. See "Norwest Bank" above. The Master Servicer generally will (a) be responsible under each Pooling and Servicing Agreement for providing general administrative services for the Trust Estate for any such Series, including, among other things, (i) for administering and supervising the performance by the Servicers of their duties and responsibilities under the Underlying Servicing Agreements, (ii) oversight of payments received on Mortgage Loans, (iii) monitoring the amounts on deposit in various trust accounts, (iv) calculation of the amounts payable to Certificateholders on each Distribution Date, (v) preparation of periodic reports to the Trustee or the Certificateholders with respect to the foregoing matters, (vi) preparation of federal and applicable state and local tax and information returns; (vii) preparation of reports, if any, required under the Securities and Exchange Act of 1934, as amended and (viii) performing certain of the servicing obligations of a terminated Servicer as described below under "--The Servicers"; (b) maintain any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit support that may be required with respect to any Series and (c) make advances of delinquent payments of principal and interest on the Mortgage Loans to the limited extent described herein under the heading "Servicing of Mortgage Loans--Periodic Advances and Limitations Thereon," if such amounts are not advanced by a Servicer (other than Norwest Mortgage). The Master Servicer will also perform additional duties as described in the applicable Pooling and Servicing Agreement. The Master Servicer will be entitled to receive a portion of the interest payments on the Mortgage Loans included in the Trust Estate for such a Series to cover its fees as Master Servicer. The Master Servicer may subcontract with Norwest Mortgage or any other entity the obligations of the Master Servicer under any Pooling and Servicing Agreement. The Master Servicer will remain primarily liable for any such contractor's performance in accordance with the applicable Pooling and Servicing Agreement. The Master Servicer may be released from its obligations in certain circumstances. See "Certain Matters Regarding the Master Servicer."

  The Master Servicer will generally be required to pay all expenses incurred in connection with the administration of the Trust Estate, including, without limitation, fees or other amounts payable pursuant to any applicable agreement for the provision of credit enhancement for such Series, the fees and disbursements of the Trustee and any custodian, fees due to the independent accountants and expenses incurred in connection with distributions and reports to Certificateholders. Certain of these expenses may be reimbursable to the Master Servicer pursuant to the terms of the applicable Pooling and Servicing Agreement.

  Each Prospectus Supplement relating to such a Series of Certificates will contain information concerning recent delinquency, foreclosure and loan loss experience on the mortgage loans included in Norwest Mortgage's servicing portfolio which were originated or acquired by Norwest Mortgage for its own account or for the account of its affiliates ("Program Loans"), and, if available, on those Program Loans having payment terms generally similar to those of the Mortgage Loans in the related Trust Estate. If the related Trust Estate contains PHMC Mortgage Loans, the related Prospectus Supplement may contain information concerning PHMC's delinquency, foreclosure and loans loss experience prior to the PHMC Acquisition. Norwest Mortgage's total servicing portfolio of Program Loans as of any date may include (and PHMC's servicing portfolio included) loans having a variety of payment characteristics, including adjustable rate mortgage loans and loans subject to subsidy agreements, and the overall delinquency, foreclosure and loan loss experience of the Program Loans (or PHMC--serviced mortgage loans) taken as a whole may differ from that of the Mortgage Loans contained in any given Trust Estate and from that of mortgage servicers generally.

THE SERVICERS

  For each Series, Norwest Mortgage and, if specified in the applicable Prospectus Supplement, one or more other Servicers will provide certain customary servicing functions with respect to Mortgage Loans pursuant to separate servicing agreements ("Underlying Servicing Agreements") with the Seller or an affiliate thereof. The rights of the Seller or such affiliate under the applicable Underlying Servicing Agreements in respect of the Mortgage Loans included in the Trust Estate for any such Series will be assigned (directly or indirectly) to the Trustee for such Series. The Servicers may be entitled to withhold their Servicing Fees and certain other fees and charges from remittances of payments received on Mortgage Loans serviced by them.

  Each Servicer generally will be approved by FNMA or FHLMC as a servicer of mortgage loans and must be approved by the Master Servicer. In determining whether to approve a Servicer, the Master Servicer will perform a review of the Servicer that includes minimum net worth requirements, servicing experience, errors and omissions and fidelity bond coverage and other standards to be set forth in the applicable Underlying Servicing Agreement. In addition, the Master Servicer's mortgage servicing personnel will review the Servicer's servicing record and evaluate the ability of the Servicer to conform with required servicing procedures. Once a Servicer is approved, the Master Servicer will continue to monitor the compliance of the Servicer according to the Underlying Servicing Agreement on an annual basis.

  The duties to be performed by each Servicer include collection and remittance of principal and interest payments on the Mortgage Loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the mortgagor and have not been determined by the Servicer to be not recoverable under the applicable insurance policies with respect to such Series, from proceeds of liquidation of such Mortgage Loans or otherwise. Each Servicer also will provide such accounting and reporting services as are necessary to enable the Master Servicer to provide required information to the Trustee with respect to the Mortgage Loans included in the Trust Estate for such Series. Each Servicer is entitled to a periodic Servicing Fee equal to a specified percentage of the outstanding principal balance of each Mortgage Loan serviced by such Servicer. With the consent of the Master Servicer, any of the servicing obligations of a Servicer may be delegated to another person approved by the Master Servicer. In addition, certain limited duties of a Servicer may be delegated without consent.

  The Trustee, or if so provided in the applicable Servicing Agreement, the Master Servicer, may terminate a Servicer who has failed to comply with its covenants or breached one of its representations contained in the Underlying Servicing Agreement or in certain other circumstances. Upon termination of a Servicer by the Master Servicer, the Master Servicer will assume certain servicing obligations of the terminated Servicer, or, at its option, may appoint a substitute Servicer acceptable to the Trustee (which substitute Servicer may be Norwest Mortgage) to assume the servicing obligations of the terminated Servicer. The Master Servicer's obligations to act as a servicer following the termination of an Underlying Servicing Agreement will not, however, require the Master Servicer to (i) purchase a Mortgage Loan from the Trust Estate due to a breach by such Servicer of a representation or warranty in respect of such Mortgage Loan or (ii) with respect to a default by Norwest Mortgage as Servicer, advance payments of principal and interest on a delinquent Mortgage Loan.

PAYMENTS ON MORTGAGE LOANS

  The Master Servicer will, as to each Series of Certificates, establish and maintain a separate trust account in the name of the Trustee (the "Certificate Account"). Such account may be established at Norwest Bank or an affiliate thereof. Each such account must be maintained with a depository institution ("Depository") either (i) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) are, at the time of any deposit therein rated in at least one of the two highest rating categories by each nationally recognized statistical rating organization that rated the related Series of Certificates, or (ii) that is otherwise acceptable to the Rating Agency or Rating Agencies rating the Certificates of such Series and, if a REMIC election has been made, that would not cause the related Trust Estate (or one or more segregated pools of assets therein) to fail to qualify as a REMIC. To the extent that the portion of funds deposited in the Certificate Account at any time exceeds the limit of insurance coverage established by the Federal Deposit Insurance Corporation (the "FDIC"), such excess will be subject to loss in the event of the failure of the Depository. Such insurance coverage will be based on the number of holders of Certificates, rather than the number of underlying mortgagors. Holders of the Subordinated Certificates of a Series will bear any such loss up to the amount of principal payments on the related Mortgage Loans to which such holders are entitled.

  Pursuant to the applicable Underlying Servicing Agreements with respect to a Series, each Servicer will be required to establish and maintain one or more accounts (collectively, the "Servicer Custodial Account") into which the Servicer will be required to deposit on a daily basis amounts received with respect to Mortgage Loans serviced by such Servicer included in the Trust Estate for such Series, as more fully described below. Each Servicer Custodial Account must be a separate custodial account insured to the available limits by the FDIC or otherwise acceptable to the applicable Rating Agencies (such acceptable account, an "Eligible Custodial Account") and limited to funds held with respect to a particular Series, unless the Underlying Servicing Agreement specifies that a Servicer may establish an account which is an eligible account to serve as a unitary Servicer Custodial Account both for such Series and for other Series of Certificates for which Norwest Bank is the Master Servicer and having the same financial institution acting as Trustee and to be maintained in the name of such financial institution, in its respective capacities as Trustee for each such Series.

  Each Servicer will be required to deposit in the Certificate Account for each Series of Certificates on the date the Certificates are issued any amounts representing scheduled payments of principal and interest on the Mortgage Loans serviced by such Servicer due after the applicable Cut-Off Date but received on or prior thereto, and except as specified in the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement, will deposit in the Servicer Custodial Account on receipt and, thereafter, not later than the 24th calendar day of each month or such earlier day as may be specified in the Underlying Servicing Agreement (the "Remittance Date"), will remit to the Master Servicer for deposit in the Certificate Account, the following payments and collections received or made by such Servicer with respect to the Mortgage Loans serviced by such Servicer subsequent to the applicable Cut-Off Date (other than (x) payments due on or before the Cut-Off Date and (y) amounts held for future distribution):

    (i) all payments on account of principal, including prepayments, and interest;

    (ii) all amounts received by the Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with defaulted Mortgage Loans received from the mortgagor other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law ("Liquidation Proceeds") less, to the extent permitted under the applicable Underlying Servicing Agreement, the amount of any expenses incurred in connection with the liquidation of such Mortgage Loans;

    (iii) all proceeds received by the Servicer under any title, hazard or other insurance policy covering any such Mortgage Loan, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the mortgagor in accordance with the Underlying Servicing Agreement;

    (iv) all Periodic Advances made by the Servicer;

    (v) all amounts withdrawn from Buy-Down Funds or Subsidy Funds, if any, with respect to such Mortgage Loans, in accordance with the terms of the respective agreements applicable thereto;

    (vi) all proceeds of any such Mortgage Loans or property acquired in respect thereof purchased or repurchased pursuant to the Pooling and Servicing Agreement or the Underlying Servicing Agreement; and

    (vii) all other amounts required to be deposited therein pursuant to the applicable Pooling and Servicing Agreement or the Underlying Servicing Agreement.

  Notwithstanding the foregoing, if at any time the sums in (x) any Servicer Custodial Account, other than any Eligible Custodial Account, exceed $100,000 or (y) any such Servicer Custodial Account, in certain circumstances, exceed such amount less than $100,000 as shall have been specified by the Master Servicer, the Servicer will be required within one business day to withdraw such excess funds from such account and remit such amounts to the Certificate Account.

  Notwithstanding the foregoing, each Servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable Servicing Fee from any payment or other recovery on account of interest as received and prior to deposit in the Servicer Custodial Account or (b) to withdraw from the Servicer Custodial Account the applicable Servicing Fee after the entire payment or recovery has been deposited in such account.

  The Master Servicer or Trustee will deposit in the Certificate Account any Periodic Advances made by the Master Servicer or Trustee in the event of a Servicer default not later than the Distribution Date on which such amounts are required to be distributed. All other amounts will be deposited in the Certificate Account not later than the business day next following the day of receipt and posting by the Master Servicer. On or before each Distribution Date, the Master Servicer will withdraw from the Certificate Account and remit to the Trustee for distribution to Certificateholders all amounts allocable to the Pool Distribution Amount for such Distribution Date.

  If a Servicer, the Master Servicer or the Trustee deposits in the Certificate Account for a Series any amount not required to be deposited therein, the Master Servicer may at any time withdraw such amount from such account for itself or for remittance to such Servicer or the Trustee, as applicable. Funds on deposit in the Certificate Account may be invested in certain investments acceptable to the Rating Agencies ("Eligible Investments") maturing in general not later than the business day preceding the next Distribution Date. In the event that an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) with respect to a Series as a REMIC, no such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an opinion of counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate (or segregated pool of assets) to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1), otherwise subject the Trust Estate (or segregated pool of assets) to tax, or cause the Trust Estate (or any segregated pool of assets) to fail to qualify as a REMIC while any Certificates of the Series are outstanding. Except as otherwise specified in the applicable Prospectus Supplement, all income and gain realized from any such investment will be for the account of the Master Servicer as additional compensation and all losses from any such investment will be deposited by the Master Servicer out of its own funds to the Certificate Account immediately as realized.

  The Master Servicer is permitted, from time to time, to make withdrawals from the Certificate Account for the following purposes, to the extent permitted in the applicable Pooling and Servicing Agreement (and, in the case of Servicer reimbursements by the Master Servicer, only to the extent funds in the respective Servicer Custodial Account are not sufficient therefor):

    (i) to reimburse the Master Servicer, the Trustee or any Servicer for Advances;

    (ii) to reimburse any Servicer for liquidation expenses and for amounts expended by itself or any Servicer, as applicable, in connection with the restoration of damaged property;

    (iii) to pay to itself the applicable Master Servicing Fee and any other amounts constituting additional master servicing compensation, to pay the Trustee the applicable Trustee Fee, to pay any other fees described in the applicable Prospectus Supplement; and to pay to the owner thereof any Fixed Retained Yield;

    (iv) to reimburse itself or any Servicer for certain expenses (including taxes paid on behalf of the Trust Estate) incurred by and recoverable by or reimbursable to itself or the Servicer, as applicable;

    (v) to pay to the Seller, a Servicer or itself with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased by the Seller or purchased by a Servicer or the Master Servicer all amounts received thereon and not distributed as of the date as of which the purchase price of such Mortgage Loan was determined;

    (vi) to pay to itself any interest earned on or investment income earned with respect to funds in the Certificate Account (all such interest or income to be withdrawn not later than the next Distribution Date);

    (vii) to pay to itself, the Servicer and the Trustee from net Liquidation Proceeds allocable to interest, the amount of any unpaid Master Servicing Fee, Servicing Fees or Trustee Fees and any unpaid assumption fees, late payment charges or other mortgagor charges on the related Mortgage Loan;

    (viii) to withdraw from the Certificate Account any amount deposited in such account that was not required to be deposited therein; and

    (ix) to clear and terminate the Certificate Account.

  The Master Servicer will be authorized to appoint a paying agent (the "Paying Agent") to make distributions, as agent for the Master Servicer, to Certificateholders of a Series. If the Paying Agent for a Series is the Trustee of such Series, such Paying Agent will be authorized to make withdrawals from the Certificate Account in order to make distributions to Certificateholders. If the Paying Agent for a Series is not the Trustee for such Series, the Master Servicer will, on each Distribution Date, deposit in immediately available funds in an account designated by any such Paying Agent the amount required to be distributed to the Certificateholders on such Distribution Date.

  The Master Servicer will cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent will:

    (1) hold all amounts deposited with it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as provided in the applicable Pooling and Servicing Agreement;

    (2) give the Trustee notice of any default by the Master Servicer in the making of such deposit; and

    (3) at any time during the continuance of any such default, upon written request to the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

PERIODIC ADVANCES AND LIMITATIONS THEREON

  Generally each Servicer will be required to make (i) Periodic Advances to cover delinquent payments of principal and interest on such Mortgage Loan and
(ii) other advances of cash ("Other Advances" and, collectively with Periodic Advances, "Advances") to cover (x) delinquent payments of taxes, insurance premiums, and other escrowed items and (y) rehabilitation expenses and foreclosure costs, including reasonable attorneys' fees, in either case unless such Servicer has determined that any subsequent payments on that Mortgage Loan or from the borrower will ultimately not be available to reimburse such Servicer for such amounts. The failure of the Servicer to make any required Periodic Advances or Other Advances under an Underlying Servicing Agreement constitutes a default under such agreement for which the Servicer will be terminated. Upon default by a Servicer, other than Norwest Mortgage, the Master Servicer may, and upon default by Norwest Mortgage the Trustee may, in each case if so provided in the Pooling and Servicing Agreement, be required to make Periodic Advances to the extent necessary to make required distributions on certain Certificates or certain Other Advances, provided that the Master Servicer or Trustee, as applicable, determines that funds will ultimately be available to reimburse it. In the case of Certificates of any Series for which credit enhancement is provided in the form of a mortgage pool insurance policy, the Seller may obtain an endorsement to the mortgage pool insurance policy which obligates the Pool Insurer to advance delinquent payments of principal and interest. The Pool Insurer would only be obligated under such endorsement to the extent the mortgagor fails to make such payment and the Master Servicer or Trustee fails to make a required advance.

  The advance obligation of the Master Servicer and Trustee may be further limited to an amount specified by the Rating Agency rating the Certificates. Any such Periodic Advances by the Servicers or the Master Servicer or Trustee, as the case may be, must be deposited into the applicable Servicer Custodial Account or the Certificate Account and will be due no later than the business day before the Distribution Date to which such delinquent payment relates. Advances by the Servicers or the Master Servicer or Trustee, as the case may be, will be reimbursable out of insurance proceeds or Liquidation Proceeds of, or, except for Other Advances, future payments on, the Mortgage Loans for which such amounts were advanced. If an Advance made by a Servicer, the Master Servicer or the Trustee later proves, or is deemed by the Master Servicer or the Trustee, to be unrecoverable, such Servicer, the Master Servicer or the Trustee, as the case may be, will be entitled to reimbursement from funds in the Certificate Account prior to the distribution of payments to the Certificateholders to the extent provided in the Pooling and Servicing Agreement.

  Any Periodic Advances made by a Servicer, the Master Servicer or the Trustee with respect to Mortgage Loans included in the Trust Estate for any Series are intended to enable the Trustee to make timely payment of the scheduled distributions of principal and interest on the Certificates of such Series. However, neither the Master Servicer, the Trustee, any Servicer nor any other person will, except as otherwise specified in the applicable Prospectus Supplement, insure or guarantee the Certificates of any Series or the Mortgage Loans included in the Trust Estate for any Certificates.

COLLECTION AND OTHER SERVICING PROCEDURES

  Each Servicer will be required by the related Underlying Servicing Agreement to make reasonable efforts to collect all payments called for under the Mortgage Loans and, consistent with the applicable Underlying Servicing Agreement and any applicable agreement governing any form of credit enhancement, to follow such collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the Mortgage Loans. Consistent with the above, the Servicer may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan and (ii) arrange with a mortgagor a schedule for the liquidation of deficiencies running for not more than 180 days (or such longer period to which the Master Servicer and any applicable Pool Insurer or primary mortgage insurer have consented) after the applicable Due Date.

  Under each Underlying Servicing Agreement, each Servicer, to the extent permitted by law, will establish and maintain one or more escrow accounts (each such account, a "Servicing Account") in which each such Servicer will be required to deposit any payments made by mortgagors in advance for taxes, assessments, primary mortgage (if applicable) and hazard insurance premiums and other similar items. Withdrawals from the Servicing Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay interest to mortgagors on balances in the Servicing Account, if required, and to clear and terminate such account. Each Servicer will be responsible for the administration of its Servicing Account. A Servicer will be obligated to advance certain amounts which are not timely paid by the mortgagors, to the extent that it determines, in good faith, that they will be recoverable out of insurance proceeds, liquidation proceeds, or otherwise. Alternatively, in lieu of establishing a Servicing Account, a Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Master Servicer and each Rating Agency rating the related Series of Certificates, covering loss occasioned by the failure to escrow such amounts.

ENFORCEMENT OF DUE-ON-SALE CLAUSES; REALIZATION UPON DEFAULTED MORTGAGE LOANS

  With respect to each Mortgage Loan having a fixed interest rate, the applicable Underlying Servicing Agreement will generally provide that, when any Mortgaged Property is about to be conveyed by the mortgagor, the Servicer will, to the extent it has knowledge of such prospective conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, if any, unless it is not exercisable under applicable law or if such exercise would result in loss of insurance coverage with respect to such Mortgage Loan or would, in the Servicer's judgment, be reasonably likely to result in litigation by the mortgagor and such Servicer has not obtained the Master Servicer's consent to such exercise. In either case, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the Mortgage Loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy and the Mortgage Interest Rate with respect to such Mortgage Loan and the payment terms shall remain unchanged. The Servicer will also be authorized, with the prior approval of the pool insurer and the primary mortgage insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the Mortgage Note.

  Each Underlying Servicing Agreement and Pooling and Servicing Agreement with respect to a Series will require the Servicer or the Master Servicer, as the case may be, to present claims to the insurer under any insurance policy applicable to the Mortgage Loans included in the Trust Estate for such Series and to take such reasonable steps as are necessary to permit recovery under such insurance policies with respect to defaulted Mortgage Loans, or losses on the Mortgaged Property securing the Mortgage Loans.

  Each Servicer is obligated under the applicable Underlying Servicing Agreement for each Series to realize upon defaulted Mortgage Loans in accordance with its normal servicing practices, which will conform generally to those of prudent mortgage lending institutions which service mortgage loans of the same type in the same jurisdictions. In addition, the Servicer is authorized under the applicable Underlying Servicing Agreement to permit the assumption of a defaulted Mortgage Loan rather than to foreclose or accept a deed-in-lieu of foreclosure if, in the Servicer's judgment, the default is unlikely to be cured and the assuming borrower meets Norwest Mortgage's applicable underwriting guidelines. In connection with any such assumption, the Mortgage Interest Rate and the payment terms of the related Mortgage Note will not be changed. Each Servicer may also, with the consent of the Master Servicer, modify the payment terms of Mortgage Loans that are in default, or as to which default is reasonably foreseeable, that remain in the Trust Estate rather than foreclose on such Mortgage Loans; provided that no such modification shall forgive principal owing under such Mortgage Loan or permanently reduce the interest rate on such Mortgage Loan. Any such modification will be made only upon the determination by the Servicer and the Master Servicer that such modification is likely to increase the proceeds of such Mortgage Loan over the amount expected to be collected pursuant to foreclosure. See also "The Pooling and Servicing Agreement--Optional Purchases," above, with respect to the Seller's right to repurchase Mortgage Loans that are in default, or as to which default is reasonably foreseeable. Further, a Servicer may encourage the refinancing of such defaulted Mortgage Loans, including Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness. In connection with the decision of the Servicer regarding the foreclosure or assumption of a Mortgage Loan, the modification of the related Mortgage Note or any other action to be taken with respect to a defaulted Mortgage Loan, the Servicer is expressly permitted by the Underlying Servicing Agreement to take into account the interests of the borrower.

  In the case of foreclosure or of damage to a Mortgaged Property from an uninsured cause, the Servicer will not be required to expend its own funds to foreclose or restore any damaged property, unless it reasonably determines (i) that such foreclosure or restoration will increase the proceeds to Certificateholders of such Series of liquidation of the Mortgage Loan after reimbursement to the related Servicer for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or any applicable insurance policy in respect of such Mortgage Loan. In the event that Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to be reimbursed from the Certificate Account for such Series an amount equal to all costs and expenses incurred by it.

  Norwest Mortgage will not be obligated to, and any other Servicer will not (except with the express written approval of the Master Servicer), foreclose on any Mortgaged Property which it believes may be contaminated with or affected by hazardous wastes or hazardous substances. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations." If a Servicer does not foreclose on a Mortgaged Property, the Certificateholders of the related Series may experience a loss on the related Mortgage Loan. A Servicer will not be liable to the Certificateholders if it fails to foreclose on a Mortgaged Property which it believes may be so contaminated or affected, even if such Mortgaged Property is, in fact, not so contaminated or affected. Conversely, a Servicer will not be liable to the Certificateholders if, based on its belief that no such contamination or effect exists, the Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

  The Servicer may foreclose against property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person (see "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" for a discussion of the availability of deficiency judgments), may proceed for the deficiency. It is anticipated that in most cases the Servicer will not seek deficiency judgments, and will not be required under the applicable Underlying Servicing Agreement to seek deficiency judgments. In lieu of foreclosure, each Servicer may arrange for the sale by the borrower of the Mortgaged Property related to a defaulted Mortgage Loan to a third party, rather than foreclosing upon and selling such Mortgaged Property.

  With respect to a Trust Estate (or any segregated pool of assets therein) as to which a REMIC election has been made, if the Trustee acquires ownership of any Mortgaged Property as a result of a default or reasonably foreseeable default of any Mortgage Loan secured by such Mortgaged Property, the Trustee or Master Servicer will be required to dispose of such property prior to the close of the third calendar year following the year the Trust Estate acquired such property (or such shorter period as is provided in the applicable Underlying Servicing Agreement) unless the Trustee (a) receives an opinion of counsel to the effect that the holding of the Mortgaged Property by the Trust Estate will not cause the Trust Estate to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1) or cause the Trust Estate (or any segregated pool of assets therein as to which one or more REMIC elections have been made or will be made) to fail to qualify as a REMIC or (b) applies for and is granted an extension of the applicable period in the manner contemplated by Code Section 856(e)(3). The Servicer also will be required to administer the

Mortgaged Property in a manner which does not cause the Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Estate of any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), respectively. In general, this would preclude the holding of the Mortgaged Property by a party acting as a dealer in such property or the receipt of rental income based on the profits of the lessee of such property. See "Certain Federal Income Tax Consequences."

INSURANCE POLICIES

  Each Underlying Servicing Agreement will require the related Servicer to cause to be maintained for each Mortgage Loan a standard hazard insurance policy issued by a generally acceptable insurer insuring the improvements on the Mortgaged Property underlying such Mortgage Loan against loss by fire, with extended coverage (a "Standard Hazard Insurance Policy"). The Underlying Servicing Agreements will require that such Standard Hazard Insurance Policy be in an amount at least equal to the lesser of 100% of the insurable value of the improvements on the Mortgaged Property or the principal balance of such Mortgage Loan; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. Each Servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of 100% of the insurable value of the improvements which are a part of such property or the principal balance of such Mortgage Loan plus accrued interest and liquidation expenses; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. Any amounts collected under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with normal servicing procedures) will be deposited in the Servicer Custodial Account for remittance to the Certificate Account by a Servicer.

  The Standard Hazard Insurance Policies covering the Mortgage Loans generally will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not all-inclusive.

  In general, if the improvements on a Mortgaged Property are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) each Underlying Servicing Agreement will require the related Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier. Generally, the Underlying Servicing Agreement will require that such flood insurance be in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the full insurable value of the improvements, or (iii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. Norwest Mortgage does not provide financing for flood zone properties located in communities not participating in the National Flood Insurance Program or if available insurance coverage is, in its judgment, unrealistically low.

  Each Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties in lieu of maintaining the required Standard Hazard Insurance Policies and may maintain a blanket policy insuring against special hazards in lieu of maintaining any required flood insurance. Each Servicer will be liable for the amount of any deductible under a blanket policy if such amount would have been covered by a required Standard Hazard Insurance Policy or flood insurance, had it been maintained.

  Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows, floods and hazardous wastes or hazardous substances) or insufficient hazard insurance proceeds will adversely affect distributions to the Certificateholders.

FIXED RETAINED YIELD, SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  Fixed Retained Yield with respect to any Mortgage Loan is that portion, if any, of interest at the Mortgage Interest Rate that is not included in the related Trust Estate. The Prospectus Supplement for a Series will specify whether there is any Fixed Retained Yield with respect to the Mortgage Loans of such Series. If so, the Fixed Retained Yield will be established on a loan-by-loan basis and will be specified in the schedule of Mortgage Loans attached as an exhibit to the applicable Pooling and Servicing Agreement. Norwest Mortgage as Servicer may deduct the Fixed Retained Yield from mortgagor payments as received or deposit such payments in the Servicer Custodial Account or Certificate Account for such Series and then either withdraw the Fixed Retained Yield from the Servicer Custodial Account or Certificate Account or request the Master Servicer to withdraw the Fixed Retained Yield from the Certificate Account for remittance to Norwest Mortgage. In the case of any Fixed Retained Yield with respect to Mortgage Loans serviced by a Servicer other than Norwest Mortgage, the Master Servicer will make withdrawals from the Certificate Account for the purpose of remittances to Norwest Mortgage as owner of the Fixed Retained Yield. Notwithstanding the foregoing, with respect to any payment of interest received by Norwest Mortgage as Servicer relating to a Mortgage Loan (whether paid by the mortgagor or received as Liquidation Proceeds, insurance proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, the owner of the Fixed Retained Yield with respect to such Mortgage Loan will bear a ratable share of such interest shortfall.

  For each Series of Certificates, each Servicer will be entitled to be paid the Servicing Fee on the related Mortgage Loans serviced by such Servicer until termination of the applicable Underlying Servicing Agreement. A Servicer, at its election, will pay itself the Servicing Fee for a Series with respect to each Mortgage Loan by (a) withholding the Servicing Fee from any scheduled payment of interest prior to deposit of such payment in the Servicer Custodial Account for such Series or (b) withdrawing the Servicing Fee from the Servicer Custodial Account after the entire interest payment has been deposited in such account. A Servicer may also pay itself out of the Liquidation Proceeds of a Mortgage Loan or other recoveries with respect thereto, or withdraw from the Servicer Custodial Account or request the Master Servicer to withdraw from the Certificate Account for remittance to the Servicer such amounts after the deposit thereof in such accounts, or if such Liquidation Proceeds or other recoveries are insufficient, from Net Foreclosure Profits with respect to the related Distribution Date the Servicing Fee in respect of such Mortgage Loan to the extent provided in the applicable Pooling and Servicing Agreement. The Servicing Fee or the range of Servicing Fees with respect to the Mortgage Loans underlying the Certificates of a Series will be specified in the applicable Prospectus Supplement. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise will be retained by the Servicers.

  Each Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans serviced by such Servicer underlying a Series, including, without limitation, payment of the hazard insurance policy premiums. The Servicer will be entitled, in certain circumstances, to reimbursement from the Certificate Account of Periodic Advances, of Other Advances made by it to pay taxes, insurance premiums and similar items with respect to any Mortgaged Property or for expenditures incurred by it in connection with the restoration, foreclosure or liquidation of any Mortgaged Property (to the extent of Liquidation Proceeds or insurance policy proceeds in respect of such Mortgaged Property) and of certain losses against which it is indemnified by the Trust Estate.

  As set forth in the preceding paragraph, a Servicer may be entitled to reimbursement for certain expenses incurred by it, and payment of additional fees for certain extraordinary services rendered by it (provided that such fees do not exceed those which would be charged by third parties for similar services) in connection with the liquidation of defaulted Mortgage Loans and related Mortgaged Properties. In the event that claims are either not made or are not fully paid from any applicable form of credit enhancement, the related Trust Estate will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicing Fee and the expenses of the Servicer, are less than the principal balance of the related Mortgage Loan.

EVIDENCE AS TO COMPLIANCE

  Each Servicer will deliver annually to the Trustee or Master Servicer, as applicable, on or before the date specified in the applicable Underlying Servicing Agreement, an Officer's Certificate stating that (i) a review of the activities of such Servicer during the preceding calendar year and of performance under the applicable Underlying Servicing Agreement has been made under the supervision of such officer, and (ii) to the best of such officer's knowledge, based on such review, such Servicer has fulfilled all its obligations under the applicable Underlying Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such Officer's Certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to a random sample of the mortgage loans being serviced by such Servicer pursuant to such Underlying Servicing Agreement and/or other similar agreements, conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the servicing of such mortgage loans was conducted in compliance with the provisions of the applicable Underlying Servicing Agreement and other similar agreements, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

  The Master Servicer will deliver annually to the Trustee, on or before the date specified in the applicable Pooling and Servicing Agreement, an Officer's Certificate stating that such officer has received, with respect to each Servicer, the Officer's Certificate and accountant's statement described in the preceding paragraph, and, that on the basis of such officer's review of such information, each Servicer has fulfilled all its obligations under the applicable Underlying Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                 CERTAIN MATTERS REGARDING THE MASTER SERVICER

  The Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement for each Series without the consent of the Trustee, except upon its determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature carried on by it. No such resignation will become effective until the Trustee for such Series or a successor master servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement. If the Master Servicer resigns for any of the foregoing reasons and the Trustee is unable or unwilling to assume responsibility for its duties under the Pooling and Servicing Agreement, it may appoint another institution to so act as described under "The Pooling and Servicing Agreement--Rights Upon Event of Default" below.

  The Pooling and Servicing Agreement will also provide that neither the Master Servicer nor any subcontractor, nor any partner, director, officer, employee or agent of any of them, will be under any liability to the Trust Estate or the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, any subcontractor, nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of either of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder. In addition, the Pooling and Servicing Agreement will provide that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. The Master Servicer may, however, in its discretion, undertake any such action deemed by it necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Estate and the Master Servicer will be entitled to be reimbursed therefor out of the Certificate Account, and any loss to the Trust Estate arising from such right of reimbursement will be allocated first to the Subordinated Certificate of a Series before being allocated to the related Senior Certificates, or if such Series does not contain Subordinated Certificates, pro rata among the various Classes of Certificates unless otherwise specified in the applicable Pooling and Servicing Agreement.

  Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Master Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets or all assets relating to such business, or otherwise, of the Master Servicer will be the successor of the Master Servicer under the Pooling and Servicing Agreement for each Series provided that such successor or resulting entity has a net worth of not less than $15,000,000 and is qualified to service mortgage loans for FNMA or FHLMC.

  The Master Servicer also has the right to assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement for each Series; provided that, if the Master Servicer desires to be released from its obligations under the Pooling and Servicing Agreement, (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, (ii) the purchaser is satisfactory to the Trustee for such Series, in the reasonable exercise of its judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under the Pooling and Servicing Agreement from and after the date of such agreement; and (iii) each applicable Rating Agency's rating of any Certificates for such Series in effect immediately prior to such assignment, sale or transfer would not be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates would not be placed on credit review status by any such Rating Agency. The Master Servicer will be released from its obligations under the Pooling and Servicing Agreement upon any such assignment and delegation, except that the Master Servicer will remain liable for all liabilities and obligations incurred by it prior to the time that the conditions contained in clauses (i), (ii) and (iii) above are met.

                      THE POOLING AND SERVICING AGREEMENT

ASSIGNMENT OF MORTGAGE LOANS TO THE TRUSTEE

  The Seller will have acquired the Mortgage Loans included in each Trust Estate from Norwest Mortgage pursuant to an agreement (the "Norwest Mortgage Sale Agreement"). In connection with the conveyance of the Mortgage Loans to the Seller, Norwest Mortgage will (i) agree to deliver to the Seller all of the documents which the Seller is required to deliver to the Trustee; (ii) make certain representations and warranties to the Seller which will be the basis of certain of the Seller's representations and warranties to the Trustee or assign the representations and warranties made by a Correspondent to Norwest Mortgage; and (iii) agree to repurchase or substitute (or assign rights to a comparable agreement of a Correspondent) for any Mortgage Loan for which any document is not delivered or is found to be defective in any material respect, or which Mortgage Loan is discovered at any time not to be in conformance with any representation and warranty Norwest Mortgage has made to the Seller and the breach of such representation and warranty materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, if Norwest Mortgage cannot deliver such document or cure such defect or breach within 60 days after notice thereof. Such agreement will inure to the benefit of the Trustee and is intended to help ensure the Seller's performance of its limited obligation to repurchase or substitute for Mortgage Loans. See "The Mortgage Loan Programs--Representations and Warranties" above.

  At the time of issuance of each Series of Certificates, the Mortgage Loans in the related Trust Estate will, pursuant to the applicable Pooling and Servicing Agreement, be assigned to the Trustee, together with all principal and interest received on or with respect to such Mortgage Loans after the applicable Cut-Off Date other than principal and interest due and payable on or before such Cut-Off Date and interest attributable to the Fixed Retained Yield on such Mortgage Loans, if any. See "Servicing of the Mortgage Loans-- Fixed Retained Yield, Servicing Compensation and Payment of Expenses." The Trustee or its agent will, concurrently with such assignment, authenticate and deliver the Certificates evidencing such Series to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the applicable Pooling and Servicing Agreement. Each such schedule will include, among other things, the unpaid principal balance as of the close of business on the applicable Cut-Off Date, the maturity date and the Mortgage Interest Rate for each Mortgage Loan in the related Trust Estate.

  In addition, with respect to each Mortgage Loan in a Trust Estate, the mortgage or other promissory note or a lost note affidavit executed by the applicable Servicer, any assumption, modification or conversion to fixed interest rate agreement, a mortgage assignment in recordable form and the recorded Mortgage (or other documents as are required under applicable law to create perfected security interest in the Mortgaged Property in favor of the Trustee) will be delivered to the Trustee or, if indicated in the applicable Prospectus Supplement, to a custodian; provided that, in instances where recorded documents cannot be delivered due to delays in connection with recording, copies thereof, certified by the Seller to be true and complete copies of such documents sent for recording, may be delivered and the original recorded documents will be delivered promptly upon receipt. The assignment of each Mortgage will be recorded promptly after the initial issuance of Certificates for the related Trust Estate, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Seller, Norwest Mortgage or the originator of such Mortgage Loan.

  The Trustee or custodian will hold such documents in trust for the benefit of Certificateholders of the related Series and will review such documents within 180 days of the date of the applicable Pooling and Servicing Agreement. If any document is not delivered or is found to be defective in any material respect, or if the Seller is in breach of any of its representations and warranties, and such breach materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, and the Seller cannot deliver such document or cure such defect or breach within 60 days after written notice thereof, the Seller will, within 60 days of such notice, either repurchase the related Mortgage Loan from the Trustee at a price equal to the then unpaid principal balance thereof, plus accrued and unpaid interest at the applicable Mortgage Interest Rate (minus any Fixed Retained Yield) through the last day of the month in which such repurchase takes place, or (in the case of a Series for which one or more REMIC elections have been or will be made, unless the maximum period as may be provided by the Code or applicable regulations of the Department of the Treasury ("Treasury Regulations") shall have elapsed since the execution of the applicable Pooling and Servicing Agreement) substitute for such Mortgage Loan a new mortgage loan having characteristics such that the representations and warranties of the Seller made pursuant to the applicable Pooling and Servicing Agreement (except for representations and warranties as to the correctness of the applicable schedule of mortgage loans) would not have been incorrect had such substitute Mortgage Loan originally been a Mortgage Loan. In the case of a repurchased Mortgage Loan, the purchase price will be deposited by the Seller in the related Certificate Account. In the case of a substitute Mortgage Loan, the mortgage file relating thereto will be delivered to the Trustee or the custodian and the Seller will deposit in the Certificate Account, an amount equal to the excess of (i) the unpaid principal balance of the Mortgage Loan which is substituted for, over (ii) the unpaid principal balance of the substitute Mortgage Loan, together with interest on such excess at the Mortgage Interest Rate (minus any Fixed Retained Yield) to the next scheduled Due Date of the Mortgage Loan which is being substituted for. In no event will any substitute Mortgage Loan have an unpaid principal balance greater than the scheduled principal balance calculated in accordance with the amortization schedule (the "Scheduled Principal Balance") of the Mortgage Loan for which it is substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan substituted for), or a term greater than, a Mortgage Interest Rate less than, a Mortgage Interest Rate more than one percent per annum greater than or a Loan-to-Value Ratio greater than, the Mortgage Loan for which it is substituted. If substitution is to be made for an adjustable rate Mortgage Loan, the substitute Mortgage Loan will have an unpaid principal balance no greater than the Scheduled Principal Balance of the Mortgage Loan for which it is substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan substituted for), a Loan-to-Value Ratio less than or equal to, and a Mortgage Interest Rate at least equal to, that of the Mortgage Loan for which it is substituted, and will bear interest based on the same index, margin and frequency of adjustment as the substituted Mortgage Loan. The repurchase obligation and the mortgage substitution referred to above will constitute the sole remedies available to the Certificateholders or the Trustee with respect to missing or defective documents or breach of the Seller's representations and warranties.

  If no custodian is named in the Pooling and Servicing Agreement, the Trustee will be authorized to appoint a custodian to maintain possession of the documents relating to the Mortgage Loans and to conduct the review of such documents described above. Any custodian so appointed will keep and review such documents as the Trustee's agent under a custodial agreement.

OPTIONAL PURCHASES

  Subject to the provisions of the applicable Pooling and Servicing Agreement, the Seller or the Master Servicer may, at such party's option, repurchase any Mortgage Loan which is in default or as to which default is reasonably foreseeable if, in the Seller's or the Master Servicer's judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance thereof plus accrued interest thereon and under the conditions set forth in the applicable Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

  Unless otherwise specified or modified in the related Pooling and Servicing Agreement for each Series, the Master Servicer will prepare and the Trustee will include with each distribution to Certificateholders of record of such Series a statement setting forth the following information, if applicable:

    (i) the amount of such distribution allocable to principal of the related Mortgage Loans, separately identifying the aggregate amount of any principal prepayments included therein, the amount of such distribution allocable to interest on the related Mortgage Loans and the aggregate unpaid principal balance of the Mortgage Loans evidenced by each Class after giving effect to the principal distributions on such Distribution Date;

    (ii) the amount of servicing compensation with respect to the related Trust Estate and such other customary information as is required to enable Certificateholders to prepare their tax returns;

    (iii) the amount by which the Servicing Fee for the related Distribution Date has been reduced by interest shortfalls due to prepayments;

    (iv) the aggregate amount of any Periodic Advances by the Servicer, the Master Servicer or the Trustee included in the amounts actually distributed to the Certificateholders;

    (v) to each holder of a Certificate entitled to the benefits of payments under any form of credit enhancement or from any Reserve Fund:

      (a) the amounts so distributed under any such form of credit enhancement or from any such Reserve Fund on the applicable Distribution Date; and

      (b) the amount of coverage remaining under any such form of credit enhancement and the balance in any such Reserve Fund, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date;

    (vi) in the case of a Series of Certificates with a variable Pass-Through Rate, such Pass-Through Rate;

    (vii) the book value of any collateral acquired by the Trust Estate through foreclosure or otherwise;

    (viii) the unpaid principal balance of any Mortgage Loan as to which the Servicer has notified the Master Servicer that such Servicer has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances; and

    (ix) the number and aggregate principal amount of Mortgage Loans one month, two months and three or more months delinquent.

  In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer will furnish either directly, or through the Trustee, a report to each Certificateholder of record at any time during such calendar year such information as required by the Code and applicable regulations thereunder to enable Certificateholders to prepare their tax returns. In the event that an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, the Trustee will be required to sign the federal and applicable state and local income tax returns of the REMIC (which will be prepared by the Master Servicer). See "Certain Federal Income Tax Consequences--Administrative Matters."

LIST OF CERTIFICATEHOLDERS

  The Pooling and Servicing Agreement for each Series will require the Trustee to provide access to the most current list of names and addresses of Certificateholders of such Series to any group of five or more
Certificateholders who advise the Trustee in writing that they desire to communicate with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement or under the Certificates.

EVENTS OF DEFAULT

  Events of Default under the Pooling and Servicing Agreement for each Series include (i) any failure by the Master Servicer to make a required deposit which continues unremedied for three business days after the giving of written notice of such failure to the Master Servicer by the Trustee for such Series, or to the Master Servicer and the Trustee by the holders of Certificates of such Series having voting rights allocated to such Certificates ("Voting Interests") aggregating not less than 25% of the Voting Interests allocated to all Certificates for such Series; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for 60 days (or 30 days in the case of a failure to maintain any pool insurance policy required to be maintained pursuant to the Pooling and Servicing Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates aggregating not less than 25% of the Voting Interests; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain action by the Master

Servicer indicating its insolvency, reorganization or inability to pay its obligations and (iv) it and any subservicer appointed by it becoming ineligible to service for both FNMA and FHLMC (unless remedied within 90 days). (Section 7.01).

RIGHTS UPON EVENT OF DEFAULT

  So long as an Event of Default remains unremedied under the Pooling and Servicing Agreement for a Series, the Trustee for such Series or holders of Certificates of such Series evidencing not less than 66 2/3% of the Voting Interests in the Trust Estate for such Series may terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans (other than the Master Servicer's right to recovery of the aggregate Master Servicing Fees due prior to the date of termination, and other expenses and amounts advanced pursuant to the terms of the Pooling and Servicing Agreement, which rights the Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement and will be entitled to monthly compensation not to exceed the aggregate Master Servicing Fees together with the other compensation to which the Master Servicer is entitled under the Pooling and Servicing Agreement. In the event that the Trustee is unwilling or unable so to act, it may select, pursuant to the public bid procedure described in the applicable Pooling and Servicing Agreement, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the provisions of the Pooling and Servicing Agreement; provided however, that until such a successor Master Servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement, the Trustee shall continue as the successor to the Master Servicer as described above. In the event such public bid procedure is utilized, the successor would be entitled to compensation in an amount equal to the aggregate Master Servicing Fees, together with the other compensation to which the Master Servicer is entitled under the Pooling and Servicing Agreement, and the Master Servicer would be entitled to receive the net profits, if any, realized from the sale of its rights and obligations under the Pooling and Servicing Agreement. (Sections 7.01 and 7.05).

  During the continuance of any Event of Default under the Pooling and Servicing Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and holders of Certificates evidencing not less than 25% of the Voting Interests for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders. (Sections
7.02 and 7.03).

  No Certificateholder of a Series, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement for such Series to institute any proceeding with respect to the Pooling and Servicing Agreement, unless such holder previously has given to the Trustee for such Series written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Interests for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. (Section 10.03).

AMENDMENT

  Each Pooling and Servicing Agreement may be amended by the Seller, the Master Servicer and the Trustee without the consent of the Certificateholders,
(i) to cure any ambiguity or mistake, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein,
(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate (or one or more segregated pools of assets therein) as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Estate pursuant to the Code that would be a claim against the Trust Estate, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and such action will not, as evidenced by such opinion of counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account, provided that such change will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder and that such change will not adversely affect the then current rating assigned to any Certificates, as evidenced by a letter from each Rating Agency to such effect,
(v) to add to, modify or eliminate any provisions therein restricting transfers of residual Certificates to certain disqualified organizations described below under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates-- Tax-Related Restrictions on Transfer of Residual Certificates," (vi) to make certain provisions with respect to the denominations of, and the manner of payments on, certain Classes or Subclasses of Certificates initially retained by the Seller or an affiliate, or (vii) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Certificateholders of the related Series. The Pooling and Servicing Agreement may also be amended by the Seller, the Master Servicer and the Trustee with the consent of the holders of Certificates evidencing interests aggregating not less than 66 2/3% of the Voting Interests evidenced by the Certificates of each Class or Subclass affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, any payments received on or with respect to Mortgage Loans that are required to be distributed on any Certificates, without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of a Class or Subclass of Certificates of a Series in a manner other than that set forth in (i) above without the consent of the holders of Certificates aggregating not less than 66 2/3% of the Voting Interests evidenced by such Class or Subclass, or (iii) reduce the aforesaid percentage of Certificates of any Class or Subclass, the holders of which are required to consent to such amendment, without the consent of the holders of all Certificates of such Class or Subclass affected then outstanding. Notwithstanding the foregoing, the Trustee will not consent to any such amendment if such amendment would subject the Trust Estate (or any segregated pool of assets therein) to tax or cause the Trust Estate (or any segregated pool of assets therein) to fail to qualify as a REMIC.

TERMINATION; OPTIONAL PURCHASE OF MORTGAGE LOANS

  The obligations created by the Pooling and Servicing Agreement for a Series of Certificates will terminate on the Distribution Date following the final payment or other liquidation of the last Mortgage Loan subject thereto and the disposition of all property acquired upon foreclosure of any such Mortgage Loan. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in such Pooling and Servicing Agreement. For each Series of Certificates, the Trustee will give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Seller and specified in the notice of termination.

  If so provided in the applicable Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates will permit, but not require, the Seller, Norwest Mortgage or such other party as is specified in the applicable Prospectus Supplement, to purchase from the Trust Estate for such Series all remaining Mortgage Loans at the time subject to the Pooling and Servicing Agreement at a price specified in such Prospectus Supplement. In the event that such party has caused the related Trust Estate (or any segregated pool of assets therein) to be treated as a REMIC, any such purchase will be effected only pursuant to a "qualified liquidation" as defined in Code
Section 860F(a)(4)(A) and the receipt by the Trustee of an opinion of counsel or other evidence that such purchase will not (i) result in the imposition of a tax on "prohibited transactions" under Code Section 860F(a)(1), (ii) otherwise subject the Trust Estate to tax, or (iii) cause the Trust Estate (or any segregated pool of assets) to fail to qualify as a REMIC. The exercise of such right will effect early retirement of the Certificates of that Series, but the right so to purchase may be exercised only after the aggregate principal balance of the Mortgage Loans for such Series at the time of purchase is less than a specified percentage of the aggregate principal balance at the Cut-Off Date for the Series, or after the date set forth in the applicable Prospectus Supplement.

THE TRUSTEE

  The Trustee under each Pooling and Servicing Agreement (the "Trustee") will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller or any of its affiliates.

  The Trustee may resign at any time, in which event the Master Servicer will be obligated to appoint a successor trustee. The Master Servicer may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement, if the Trustee becomes insolvent or in order to change the situs of the Trust Estate for state tax reasons. Upon becoming aware of such circumstances, the Master Servicer will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the Voting Interests in the Trust Estate, except that, any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interest in the Trust Estate necessary to effect any such removal has been obtained. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor trustee. The Trustee, and any successor trustee, will have a combined capital and surplus of at least $50,000,000, or will be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that the Trustee's and any such successor trustee's separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, and will be subject to supervision or examination by federal or state authorities.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

  The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

  The Mortgage Loans will, in general, be secured by either first mortgages or first deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower (or, in the case of a Mortgage Loan secured by a property that has been conveyed to an inter vivos revocable trust, the settlor of such trust); and the mortgagee, who is the lender. In a mortgage instrument state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: a borrower called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

FORECLOSURE

  Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

  In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds, if any, or by judicial action against the borrower for the deficiency, if such action is permitted by law. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

FORECLOSURE ON SHARES OF COOPERATIVES

  The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

  The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

  Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited by the agreement in any rights it may have to dispossess the tenant-stockholders.

  Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

RIGHTS OF REDEMPTION

  In some states, after sale pursuant to a deed of trust and/or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to delay the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

  Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be such shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

  A Servicer generally will not be required under the applicable Underlying Servicing Agreement to pursue deficiency judgments on the Mortgage Loans even if permitted by law.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq., (the "Bankruptcy Code") may interfere with or affect the ability of the Seller to obtain payment of a Mortgage Loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a Mortgage Loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

  If a Mortgage Loan is secured by property not consisting solely of the debtor's principal residence, the Bankruptcy Code also permits such Mortgage Loan to be modified. Such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the property, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the property and the outstanding balance of the Mortgage Loan. Some courts have permitted such modifications when the Mortgage Loan is secured both by the debtor's principal residence and by personal property.

  If a court relieves a borrower's obligation to repay amounts otherwise due on a Mortgage Loan, the Servicer will not be required to advance such amounts, and any loss in respect thereof will be borne by the Certificateholders.

  The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT AND SIMILAR LAWS

  Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust Estate. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates of the related Series. Further, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. Certain states have enacted comparable legislation which may interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of borrowers in such states who are active or reserve members of the armed services.

ENVIRONMENTAL CONSIDERATIONS

  A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to such a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. Such laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; management of electrical or other equipment containing polychlorinated biphenyls ("PCBs"). Failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on such property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens ("Superliens"). In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. CERCLA imposes strict, as well as joint and several liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

  The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Estate. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator," is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

  A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

  On April 29, 1992, the United States Environmental Protection Agency (the "EPA") issued a final rule interpreting and delineating CERCLA's secured-creditor exemption and the range of permissible actions that may be undertaken by a holder of a contaminated facility without exceeding the bounds of the secured-creditor exemption. However, on February 4, 1994, the United States Court of Appeals for the District of Columbia Circuit in Kelley v. EPA invalidated the EPA rule. As a result of the Kelley case, the state of the law with respect to the secured creditor exemption was, until recently, very unclear.

  On September 28, 1996, Congress enacted, and on September 30, 1996 the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption. This legislation more clearly defines the kinds of activities that would constitute "participation in management" and that therefore would trigger liability for secured parties under CERCLA. It also identified certain activities that ordinarily would not trigger liability, provided, however, that such activities did not otherwise rise to the level of "participation in management." The Asset Conservation Act specifically reverses the Fleet Factors "capacity to influence" standard. The Asset Conservation Act also provides additional protection against liability in the event of foreclosure. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

  If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust Estate and occasion a loss to the Trust Estate and to Certificateholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

  Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, neither the Seller, Norwest Mortgage nor Norwest Funding has made such evaluations prior to the origination of the Mortgage Loans, nor does Norwest Mortgage or Norwest Funding require that such evaluations be made by originators who have sold the Mortgage Loans to Norwest Mortgage. Neither the Seller nor Norwest Mortgage is required to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Seller nor the Master Servicer makes any representations or warranties or assumes any liability with respect to: the environmental condition of such Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any substance on or near such Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any such Mortgaged Property. See "The Trust Estates--Mortgage Loans--Representations and Warranties" and "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" above.

"DUE-ON-SALE" CLAUSES

  The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") which purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses by providing among other matters, that "due-on-sale" clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. "Due-on-sale" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision ("OTS"), as successor to the Federal Home Loan Bank Board ("FHLBB"), which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

  The Garn Act created a limited exemption from its general rule of enforceability for "due-on-sale" clauses in certain mortgage loans ("Window Period Loans") which were originated by non-federal lenders and made or assumed in certain states ("Window Period States") during the period, prior to October 15, 1982, in which that state prohibited the enforcement of "due-on-sale" clauses by constitutional provision, statute or statewide court decision (the "Window Period"). Though neither the Garn Act nor the OTS regulations actually names the Window Period States, the Federal Home Loan Mortgage Corporation has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were: Arizona, Arkansas, California, Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. Under the Garn Act, unless a Window Period State took action by October 15, 1985, the end of the Window Period, to further regulate enforcement of "due-on-sale" clauses in Window Period Loans, "due-on-sale" clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of "due-on-sale" clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states.

  By virtue of the Garn Act, a Servicer may generally be permitted to accelerate any conventional Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children become an owner of the property in each case where the transferee(s) will occupy the property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, (vi) a transfer into an inter vivos trust in which the borrower is the beneficiary and which does not relate to a transfer of rights of occupancy; and (vii) other transfers as set forth in the Garn Act and the regulations thereunder. The extent of the effect of the Garn Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See "Prepayment and Yield Considerations."

APPLICABILITY OF USURY LAWS

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS as successor to the FHLBB is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to reimpose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting certain other loan charges.

  The Seller will represent and warrant in the Pooling and Servicing Agreement to the Trustee for the benefit of Certificateholders that all Mortgage Loans are originated in full compliance with applicable state laws, including usury laws. See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee."

ENFORCEABILITY OF CERTAIN PROVISIONS

  Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Pooling and Servicing Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following general discussion represents the opinion of Cadwalader, Wickersham & Taft as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

  For purposes of this discussion, where the applicable Prospectus Supplement provides for a Fixed Retained Yield with respect to the Mortgage Loans of a Series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Estate that does not include the Fixed Retained Yield. References to a "Holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a Certificate.

            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

  With respect to a particular Series of Certificates, an election may be made to treat the Trust Estate or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Estate or a portion or portions thereof as to which one or more REMIC elections will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Certificates of a Series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of REMIC Certificates, Cadwalader, Wickersham & Taft, counsel to the Seller, has advised the Seller that in the firm's opinion, assuming (i) the making of an appropriate election, (ii) compliance with the Pooling and Servicing Agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each Series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Estate will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool.

STATUS OF REMIC CERTIFICATES

  REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans.....secured by an interest in real property which is . . .
residential real property'' within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust will constitute ""real estate assets'' within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered ""interest on obligations secured by mortgages on real property or on interests in real property'' within the meaning of Code
Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC
Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Loans, it is possible that the percentage of such assets constituting ""loans . . . secured by an interest in real property which is . . . residential real property'' for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related Buy-Down Funds. Regular Certificates will represent ""qualified mortgages,'' within the meaning of Code Section 860G(a)(3), for other REMICs and ""permitted assets,'' within the meaning of Code Section 860L(c), for financial asset securitization investment trusts. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

QUALIFICATION AS A REMIC

  In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. See "Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

  A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

  Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year in which such property is acquired with an extension that may be granted by the Internal Revenue Service.

  In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a Series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that Series will constitute a single class of residual interests on which distributions are made pro rata.

  If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

 General

  In general, interest, original issue discount, and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder"), and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

 Original Issue Discount

  Compound Interest Certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or Subclass of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Seller intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

  Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Certificateholder or by random lot (a "Non-Pro Rata Certificate")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Seller intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Seller as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes any amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, the Seller intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on a Compound Interest Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Seller intends to treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

  Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the applicable Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. Under the OID Regulations, however, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method."

  A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Seller will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Non-Pro Rata Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period, and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

  Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

  In the case of a Non-Pro Rata Certificate, the Seller intends to determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Non-Pro Rata Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Seller believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

 Acquisition Premium

  A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method."

 Variable Rate Regular Certificates

  Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

  Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Seller intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

  The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount," with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, the Seller intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

  Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Seller intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate Mortgage Loans. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

 Market Discount

  A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate, or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

  By analogy to the OID Regulations, market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

 Premium

  A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all debt obligations acquired by the Regular Certificateholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. Final Treasury Regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate, rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

 Election to Treat All Interest Under the Constant Yield Method

  A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

 Treatment of Losses

  Regular Certificateholders will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate, particularly a Subordinated Certificate, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section
166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at such time as the principal balance of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Estate have been liquidated or the applicable Class of Regular Certificates has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

 Sale or Exchange of Regular Certificates

  If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

  Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, mid-term or short-term depending on whether the Regular Certificate has been held for the related capital gain holding period. Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of such taxpayers (39.6%) for property held for not more than one year; mid-term capital gains of such taxpayers are subject to a maximum tax rate of 28% for property held for more than one year but not more than 18 months; and long-term capital gains of such taxpayers are subject to a maximum tax rate of 20% for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

TAXATION OF RESIDUAL CERTIFICATES

 Taxation of REMIC Income

  Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular

Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related Series outstanding.

  The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal or Stated Amount on the Regular Certificates, and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one Class of Regular Certificates that distribute principal or payments in reduction of Stated Amount sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal or Stated Amount are being made in respect of earlier Classes of Regular Certificates to the extent that such Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Certificates, may increase over time as distributions in reduction of principal or Stated Amount are made on the lower yielding Classes of Regular Certificates, whereas, to the extent the REMIC Pool consists of fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Certificates, may have a significant adverse effect upon a Residual Holder's after-tax rate of return. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by such Residual Holder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

 Basis and Losses

  The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

  A Residual Holder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

  A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC

Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

  Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

 Treatment of Certain Items of REMIC Income and Expense

  Although the Seller intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Seller makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates and different methods could result in different timing of reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

  Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates-- Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

  Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates--Market Discount."

  Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates-- Premium," a person that holds a Mortgage Loan as a capital asset under Code
Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

 Limitations on Offset or Exemption of REMIC Income

  A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the

Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

  The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by a thrift institution since November 1, 1995.

  In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.

 Tax-Related Restrictions on Transfer of Residual Certificates

  Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

  In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through

Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

  For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

  For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity, and (iii) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

  The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee furnishes to the Seller and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate and is not a Disqualified Organization and is not purchasing such Residual Certificate on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Seller and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing such information.

  Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling and Servicing Agreement with respect to each Series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations."

  Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

  The Prospectus Supplement relating to the Certificates of a Series may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons.

 Sale or Exchange of a Residual Certificate

  Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates--Basis and Losses") of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in its Residual Certificate remaining when its interest in the REMIC Pool terminates, and if it holds such Residual Certificate as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

  Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

  The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

 Mark to Market Regulations

  The Internal Revenue Service has issued final regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark to market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

 Prohibited Transactions

  Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for
(a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding
(i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

 Contributions to the REMIC Pool After the Startup Day

  In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

 Net Income from Foreclosure Property

  The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year after the year in which the REMIC Pool acquired such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

LIQUIDATION OF THE REMIC POOL

  If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Holders within the 90-day period.

ADMINISTRATIVE MATTERS

  The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Holder or agent of the Residual Holders. If the Code or applicable Treasury regulations do not permit the Master Servicer to act as tax matters person in its capacity as agent of the Residual Holders, the Residual Holder chosen by the Residual Holders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

  An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustment for inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Unless indicated otherwise in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

 Regular Certificates

  Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

  The IRS recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective January 1, 1999, although valid withholding certificates that are held on December 31, 1998, remain valid until the earlier of December 31, 1999 or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations would require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

 Residual Certificates

  The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Estate or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

  Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

REPORTING REQUIREMENTS

  Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

  The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

  Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates."

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE

 General

  In the event that no election is made to treat a Trust Estate (or a segregated pool of assets therein) with respect to a Series of Certificates as a REMIC, the Trust Estate will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no Fixed Retained Yield with respect to the Mortgage Loans underlying the Certificates of a Series, and where such Certificates are not designated as "Stripped Certificates," the holder of each such Certificate in such Series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Estate represented by its Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees." Accordingly, the holder of a Certificate of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Certificateholder's method of accounting. A Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Estate. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust Estate, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the pass-through rate or as discount income on such Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is Fixed Retained Yield with respect to the Mortgage Loans underlying a Series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees," respectively.

 Tax Status

  Cadwalader, Wickersham & Taft has advised the Seller that, except as described below with respect to Stripped Certificates:

    1. A Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans. . .secured by an interest in real property which is. . .residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in such section of the Code.

    2. A Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
  Section 856(c)(4)(A) to the extent that the assets of the related Trust Estate consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

    3. A Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Estate consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

    4. A Certificate owned by a "financial asset securitization investment trust" within the meaning of Code Section 860L(c) will be considered to represent "permitted assets" within the meaning of Code Section 860L(c) to the extent that the assets of the Trust Estate consist of "debt instruments" or other permitted assets within the meaning of Code Section 860L(c).

  An issue arises as to whether Buy-Down Loans may be characterized in their entirety under the Code provisions cited in clauses 1 and 2 of the immediately preceding paragraph. There is indirect authority supporting treatment of an investment in a Buy-Down Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Certificateholder's investment for federal income tax purposes.

 Premium and Discount

  Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or thereafter.

  Premium. The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Premium."

  Original Issue Discount. The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See "--Stripped Certificates" below regarding original issue discount on Stripped Certificates.

  Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

  Market Discount. Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

 Recharacterization of Servicing Fees

  If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Recently issued Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

  Accordingly, if the Internal Revenue Service's approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

 Sale or Exchange of Certificates

  Upon sale or exchange of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), any such gain or loss generally would be capital gain or loss if the Certificate was held as a capital asset. However, gain on the sale of a Certificate will be treated as ordinary income (i) if a Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for property held for more than one year but not more than 18 months, and a still lower maximum tax rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

 General

  Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates." The Certificates will be subject to those rules if (i) the Seller or any of its affiliates retains (for its own account or for purposes of resale), in the form of Fixed Retained Yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Seller or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Certificates--Recharacterization of Servicing Fees" above), and
(iii) a Class of Certificates are issued in two or more Classes or Subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

  In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to a Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under "Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each Class (or Subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Certificates General," subject to the limitation described therein.

  Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Seller has been advised by counsel that (i) the Trust Estate will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Certificates could be made in one of the ways described below under "Taxation of Stripped Certificates Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for OID purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

  Furthermore, Treasury regulations issued December 28, 1992 provide for treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Certificate. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

 Status of Stripped Certificates

  No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Seller that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) and "permitted assets" within the meaning of Code Section 860L(c), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buy-Down Loans is uncertain. See "Certificates--Tax Status" above.

 Taxation of Stripped Certificates

  Original Issue Discount. Except as described above under "General," each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate qualfying as a market discount obligation as described above under "General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption, other than qualified stated interest.

  If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

  As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

  Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

  Purchase of More Than One Class of Stripped Certificates. When an investor purchases more than one Class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such Classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

  Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or Classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

  Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

  The Master Servicer will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as is necessary to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amount required to be reported by the Master Servicer may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each Class of Stripped Certificates. The Master Servicer will also file such original issue discount information with the Internal Revenue Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Federal Income Tax Consequences for REMIC Certificates--Backup Withholding."

TAXATION OF CERTAIN FOREIGN INVESTORS

  To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

  Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates."

                             ERISA CONSIDERATIONS

GENERAL

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans to which it applies ("Plans") and on those persons who are fiduciaries with respect to such Plans. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements. For purposes of this discussion, a person investing on behalf of an individual retirement account established under Code Section 408 (an "IRA") is regarded as a fiduciary and the IRA as a Plan.

  Before purchasing any Certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether prohibited transaction exemptions such as PTE 83-1 or any individual administrative exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

CERTAIN REQUIREMENTS UNDER ERISA

  General. In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including prepayments) on the Mortgage Loans, as discussed in "Prepayment and Yield Considerations" herein.

  Parties in Interest/Disqualified Persons. Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Seller, the Master Servicer or Master Servicer or the Trustee or certain affiliates thereof might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available.

  Special caution should be exercised before the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed Plan assets for purposes of ERISA) are used to purchase a Certificate if, with respect to such assets, the Seller, the Master Servicer or Master Servicer or the Trustee or an affiliate thereof either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

  Delegation of Fiduciary Duty. Further, if the assets included in a Trust Estate were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the

Trust Estate might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term "plan assets."

  The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Estate) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

  Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Estate. However, it cannot be predicted in advance nor can there be any continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which are defined as Plans, IRAs, and employee benefit plans not subject to ERISA (for example, governmental plans), and any entity whose assets include "plan assets" by reason of benefit plan investment in such entity, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

ADMINISTRATIVE EXEMPTIONS

  Individual Administrative Exemptions. Several underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transaction exemptions (each, an "Underwriter's Exemption") which are in some respects broader than Prohibited Transaction Class Exemption 83-1 (described below). Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, the applicable Prospectus Supplement will refer to such possibility.

  Among the conditions that must be satisfied for an Underwriter's Exemption to apply are the following:

    (1) The acquisition of Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

    (2) The rights and interests evidenced by Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Estate;

    (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch Investors Service, L.P. ("Fitch");

    (4) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

    (5) The sum of all payments made to and retained by the underwriter in connection with the distribution of Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Seller pursuant to the assignment of the Mortgage Loans to the Trust Estate represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer (and any other servicer) represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

    (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

    The Trust Estate must also meet the following requirements:

      (i) the assets of the Trust Estate must consist solely of assets of the type that have been included in other investment pools in the marketplace;

      (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of the Certificates; and

      (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Certificates.

  If the conditions to an Underwriter's Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in a mortgage pool, the acquisition, holding and resale of the Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code.

  Moreover, an Underwriter's Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire Certificates in a Trust Estate in which the fiduciary (or its affiliate) is an obligor on the Mortgage Loans held in the Trust Estate provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Certificates, at least fifty percent of each class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the Trust Estate is acquired by persons independent of the Restricted Group (as defined below); (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the Mortgage Loans contained in the Trust Estate; (iii) the Plan's investment in Certificates of any Class does not exceed twenty-five percent of all of the Certificates of that Class outstanding at the time of the acquisition and (iv) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in Certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

  An Underwriter's Exemption does not apply to Plans sponsored by the Seller, the underwriter specified in the applicable Prospectus Supplement, the Master Servicer, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

  PTE 83-1. Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts ("PTE 83-1") permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgages in such mortgage pools, and whether or not such transactions would otherwise be prohibited under ERISA.

  The term "mortgage pool pass-through certificate" is defined in PTE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such a certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include Certificates issued in a single Class or in multiple Classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments on a Trust Estate.

  However, it appears that PTE 83-1 does or might not apply to the purchase and holding of (a) Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) on a Trust Estate or only of a specified percentage of future principal payments on a Trust Estate, (b) Residual Certificates, (c) Certificates evidencing ownership interests in a Trust Estate which includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations, or (d) Certificates which are subordinated to other Classes of Certificates of such Series. Accordingly, unless exemptive relief other than PTE 83-1 applies, Plans should not purchase any such Certificates.

  PTE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. Section II of PTE 83-1 sets forth the following general conditions to the application of the exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans or the property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTE 83-1 (and a predecessor exemption), the Department did not have under its consideration interests in pools of the exact nature as some of the Certificates described herein.

EXEMPT PLANS

  Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements and assets of such plans may be invested in Certificates without regard to the ERISA considerations described above but such plans may be subject to the provisions of other applicable federal and state law.

UNRELATED BUSINESS TAXABLE INCOME--RESIDUAL CERTIFICATES

  The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code
Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 such as certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences-- Federal Income Tax Consequences for REMIC Certificates-- Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

  DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS WHO ARE PLAN FIDUCIARIES CONSULT WITH THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA OF THEIR ACQUISITION AND OWNERSHIP OF CERTIFICATES.

  THE SALE OF CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE SELLER OR THE APPLICABLE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                               LEGAL INVESTMENT

  As will be specified in the applicable Prospectus Supplement, certain Classes of Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by at least one Rating Agency. As "mortgage related securities," such Classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Certificates only to the extent provided in such legislation.

  SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. (S) 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. (S) 1.5), certain "Type IV securities," defined in 12 C.F.R. (S) 1.2(1) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. Federal credit unions should review National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R.(S) 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (such as the Residual Certificates and the Stripped Certificates), except under limited circumstances. However, effective January 1, 1998, the NCUA has amended its rules governing investments by federal credit unions at 12 C.F.R. Part 703; the revised rules will permit investments in "mortgage related securities" under certain limited circumstances, but will prohibit investments in stripped mortgage related securities and residual interests in mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. (S) 703.140.

  All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council ("FFIEC"). The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Series and Classes of the Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. On September 29, 1997, the FFIEC released for public comment a proposed "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1997 Statement"), which would replace the Policy Statement. As proposed, the 1997 Statement would delete the specific "high-risk mortgage securities" tests, and substitute general guidelines which depository institutions should follow in managing risks (including market, credit, liquidity, operational (transactional), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

  Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any of the Certificates, as certain Series or Classes (in particular, Certificates which are entitled solely or disproportionately to distributions of principal or interest) may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

  The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

  Except as to the status of certain Classes of Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

  All investors should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                             PLAN OF DISTRIBUTION

  The Certificates are being offered hereby in Series through one or more of the methods described below. The applicable Prospectus Supplement for each Series will describe the method of offering being utilized for that Series and will state the public offering or purchase price of each Class of Certificates of such Series, or the method by which such price is to be determined, and the net proceeds to the Seller from such sale.

  The Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular Series of Certificates may be made through a combination of two or more of these methods:

    1. By negotiated firm commitment underwriting and public re-offering by underwriters specified in the applicable Prospectus Supplement;

    2. By placements by the Seller with investors through dealers; and

    3. By direct placements by the Seller with investors.

  If underwriters are used in a sale of any Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement applicable to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Seller to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Certificates will be obligated to purchase all such Certificates if any are purchased. The Seller, and, if specified in the applicable Prospectus Supplement, Norwest Mortgage, will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the Securities Act.

  The Prospectus Supplement with respect to any Series of Certificates offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and dealers and/or the Seller and purchasers of Certificates of such Series.

  Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

  If specified in the Prospectus Supplement relating to a Series of Certificates, the Seller or any affiliate thereof may purchase some or all of one or more Classes of Certificates of such Series from the underwriter or underwriters at a price specified or described in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of such Certificates or through dealers acting as agent and/or principal. Such offering may be restricted in the matter specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in such purchaser's offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

                                USE OF PROCEEDS

  The net proceeds from the sale of each Series of Certificates will be used by the Seller for the purchase of the Mortgage Loans represented by the Certificates of such Series from Norwest Mortgage. It is expected that Norwest Mortgage will use the proceeds from the sale of the Mortgage Loans to the Seller for its general business purposes, including, without limitation, the origination or acquisition of new mortgage loans and the repayment of borrowings incurred to finance the origination or acquisition of mortgage loans, including the Mortgage Loans underlying the Certificates of such Series.

                                 LEGAL MATTERS

  Certain legal matters, including the federal income tax consequences to Certificateholders of an investment in the Certificates of a Series, will be passed upon for the Seller by Cadwalader, Wickersham & Taft, New York.

                                    RATING

  It is a condition to the issuance of the Certificates of any Series offered pursuant to this Prospectus and a Prospectus Supplement that they be rated in one of the four highest categories by at least one Rating Agency.

  A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each securities rating should be evaluated independently of any other rating.

                        INDEX OF SIGNIFICANT DEFINITIONS

TERM                                                                       PAGE
----                                                                       -----
1986 Act..................................................................    61
1997 Statement............................................................    86
Accrual Certificates......................................................    32
Additional Collateral.....................................................    17
Advances..................................................................    41
ALTA......................................................................    23
Asset Conservation Act....................................................    57
Balloon Loan..............................................................    17
Balloon Period............................................................    17
Bankruptcy Code...........................................................    55
Bankruptcy Loss...........................................................    33
Bankruptcy Loss Amount....................................................    33
Beneficial Owner..........................................................    29
Book-Entry Certificates...................................................    10
Buy-Down Fund.............................................................    17
Buy-Down Loans............................................................    17
Cede......................................................................    29
CERCLA....................................................................    56
Certificate Account.......................................................    39
Certificateholder.........................................................    29
Certificates.............................................................. Cover
Class..................................................................... Cover
Cleanup Costs.............................................................    56
CMO Passpsort.............................................................     2
Code......................................................................    11
Commission................................................................     2
Cooperatives..............................................................    14
Correspondents............................................................    19
Credit Score..............................................................    20
DCR.......................................................................    83
Deferred Interest.........................................................    16
Definitive Certificates...................................................    10
Delegated Underwriting....................................................    20
Department................................................................    83
Depository................................................................    39
Detailed Information......................................................     2
Disqualified Organization.................................................    71
Distribution Date.........................................................     9
DTC.......................................................................    10
DTC Participants..........................................................    29
Due Date..................................................................    15
Due on Sale...............................................................    57
EDGAR.....................................................................     2
Eligible Custodial Account................................................    39
Eligible Investments......................................................    40
EPA.......................................................................    57
ERISA.....................................................................    11
Excess Bankruptcy Losses..................................................    33
Excess Fraud Losses.......................................................    33
Excess Special Hazard Losses..............................................    33
FDIC......................................................................    39
FFIEC.....................................................................    86

TERM                                                                       PAGE
----                                                                       -----
FHLBB.....................................................................    57
FHLMC.....................................................................    23
FICO Score................................................................    20
Fitch.....................................................................    83
Fixed Retained Yield......................................................    32
FNMA......................................................................    23
Fraud Loss................................................................    33
Fraud Loss Amount.........................................................    33
Garn Act..................................................................    57
GEMICO....................................................................    23
Government Securities.....................................................    60
Graduated Pay Mortgage Loans..............................................    16
Growing Equity Mortgage Loans.............................................    16
Holder....................................................................    29
Indirect DTC Participants.................................................    29
IRA.......................................................................    82
Joint Ventures............................................................    19
Liquidation Proceeds......................................................    39
Loan Stores...............................................................    19
Mark to Market Regulations................................................    73
Master Servicer........................................................... Cover
Master Servicing Fee......................................................    32
Moody's...................................................................    83
Mortgage Interest Rate....................................................    32
Mortgage Loans............................................................ Cover
Mortgage Notes............................................................    14
Mortgaged Properties......................................................    14
Mortgages.................................................................    14
NASCOR.................................................................... Cover
NCUA......................................................................    86
Net Foreclosure Profits...................................................    31
Net Mortgage Interest Rate................................................    31
New Regulations...........................................................    75
Non-Pro Rata Certificate..................................................    62
Non-U.S. Person...........................................................    75
Norwest Bank.............................................................. Cover
Norwest Corporation.......................................................     2
Norwest Funding...........................................................    18
Norwest Mortgage.......................................................... Cover
Norwest Mortgage Loans....................................................    18
Norwest Mortgage Sale Agreement...........................................    47
OID Regulations...........................................................    62
Other Advances............................................................    41
OTS.......................................................................    57
Partial Liquidation Proceeds..............................................    31
Pass-Through Rate.........................................................     9
Pass-Through Entity.......................................................    70
Paying Agent..............................................................    41
PCBS......................................................................    56
Percentage Interest.......................................................    30
Periodic Advances.........................................................    10
PHMC......................................................................    18
PHMC Acquisition..........................................................    18

TERM                                                                       PAGE
----                                                                       -----
PHMC Mortgage Loans.......................................................    18
PHMSC.....................................................................    18
Plans.....................................................................    82
Pledged Asset Mortgage Loans..............................................    17
Policy Statement..........................................................    86
Pool Distribution Amount..................................................    30
Pool Insurers.............................................................    23
Pooling and Servicing Agreement...........................................     8
Prepayment Assumption.....................................................    63
Program Loans.............................................................    38
PTE 83-1..................................................................    84
Qualified Mortgage........................................................    27
Rating Agency.............................................................    11
Record Date...............................................................     9
Regular Certificateholder.................................................    61
Regular Certificates......................................................    28
Regulations...............................................................    83
Relief Act................................................................    55
REMIC..................................................................... Cover
REMIC Certificates........................................................    59
REMIC Pool................................................................    59
REMIC Regulations.........................................................    59
Remittance Date...........................................................    39
Reserve Fund..............................................................    34
Residual Certificates.....................................................    28
Residual Holders..........................................................    67
Restricted Group..........................................................    84
Rules.....................................................................    29
S&P.......................................................................    83
SBJPA of 1996.............................................................    60
Scheduled Principal Balance...............................................    48
Securities Act............................................................     2
Seller.................................................................... Cover
Senior Certificates....................................................... Cover
Series.................................................................... Cover
Servicer.................................................................. Cover
Servicer Custodial Account................................................    39
Servicing Account.........................................................    42
Servicing Fee.............................................................    32
SMMEA.....................................................................    85
Special Hazard Loss.......................................................    33
Special Hazard Loss Amount................................................    33
Standard Hazard Insurance Policy..........................................    44
Startup Day...............................................................    60
Stripped Certificateholder................................................    80
Stripped Certificates.....................................................    76
Subclass.................................................................. Cover
Subordinated Certificates................................................. Cover
Subsidy Account...........................................................    16
Subsidy Loans.............................................................    16
Subsidy Payments..........................................................    16

TERM                                                                       PAGE
----                                                                       -----
Superliens................................................................    56
The Bloomberg.............................................................     2
Tiered Payment Mortgage Loans.............................................    16
Title V...................................................................    58
Title Option Plus.........................................................    23
T.O.P. Loans..............................................................    23
Treasury Regulations......................................................    48
Trust Estate.............................................................. Cover
Trustee...................................................................    51
Trustee Fee...............................................................    32
U.S. Person...............................................................    72
UCC.......................................................................    53
UGRIC.....................................................................    23
Underlying Servicing Agreement............................................     8
Underlying Servicing Agreements...........................................    38
Underwriter's Exemption...................................................    83
Voting Interests..........................................................    49
Window Period.............................................................    58
Window Period Loans.......................................................    58
Window Period States......................................................    58

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  No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement or the Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Seller or the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus Supplement and the Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to the date hereof.

                               -----------------

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                           Page
                                                                           -----
Table of Contents.........................................................   S-6
Summary Information.......................................................   S-7
Risk Factors..............................................................  S-34
Description of the Certificates...........................................  S-35
Description of the Mortgage Loans.........................................  S-82
Delinquency and Foreclosure Experience....................................  S-94
Prepayment and Yield Considerations.......................................  S-98
Pooling and Servicing Agreement........................................... S-112
Servicing of the Mortgage Loans........................................... S-114
Federal Income Tax Considerations......................................... S-118
ERISA Considerations...................................................... S-120
Legal Investment.......................................................... S-121
Secondary Market.......................................................... S-122
Underwriting.............................................................. S-122
Legal Matters............................................................. S-122
Use of Proceeds........................................................... S-123
Ratings................................................................... S-123
Index of Significant Prospectus Supplement Definitions.................... S-124

                                   Prospectus
Reports...................................................................     2
Additional Information....................................................     2
Additional Detailed Information...........................................     2
Incorporation of Certain Information by Reference.........................     3
Table of Contents.........................................................     4
Summary of Prospectus.....................................................     8
Risk Factors..............................................................    12
The Trust Estates.........................................................    14
The Seller................................................................    17
Norwest Mortgage..........................................................    18
Norwest Bank..............................................................    18
The Mortgage Loan Programs................................................    19
Description of the Certificates...........................................    28
Prepayment and Yield Considerations.......................................    35
Servicing of the Mortgage Loans...........................................    37
Certain Matters Regarding the Master Servicer.............................    46
The Pooling and Servicing Agreement.......................................    47
Certain Legal Aspects of the Mortgage Loans...............................    52
Certain Federal Income Tax Consequences...................................    59
ERISA Considerations......................................................    81
Legal Investment..........................................................    85
Plan of Distribution......................................................    86
Use of Proceeds...........................................................    87
Legal Matters.............................................................    87
Rating....................................................................    87
Index of Significant Definitions..........................................    88

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                        [LOGO OF NORWEST APPEARS HERE]

                                  $470,214,000
                                 (Approximate)

                                 NORWEST ASSET
                             SECURITIES CORPORATION
                                   ("NASCOR")
                                     Seller

               Mortgage Pass-Through Certificates, Series 1998-4




                               -----------------

                             PROSPECTUS SUPPLEMENT

                               -----------------



                                Lehman Brothers

                              Salomon Smith Barney

                                January 23, 1998

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